Exhibit 10.1

LEASE

BY AND BETWEEN

680 FOLSOM OWNER LLC,
a Delaware limited liability company

AS

LANDLORD

AND

RIVERBED TECHNOLOGY, INC.
a Delaware corporation

AS

TENANT

680 FOLSOM STREET
SAN FRANCISCO, CALIFORNIA 94107

9	Maintenance and Repair		31
	9.1	Landlord's Maintenance Obligations	31
	9.2	Tenant's Obligations	32
10	Alterations to Premises		32
	10.1	Landlord Consent; Procedure	32
	10.2	General Requirements	32
	10.3	Landlord's Right to Inspect	34
	10.4	Tenant's Obligations Upon Completion	34
	10.5	Repairs	34
	10.6	Ownership and Removal of Alterations	34
	10.7	Minor Alterations	35
	10.8	Landlord's Fee	35
11	Liens		35
12	Damage or Destruction		36
	12.1	Repair Obligations	36
	12.2	Termination Rights	36
	12.3	Completion of Repairs	37
	12.4	Rent Abatement	38
	12.5	Waiver of Statutory Provisions	38
13	Eminent Domain		38
	13.1	Effect of Taking	38
	13.2	Condemnation Proceeds	38
	13.3	Restoration of Premises	39
	13.4	Taking at End of Lease Term	39
	13.5	Tenant Waiver	39
14	Insurance		39
	14.1	Tenant's Insurance	39
	14.2	Form of Policies; Policy Requirements	40
	14.3	Vendors' Insurance	41
	14.4	Landlord's Insurance	41
15	Waiver of Subrogation Rights		41
16	Waiver of Liability and Indemnification		42
	16.1	Waiver and Release	42
	16.2	Indemnification of Landlord	42
	16.3	Indemnification of Tenant	43
17	Assignment and Subletting		43
	17.1	Compliance Required	43
	17.2	Request by Tenant; Landlord Response	43
	17.3	Standards and Conditions for Landlord Approval	44
	17.4	Costs and Expenses	44
	17.5	Payment of Transfer Premium and Other Consideration	45
	17.6	Assumption of Obligations; Further Restrictions	45
	17.7	No Release	46
	17.8	No Encumbrance; No Change in Permitted Use	46
	17.9	Permitted Transfers	46

	17.1	Tenant's Remedies	47
18	Rules and Regulations		47
19	Entry of Premises by Landlord; Modification to Common Areas		47
	19.1	Entry of Premises	47
	19.2	Renovation of the Project; Modification of the Common Areas	48
	19.3	Waiver of Claims	48
20	Default and Remedies		49
	20.1	Events of Default	49
	20.2	Landlord's Remedies Upon Occurrence of Event of Default	49
	20.3	Sublease of Tenant	51
	20.4	Effort to Relet	51
	20.5	Landlord's Right to Cure Defaults	51
	20.6	Landlord's Default	51
21	Subordination, Attornment and Nondisturbance		52
	21.1	Subordination and Attornment	52
	21.2	Notice to Encumbrancer	53
	21.3	Rent Payment Direction	53
	21.4	No Encumbrance as of Lease Date	54
22	Sale or Transfer by Landlord; Lease Non-Recourse		54
	22.1	Release of Landlord on Transfer	54
	22.2	Lease Nonrecourse to Landlord; Limitation of Liability	54
23	Estoppel Certificate		54
	23.1	Procedure and Content	54
	23.2	Effect of Certificate	55
24	No Light, Air, or View Easement		55
25	Holding Over		55
26	Letter Of Credit		56
	26.1	Delivery of Letter of Credit	56
	26.2	Transfer of Letter of Credit	57
	26.3	In General	57
	26.4	Application of Letter of Credit	58
	26.5	Security Deposit	58
	26.6	Adjustments to Letter of Credit Amount	59
27	Waiver		60
28	Notices; Tenant's Agent for Service		60
29	Authority		60
30	Parking		61
	30.1	Lease of Parking Spaces	61
	30.2	Use of the Parking Spaces	61
	30.3	Management of Parking Facility	61
	30.4	Waiver of Liability	62
31	Communications and Computer Lines		62
	31.1	Tenant's Rights	62
	31.2	Landlord's Rights	63
	31.3	Removal; Line Problems	63
32	Tenant's Rooftop and Other Equipment		63

	32.1	Grant of License	63
	32.2	Interference	64
	32.3	Roof Repairs	64
	32.4	Rules and Regulations	64
33	Signage		65
	33.1	Building Directory	65
	33.2	Interior Signage	65
	33.3	Exterior Signage	65
	33.4	Approvals	66
	33.5	Maintenance and Removal	66
	33.6	Assignment and Subleasing	67
	33.7	Restriction on Other Signage	67
	33.8	Rights Personal to Original Tenant; Occupancy	67
34	Roof Terrace		67
	34.1	Exclusive Use	67
	34.2	Protection of Project	67
	34.3	Use and Maintenance	68
	34.4	Costs	68
	34.5	Lease Provisions	68
35	Miscellaneous		69
	35.1	No Joint Venture	69
	35.2	Successors and Assigns	69
	35.3	Construction and Interpretation	69
	35.4	Severability	69
	35.5	Entire Agreement	69
	35.6	Governing Law	70
	35.7	Costs and Expenses	70
	35.8	Standards of Performance and Approvals	70
	35.9	Brokers	71
	35.1	Memorandum of Lease	71
	35.11	Quiet Enjoyment	71
	35.12	Force Majeure	71
	35.13	Surrender of Premises	71
	35.14	Name of Building; Address	72
	35.15	Exhibits	72
	35.16	Survival of Obligations	72
	35.17	Time of the Essence	72
	35.18	Waiver of Trial By Jury; Waiver of Counterclaim	72
	35.19	Consent to Venue	73
	35.2	Financial Statements	73
	35.21	Subdivision; Future Ownership	73
	35.22	Modification of Lease	73
	35.23	No Option	74
	35.24	lndependent Covenants	74
	35.25	Compliance with Anti-Terrorism Law	74
	35.26	First Source Hiring Program	74

	35.27	Nondiscrimination	74
	35.28	Bankruptcy of Tenant	75
	35.29	Rent Not Based on lncome	75
	35.3	Counterparts	75
36	Right of First Offer		75
	36.1	First Offer Space	75
	36.2	Offering Notice	75
	36.3	Lease of First Offer Space	75
	36.4	Conditions of Exercise	76
	36.5	Letter of Credit Amendment	77
	36.6	Amendment to Lease	77
	36.7	Rights Persona! to Original Tenant	77
	36.8	Termination Upon lnitial Third Party Lease Up	77
37	Expansion Option at Market Rate following lnitial Third Party Lease-Up		77
	37.1	Expansion Premises	77
	37.2	Additional Expansion Notice	78
	37.3	Lease of Additional Expansion Premises	78
	37.4	Conditions of Exercise	79
	37.5	Letter of Credit Amendment	79
	37.6	Amendment to Lease	80
	37.7	Rights Personal to Tenant	80

Exhibits
Exhibit A-1:	Floor Plans of Premises
Exhibit A-2:	Floor Plans of Expansion Premises
Exhibit B-1:	Rules and Regulations
Exhibit B-2:	Rooftop Rules
Exhibit C:	Work Letter
Exhibit D:	Confirmation of Lease Term
Exhibit E:	Form of Letter of Credit
Exhibit F:	Tenant Competitors
Exhibit G-l:	Tenant's Building Sign (Folsom Street)
Exhibit G-2:	Tenant's Building Sign (Third Street)
Exhibit H:	Minimum Building Standards for Alterations and Tenant Improvements

BASIC LEASE INFORMATION

Lease Date:	January 31, 2012
Landlord:	680 Folsom Owner LLC, a Delaware limited liability company
Tenant:	Riverbed Technology, Inc., a Delaware corporation
Premises:	A total of 167,788 Rentable Square Feet (as defined in Section 1.1.51) comprised of the following:
(i) 29,648 Rentable Square Feet located on the second floor (the "Second Floor Premises");
(ii) 34,487 Rentable Square Feet located on the third floor (the "Third Floor Premises");
(iii) 34,487 Rentable Square Feet located on the fourth floor (the "Fourth Floor Premises");
(iv) 34,487 Rentable Square Feet located on the fifth floor (the "Fifth Floor Premises"); and
(v) 34,679 Rentable Square Feet located on the sixth floor (the "Sixth Floor Premises").
Floor plans of the Premises are attached hereto as Exhibit A.
Initial Lease Term:	Commencing on the Lease Commencement Date and expiring on the day preceding the tenth (10th) year anniversary of the Rent Commencement Date.
Lease Term:	The Initial Lease Term unless terminated early in accordance with the Lease or extended in accordance with Section 3.2 of this Lease.
Lease Commencement Date:	The date that Landlord delivers possession of the Premises to Tenant with the Required Base Building Improvements Substantially Completed (as such terms are defined in the Work Letter).
Anticipated Delivery Date:	February 1, 2014
Expiration Date:	The day preceding the tenth (10th) year anniversary of the Rent Commencement Date.
Rent Commencement Date:
The earlier to occur of (a) the date which is one hundred eighty (180) days after the Lease Commencement Date and (b) the date Tenant commences business operations in any portion of the Premises, subject to abatement as provided in Section 4.5 of this Lease.

Base Rent:

Time Period	Annual Base Rent/Rentable Square Foot	Monthly Base Rent
Rent Commencement Date until the date which is 270 days after the Rent Commencement Date (subject to Rent Abatement pursuant to Section 4.5 below)	$50.12	$700,794.55
The date which is 270 days after the Rent Commencement Date until the date which is 300 days after the Rent Commencement Date	$26.16	$365,777.84
The date which is 300 days after the Rent Commencement Date until second (2nd) anniversary of the Rent Commencement Date	$50.12	$700,794.55
Second (2nd) anniversary of the Rent Commencement Date until third (3rd) anniversary of the Rent Commencement Date	$50.62	$707,785.71
Third (3rd) anniversary of the Rent Commencement Date to the fourth (4th ) anniversary of the Rent Commencement Date	$51.12	$714,776.88
Fourth (4th) anniversary of the Rent Commencement Date to the fifth (5th ) anniversary of the Rent Commencement Date	$51.62	$721,768.05
Fifth (5th) anniversary of the Rent Commencement Date to the sixth (6th) anniversary of the Rent Commencement Date	$52.12	$728,759.21
Sixth (6th) anniversary of the Rent Commencement Date to the seventh (7th) anniversary of the Rent Commencement Date	$52.62	$735,750.38
Seventh (7th) anniversary of the Rent Commencement Date to the eighth (8th) anniversary of the Rent Commencement Date	$53.12	$742,741.55
Eighth (8th ) anniversary of the Rent Commencement Date to the ninth (9th) anniversary of the Rent Commencement Date	$53.62	$749,732.71
Ninth (9th) anniversary of the Rent Commencement Date to the Expiration Date	$54.12	$756,723.88
Extension Terms	See Section 3.2

Base Expense Year:	Calendar year 2014
Base Tax Year:	Calendar year 2014
Tenant's Percentage Share:	35.78% (initially being the quotient of 167,788 Rentable Square Feet of the Premises divided by 469,000 Rentable Square Feet of the Building multiplied by 100).
Letter of Credit/Security Deposit:	As described in Article 26
Permitted Use:
General business office use, administrative purposes, training center, product demonstration and other uses incidental thereto consistent with the standards of a first-class office building and subject to Applicable Law.

Parking Spaces:	As described in Article 30
Tenant's Address:	Prior to Lease Commencement Date:
Riverbed Technology, Inc. 199 Fremont Street, 7th Floor San Francisco, California 94105 Attention: Steve Hirai
On and after Lease Commencement Date:
680 Folsom Street, Suite 600 San Francisco, California 94107 Attention: Steve Hirai
Landlord's Address for Notices:	680 Folsom Owner LLC c/o TMG Partners 100 Bush Street, 26th Floor San Francisco, California 94104 Attention: Lynn Tolin

With a copy to:
Rockwood Capital, LLC
Two Embarcadero Center, Suite 2360
San Francisco, CA 94111
Attention: 680 Folsom Asset Manager
Rockwood Capital, LLC
Two Embarcadero Center, Suite 2360
San Francisco, CA 94111
Attention: Jennifer Levy
Brokers:
Landlord's Broker:	Jones Lang LaSalle
Tenant's Broker:	Jones Lang LaSalle
Exhibits
Exhibit A-1:	Floor Plans of Premises
Exhibit A-2:	Floor Plans of Expansion Premises
Exhibit B-1:	Rules and Regulations
Exhibit B-2:	Rooftop Rules
Exhibit C:	Work Letter
Exhibit D:	Confirmation of Lease Term
Exhibit E:	Form of Letter of Credit
Exhibit F:	Tenant Competitors
Exhibit G-l :	Tenant's Building Sign (Folsom Street)
Exhibit G-2:	Tenant's Building Sign (Third Street)
ExhibitH	Minimum Building Standards for Alterations and Tenant

LEASE

THIS LEASE is made and entered into by and between Landlord and Tenant as of the Lease Date.

Landlord and Tenant hereby agree as follows:

1. Definitions.

1.1 Terms Defined. The following terms have the meanings set forth below. Certain other terms have the meanings set forth elsewhere in this Lease.

1.1.1 Additional Rent. The term "Additional Rent" means all monies other than Base Rent, Escalation Rent, or Parking Charges required to be paid by Tenant hereunder.

1.1.2 Alterations. The term "Alterations" means alterations, additions or other improvements to the Premises made by or on behalf of Tenant (other than the Tenant Improvements made by or on behalf of Tenant pursuant to the Work Letter, if any).

1.1.3 Amortization Rate. The term "Amortization Rate" means the applicable Interest Rate at the time a capital improvement or capital asset is installed, constructed or acquired, or such higher interest rate as may have been paid by Landlord on funds borrowed for the purpose of installing, constructing or acquiring capital improvements or capital assets, but in either case not more than the maximum rate permitted by Applicable Laws at the time such capital improvements or capital assets are installed, constructed or acquired.

1.1.4 Anti-Terrorism Law. The term "Anti-Terrorism Law" means any Requirements relating to terrorism, anti-terrorism, money-laundering or anti-money laundering activities, including without limitation the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, Executive Order No. 13224, and Title 3 of the USA Patriot Act, and any regulations promulgated under any of them.

1.1.5 Anticipated Delivery Date. The term "Anticipated Delivery Date" means the date set forth in the Basic Lease Information as the Anticipated Delivery Date, which is the date that Landlord anticipates delivering the Premises to Tenant.

1.1.6 Applicable Laws. The term "Applicable Laws" means all applicable laws, statutes, ordinances, orders, judgments, decrees, regulations, permit conditions, and requirements of all courts and all federal, state, county, municipal or other governmental or quasi-governmental authorities, departments, commissions, agencies and boards now or hereafter in effect, including, but not limited to, the Americans With Disabilities Act (42 U.S.C. § 12101 et seq.) and Title 24 of the California Code of Regulations and all regulations and guidelines promulgated thereunder.

1.1.7 Bankruptcy Code. The term "Bankruptcy Code" means the United States Bankruptcy Code.

1.1.8 Base Expense Year. The term "Base Expense Year" shall have the meaning set forth in the Basic Lease Information.

1.1.9 Base Operating Expenses. The term "Base Operating Expenses" means the Operating Expenses allocable to the Base Expense Year.

1.1.10 Base Real Property Taxes. The term "Base Real Property Taxes" means the Real Property Taxes allocable to the Base Tax Year.

1.1.11 Base Tax Year. The term "Base Tax Year" shall have the meaning set forth in the Basic Lease Information.

1.1.12 Building. The term "Building" means, as of the Lease Date, the twelve story office building and, upon completion of the Renovation, the fourteen-story office building consisting of 469,000 Rentable Square Feet, located within the Project, including related Common Areas and the portion of the Parking Facility located underneath the Building.

1.1.13 Building Holidays. The term "Building Holidays" means New Year's Day, Martin Luther King, Jr. Day, President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the day after Thanksgiving,

Christmas Day and any other holidays generally recognized in the State of California.

1.1.14 Building Standard Hours. The term "Building Standard Hours" means 8:00 a.m. to 6:00 p.rn. on weekdays (except Building Holidays).

1.1.15 Building Systems. The term "Building Systems" means the life-safety, security, electrical, mechanical, HVAC, plumbing, fire-protection, telecommunications, or other utility systems serving the Premises, the Building, or the Project, as applicable.

1.1.16 Casualty. The term "Casually" means fire, earthquake, or any other event of a sudden, unexpected, or unusual nature.

1.1.17 Claims. The term "Claims" means any and all obligations, losses, claims, actions (including remedial or enforcement actions of any kind and administrative or judicial proceedings, suits, orders or judgments), causes of action, liabilities, penalties, damages, costs and expenses (including reasonable attorneys' and consultants' fees and expenses).

1.1.18 Common Areas. The term "Common Areas" means those areas of the Project designated by Landlord, in its sole discretion, from time to time for the nonexclusive use of occupants of the Project, and their agents, employees, customers, invitees and licensees, and other members of the public. Common Areas do not include the exterior windows and walls and the roof of the Project, or any space in the Project (including in the Premises) used for common shafts, stacks, pipes, conduits, ducts, electrical or other utilities, telecommunication systems, or other installations for Building Systems.

1.1.19 Comparable Buildings. The te1ID "Comparable Buildings" means the other first-class office buildings in the Financial District and South of Market submarkets of San Francisco, California, that are comparable to the Building in terms of size, height, location, quality of construction and quality of common area improvements.

1.1.20 Control. The term "Control" means the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of more than fifty percent (50%) of the voting interest in, any person or entity.

1.1.21 Encumbrance. The term "Encumbrance" means any ground lease or underlying lease, or the lien of any mortgage, deed of trust, or any other security instrument now or hereafter affecting or encumbering the Project, or any part thereof or interest therein.

1.1.22 Encumbrancer. The term "Encumbrancer" means the holder of the beneficial interest nuder an Encumbrance.

1.1.23 Environmental Laws. The term "Environmental Laws" means all Applicable Laws in any way relating to or regulating the environment, human health or safety, industrial hygiene, or the use, generation, handling, emission, release, discharge, storage or disposal of Hazardous Materials.

1.1.24 Escalation Rent. The term "Escalation Rent" means the Tenant's Percentage Share of the total dollar increase, if any, in Operating Expenses allocable to each calendar year, or part thereof, after the Base Operating Year, over the amount of Base Operating Expenses, and Tenant's Percentage Share of the total dollar increase, if any, in Real Property Taxes allocable to the tax year or years occurring in each such calendar year over the Base Real Property Taxes for the tax year or years occurring in the Base Tax Year.

1.1.25 Event of Default. The term "Event of Default" shall have the meaning set forth in Section 20.1.

1.1.26 Executive Order No. 13224. The term "Executive Order No. 13224" means Executive Order No. 13224 on Terrorist Financing effective September 24, 200 I, and relating to "Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism," as may be amended from time to time.

1.1.27 Force Majeure Event. The term "Force Majeure Event" shall have the meaning set forth in Section 35.12.

1.1.28 Green Rating Systems. The term "Green Rating Systems" means the U.S. EPA's Energy Star® rating system, the U.S. Green Building Council's Leadership in Energy and Environmental Design (LEED) rating system and other third party rating systems.

1.1.29 Hazardous Materials. The term "Hazardous Materials" means petroleum, asbestos, polychlorinated biphenyls, radioactive materials, radon gas, or any chemical, material or substance now or hereafter defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "pollutants," "contaminants," "extremely hazardous waste," "restricted hazardous waste" or "toxic substances," or words of similar import, under any Environmental Laws.

1.1.30 HVAC. The term "HVAC" means heating, ventilation and/or air conditioning.

1.1.31 Impositions. The term "Impositions" means taxes, assessments, charges, excises and levies, business taxes, license, permit, inspection and other authorization fees, transit development fees, assessments or charges for housing funds, service payments in lieu of taxes and any other fees or charges of any kind at any time levied, assessed, charged or imposed by any federal, state or local entity, (a) upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures or other personal property located in the Premises, or the cost or value of any Alterations; (b) upon, or measured by, any Rent payable hereunder, including any gross receipts tax; (c) upon, with respect to or by reason of the development, possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; or (d) upon this Lease transaction, or any document to which Tenant is a party creating or transferring any interest or estate in the Premises. Impositions do not include franchise, transfer, inheritance or capital stock taxes, or income taxes measured by the net income of Landlord from all sources, unless any such taxes are levied or assessed against Landlord as a substitute for, in whole or in part, any Imposition.

1.1.32 Indemnitees. The term "Indemnitees" shall have the meaning set forth in Section 16.1.

1.1.33 Interest Rate. The term "Interest Rate" means the greater of (a) eight percent (8%) per annum and (b) the Prime Rate plus three percent (3%); provided, however, that if such rate of interest shall exceed the maximum rate allowed by law, the Interest Rate shall be automatically reduced to the maximum rate of interest permitted by applicable law.

1.1.34 Land. The term "Land" means the three parcels of land comprised of Assessor's Lot 013 and Lot 014 of Block 3735, being a portion of 100 Vara Block Number 356, situated in the City and County of San Francisco.

1.1.35 Landlord's Affiliate. The term "Landlord Affiliate" means (a) any corporation, limited liability company, limited partnership or other entity (i) which Controls, is Controlled by or is under common Control with Landlord, (ii) into or with which Landlord is merged or consolidated or (ii) to which some or substantially all of Landlord's assets are transferred and (b) TMG Partners, a California corporation.

1.1.36 Lines. The term "Lines" shall have the meaning set forth in Section 31.1.

1.1.37 Major Alterations. The term "Major Alterations" means Alterations (a) that affect the structural portions of the Project, (b) that affect or interfere with the Building roof, walls, elevators or Building Systems, (c) that affect the use and enjoyment by other tenants or occupants of the Project of their premises, (d) that are visible from outside the Premises, (e) that utilize materials or equipment that are inconsistent with and inferior to Landlord's standard building materials and equipment for the Project, (I) that result in the imposition on Landlord of any requirement to make any alterations or improvements to any portion of the Project (including handicap access and life safety requirements) ill order to comply with Requirements, (g) that materially increases the cost to repair or relet the Premises, or (h) the cost of which exceeds One Hundred Thousand Dollars ($100,000.00) in anyone instance.

1.1.38 Minor Alterations. The term "Minor Alterations" means Alterations (a) that are not Major Alterations, (b) that do not require the issuance of a building or other governmental permit, authorization or approval, (c) that do not require work to be performed outside the Premises in order to comply with Requirements, and (d) the cost of which does not exceed One Hundred Thousand Dollars ($100,000.00) in anyone instance with respect to the installation of carpet and/or paint, or Fifty Thousand Dollars ($50,000.00) in anyone instance other than carpet or paint.

1.1.39 Net Worth. The term "Net Worth" means the excess of total assets over total liabilities, determined in accordance with generally accepted accounting principles, excluding, however, from the determination of total assets, goodwill and other intangibles.

1.1.40 Operating Expenses. The term "Operating Expenses" means all costs of management, operation, ownership, maintenance and repair of the Project, including: (a) salaries, wages, bonuses and other compensation

(including hospitalization, medical, surgical, retirement plan, pension plan, union dues, parking privileges, life insurance, including group life insurance, welfare and other fringe benefits, and vacation, holidays and other paid absence benefits) relating to employees of Landlord or its agents engaged in the management, operation, maintenance or repair of the Project and costs of training such employees; (b) payroll, social security, workers' compensation, unemployment and similar taxes with respect to such employees of Landlord or its agents, and costs of providing disability or other benefits imposed by law or otherwise with respect to such employees; (c) property management fees, including Landlord's fees for any management performed by Landlord or Landlord's Affiliates; (d) rental or rental value and other costs and expenses for Landlord's and property management's offices in the Project; (e) costs and expenses for electricity, water, air conditioning, gas, fuel, steam, heat, lights, sewer service, communications service, power and other energy related utilities required in connection with the operation, maintenance and repair of the Project; (f) costs and expenses for janitorial, window cleaning, security services, extermination, water treatment, rubbish removal, plumbing and other services, and inspection or service contracts for elevator, electrical, mechanical, sanitary, HVAC and other Building Systems and building equipment; (g) costs and expenses for uniforms (and the cleaning and/or replacement thereof) for personnel providing services to the Project; (h) costs of materials, supplies, tools and equipment used in connection with the operation, maintenance or repair of the Project; (i) costs of painting the exterior of the Building or the Common Areas and costs of maintaining and repairing or replacing the sidewalks, landscaping and other Common Areas; (j) license, permit and inspection fees and charges; (k) premiums and other charges incurred by Landlord with respect to fire, other casualty, boiler and machinery, theft, rent interruption and liability insurance, and any other insurance (including earthquake and/or flood insurance) as may be deemed necessary or advisable in the reasonable judgment of Landlord, or as may be required by any Encumbrancer, all in such amounts as Landlord determines to be appropriate and costs of repairing an insured casualty to the extent of the deductible amount under the applicable insurance policy; provided, however, that the amount of any deductible under any earthquake insurance which is expended on improvements that would be properly classified as capital expenditures shall not be included except to the extent otherwise expressly included in Operating Expenses pursuant to this Section 1.1040); (1) water charges and sewer rents or fees; (m) sales, use and excise taxes on goods and services purchased by Landlord in connection with the operation, maintenance or repair of the Project, the Building or the Building Systems; (n) legal, accounting and other professional services for the Project, including costs, fees and expenses of contesting the validity or applicability of any law, ordinance, rule, regulation or order relating to the Building; (0) costs of telephone, facsimile, postage, courier, stationery supplies and other expenses incurred in connection with the operation, maintenance or repair of the Project; (p) costs and expenses of repairs to and physical maintenance of the Project, including Building Systems and appurtenances thereto, and repair and replacement of worn out equipment, facilities and installations, amortized, to the extent such costs are capital expenditures, over the useful life thereof as determined in accordance with sound real estate accounting and management principles, together with interest on the unamortized balance at the Amortization Rate; (q) costs of furniture, window coverings, carpeting, decorations, landscaping and other customary and ordinary items of personal property provided by Landlord for use in the Common Areas or in the Landlord's and properly management offices in the Project; (r) costs incurred in connection with certification pursuant to one or more Green Rating Systems, costs to support achieving any energy and carbon reduction targets and costs incurred in connection with complying with any audit or reporting requirements imposed by Applicable Laws concerning energy efficiency; (s) costs of any capital improvements, repairs or replacements made by Landlord to the Project during and after the Base Expense Year or capital assets acquired by Landlord during and after the Base Expense Year required under any Requirements which were not applicable to the Project as of the date of the site permit application for the Project, as the same are interpreted or enforced as of such date, each amortized over the useful life thereof as determined in accordance with sound real estate accounting and management principles, together with interest on the unamortized balance at the Amortization Rate; (t) costs of any capital improvements made by Landlord to the Project or capital assets acquired by Landlord after the Base Expense Year that are reasonably anticipated by Landlord to reduce other Operating Expenses, such cost or allocable portion thereof to be amortized over the useful life thereof as determined in accordance with sound real estate accounting and management principles, together with interest on the unamortized balance at the Amortization Rate; (u) payments under any Recorded Documents; (v) costs incurred in connection with any transportation system management program or similar program, including costs of operating any shuttle bus or similar program and (w) costs of operation, maintenance, repair and other expenses relating to the Parking Facility, including resurfacing, restriping and cleaning. To the extent costs and expenses described above relate to both the Project and other property or are provided to some but not all of the tenants of the Project, such costs and expenses shall, in determining the amount of Operating Expenses, be allocated as Landlord may reasonably determine to be appropriate.

Operating Expenses do not include: (i) Real Property Taxes; (ii) legal fees and expenses incurred in the negotiation, termination, or extension of leases or in proceedings involving a specific tenant; (iii) depreciation (except as expressly set forth above); (iv) interest, principal, points and fees on any mortgage or other debt instrument encumbering the Building (except as expressly provided in the preceding paragraph of this Section 1.1.40); (v) the cost of any improvements or equipment that would be properly classified as capital expenditures (except for any capital expenditures expressly included in Operating Expenses as provided in the preceding paragraph of this Section 1.1040); (vi) the cost of decorating, improving for tenant occupancy, painting or redecorating portions of the Building to be demised to tenants; (vii) advertising expenses relating to vacant space; (viii) real estate brokers' or other leasing commissions; (ix) rentals incurred in leasing HVAC systems, elevators or other equipment that if purchased rather than rented, would constitute a capital expenditure that is excluded, except for (A) expenses incurred in making repairs or in keeping Building Systems in operation while repairs are being made and (B) costs of equipment not affixed to the Building that is used in providing janitorial or similar services; (x) costs for which Landlord is reimbursed by insurance carried by, or required to be carried by, Landlord or condemnation proceeds, other tenants or any other source, and Landlord shall use commercially reasonable efforts to pursue claims under insurance policies, existing warranties and/or guaranties or against other third parties, as applicable, to pay such costs; provided, that, the cost of pursuing such claims shall be included in Operating Expenses; (xi) any bad debt loss, rent loss, or reserves for bad debt loss or rent loss; (xii) costs relating to maintaining Landlord's existence, either as a corporation, partnership, or other entity, including but not limited to formation and annual entity maintenance fees; cost of accounting for and legal matters relating to the Landlord's entity as distinguished from such costs of the Project; costs of defending any lawsuits with any mortgagee; costs of any disputes between Landlord and its employees or disputes of Landlord with Building management or personnel; and costs and fees paid in connection with disputes with other tenants; (xiii) overhead and profit increment paid to Landlord or Landlord's Affiliate for goods and/or services in the Building to the extent the same materially exceed the cost of such goods and/or services of comparable quality rendered by unaffiliated third parties of similar skill, competence and experience in Comparable Buildings; (xiv) Landlord's political or charitable contributions; (xv) salaries, wages, bonuses and other compensation employees of Landlord that are above the rank of senior property manager or the Building chief engineer; (xvi) interest, penalties or other costs arising out of Landlord's failure to make timely payment of its obligations; (xvii) costs of clean-up, containment, restoration, removal or remediation of Hazardous Materials or related costs where the Hazardous Materials were not brought into the Project by Tenant or other Tenant Parties (pursuant to which the provisions of Section 7.5.1 below shall apply), provided, however, that Operating Expenses may include costs incurred in the cleanup or remediation of minor amounts of Hazardous Materials customarily found in parking facilities or caused by an Tenant Backup Generator and costs incurred in connection with the prudent operation and maintenance of the Project, such as monitoring air quality; (xviii) costs and expenses of any item or service which Landlord provides selectively to one or more tenants of the Building other than the Tenant or the cost of any work or service furnished to one or more tenants of the Building to a materially greater extent or in a materially more favorable manner than that furnished to the Tenant; (xix) costs of labor and employees with respect to personnel not located at the Building on a full-time basis unless such costs are appropriately allocated between the Building and the other responsibilities of such personnel; (xx) property management fees (A) payable to Landlord or Landlord's Affiliate to the extent that such amount exceeds the arms-length competitive price at Comparable Buildings for similar services and (B) in any case to the extent greater than three percent (3%) of the Building's gross revenues plus expenses; (xxi) expenses incurred by Landlord to resolve disputes or to enforce or negotiate lease terms with prospective or existing tenants; (xxii) sale or financing costs incurred by Landlord in connection with any financing, sale or syndication of the Building; (xxiii) costs of repairs made to rectify or correct damage caused by the gross negligence or willful misconduct of Landlord or Landlord's agents, employees or contractors, or caused by the negligence or willful misconduct of any other tenant in the Building; (xxiv) costs of repairs made to rectify or correct any defect in the design, materials or workmanship of the Building, including the design, materials or workmanship of the Renovation (as opposed to the cost of normal repair, maintenance and replacement expected in light of the specifications of the applicable construction materials and equipment) or to comply with any Applicable Laws in effect as of the Substantial Completion Date (based on the current interpretation thereof by applicable governmental entity(ies) as of the site permit application date for the Project); (xxv) fines, penalties or interest incurred due to violation by Landlord of any Applicable Laws; (xxvi) costs incurred in installing, operating and maintaining any specialty improvement not normally installed, operated and maintained in Comparable Buildings, including, without limitation, an observatory, antenna or antennae, broadcasting facilities, restaurant or luncheon facility, athletic or recreational club, helicopter pad, if not generally available to all office tenants of the Building, including Tenant; and (xxvii) costs of repairs, alterations, additions, improvements or replacements made to rectify or correct damage caused by the negligence or willful misconduct of Landlord or its agents, employees or contractors. In addition, Operating Expenses for the Base Expense Year shall not include market-wide cost increases due to boycotts, strikes, conservation surcharges, embargoes, shortages or other Force Majeure Events, or market-wide security or insurance cost increases due to extraordinary circumstances, such as an act of terrorism.

1.1.41 Parking Facility. The term "Parking Facility" means the subterranean parking facility under the Building and, so long as owned by Landlord, the subterranean parking facility under the building adjacent to the Building and commonly known as 50 Hawthorne Street, San Francisco, California.

1.1.42 Permitted Use. The term "Permitted Use" shall have the meaning set forth in the Basic Lease Information.

1.1.43 Premises. The term "Premises" shall have the meaning set forth in the Basic Lease Information.

l.1.44 Prime Rate. The term "Prime Rate" means the prime rate (or base rate) reported in the Money Rates column or section of The Wall Street Journal as being the base rate on corporate loans at large U.S. money center commercial banks (whether or not such rate has actually been charged by any such bank) on the first day on which The Wall Street Journal is published in the month in which the subject sums are payable or incurred.

1.1.45 Prohibited Person. The term "Prohibited Person" means (a) a person or entity that is listed in the Annex to Executive Order No. 13224, or a person or entity owned or Controlled by an entity that is listed in the Annex to Executive Order No. 13224; (b) a person or entity with whom Landlord is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; or (c) a person or entity that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/t1lsdn.pdf or at any replacement website or other official publication of such list.

1.1.46 Project. The term "Project" means the Land, the Building, the Parking Facility and other improvements located on and all appurtenances related thereto.

1.1.47 Real Property Taxes. The term "Real Property Taxes" means taxes, assessments and charges now or hereafter levied or assessed upon, or with respect to, the Project, or any personal property of Landlord used in the operation thereof or located therein, or Landlord's interest in the Project or such personal property, by any federal, state or local entity, including: (a) all real property taxes and general, special, supplemental and escape assessments; (b) charges, fees or assessments for transit, public improvements, employment, job training, housing, day care, open space, art, police, fire or other governmental services or benefits; (c) service payments in lieu of taxes; (d) any tax, fee or excise on the use or occupancy of any part of the Project; (e) any tax, assessment, charge, levy or fee for environmental matters, or as a result of the imposition of mitigation measures, such as parking taxes, employer parking regulations or fees, charges or assessments due to the treatment of the Project, or any portion thereof or interest therein, as a source of pollution or storm water runoff; (f) any other tax, fee or excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other Real Property Taxes; and (g) consultants' and attorneys' fees and expenses incurred in connection with proceedings to contest, determine or reduce Real Property Taxes. Real Property Taxes do not include: (i) franchise, transfer, gift, inheritance or capital stock taxes, or income taxes measured by the net income of Landlord from all sources, unless any such taxes are levied or assessed against Landlord as a substitute for, in whole or in part, any Real Property Taxes; and (ii) penalties, fines, interest or charges due for late payment of Real Property Taxes by Landlord.

1.1.48 Recorded Documents. The term "Recorded Documents" means all easement agreements, cost sharing agreements, covenants, conditions, and restrictions and all similar agreements affecting the Project, whether now or hereafter recorded against the Project.

1.1.49 Renovation. The term "Renovation" shall have the meaning set forth in Section 19.2.

1.1.50 Rent. The term "Rent" means the Base Rent, Escalation Rent, Parking Charges and Additional Rent.

1.1.51 Rentable Square Footage. The term "Rentable Square Footage" (or "Rentable Square Foot" or "Rentable Square Feet") means the agreed-upon rentable square footage of the Premises, the Expansion Premises or the Building, as the case may be, as set forth in this Lease and as determined in accordance with Building Owners and Managers Association standard method of measurement (ANSI Z65.I-1996) and, with respect to full floors, adjusted based on a load factor determined by Landlord's architect and approved by Tenant.

1.1.52 Rent Payment Direction. The term "Rent Payment Direction" shall have the meaning set forth in Section 21.3.

1.1.53 Requirements. The term "Requirements" means all Applicable Laws; the provisions of any insurance policy carried by Landlord or Tenant on any portion of the Project, or any property therein; the requirements of any independent board of fire underwriters; any directive or certificate of occupancy issued pursuant to any law by any public officer or officers applicable to the Project; the provisions of all Recorded Documents affecting any portion of the Project; and all life safety programs, procedures and rules from time to time or at any time reasonably implemented or promulgated by Landlord.

1.1.54 Seventh Floor Premises. The term "Seventh Floor Premises" means those premises located on the seventh floor of the Building and containing 34,679 Rentable Square Feet, as shown on the floor plans attached hereto as Exhibit A-2.

1.1.55 Substantial Completion. The term "Substantial Completion" shall have the meaning set forth in the Work Letter.

1.1.56 Tenant Competitors. The term "Tenant Competitors" means those entities listed on Exhibit F.

1.1.57 Tenant Delay. The term "Tenant Delay" shall have the meaning set forth in the Work Letter.

1.1.58 Tenant Improvements. The term "Tenant Improvements" shall have the meaning set forth in the Work Letter.

1.1.59 Tenant Parties. The term "Tenant Parties" means Tenant, all persons or entities claiming by, through or under Tenant, and their respective employees, agents, contractors, licensees, invitees, representatives, officers, directors, shareholders, partners, and members.

1.1.60 Tenant's Percentage Share. The term "Tenant's Percentage Share" means the percentage stated in the Basic Lease Information as Tenant's Percentage Share, which may be adjusted pursuant to the terms of this Lease.

1.1.61 Transfer Premium. The term "Transfer Premium" shall have the meaning set forth in Section 17.5.

1.1.62 USA Patriot Act. The term "USA Patriot Act" means the "Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act 0£2001" (Public Law 107-56), as may be amended from time to time.

1.1.63 Wattage Allowance. The term "Wattage Allowance" for electricity (demand load for general office, light and convenience power and for office equipment and supplemental air conditioning) means the product obtained by multiplying the Rentable Square Feet of the Premises by six (6) watts.

1.1.64 Work Letter. The term "Work Letter" means the agreement attached hereto as Exhibit C and incorporated herein by reference, which sets forth the respective responsibilities of Landlord and Tenant regarding the design and construction of the Tenant Improvements required to prepare the Premises for occupancy by Tenant.

1.2 Basic Lease Information. The Basic Lease Information is incorporated into and made a part of this Lease. Each reference in this Lease to any Basic Lease Information means the applicable information set forth in the Basic Lease Information, except that in the event of any conflict between an item in the Basic Lease Information and this Lease, this Lease shall control.

2. Premises.

2.1 Lease of Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises, together with the non-exclusive right to use, in common with others, the Common Areas, subject to the terms, covenants and conditions set forth in this Lease. The parties hereby stipulate that the Premises and the Building contain the number of Rentable Square Feet set forth in the Basic Lease Information. The Rentable Square Feet of the Building shall not be decreased at any time during the Term. Neither the Rentable Square Feet of the Premises or Tenant's Percentage Share shall be increased or decreased at any time during the Term except as a result of the exercise by Tenant of its rights to expand or contract the Premises pursuant to Section 3.3 or Articles 36 or 37 of the Lease. Landlord reserves from the leasehold estate granted hereunder (a) all exterior walls and windows bounding the Premises, (b) all space located within the Premises used for common shafts, stacks, pipes, conduits, ducts, utilities, telecommunications systems, and other installations for Building Systems, the use thereof and access thereto, and (c) the right to install, remove or relocate any of the foregoing for service to any part of the Project, including the premises of other tenants of the Building.

2.2 Delivery.

2.2.1 Delivery of Premises. Except as provided in the Work Letter, Tenant agrees to accept the Premises in their "as-is" condition, without any representations or warranties by Landlord, and with no obligation of Landlord to make any alterations or improvements to the Premises or to provide any tenant improvement allowance. Landlord shall exercise commercially reasonable efforts (without any obligation to engage overtime labor or commence any litigation) to deliver possession of the Premises to Tenant with the Required Base Building Improvements Substantially Completed (as such terms are defined in the Work Letter) on or before the Anticipated Delivery Date. If the Required Base Building Improvements will be or are Substantially Completed prior to February 1,2014, Landlord shall so notify Tenant in writing, and Tenant, at Tenant's sole election, shall have the right to accept delivery of the Premises prior to February 1,2014. The date upon which the Required Base Building Improvements are Substantially Completed (or deemed Substantially Completed) in accordance with Section

1.4.1 of the Work Letter shall constitute Tenant's acceptance of the Premises in the condition required by this Lease. Within ten (10) days after request, Tenant shall execute and deliver to Landlord a Confirmation of Lease Term in the form of Exhibit D attached hereto.

2.2.2 Delay Damages. Landlord acknowledges that (a) Tenant is physically relocating its headquarters, a substantial number of employees and substantial amounts of equipment, furniture, files, and other items of Tenant's property to the Premises; (b) Tenant's relocation to the Premises cannot occur until Tenant has completed the Tenant Improvements; (c) the construction of the Tenant Improvements must be coordinated with the Substantial Completion of the Required Base Building Improvements in order to avoid substantially disrupting Tenant's business operations and to avoid substantial costs in relocating Tenant's property and obtaining temporary space or in holding over in Tenant's existing leased premises located at 199 Fremont Street in San Francisco ("Existing Premises"); and (d) Tenant is relying upon Landlord to Substantially Complete the Required Base Building Improvements by the Anticipated Delivery Date. If the Required Base Building Improvements are not Substantially Completed by the Anticipated Delivery Date, Tenant will be entitled to compensation from Landlord for the detriment resulting from such failure as provided in this Section 2.2.2, provided, however, that (i) the Anticipated Delivery Date shall be extended by the number of days that the Substantial Completion Date (as defined in the Work Letter) is delayed due to Force Majeure Events and (ii) notwithstanding anything to the contrary set forth in this Lease or in the Work Letter and regardless of the actual date of delivery of the Premises to Tenant, the Substantial Completion
Date and the Lease Commencement Date shall be deemed to be the date the Required Base Building Improvements would have been Substantially Completed absent any Tenant Delay as determined in accordance with the Work Letter. For purposes of this Lease and the Work Letter, Landlord must provide Tenant with written notice of the occurrence of any such Force Majeure Event in specific detail within three (3) days after the commencement thereof or else the Force Majeure Event shall not be deemed to begin until Landlord's notice thereof. If the delay in achieving Substantial Completion of the Required Base Building Improvements by the Anticipated Delivery Date is due to reasons other than a Tenant Delay or Force Majeure Event, Tenant shall be entitled to payment of liquidated damages as follows:

(a) Delayed Construction Commencement. If Landlord has not commenced construction of the Core and Shell Improvements (as defined in the Work Letter) by June 1, 2012 (the "Outside Construction Start Date"), Landlord shall reimburse Tenant, within thirty (30) days after receipt of Tenant's invoice therefor (with reasonable supporting documentation), for Tenant's actual and reasonable out-of-pocket costs incurred as of the Outside Construction Start Date in connection with the design of the Tenant Improvements including, without limitation, architectural costs and third party consultants' fees (collectively, "Tenant's Pre-Construction Costs"), in any event not to exceed $150,000.00 in the aggregate; provided, however, that (i) the Outside Construction Start Date shall be extended by the number of days that the commencement of construction of the Core and Shell Improvements is delayed due to Force Majeure Events and (ii) notwithstanding anything to the contrary set forth in this Lease or in the Work Letter and regardless of the actual date of commencement of construction of the Core and Shell Improvements, the Outside Construction Start Date shall be deemed to be the date construction of the Core and Shell Improvements would have commenced absent any Tenant Delay.

(b) Delayed Delivery. If Landlord has not Substantially Completed the Required Base Building Improvements by the Anticipated Delivery Date, Landlord shall reimburse Tenant, within thirty (30) days after receipt of Tenant's invoice therefor (with reasonable supporting documentation), for Tenant's Pre-Construction Costs incurred as of such date, in any event not to exceed $250,000.00 in the aggregate; provided, however, that (i) the Anticipated Delivery Date shall be extended by the number of days that the Substantial Completion Date is delayed due to Force Majeure Events and (ii) notwithstanding anything to the contrary set forth in this Lease or in the Work Letter and regardless of the actual date of delivery of the Premises to Tenant, the Substantial Completion Date shall be deemed to be the date the Required Base Building Improvements would have been Substantially Completed absent any Tenant Delay.

(c) Holdover Damages. If Landlord has not Substantially Completed the Required Base Building Improvements by the Anticipated Delivery Date, in addition to Tenant's right to receive reimbursement for Tenant's Pre-Construction Costs pursuant to Section 2.2.2(b), Landlord shall reimburse Tenant for Holdover Rent (as defined below) actually paid by Tenant pursuant to its existing lease for its Existing Premises (the "Existing Lease"), with respect to any month or portion thereof following the Anticipated Delivery Date and prior to the Substantial Completion Date in which Tenant holds over under the Existing Lease beyond July 31, 2014 because the Substantial Completion Date under this Lease occurs after the Anticipated Delivery Date; provided, however, that (i) the Anticipated Delivery Date shall be extended by the number of days that the Substantial Completion Date is delayed due to Force Majeure Events and ( ii) notwithstanding anything to the contrary set forth in this Lease or in the Work Letter and regardless of the actual date of delivery of the Premises to Tenant, the Substantial Completion Date shall be deemed to be the date the Required Base Building Improvements would have been Substantially Completed absent any Tenant Delay. For purposes hereof, "Holdover Rent" shall mean an amount equal to the difference under the Existing Lease between (x) the monthly base rent or portion thereof payable by Tenant under the Existing Lease in the month preceding expiration of such Existing Lease and (y) the monthly base rent or portion thereof payable by

Tenant under the Existing Lease during any holdover term, and shall expressly exclude any consequential, punitive or other speculative damages or any indemnification obligations, but in no event an amount in excess of One Million Five Hundred Ninety Thousand Two Hundred Sixty-Seven and 13/100 Dollars ($1,590,267.13). Tenant represents to Landlord that the term of the Existing Lease expires on JuLy31, 2014, the monthly base rent payable under the Existing Lease for the July, 2014 calendar month is $374,184.50, the monthly base rent payable under the Existing Lease during the first month of the holdover term is $561,276.75, and the monthly base rent payable under the Existing Lease during the remaining months of the holdover term is $654,822.88.

If the Substantial Completion Date does not occur by the date which is one hundred eighty (180) days after the Anticipated Delivery Date, Tenant shall be entitled to no additional reimbursement for Tenant's Pre-Construction Costs pursuant to Section 2.2.2(a) or Section 2.2.2(b) or reimbursement for Holdover Rent pursuant to Section 2.2.2(c) or Section 2.2.3(c) incurred after an Outside Delivery Date (as defined below) provided that the foregoing shall not limit Tenant's rights pursuant to Section 2.2.3. The parties acknowledge that amounts set forth in this Section 2.2.2 and Section 2.2.3(c) are presently reasonable considering all of the circumstances existing as of the Lease Date, including, without limitation, the range of harm to Tenant that reasonably could be anticipated and the anticipation that proof of actual damages would be extremely difficult and impracticable, and that the payment of such liquidated damages is not intended as a forfeiture or penalty, but is intended to constitute liquidated damages. By executing this provision where indicated below, each party specifically confirms the accuracy of the statements made above and the fact that each party fully understood the consequences of these liquidated damages provisions at the time the Lease was executed and delivered by the parties.
Lanlord's Initials : ____/s/_____ Tenant's Initials: ____/s/_____

2.2.3 Tenant's Termination Right.

(a) Landlord's Failure to Achieve Curtain Wall Milestone. As soon as such information has been determined by Landlord, Landlord shall deliver to Tenant reasonably detailed documentation outlining the fabrication and delivery schedule for the curtain wall to be installed in the Building. If Landlord fails to commence installation of the curtain wall panels at the first floor of the Building on or before July I, 2013 (the "Milestone Date"), Tenant shall have the right to deliver a notice to Landlord (a "Milestone Termination Notice") within ten (10) days following the Milestone Date electing to terminate this Lease effective upon the date occurring ten (10) days following receipt by Landlord of the Milestone Termination Notice; provided, however, that (i) the Milestone Date shall be extended by the number of days that the achievement of the Milestone is delayed due to Force Majeure Events and (ii) notwithstanding anything to the contrary set forth in this Lease or in the Work Letter and regardless of the actual date of commencement of installation of the curtail wall panels at the first floor of the Building, the Milestone Date shall be deemed to be the date the installation of the curtail wall panels would have commenced absent any Tenant Delay. If so terminated, neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease, but Landlord promptly shall return to Tenant the Letter of Credit and the prepaid equivalent of one (I) month of Base Rent paid by Tenant to Landlord pursuant to Section 4.1.

(b) Landlord's Anticipated Inability to Deliver Possession by February l, 2014. If, as of December 1,2013, Landlord determines that the Anticipated Delivery Date shall not occur on or before February I, 2014 for any reason, Landlord shall not be in default or liable to Tenant for any loss or damage resulting therefrom except as provided in Section 2.2.2 and, no later than December 6, 2013, Landlord shall deliver a written notice to Tenant stating (i) Landlord's good faith determination as to the date the Anticipated Delivery Date shall occur and (ii) Landlord's good faith determination as to the cause or causes for the delay in the Anticipated Delivery Date ("Notice of Anticipated Delay"); provided, however, that notwithstanding anything to the contrary set forth in this Lease or in the Work Letter and regardless of the actual date of delivery of the Premises to Tenant, the Substantial Completion Date and the Lease Commencement Date shall be deemed to be the date the Required Base Building Improvements would have been Substantially Completed absent any Tenant Delay as determined in accordance with the Work Letter. If Landlord determines that the Anticipated Delivery Date will be on or before August I, 2014 notwithstanding any occurrence of Force Majeure Events or if Landlord determines that the Anticipated Delivery Date will be on or before May I, 2014 notwithstanding any cause other than Force Majeure Events or Tenant Delays, Tenant shall have no further rights under this Section 2.2.3(b). If Landlord determines that the Anticipated Delivery Date will be after August 1,2014 due to the occurrence of Force Majeure Events or if Landlord determines that the Anticipated Delivery Date will be after May 1,2014 due to any cause other than Force Majeure Events or Tenant Delays, then Landlord, in its sole and absolute discretion, may provide in the Notice of Anticipated Delay an offer to reimburse Tenant for Holdover Rent actually paid by Tenant as a result of the delay in the Lease Commencement Date to the date set forth in the Notice of Anticipated Delay, provided that (x) such Holdover Rent is actually incurred as a result of the cause stated in the Notice of Anticipated Delay and in no event is incurred due to a Tenant Delay and (y) Tenant elects to extend the Anticipated Delivery Date to the date provided in the Notice of Anticipated Delay. If Landlord's determination of the delay in the Anticipated Delivery Date is either one of the dates and circumstances in the foregoing sentence, Tenant shall be required, on or before December 31, 2013, to deliver a notice to
Landlord pursuant to which Tenant shall elect either (A) to terminate this Lease, in which case this Lease shall immediately terminate and be of no further force or effect, or (B) to agree to extend the Anticipated Delivery Date to that date set forth in the Notice of Anticipated Delay. Failure by Tenant to deliver such notice or to so elect shall be deemed Tenant's agreement to extend the Anticipated Delivery Date on the terms set forth in the Notice of Anticipated Delay. If Landlord offers to reimburse Tenant for Holdover Rent in the Notice of Anticipated Delay and Tenant agrees (or is deemed to agree) to extend the Anticipated Delivery Date to the date set forth in the Notice of Anticipated Delay, Landlord shall reimburse Tenant for Holdover Rent within thirty (30) days after receipt of Tenant's invoice therefor with reasonable documentation regarding payment of the same but in no event in an amount in excess of the Holdover Rent amount for which Landlord offered in the Notice of Anticipated Delay to reimburse Tenant. If Tenant elects to terminate pursuant to the terms of this Section 2.2.3(b), neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease (except that Landlord promptly shall return to Tenant the Letter of Credit and the prepaid equivalent of one (I) month of Base Rent paid by Tenant to Landlord pursuant to Section 4.1).

(c) Landlord's Failure to Deliver by Outside Delivery Date. If Landlord fails to deliver possession of the Premises to Tenant with the Required Base Building Improvements Substantially Completed on or before the Anticipated Delivery Date (as may be extended pursuant to Section 2.2.3(b», this Lease shall not be void or voidable for (i) a period of one hundred eighty (180) days after the Anticipated Delivery Date if delivery of possession of the Premises is delayed due to the occurrence of Force Majeure Events and (ii) a period of ninety (90) days after the Anticipated Delivery Date if delivery of possession of the Premises is delayed due to any cause other than Force Majeure Events or Tenant Delays (each an "Outside Delivery Date"), and Landlord shall not be in default or liable to Tenant for any loss or damage resulting therefrom except as provided in Section 2.2.2 and Section 2.2.3(c) to the extent applicable; provided, however, that notwithstanding anything to the contrary set forth in this Lease or in the Work Letter and regardless of the actual date of delivery of the Premises to Tenant, the Substantial Completion Date and the Lease Commencement Date shall be deemed to be the date the Required Base Building Improvements would have been Substantially Completed absent any Tenant Delay as determined in accordance with the Work Letter. If Landlord has not delivered the Premises to Tenant on or before an applicable Outside Delivery Date for any reason other than a Tenant Delay, then, in addition to Tenant's right to receive reimbursement for Tenant's Pre-Construction Costs pursuant to Section 2.2.2(a) or Section 2.2.2(b) and Tenant's right to receive reimbursement for Holdover Rent pursuant to Section 2.2.2(c) and Section 2.2.3(b) to the extent applicable, Tenant shall have the right to deliver a notice to Landlord within ten (10) days following such Outside Delivery Date electing to terminate this Lease. If so terminated, (x) neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease (except that Landlord promptly shall return to Tenant the Letter of Credit and the prepaid equivalent of one (I) month of Base Rent paid by Tenant to Landlord pursuant to Section 4.1), and (y) within thirty (30) days after receipt of the termination notice, as Tenant's sole and exclusive remedy, Landlord shall (I) reimburse Tenant for Tenant's Pre-Construction Costs pursuant to Section 2.2.2(a) or Section 2.2.2(b) to the extent owing and not previously reimbursed to Tenant pursuant to Section 2.2.2 and (2) if the Premises could not be delivered to Tenant by the applicable Outside Delivery Date due to a Landlord Delay, reimburse Tenant for Holdover Rent actually paid by Tenant as a result of a Landlord Delay for the period commencing August I, 2014 and ending October 31, 2014, provided that such Holdover Rent is actually incurred as a result of a Landlord Delay and in no event is incurred due to a Tenant Delay. Landlord shall reimburse Tenant for such Holdover Rent within thirty (30) days after receipt of Tenant's invoice therefor with reasonable documentation regarding payment of the same but in no event in an amount in excess of$187,092.25 for the August, 2014 calendar month or in an amount in excess of $280,638.38 for each of the September, 2014 and October, 2014 calendar months. If Tenant delivers a termination notice to Landlord pursuant to this Section 2.2.3(c), then Landlord shall have the right to suspend the occurrence of the termination of this Lease by delivering to Tenant written notice within ten (10) days after receipt of Tenant's termination notice that it is Landlord's good faith judgment that the Lease Commencement Date shall occur within such ten (1-) day period. If the Lease Commencement Date occurs prior to the expiration of such ten-day period, then Tenant's termination pursuant to this Section 2.23(c) shall be of no force or effect, but if the Lease Commencement Date does not occur within such ten (I OJ-day period, then this Lease shall terminate upon the expiration of such ten (10)-day period.

2.2.4 Disputes Regarding Delivery of Premises. Any disputes which shall arise under Section 2.2 of this Lease shall be resolved pursuant to the procedures set forth in Section 12 of the Work Letter.

2.3 Acceptance of the Premises. Tenant agrees to accept possession of the Premises upon the Substantial Completion Date, without representation or warranty by Landlord, except as expressly provided herein or in the Work Letter, and with no obligation of Landlord to repaint, remodel, repair, improve or alter the Premises, or to perform any construction, remodeling or other work of improvement upon the Premises, or contribute to the cost of any of the foregoing, except as expressly set forth in this Lease (including the Work Letter). Without limiting the generality of the foregoing, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building, or the Project, the suitability of the Premises for Tenant's use, the condition, capacity or performance of the Tenant Improvements or Building Systems, or the identity of other tenants or potential tenants of the Project, except as expressly set forth in this Lease.

3. Term.

3.1 Lease Term. The Lease Term shall commence on the Lease Commencement Date and shall expire on the Expiration Date, unless sooner terminated or extended pursuant to the provisions of this Lease. This Lease shall be a binding contractual obligation effective upon execution and delivery hereof by Landlord and Tenant, notwithstanding the later commencement of the Lease Term.

3.2 Option to Extend.

3.2.1 Option to Extend Term. Landlord hereby grants to Tenant two (2) options (each a "Extension Option" and collectively, the "Extension Options") to extend the Initial Lease Term for an additional period of five (5) years each (each an "Extension Term" and collectively, "Extension Terms") provided that the following conditions (each an "Extension Condition" and collectively, the "Extension Conditions") are satisfied: (a) a monetary or material non-monetary Event of Default shall not exist either at the time Tenant exercises an Extension Option or upon commencement of the applicable Extension Term; (b) Tenant may exercise each Extension Option with respect to all of the Premises or that portion of the Premises comprised of the Second Floor Premises, the Third Floor Premises and the Fourth Floor Premises; and (c) the original named tenant under this Lease ("Original Tenant") or its Permitted Assignee (as defined in Section 17.9.1 below) occupies the portion of the Premises for which an Extension Option is exercised at the time Tenant exercises an Extension Option or at any time thereafter prior to or upon commencement of the applicable Extension Term. Landlord may, at Landlord's option, exercised in Landlord's sole and absolute discretion, waive any of the Extension Conditions in which case the Extension Option, if otherwise properly exercised by Tenant, shall remain in full force and effect. If an Extension Condition is not satisfied, Landlord shall have, in addition to all of Landlord's other rights and remedies provided in this Lease, the right to terminate the applicable Extension Option and to unilaterally void Tenant's exercise of the applicable Extension Option, in which event this Lease shall expire on the then current Expiration Date, unless sooner terminated pursuant to the terms hereof, and Tenant shall have no further rights under this Lease to renew or extend the Lease Term. Tenant may exercise either Extension Option whether or not Tenant has exercised its Contraction Option pursuant to Section 3.3 below. The second Extension Option may be exercised only if the first Extension Option has been duly exercised.

3.2.2 Exercise of Option. To exercise an Extension Option, Tenant shall give written notice to Landlord not more than four hundred fifty (450) days and not less than three hundred sixty (360) days prior to the expiration of the Initial Lease Term or the first Extension Term, as the case may be, the time of such exercise being of essence. Tenant's notice shall specify whether Tenant is exercising the Extension Option as to the entire Premises or as to the portion of the Premises comprised of the Second Floor Premises, the Third Floor Premises and the Fourth Floor Premises (the "Renewal Premises"). Subject to the provisions of this Section 3.2, upon the giving of such notice, this Lease and the Lease Term shall be extended without execution or delivery of any other or further documents, with the same force and effect as if the applicable Extension Term had originally been included in the initial Lease Term.

3.2.3 Terms of Lease upon Exercise. If Tenant properly and timely exercises an Extension Option pursuant to Section 3.2.2 above, all of the terms, covenants and conditions of this Lease shall continue in full force and effect during the applicable Extension Term, except that: (a) the Base Rent during the applicable Extension Term shall be determined as set forth in Section 3.2.4; (b) the Base Expense Year and Base Tax Year during the applicable Extension Term shall be the calendar year during which such Extension Term commences; (c) Tenant shall continue to lease the Renewal Premises in their existing condition, "as is," as of the commencement of the applicable Extension Term, and Landlord shall have no obligation to repair, remodel, improve or alter the Renewal Premises, to perform any other construction or other work of improvement upon the Renewal Premises, or to provide Tenant with any construction or refurbishing allowance whatsoever; (d) Tenant shall have no further right to extend the Lease Term after the expiration of the second Extension Term; (e) the term "Premises" as used in this Lease shall refer to the Renewal Premises; and (1) the term "Tenant's Percentage Share" shall mean the ratio of the Rentable Square Feet of the Renewal Premises to the Rentable Square Feet of the Project.

3.2.4 Fair Market Rent. The Base Rent applicable to the Renewal Premises for the Extension Term shall be the Fair Market Rent (as defined below) for space comparable to the Renewal Premises and the Base Expense Year and the Base Tax Year for the Renewal Premises shall be adjusted to be the calendar year in which the applicable Extension Term commences. "Fair Market Rent" shall mean the annual rental that a willing tenant would pay, and that a willing landlord would accept, at arm's length, as of the commencement of the applicable Extension Term, for space comparable to the Renewal Premises in Comparable Buildings, based upon binding lease transactions for tenants in the Building and Comparable Buildings that, where possible, commence or are to commence within six (6) months prior to or within six (6) months after the commencement of the applicable Extension Term ("Comparable Leases"). Comparable Leases shall include renewal and new non-renewal tenancies, but shall exclude subleases and leases of space subject to another tenant's expansion rights. Rent rates payable under Comparable Leases shall be adjusted to account for variations between this Lease and the Comparable Leases with respect to: (a) the length of the applicable Extension Term compared to the lease term of the Comparable Leases; (b) rental structure, including, without limitation, rental rates per rentable square foot (including type, gross or net, and if gross, adjusting for the base year or expense stop), and escalation provisions, (c) the size of the Renewal Premises compared to the size of the premises of the Comparable Leases; (d) the location of the floors of the Renewal Premises compared to the location of the floors of the premises of the Comparable Leases; (e) the efficiency of the floor plate of the Building compared to the efficiency of the floor plate of Comparable Buildings; (f) free rent, moving allowances and other cash payments affecting the rental rate; (g) the quality and design of construction of the Building (including compliance with applicable codes on the applicable floors) compared to the quality and design of construction of the Comparable Buildings; (h) leasehold improvements and/or allowances, including the amounts thereof in renewal leases, and taking into account, in the case of renewal leases (including this Lease), the value of existing leasehold improvements to the renewal tenant; (i) the access to public transit; OJ the availability of parking; (k) the signage rights under this Lease compared to signage rights under Comparable Leases; (1) the amenities available to tenants in the Building compared to amenities available to tenants in Comparable Buildings; and (m) the fact that landlords are or are not paying real estate brokerage commissions in connection with Comparable Leases. The Fair Market Rent may include annual or other periodic increases.

3.2.5 Determination of Rent. Not later than six (6) months prior to the commencement of the applicable Extension Term, provided that Tenant has properly and timely exercised the Extension Option, Landlord shall deliver to Tenant Landlord's good faith estimate of the Fair Market Rent applicable to the Renewal Premises for the applicable Extension Term ("Landlord's Market Rent Proposal"). Tenant shall have a period of thirty (30) days in which to elect, by written notice to Landlord, either (a) to accept Landlord's Market Rent Proposal or (b) to reject Landlord's Market Rent Proposal; if Tenant fails to timely respond to Landlord's determination, Tenant shall be deemed to have accepted Landlord's determination. If Tenant accepts or is deemed to have accepted Landlord's Market Rent Proposal, the parties shall enter into the amendment described in Section 3.2.9 below.

3.2.6 Arbitration.

(a) If Tenant provides written notice of Tenant' s rejection of Landlord's Market Rent Proposal, the parties shall meet and concurrently deliver to each other their respective written estimates of the Fair Market Rent for the applicable Extension Term, supported by the reasons therefor (each, a "Determination"). If either party fails to deliver its Determination in a timely manner, then the Fair Market Rent shall be the Determination by the other party. If the higher Determination is no more than one hundred five percent (105%) of the lower Determination, then the Fair Market Rent shall be the average of the two. In all other cases, the Fair Market Rent shall be determined as set forth below.

(b) Within ten (10) days after the parties exchange their respective Determinations, the parties shall each appoint an arbitrator who shall be a licensed California MAI or ASA appraiser with at least ten (10) years' experience in appraising first-class office space similar to the Building in the San Francisco market immediately prior to his or her appointment, and be familiar with the rentals then being charged in the Building and in the Comparable Buildings. If either Landlord or Tenant fails to timely appoint an arbitrator, then the Fair Market Rent for the applicable Extension Term shall be the Determination of the other party.

(c) Within twenty (20) days following appointment of the second arbitrator to be appointed, the two arbitrators appointed by the parties shall appoint a third, similarly-qualified arbitrator (the "Independent Arbitrator"), and notify Landlord and Tenant of the identity of the Independent Arbitrator. If an Independent Arbitrator has not been so appointed by the end of such twenty (20) day period, then either party, on behalf of both, may request such appointment by the San Francisco office of the American Arbitration Association (or any successor thereto), or in the absence, failure, refUsal or inability of such entity to act, then either party may apply to the presiding judge of the San Francisco Superior Court, for the appointment of such an Independent Arbitrator, and the other party shall not raise any question as to the court's full power and jurisdiction to make the appointment.

(d) Within five (5) days following notification of the identity of the Independent Arbitrator, Landlord and Tenant shall submit copies of Landlord's Determination and Tenant's Determination to the three arbitrators (the "Arbitration Panel"). The Arbitration Panel may, at its option, conduct a hearing at which Landlord and Tenant may each make supplemental oral and/or written presentations, with an opportunity for questioning by the members of the Arbitration Panel and rebuttal by the other party. The Arbitration Panel, by majority vote, shall select either Landlord's Determination or Tenant's Determination as the Base Rent for the Extension Term, and shall have no right to propose a middle ground or to modify either of the two Determinations or the provisions of this Lease. The Arbitration Panel shall attempt to render a decision within thirty (30) days after appointment of the Independent Arbitrator. In any case, the Arbitration Panel shall render a decision within forty-five (45) days after appointment of the Independent Arbitrator.

(e) The decision of the Arbitration Panel shall be final and binding upon the parties, and may be enforced in accordance with the provisions of California law. In the event of the failure, refusal or inability of any member of the Arbitration Panel to act, a successor shall be appointed in the manner that applied to the selection of the member being replaced. Each party shall pay the fees and expenses of the arbitrator designated by such party, and one-half of the fees and expenses of the Independent Arbitrator and the expenses incident to the proceedings (excluding attorneys' fees and similar expenses of the parties which shall be borne separately by each of the parties).

3.2.7 Rent Payment Pending Resolution. If there is a dispute over Fair Market Rent for an Extension Term, until the matter is resolved by agreement between the parties or a decision is rendered in any arbitration commenced pursuant to Section 3.2.6, Tenant's monthly payments of Base Rent for the Renewal Premises as of the commencement of the Extension Term shall be in an amount equal to the monthly Base Rent payable by Tenant immediately prior to the scheduled expiration of the Initial Lease Term or the first Extension Term, as applicable, on a per Rentable Square Foot basis. Within thirty (30) days following determination of the Fair Market Rent by agreement by the parties or the decision of the arbitrators, as applicable, Tenant shall pay to Landlord, or Landlord shall pay to Tenant, the amount of any deficiency or excess, as the case may be, in the Base Rent previously paid.

3.2.8 Assignment: Occupancy. Tenant's right to exercise each Extension Option is personal to, and may be exercised only by, the Original Tenant (or its Permitted Assignee). If Tenant shall assign this Lease (other than to a Permitted Assignee) or if Tenant shall occupy less than three (3) full floors within the Premises, then immediately upon such assignment or reduced occupancy, Tenant's right to exercise the Extension Option shall simultaneously terminate and be of no further force or effect. For purposes of calculating the foregoing occupancy requirement, any short term sublease of two (2) full floors within the Premises or less, for a term of two (2) years or less shall be disregarded in determining Tenant's occupancy provided that the term of such sublease shall not occur during the last two (2) years of the Term. No assignee (other than to a Permitted Assignee) or subtenant shall have any right to exercise the Extension Option granted herein.

3.2.9 Amendment to Lease. Immediately after the Fair Market Rent has been determined for an Extension Term, the parties shall enter into an amendment to this Lease setting forth the Base Rent for such Extension Term and the new expiration date of the Lease Term.

3.3 Tenant's Contraction Option.

3.3.1 Option; Exercise. Subject to the terms and conditions contained herein, Tenant shall have a one (I) time option (the "Contraction Option") to terminate the Lease for the entirety of that portion of the Premises located on the highest floor within the Premises (the "Contraction Space") effective as the fifth (5th) anniversary of the Rent Commencement Date (the "Contraction Date"). The Contraction Option shall be exercisable only by giving Landlord unconditional and irrevocable written notice ("Contraction Notice") thereof no earlier than four hundred fifty (450) days, and no later than three hundred sixty (360) days, prior to the Contraction Date, time being of the essence. If Tenant elects to so terminate this Lease as to the Contraction Space, Tenant shall pay to Landlord a termination fee (the "Contraction Penalty") equal to the unamortized amount, as of the Contraction Date, of Landlord's Lease Expenses (as defined below) (such unamortized amount to be computed by amortizing Landlord's Lease Expenses over the Initial Lease Term, with interest at the rate of eight percent (8%) per annum on a straight line basis from the Rent Commencement Date) allocated to the Contraction Space. Fifty percent (50%) of the Contraction Penalty shall be paid concurrently with delivery of the Contraction Notice and the remaining fifty percent (50%) of the Contraction Penalty shall be paid on the Contraction Date. As used herein, "Landlord's Lease Expenses" means only (i) the Space Plan Allowance, the Tenant Improvement Allowance and the Additional Allowance (as those terms are defined in the Work Letter), and (ii) all leasing fees and brokerage commissions incurred in connection with this Lease. For purposes of calculating the Contraction Penalty, Landlord's Lease Expenses shall be allocated to the Contraction Space by multiplying the Landlord's Lease Expense by a fraction, the numerator of which is the Rentable Square Feet of the Contraction Space and the denominator of which is the Rentable Square Feet of the Premises. Landlord shall provide to Tenant the total amount of Landlord's Lease Expenses (along with reasonable supporting backup documentation) within thirty (30) days following Tenant's request therefor; and if Landlord has not provided such amount and documentation prior to Tenant's delivery of the Termination Notice hereunder, then, notwithstanding the foregoing, the Contraction Penalty shall be payable to Landlord within thirty (30) days following Tenant's receipt of such amount and documentation. Effective on the Contraction Date, this Lease shall terminate as though the Lease Term had expired as to the Contraction Space and all provisions herein applicable to the expiration of the Lease Term and the surrender of the Premises shall be applicable to the Contraction Space. If Tenant fails to timely exercise the Contraction Option, or fails to timely pay the Contraction Penalty in the amount and on the dates required herein, then, at Landlord's election, Tenant's exercise of the Contraction Option shall be null and void and this Lease shall continue in full force and effect as to the entirety of the Premises.

3.3.2 Conditions. The following provisions apply to Tenant's Contraction Option:

(a) Default. Tenant's exercise of the Contraction Option shall, at Landlord's election, be null and void if any monetary or material non-monetary Event of Default by Tenant under this Lease exists on the date of Tenant's exercise of the Contraction Notice or on the Contraction Date. Tenant's exercise of the Contraction Option shall not operate to cure any default under this Lease by Tenant, nor to extinguish or impair any rights or remedies of Landlord arising by virtue of any default by Tenant.

(b) Expansion Options. Tenant's exercise of the Contraction Option, shall at Landlord's election, be null and void if on the date of Tenant's exercise of the Contraction Option, Tenant previously exercised any option to expand the Premises pursuant to Article 36 or Article 37 and the term as to such portion of the Premises leased as a result of the exercise of such option commenced less than two (2) years prior to the date of Tenant's exercise of the Contraction Option. Upon exercise of the Contraction Option, any remaining unexercised option to expand the Premises under Article 36 or Article 37 shall simultaneously terminate and be of no further force or effect.

(c) Surrender of Contraction Space. If Tenant exercises the Contraction Option and pays the applicable Contraction Penalty as provided above, Tenant shall surrender the Contraction Space to Landlord in the condition required pursuant to Section 35.13 on or before the Contraction Date. If Tenant fails to so vacate and surrender possession of the Contraction Space on the Contraction Date, then the provisions of Article 25 hereof shall apply to Tenant's continued occupancy.

(d) Amendment. Within thirty (30) days after the date of a Contraction Notice, Landlord and Tenant shall enter into modifications to this Lease which are necessary to (i) amend the schedule of Base Rent set forth in the Basic Lease Information to reduce the Base Rent applicable to the Contraction Space, (ii) cause the separation and securing of the Contraction Space from the remaining Premises and (iii) amend other provisions of the Lease (such as Tenant's Percentage Share and the Letter of Credit Amount) to account for the reduced Rentable Square Footage of the remaining Premises.

(e) Personal to Original Tenant. The Contraction Option is personal to and may be exercised only by the Original Tenant or a Permitted Assignee. If Tenant assigns this Lease (other than to a Permitted Assignee), then immediately upon such assignment, Tenant's right to exercise the Contraction Option shall simultaneously terminate and be of no further force or effect, No assignee (other than a Permitted Assignee) or subtenant shall have any right to exercise the Contraction Option.

4. Rent.

4.1 Base Rent. Tenant shall pay Base Rent to Landlord during the Lease Term, in advance, in equal monthly installments, commencing on the Rent Commencement Date, and thereafter on or before the first day of each calendar month during the Lease Term; provided, however, that upon signing this Lease, Tenant shall pay to Landlord an amount equal to the equivalent of one (I) month of Base Rent at the annual Base Rent rate of $50.12 per Rentable Square Foot of the Premises (namely, Seven Hundred Thousand Seven Hundred Ninety Four and 55/100) ($700,794.55)), which amount shall be applied to the Base Rent owing for the first months of the Lease Term after the Rent Abatement Period. If the Rent Commencement Date is other than the first day of a calendar month, the installment of prepaid Base Rent for the first month of the Lease Term for which Base Rent is payable shall be prorated on the basis of a thirty (30) day month, and the balance shall be credited to Base Rent owing for the following month of the Lease Term. If the Expiration Date is other than the last day of a calendar month, or if this Lease shall be terminated as of a day other than the last day of a calendar month (except in the case of an Event of Default), the installment of Base Rent for the last fractional month of the Lease Term shall be prorated on the basis of a thirty (30) day month.

4.2 Manner of Rent Payment. Except as otherwise provided in Section 4.3, all Rent shall be paid by Tenant without notice, demand, abatement, deduction or offset (except as expressly set forth in the Lease), in lawful money of the United States of America, and if payable to Landlord, at Landlord's Address for Payments in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate by notice to Tenant.

4.3 Additional Rent. All Additional Rent shall, unless otherwise specified in this Lease, be due and payable thirty (30) days after Tenant's receipt of Landlord's invoice therefor.

4.4 Late Payment of Rent; Interest. Tenant acknowledges that late payment by Tenant of any Rent will cause Landlord to incur administrative costs not contemplated by this Lease, the exact amount of which is extremely difficult and impracticable to ascertain based on the facts and circumstances pertaining as of the Lease Date. Accordingly, if any Rent is not paid by Tenant when due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of such Rent; provided, however, that Landlord agrees that Tenant shall not be liable for the payment of a late charge with respect to the first late payment of Rent each calendar year during the Lease Term provided that Tenant shall pay any such delinquent amount within five (5) business days after receipt of notice of such delinquency from Landlord. Any Rent, other than late charges, due

Landlord under this Lease, if not paid when due, shall also bear interest at the Interest Rate from the date due until paid. The parties acknowledge that such late charge and interest represent a fair and reasonable estimate of the administrative costs and loss of use of funds Landlord will incur by reason of a late Rent payment by Tenant, but Landlord's acceptance of such late charge and/or interest shall not constitute a waiver of an Event of Default with respect to such Rent or prevent Landlord from exercising any other rights and remedies provided under this Lease.

4.5 Abatement of Base Rent. Notwithstanding the provisions of the Basic Lease Information and Tenant's obligation to pay monthly Base Rent pursuant to Section 4.1, Tenant shall be entitled to an abatement of Base Rent (the "Rent Abatement") for the period commencing on the Rent Commencement Date until the ninth (9th) month anniversary of the Rent Commencement Date (the "Rent Abatement Period") provided that no Event of Default has occurred.

5. Calculation and Payments of Escalation Rent. Tenant shall pay to Landlord Escalation Rent, commencing on the Rent Commencement Date, in accordance with the following procedures:

5.1 Payment of Estimated Escalation Rent. During December of each calendar year, or as soon thereafter as practicable, Landlord shall give Tenant notice of its estimate of Escalation Rent due for the ensuing calendar year. On or before the first day of each month during each ensuing calendar year, Tenant shall pay to Landlord in advance, in addition to Base Rent, one-twelfth (1/12fh) of such estimated Escalation Rent, unless such notice is not given in December, in which event Tenant shall continue to pay on the basis of the prior calendar year's estimate until the month after such notice is given, and subsequent payments by Tenant shall be based on Landlord's notice. With the first monthly payment based on Landlord's notice, Tenant shall also pay fhe difference, if any, between the amount previously paid for such calendar year and the amount which Tenant would have paid through the month in which such notice is given, based on Landlord's noticed estimate. If Landlord reasonably determines that the Escalation Rent for the current calendar year will vary from Landlord's estimate, Landlord may, by notice to Tenant, but not more than two (2) times in any calendar year, revise its estimate for such calendar year, and subsequent payments by Tenant for such calendar year shall be based upon such revised estimate. Landlord's failure or delay in providing Tenant with Landlord's estimate of Escalation Rent for any calendar year shall not constitute a default by Landlord hereunder, or a waiver by Landlord of Tenant's obligation to pay Escalation Rent for such calendar year or of Landlord's right to send such an estimate to Tenant on a later date; provided, however, that Landlord shall not revise an estimate more than twice during any calendar year.

5.2 Escalation Rent Statement and Adjustment. Within one hundred twenty (120) days after the close of each calendar year, or as soon thereafter as practicable, Landlord shall deliver to Tenant a statement of the actual Escalation Rent for such calendar year, showing in reasonable detail (a) the Operating Expenses and the Real Property Taxes comprising the actual Escalation Rent, and (b) payments made by Tenant on account of Operating Expenses and Real Property Taxes for such calendar year (an "Annual Statement"). If fhe Annual Statement shows that Tenant owes an amount that is more than the payments previously made by Tenant for such calendar year, Tenant shall pay the difference to Landlord within thirty (30) days after delivery of the statement. If the Annual Statement shows that Tenant owes an amount that is less than the payments previously made by Tenant for such calendar year, Landlord shall credit the difference first against any sums then owed by Tenant to Landlord and then against the next payment or payments of Rent due Landlord, except that if a credit amount is due Tenant after the termination of this Lease, Landlord shall pay to Tenant any excess remaining after Landlord credits such amount against any sums owed by Tenant to Landlord. In no event shall any decrease in Operating Expenses or Real Property Taxes below the Base Operating Expenses or Base Real Property Taxes, respectively, entitle Tenant to any refund, decrease in Base Rent, or any credit against sums due under this Lease. Landlord may revise the Annual Statement for any calendar year if (i) Landlord first receives invoices from third parties, tax bills or other information relating to adjustments to Operating Expenses or Real Property Taxes allocable to such calendar year after the initial issuance of such Annual Statement and/or (ii) the amount of Operating Expenses or Real Property Taxes allocable to the Base Expense Year or Base Tax Year, as applicable, is subsequently adjusted. Notwithstanding the foregoing, in no event shall Tenant be obligated to pay for any Operating Expenses that are not billed by Landlord within one (1) year after the date on which such Operating Expense were incurred by Landlord and the recovery thereof shall be deemed waived by Landlord; provided that, the foregoing one (l) year limitation shall not apply to any Operating Expenses as to which Landlord, operating in a commercially reasonable manner with respect to its management of the Project: (a) did not receive an invoice, bill or other notice thereof (except to the extent such Operating Expense amount was available to Landlord on an "on-line" electronic basis unless the Operating Expense was not posted thereon); and (b) had no knowledge thereof, in each case prior to expiration of said one (I )-year period, as reasonably demonstrated to Tenant's satisfaction, including by provision of invoices, bills or notices evidencing the date upon which such Operating Expense was first billed (or notice thereof provided) to Landlord. The foregoing one (I) year limitation shall not apply to any Real Property Taxes. Landlord's failure or delay in providing Tenant with an Annual Statement for any calendar year shall not constitute a default by Landlord hereunder, or a waiver by Landlord of Tenant's obligation to pay Escalation Rent for such calendar year or of Landlord's right to send such Annual Statement on a later date. Tenant shall have one hundred twenty (120) days after receipt of an Annual Statement to notify Landlord in writing that Tenant disputes the correctness of the Annual Statement ("Expense

Claim"). If Tenant does not object in writing to an Annual Statement within said one hundred twenty (120) day period, such Annual Statement shall be final and binding upon Tenant. If Tenant delivers an Expense Claim to Landlord within said one hundred twenty (120) day period, the parties shall promptly meet and attempt in good faith to resolve the matters set forth in the Expense Claim. If the parties are unable to resolve the matters set forth in the Expense Claim within thirty (30) days after Landlord's receipt of the Expense Claim ("Expense Resolution Period"), then Tenant shall have the right to examine Landlord's Records, subject to the terms and conditions set forth in Section 5.7. This Section 5.2 shall survive the expiration or earlier termination of this Lease.

5.3 Adjustments to Operating Expenses and Real Property Taxes.

5.3.1 Operating Expenses. If the Building is less than 100% occupied during any calendar year of the Lease Term, including the Base Expense Year, Operating Expenses for such calendar year shall be adjusted to the amount of Operating Expenses that would have been incurred if the Building had been 100% occupied. Notwithstanding anything to the contrary set forth in this Lease, if in any calendar year subsequent to the Base Expense Year, the amount of Operating Expenses decreases below the amount of Operating Expenses allocable to the Base Expense Year, Tenant shall not be entitled to receive any refund or credit. In no event shall any adjustments to Operating Expenses in any calendar year result in Landlord receiving from Tenant and other tenants more than one hundred percent (100%) of the cost of the actual Operating Expenses incurred by Landlord in any such calendar year. If premiums for earthquake and/or flood insurance are not included in Operating Expenses for the Base Expense Year, then premiums for earthquake and/or flood insurance shall be excluded from Operating Expenses in each subsequent calendar year for purposes of determining Escalation Rent. Conversely, if subsequent to the Base Expense Year, Landlord no longer maintains earthquake and/or flood insurance, then the Operating Expenses for the Base Expense Year shall be deemed reduced by the premiums for earthquake and/or flood insurance Landlord incurred during the Base Expense Year.

5.3.2 Real Property Taxes. For purposes of determining Base Real Property Taxes for the Base Tax Year, Landlord shall make an appropriate adjustment to the Real Property Taxes for such year as reasonably determined by Landlord using sound real estate accounting and management principles to determine the amount of Real Property Taxes (including the annual installment of any special assessment relating to the Renovation of the Building or the construction of all tenant improvements) that would have been incurred during such year if the Renovation of the Building and the construction of all tenant improvements had been fully completed and the Land, the Building, and all tenant improvements in the Building had been fully assessed for Real Property Tax purposes. Base Real .Property Taxes shall be adjusted to include any reduction in Base Real Property Taxes obtained by Landlord after the Lease Date as a result of a commonly called Proposition 8 application; provided, however, that the Base Real Property Taxes shall hereafter be increased by (a) the amount of any increase in Real Property Taxes due solely to the expiration or reversal of such Proposition 8 application or (b) the positive difference between a reduction to the Real Property Taxes obtained by Landlord as a result of a Proposition 8 application applicable to the Base Tax Year and a reduction to the Real Property Taxes obtained by Landlord as a result of a Proposition 8 application applicable to any year subsequent to the Base Tax Year.

5.4 Adjustments to Tenant's Percentage Share. Landlord shall reasonably adjust Tenant's Percentage Share to account for changes in the physical size of the Premises resulting from the exercise by Tenant of its rights to expand or contract the Premises pursuant to Section 3.3 or Articles 36 and 37 of the Lease.

5.5 Payment of Real Property Taxes in Installments. If, by law, any Real Property Taxes may be paid in installments (whether or not interest accrues on the unpaid balance), then, for any calendar year (including the Base Tax Year), Landlord shall include in the calculation of such Real Property Taxes only the amount of the installments (with any interest) due and payable during such year had Landlord selected the longest permissible period of payment, provided that following the retirement or completed payment of any such Real Property Taxes, the amount of Real Property Taxes allocable to the Base Tax Year shall be adjusted to eliminate that portion included therein, if any, that related to such retired or paid Real Property Taxes.

5.6 Proration for Partial Year. If the Rent Commencement Date is other than the first day of a calendar year or if this Lease terminates other than on the last day of a calendar year (other than due to an Event of Default), the amount of Escalation Rent for such fractional calendar year shall be prorated on the basis of twelve 30-day months in each calendar year. Upon such termination, Landlord may, at its option, calculate the adjustment in Escalation Rent prior to the time specified in Section 5.2 above.
5.7 Inspection of Landlord's Records.

5.7.1 Tenant's Review. Provided that Tenant has timely delivered an Expense Claim to Landlord, Tenant or a certified public accountant engaged by Tenant ("Tenant's CPA") shall have the right, at Tenant's cost and expense, to examine, inspect, and copy the records of Landlord concerning the components of Operating Expenses and/or Real Property Taxes ("Landlord's Records') for the calendar year in question that are disputed in the Expense Claim ("Tenant's Review"). Any examination of Landlord's Records shall take place upon reasonable prior written notice, at the offices of Landlord or Landlord's property manager, during normal business hours, no later than two hundred forty (240) days after expiration of the Expense Resolution Period. Tenant's CPA engaged to inspect Landlord's Records shall be compensated on an hourly basis and shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld, conditioned or delayed. Tenant agrees to keep, and to use commercially reasonable good faith efforts to cause Tenant's CPA to keep, all information obtained by Tenant or Tenant's CPA confidential (except to the extent required by Applicable Law or court order), and Landlord may require an persons inspecting Landlord's Records to sign a confidentiality agreement prior to making Landlord's Records available to them. In no event shall Tenant be permitted to examine Landlord's Records or dispute any Annual Statement unless Tenant has paid and continues to pay all Rent (including the amount disputed in the Expense Claim) when due.

5.7.2 Landlord's Dispute. If Landlord disputes the results of any Tenant's Review, Landlord shall provide written notice of such dispute and Landlord and Tenant shall promptly thereafter work in good faith in an attempt to address Landlord's dispute for a period of thirty (30) days after completion of Tenant's Review (the "Landlord's Dispute Period"). If Landlord and Tenant are unable to resolve Landlord's dispute within Landlord's Dispute Period, Landlord may provide Tenant written notice within fifteen (IS) days after the Landlord's Dispute Period of its election to seek resolution of the dispute by an Independent CPA (as defined below) together with a list of five (5) independent, certified public accounting firms that are not currently providing, and have not within the three (3) previous years provided, services to Landlord or Tenant or any entity Controlling, Controlled by or under common Control of Landlord or Tenant. All of the firms shall be nationally or regionally recognized firms with annual revenues in excess of Twenty Million Dollars ($20,000,000.00) during the preceding two (2) fiscal years and have experience in accounting related to commercial office buildings. In order to accommodate the foregoing, Tenant shall provide Landlord, within five (5) days after request, a complete list of all certified public accounting firms that are currently providing, or have within the three (3) previous years provided, services to Tenant or any entity Controlling, Controlled by or under common Control of Tenant. Landlord's failure to deliver a notice of dispute and such list of accounting firms within fifteen (IS) days after Landlord's Dispute Period shall be deemed to be Landlord's acceptance of the results of Tenant's Review. Within thirty (30) days after receipt of the list of accounting firms from Landlord, Tenant shall choose one of the five (5) firms by written notice to Landlord, which firm is referred to herein as the "Independent CPA." The Independent CPA shall examine and inspect Landlord's Records concerning the components of Operating Expenses and/or Real Property Taxes for the calendar year in question and the results of Tenant's Review and make a determination regarding the accuracy of Tenant's Review. If the Independent CPA's determination shows that Tenant has overpaid with respect to Escalation Rent, by more than five percent (5%), then Landlord shall pay all costs associated with the Independent CPA's review and if less than five percent (5%) the costs shall be shared equally by Landlord and Tenant, but in no event shall Landlord be obligated to pay costs for any review by an Independent CPA in excess of Fifteen Thousand Dollars ($15,000.00). The determination of the Independent CPA shall be final and binding upon Landlord and Tenant.

5.7.3 Adjustments following Tenant's Review. If the Independent CPA (or, if Landlord does not dispute Tenant's Review as provided in Section 5.7.2 above, Tenant's Review) shows that the payments actually made by Tenant with respect to Escalation Rent for the calendar year in question exceeded Tenant's Percentage Share of Operating Expenses or Real Property Taxes for such calendar year, Landlord shall at Landlord's option either (a) credit the excess amount to the next succeeding installments of estimated Escalation Rent or (b) pay the excess to Tenant within thirty (30) days after delivery of the determination of the Independent CPA (or, if Landlord does not dispute Tenant's Review, after delivery of Tenant's Review), except that after the expiration or earlier termination of this Lease, Landlord shall pay the excess to Tenant. If the Independent CPA (or, if Landlord does not dispute Tenant's Review as provided in Section 5.7.2, Tenant's Review) shows that Tenant's payment of Escalation Rent was less than Tenant's Percentage Share of Operating Expenses or Real Property Taxes for such calendar year, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of the determination of the Independent CPA (or, if Landlord does not dispute Tenant Review, after delivery of Tenant's Review).

5.8 Landlord's Appeal of Real Property Taxes. Landlord agrees to provide to Tenant a copy of the annual notification of the assessed value of the Building issued by the Assessor's Office for the City and County of San Francisco. Landlord also agrees to retain a qualified property tax consultant to advise Landlord with respect to the Real Property Taxes applicable to each calendar year of the Lease Term, and Landlord shall take such actions recommended by its property tax consultant with respect to protesting the assessed value of the Project, unless Landlord in good faith disagrees with the findings and assumptions on which such recommendation is based. Landlord shall, at Tenant's request, provide Tenant with any written final recommendations provided by its property tax consultant for each tax year of the Lease Term. The cost of such consultant shall be included in Real Property Taxes.

6. Payments of Impositions by Tenant. Tenant shall pay all Impositions prior to delinquency. If billed directly, Tenant shall pay such Impositions and, within fifteen (15) days after receipt of Landlord's request, present to Landlord reasonably satisfactory evidence of such payments. If any Impositions are billed to Landlord or included in bills to Landlord for Real Property Taxes, then Tenant shall pay to Landlord all such amounts within thirty (30) days after receipt of Landlord's invoice therefor. If Applicable Law prohibits Tenant from reimbursing Landlord for an Imposition, but Landlord may lawfully increase the Base Rent to account for Landlord's payment of such Imposition, the Base Rent payable to Landlord shall be increased to net to Landlord the same return without reimbursement of such Imposition as would have been received by Landlord with reimbursement of such Imposition.

7. Use and Occupancy of Premises.

7.1 Permitted Use; Occupancy. The Premises shall be used solely for the Permitted Use and for no other purpose whatsoever.

7.2 No Violation of Requirements. Tenant shall not do or permit to be done, or bring or keep or permit to be brought or kept, in or about the Premises, or any other portion of the Project, anything which (a) is prohibited by, will in any way conflict with, or would invalidate any Requirements; or (b) would cause a cancellation of any insurance policy carried by Landlord or Tenant, or give rise to any defense by an insurer to any claim under any such policy of insurance, or increase the existing rate of or adversely affect any insurance policy carried by Landlord, or subject Landlord to any liability or responsibility for injury to any person or property; or (c) will unreasonably obstruct or interfere with the rights of other tenants or occupants of the Project, or injure or unreasonably annoy them. If Tenant does or permits anything to be done which increases the cost of any policy of insurance carried by Landlord, or which results in the need, in Landlord's sale judgment, for additional insurance to be carried by Landlord or Tenant with respect to any portion of the Project, then Tenant shall reimburse Landlord, within thirty (30) days after receipt of written demand, for any such additional premiums or costs, and/or procure such additional insurance, at Tenant's sale cost and expense, and upon payment or procurement Tenant shall not be in default of the provisions of this Section. Invocation by Landlord of such right shall not limit or preclude Landlord from prohibiting Tenant's impermissible use that gives rise to the additional insurance premium or requirement or from invoking any other right or remedy available to Landlord under this Lease. Tenant shall not bring into the Premises or any portion thereof, any furniture, fixtures and/or equipment, and/or make any Alterations to the Premises, the aggregate weight of which would exceed the specified live load capacity of the floor or floors on which the Premises is located or otherwise jeopardize the structural integrity of the Building.

7.3 Compliance with Requirements.

7.3.1 Tenant's Obligations. Tenant, at its cost and expense, shall promptly comply with all Requirements applicable to Tenant's particular and unique use or occupancy of, or business conducted in, the Premises, and shall maintain the Premises and all portions thereof in compliance with all applicable Requirements. The final unappealable judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding involving Tenant, whether or not Landlord is party thereto, that Tenant is in non-compliance with any Requirement shall be conclusive of that fact. In addition, Tenant shall make all modifications to any portion of the Project outside the Premises (including modifications that are structural or capital in nature), which are necessitated, in whole or in part, by (a) Tenant's particular and unique use or occupancy of, or business conducted in, the Premises other than for general office use, (b) any Event of Default of Tenant or any Tenant Parties, or (c) any Alterations, or Landlord may elect to perform such modifications at Tenant's expense, provided, that, the cost to be paid for the services and materials to perf01111 such modifications shall not materially exceed the competitive cost for such services and materials rendered by contractors with the required skill, competence and experience to perform such modifications. Notwithstanding the foregoing provisions of this Section 7.3.1 to the contrary, Tenant need not comply with any Requirements so long as Tenant is contesting the validity thereof or the applicability thereof in accordance with the remainder of this Section 7.3.1. Tenant, at its expense, after notice to Landlord, may contest by appropriate proceedings prosecuted diligently and in good faith, the validity or applicability of any Requirements with which Tenant is responsible for compliance hereunder, provided that (i) the condition which is the subject of such contest does not pose a danger to persons or property, (ii) the certificate of occupancy or other occupancy permit for the Premises or the Project is neither subject to being suspended nor threatened to be suspended by reason of non-compliance or otherwise by reason of such contest, and (iii) Landlord is not subject to criminal penalty or to prosecution for a crime by reason of Tenant's noncompliance or otherwise by reason of such contest. Tenant shall keep Landlord advised as to the status of any such proceedings and Tenant shall indemnify Landlord against liability in connection with such contest or non-compliance.

7.3.2 Landlord's Obligation. If the Landlord's Work or the Common Areas do not comply in all material respects with all Requirements in effect as of the site permit application date for Landlord's Work and the Common Areas, then Landlord shall not be liable to Tenant for any damages, but as Tenant's sole remedy, Landlord, at no cost to Tenant (including as Operating Expenses), shall perform such corrective work or take such other actions as may be reasonably necessary to cure any violation. Landlord shall not be responsible for any non-compliant condition that arises due to the construction of any of the Tenant Improvements, the construction of any other Alterations by Tenant or the installation of any of Tenant's furniture, fixtures, equipment or property, or that are due to Tenant's particular use of the Premises or the particular manner in which Tenant conducts its business in the Premises. Landlord shall have the right to apply for and obtain a waiver or deferment of compliance, the right to contest any violation in good faith, including, but not limited to, the right to assert any and all defenses allowed by Requirements, and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by Requirements, and Landlord's obligation to perform corrective work or take other action to cure a violation under this Section 7.3.2 shall not apply until after the exhaustion of any and all rights to appeal or contest, provided that (i) the condition which is the subject of such contest does not pose a danger to persons or property, (ii) the certificate of occupancy or other occupancy permit for the Premises is neither subject to being suspended nor threatened to be suspended by reason of noncompliance or otherwise by reason of such contest, and (iii) Tenant is not subject to criminal penalty or to prosecution for a crime by reason of Landlord's non-compliance or otherwise by reason of such contest.

7.4 No Nuisance. Tenant shall not (i) do or permit anything to be done in or about the Premises, or any other portion of the Project, which would injure or annoy, or obstruct or interfere with the rights of, Landlord or other occupants of the Project, or others lawfully in or about the Project; (ii) use or allow the Premises to be used in any manner inappropriate for Comparable Buildings, or for any improper or objectionable purposes, or do or permit any act which in Landlord's sole judgment might damage the reputation of the Project; (iii) cause, maintain or permit any nuisance or waste in, on or about the Premises, or any other portion of the Project; or (iv) operate any equipment within the Premises which does or could vibrate or shake the Premises or the Project.

7.5 Compliance With Environmental Laws; Use of Hazardous Materials.

7.5.1 Tenant's Obligations. Without limiting the generality of Section 7.2 and Section 7.3.1 above, Tenant and all other Tenant Parties shall at all times comply with all applicable Environmental Laws with respect to the use and occupancy of any portion of the Project pursuant to this Lease. Tenant and all other Tenant Parties shall not generate, store, handle, or otherwise use, or allow, the generation, storage, handling, or use of, Hazardous Materials in the Premises or transport the same through the Project, except in accordance with Environmental Laws and the Rules and Regulations. In the event of a release of any Hazardous Materials caused by, or due to the act or neglect of, Tenant or any other Tenant Parties, Tenant shall immediately notify Landlord and take such remedial actions as Landlord may direct in Landlord's sole discretion as necessary or appropriate to abate, remediate and/or clean up the same in compliance with applicable Environmental Laws. If so elected by Landlord by notice to Tenant, Landlord shall take such remedial actions on behalf of Tenant at Tenant's sole cost and expense. In any event, Landlord shall have the right, without liability or obligation to Tenant, to direct and/or supervise Tenant's remedial actions and to specify the scope thereof and specifications therefor in compliance with applicable Environmental Laws. Tenant and the other Tenant Parties shall use, handle, store and transport any Hazardous Materials in accordance with applicable Environmental Laws, and shall notify Landlord of any notice of violation of Environmental Laws which it receives from any governmental agency having jurisdiction. In no event shall Landlord be designated as the "generator" on, nor shall Landlord be responsible for preparing, any manifest relating to Hazardous Materials generated or used by Tenant or any other Tenant Parties.

7.5.2 Pre-Existing Hazardous Materials; Third Party Hazardous Materials. If any Hazardous Materials are discovered to have been present in the Premises as of the Lease Date in violation of Environmental Laws ("Pre-existing Hazardous Materials"), then, whether or not such PreExisting Hazardous Materials are "known to Landlord" as set forth in Section 1.1 of the Work Letter, Landlord, at Landlord's expense (without pass through as an Operating Expense), shall diligently remove or otherwise remediate such condition, as required by Environmental Laws. In no event shall Tenant be required to abate, remediate and/or clean up any Hazardous Materials in, on, or about the Premises, that were not brought upon, produced, treated, stored, used, discharged or disposed of by Tenant or Tenant Parties (collectively, "Third Party Hazardous Materials"), except to the extent that any hazard posed by such Third Party Hazardous Materials is exacerbated by the negligent acts or omissions or willful misconduct of Tenant or Tenant Patties. For purposes hereof, Third Party Hazardous Materials shall include Hazardous Materials in, on, or about the Premises that were brought upon, produced, treated, stored, used, discharged or disposed of by Landlord.

7.6 Sustainable Building Operations.

7.6.1 Operation of Building. The Building is or may in the future become certified and operated under anyone or more Green Rating Systems or operated pursuant to Landlord's sustainable building practices, which shall be commercially reasonable. Landlord's sustainability practices address whole-building operations and maintenance issues, including, but not limited to, chemical use, indoor air quality, energy efficiency, water efficiency, recycling programs, transportation management programs, exterior maintenance programs, and systems upgrades to meet green building energy, water, indoor air quality, and lighting performance standards. All construction and maintenance methods and procedures, material purchases, and disposal of waste must be in compliance with minimum standards and specifications, in addition to all Applicable Laws.

7.6.2 Tenant's Measures. Tenant shall use commercially reasonable good faith efforts to use proven energy and carbon reduction measures, including, but not limited to, the following:
using energy efficient bulbs in task lighting; installing lighting controls; implementing daylighting measures to avoid overlighting interior spaces; closing shades to avoid overheating the space; turning off lights and equipment at the end of the work day; and purchasing ENERGY STAR® qualified equipment, including, but not limited to, lighting, office equipment, commercial and residential quality kitchen equipment, vending and ice machines; and purchasing products certified by the U.S. EPA's Water Sense® program.

7.6.3 Disposal of Property. Tenant shall dispose of in an environmentally sustainable manner any equipment, furnishings, or materials no longer needed by Tenant and shall recycle or re-use the same in accordance with Landlord's sustainability practices. Tenant agrees to report this activity to Landlord in a format reasonably determined by Landlord. If Tenant does not comply with Landlord's sustainability practices regarding the disposal of any equipment, furnishings or materials, Landlord reserves the right to arrange for such disposal at Tenant's sale cost and expense, utilizing a contractor reasonably satisfactory to Landlord. Tenant shall pay all costs, expenses, fines, penalties or damages that may be imposed on Landlord or Tenant by reason of Tenant's failure to comply with the provisions of this Section 7.6.3.

7.6.4 Rating of Premises. Upon Tenant's request hut not more often than once every twelve (12) months, Landlord shall use commercially reasonable efforts to provide to Tenant the data required to calculate benchmarks for the energy efficiency of the Premises using the ENERGY STAR® Portfolio Manager and, at Tenant's cost and expense, cause a professional engineer to analyze the energy efficiency of the Premises and issue a Statement of Energy Performance as required by the ENERGY STAR® Portfolio Manager.

7.6.5 Reporting Requirements. Landlord shall have the right, upon reasonable prior notice and during Building Standard Hours (except in the case of emergency), to access the Premises to conduct Energy Efficiency Audits and Tenant shall provide data regarding consumption of electrical, natural gas, water and other resources as reasonably required by Landlord to permit preparation of an Annual Energy Benchmark Summary report as and to the extent required by San Francisco Environment Code Section 2000 et seq. (the "San Francisco's Existing Commercial Buildings Energy Performance Ordinance"). Tenant shall be responsible for any penalties imposed on, or other damages incurred by, Landlord under the San Francisco's Existing Commercial Buildings Energy Performance Ordinance arising from Landlord's failure to comply with the reporting and disclosure requirements thereunder to the extent due to Tenant's default of its obligations under this Section 7.6.5.

7.7 Recycling and Waste Management. Tenant agrees, at its sale cost and expense: (a) to comply with all Applicable Laws regarding the collection, sorting, separation, and recycling of garbage, trash, rubbish and other refuse; (b) to comply with Landlord's recycling policy as part of Landlord's sustainability practices where it may be more stringent than Applicable Laws at no additional cost to Tenant; and (c) to sort and separate its trash and recycling into such categories as are required by Applicable Laws and to place each separately sorted category of trash and recycling in separate receptacles as directed by Landlord. Landlord reserves the right to refuse to collect or accept from Tenant any trash that is not separated and sorted as required by this Section 7.7, and to require Tenant to arrange for such collection at Tenant's sale cost and expense, utilizing a contractor reasonably satisfactory to Landlord. In addition, Tenant shall pay all costs, expenses, tines, penalties or damages that may be imposed on Landlord or Tenant by reason of Tenant's failure to comply with Applicable Laws as set forth in the provisions of this Section 7.7.

8. Building Services.

8.1 Building-Standard Services. Subject to the terms of this Article 8, Applicable Laws, and Force Majeure Events, Landlord shall cause to be furnished to the Premises: (a) tepid and cold water to those points of supply and in volumes provided for general use of tenants in the Building; (b) electricity up to the Wattage Allowance (on a daily, non-cumulative basis) for lighting and the operation of electrically powered office equipment; (c) HVAC so as to cause the portions of the Premises used for ordinary business office purposes (excluding, by way of example, computer server rooms or other "hot spots" resulting from the use of machines or equipment) to be heated and/or cooled to a temperature between 68° and 76° Fahrenheit, subject to temporary interruptions due to repairs and maintenance, provided that Tenant shall make proper use of window coverings to reduce solar load reasonably determined by Landlord during Building Standard Hours;(d) passenger elevator service; (e) freight elevator service subject to then applicable Building-standard procedures and scheduling; (f) lighting replacement for Building-standard lights; (g) exterior window washing as reasonably determined by Landlord consistent with Comparable Buildings; and (h) janitorial service on a five (5) day per week basis (excluding Building Holidays) except Landlord shall not be required to clean portions of the Premises used for preparing or consuming food or beverages or provide special treatment or services for above standard tenant improvements. Landlord shall notify Tenant at least twenty four (24) hours in advance of any scheduled shut-down or interruption of any utilities (including HVAC and electricity) and services to be provided by Landlord of which Landlord has notice or knowledge.

8.2 Building Security Services. Subject to the terms of this Article 8, Applicable Laws and Force Majeure Events, Landlord shall cause to be furnished the following: (i) the services of a security guard at the Building lobby desk twenty four (24) hours a day, seven (7) days a week, 365 days a year; (ii) the monitoring by such security guard of the elevator banks in the Building lobby; (iii) the services of an after-hours roving security guard in the Common Areas, the Parking Facility and the exterior of the Building perimeter; (iv) the installation and operation of an alarm and access control system in accordance with the Building Plans (as defined in the Work Letter); and (v) the installation and operation of a closed circuit television system within the Project in accordance with the Building Plans. In addition, Landlord shall cause the security guard at the Building lobby desk to require all visitors of Tenant to register with the security guard prior to entering the elevator banks in the Building Lobby. Landlord shall not be obligated to impose such registration requirements on any visitors of any other tenant of the Building. Landlord shall not be liable in any manner to Tenant or any other Tenant Parties for any acts (including criminal acts) of others, or for any direct, indirect, or consequential damages, or any injury or damage to, or interference with) Tenant's business, including, but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, or other loss or damage, bodily injury or death, related to any malfunction, circumvention or other failure of any security services which Landlord will provide pursuant to this Section 8.2, or on account of Landlord's election not to provide any other security service or services, or for the failure of any of the foregoing security services to prevent bodily injury, death, or property damage, or loss, or to apprehend any person suspected of causing such injury, death, damage or loss.

8.3 Interruption or Unavailability of Services. Notwithstanding anything to the contrary set forth herein, if Tenant is prevented from using, and does not use, the Premises or any portion thereof as a result of any failure of Landlord to provide utilities and services in accordance with Article 8, then Tenant shall give Landlord written notice of such failure. If such failure continues for five (5) consecutive business days after Landlord's receipt of any such notice (the "Eligibility Period") and is due to Landlord's or any of its agents or contractors negligence or willful misconduct (an "Abatement Event"), then Base Rent and Escalation Rent shall be abated or reduced, as the case may be, beginning on the first day the Abatement Event commenced, for such time that such Abatement Event continues, either (a) in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises or (b) if Tenant is prevented from using a material portion of the Premises and if Tenant ceases using the entire Premises, then Base Rent and Escalation Rent shall be abated in its entirety. Landlord shall use its diligent efforts to promptly restore utilities and services to the extent the cause of such interruption or the means to restore same is within the reasonable control of Landlord. To the extent Tenant is entitled to abatement without regard to the Eligibility Period, because of an event covered by Article 13 or Article 14 of this Lease, then the Eligibility Period shall not be applicable.

8.4 Tenant's Use of Excess Electricity and Water. Tenant shall not, without Landlord's prior consent, which shall not be unreasonably withheld, conditioned or delayed, install in the Premises any lighting, equipment or Alterations which Landlord reasonably believes will cause there to be wear and tear on the Building HVAC systems that is significantly greater than that which would be customary for premises being used for normal general office uses due to the increased hours of HVAC use, the impact of heat generation, the changes to HVAC distribution or the excess use of power or water that may result from the proposed lighting, equipment or Alterations. If, pursuant to this Section 8.4, Landlord consents to any installation such equipment, lighting or Alterations, Landlord may, at Landlord's election after notice to Tenant or upon Tenant's request, install supplementary air conditioning facilities in the Premises, or otherwise modify the HVAC system serving the Premises, and/or increase the supply of electricity to the Premises, in order to maintain the temperature otherwise maintained by the Building HVAC system, and/or to supply any increase in the electricity demand of the Premises, and/or to serve any separate temperature-controlled room. Tenant shall pay the cost of any transformers, additional risers, panel boards, and all other facilities if, when and to the extent installed hereunder or required to furnish power for, and all costs of installing, operating, supplying power and water to, and maintaining, any supplementary air conditioning facilities or modified ventilating and air conditioning equipment. Landlord, at its election and at Tenant's expense, may also install and maintain an electric current meter or water meter (together with all necessary wiring and related equipment) at the Premises to measure the power and/or water usage of electricity and/or such ventilation and air conditioning equipment, or may otherwise cause such usage to be measured by reasonable methods. The capital, maintenance and service costs of installing, supplying, and maintaining any such facilities, utilities, and modifications shall be paid by Tenant as Rent. If Landlord elects to install any of the equipment described herein as being the obligation of Tenant to install, the costs to be paid for the services and materials installed shall not materially exceed the competitive cost for such services and materials rendered by contractors with the required skill, competence and experience to perform such installation.

8.5 Provision of Additional Services: After Hours HVAC Service. If Tenant desires services in amounts additional to or at times different from those set forth in Section 8.1 above, or any other services that are not provided for in this Lease, Tenant shall make a request for such services to Landlord with such advance notice as Landlord may reasonably require. If Landlord provides such services to Tenant, Tenant shall pay Landlord's actual costs and expense incurred in providing such services without mark-up within thirty (30) days after Tenant's receipt of Landlord's invoice. Tenant shall give reasonable advance notice in making any request for air circulation or cooling required outside of Building Standard Hours. Tenant agrees to pay, as Additional Rent, within thirty (30) days after demand, Landlord's then standard charge for providing after-hours air circulation and cooling, which charge shall be based on Landlord's actual direct and indirect costs of providing such services (including utility costs, taxes, engineers' costs, and a reasonable charge for wear and tear on the applicable Building System), provided that in no event shall Landlord impose any administrative fee or other similar mark-up on such costs. Prior to the Lease Commencement Date, Landlord shall provide its standard hourly charge per floor for providing (i) after-hours air circulation service and (ii) after-hours air circulation and cooling service.

8.6 Tenant's Supplemental Air Conditioning. If Landlord consents to Tenant's installation of supplementary air conditioning facilities under Section 8A above or the Work Letter, Tenant shall have access to and use of the Building's condenser water up to and not to exceed in the aggregate ten (10) tons for each floor of the Premises for such facilities. Tenant may allocate such usage among the floors within the Premises as Tenant elects so long as the total usage does not exceed in the aggregate ten (10) tons for each floor of the Premises. Tenant shall reimburse Landlord for (a) Landlord's charges for Tenant's usage of such condenser water, and (b) Tenant's Percentage Share of Landlord's charges for maintaining the system that supplies such condenser water, within thirty (30) days after Tenant's receipt of Landlord's invoice. Landlord shall have the right to install, at Tenant's cost and expense, meters to measure Tenant's usage hereunder for purposes of calculating the charges payable by Tenant for such condenser water. provided, that, the costs to be paid for the services and materials to install the meters shall not materially exceed the competitive cost for such services and materials rendered by contractors with the required skill, competence and experience to perform such installation.

8.7 Tenant Backup Generator.

8.7.1 Grant of License. In addition to the services set forth in Section 8.1, Tenant shall have the right to use Tenant's Percentage Share of any electricity generated by the 600 kilowatt emergency backup generator installed in the Building for use by all tenants of the Building (the "Tenant Backup Generator"). Subject to the terms and conditions contained in this Section 8.7, Landlord grants Tenant a non-exclusive license (the "Tenant Backup Generator License") to connect to and use the Tenant Backup Generator for such purpose. The routes or paths for such connection shall be through the Building's existing risers, conduits and shafts, subject to space limitations and Landlord's requirements for use of such areas (such routes or paths are collectively referred to as the "Tenant Backup Generator Path" and all such electrical and other connections are referred to collectively as "Tenant Backup Generator Connections").

8.7.2 Connection to Tenant Backup Generator. Prior to commencing any work related to the Tenant Backup Generator Connections, Tenant shall (a) obtain Landlord's prior written approval of a detailed report prepared at Tenant's expense, by an engineer approved by Landlord, confirming that to Landlord's satisfaction, in its reasonable discretion, Tenant's connection to and use of the Tenant Backup Generator will not adversely affect Landlord's use of the Tenant Backup Generator or operation of the Building; (b) obtain Landlord's prior written approval of detailed plans and specification, for the Tenant Backup Generator Connections, which approval shall not be unreasonably withheld; and (c) obtain Landlord's prior written approval of Tenant's contractor for installation of the Tenant Backup Generator Connections, which approval shall not be unreasonably withheld. All work associated with the Tenant Backup Generator Connections must be performed in a good and workmanlike manner and in accordance with all Applicable Laws, and shall be subject to all additional requirements that apply with respect to Alterations by Tenant to the Premises under this Lease. Without limiting the generality of the foregoing, Tenant's contractor must provide evidence of insurance reasonably satisfactory to Landlord prior to commencing work in or about the Building. The giving of any approval by Landlord shall not eliminate any of Tenant's obligations under this Lease, including, without limitation, Tenant's obligation to obtain all required permits and to comply with all Applicable Laws.

8.7.3 Temporary Removal. Landlord shall have the absolute right to perform repairs, replacements, alterations, improvements or additions to or of the Tenant Backup Generator or the Tenant Backup Generator Path ("Repairs"). Landlord shall give Tenant at least five (5) business days' prior written notice of the date Landlord intends to commence Repairs (except in an emergency). Tenant, at its sole expense, shall remove or relocate the Tenant Backup Generator Connections on a temporary basis at any time Landlord determines such removal or relocation is reasonably necessary or appropriate in connection with Repairs.

8.7.4 Termination; Equipment As Property of Tenant. Landlord may terminate the Tenant Backup Generator License at any time, for any reason or for no reason, with or without cause, effective immediately upon written notice to Tenant. In addition, the Tenant Backup Generator License shall automatically terminate upon the expiration or earlier termination of this Lease. As soon as possible following termination of the Tenant Backup Generator License, Tenant shall, at its own cost and expense, remove the Tenant Backup Generator Connections and restore the areas affected by the Tenant Backup
Generator Connections to the condition existing prior to the installation of the Tenant Backup Generator Connections. The Tenant Backup Generator Connections shall be considered personal property of Tenant; provided, however, if Tenant fails timely to remove the Tenant Backup Generator Connections, the same shall be deemed abandoned and may be claimed by Landlord or removed and disposed of by Landlord at Tenant's expense.

8.7.5 Landlord Exculpation. Tenant assumes full responsibility for protecting from theft or damage the Tenant Backup Generator Connections and any tools or equipment that Tenant may use in connection with the installation, repair or maintenance of the Tenant Backup Generator Connections, assumes all risk of theft, loss or damage, and waives any claim with respect thereto against Landlord, Landlord Affiliates or Indemnitees, As a material inducement to Landlord's granting the Tenant Backup Generator License, Tenant agrees that in no event shall Landlord be liable under any circumstances for any consequential damages or for injury or damage to, or interference with, Tenant's business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, resulting from damage to or any failure or interruption of use of the Tenant Backup Generator Connections and/or the Tenant Backup Generator, however occurring, including if caused by the active or passive negligence of Landlord, Landlord Affiliates or Indemnitees.

8.7.6 Insurance. Tenant shall cause the insurance policies required to be maintained pursuant to Section 14 of the Lease to cover Tenant's use of the Tenant Backup Generator and any Claims arising in connection with the presence, use, operation, installation, repair, maintenance, or removal of the Tenant Backup Generator Connections.

8.7.7 Expenses. Tenant shall reimburse Landlord, within thirty (30) days after request therefor (accompanied by reasonable documentation of such costs), Tenant's Percentage Share of any and all costs incurred by Landlord as a result of or in connection with the Tenant Backup Generator, including, but not limited to, maintenance, repair and operation costs of the Tenant Backup Generator, fuel supplied to the Tenant Backup Generator, testing and inspection costs and fees, additional insurance premiums, and additional taxes or assessments.

9. Maintenance and Repair.

9.1 Landlord's Maintenance Obligations. Landlord shall be responsible for repairs to and maintenance of: (a) the Common Areas; (b) all exterior landscaping; (c) the exterior walls and windows in the Building, (d) the Building Systems, including, but not limited to (i) the HVAC system, including the main distribution loop and portions of the system located throughout the Premises, (ii) the electrical systems until the point of connection with electrical panels exclusively serving the Premises and (iii) all plumbing systems servicing the Building and the Premises in general (but excluding specialized plumbing servicing the Premises exclusively); (e) the structural elements of the Building, including the foundations, columns, footings, load-bearing and exterior walls, sub-flooring, and all pipes and conduit to the point of entry into the Premises; (f) the roof and roof membrane of the Building; and (g) the elevators serving the Building, in a manner consistent with Comparable Buildings, except for ordinary wear and tear, damage by Casualty or condemnation, or damage occasioned by the act or omission of Tenant or any other Tenant Parties, which damage shall be repaired by Landlord at Tenant's expense.

9.2 Tenant's Obligations. Tenant shall, at Tenant's cost and expense, perform all maintenance and repairs (including replacement) to the Premises that are not Landlord's express responsibility hereunder, and shall keep the Premises in good condition and repair, except for ordinary wear and tear, and damage by Casualty or condemnation. Tenant's repair and maintenance obligations shall include, but not be limited to, repairs to and replacement of: (a) supplemental HVAC equipment installed in any server room or other specialty HVAC installations; (b) the electrical systems from the point of interconnection with those electrical panels exclusively serving the Premises; (c) raised flooring and floor coverings; (d) ceiling tiles; (e) interior partitions; (f) doors; (g) the interior side of demising walls; and (h) Tenant Improvements and Alterations (except to the extent such Tenant Improvements and Alterations are Landlord's responsibility under 9.1). Except as specifically set forth in this Lease, Landlord (i) has no obligation to alter, remodel, improve, repair, decorate or paint the Premises, or any part thereof, and (ii) has no obligation respecting the condition, maintenance and repair of the Premises or any other portion of the Project. Tenant hereby waives all rights, including under Subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code and under any similar law now or hereafter in effect.

10. Alterations to Premises. All Alterations shall be made in accordance with the minimum standards described in Exhibit H (as the same may be reasonably adjusted by Landlord from time to time in a manner materially consistent with the standards set forth on Exhibit H), all applicable Requirements, and the provisions of this Article 10. In the event of any conflict between this Article 10 and the minimum standards then in effect, the provisions of this Article 10 shall govern.

10.1 Landlord Consent; Procedure. Tenant shall not make or permit to be made any Alterations without Landlord's prior written consent, which as to any Major Alterations may be given or withheld in Landlord's sale discretion; provided, however, that with respect to Major Alterations that may affect the Building Systems, Landlord shall not unreasonably withhold, condition or delay its consent to such Major Alterations which consist of general office improvements that are compatible with the specifications of the Building Systems.

10.2 General Requirements.

10.2.1 All Alterations shall be designed and performed by Tenant at Tenant's cost and expense; provided, however, that if any Alterations require work to be performed outside the Premises, Landlord may elect to perform such work at Tenant's expense; provided, that, the costs to be paid for the services and materials to install such Alterations shall not materially exceed the competitive cost for such services and materials rendered by contractors with the required skill, competence and experience to perform such installation.

10.2.2 All Alterations shall be performed only by contractors, engineers or architects approved by Landlord, and shall be made in accordance with complete and detailed architectural, mechanical and engineering plans and specifications approved in writing by Landlord. Landlord shall not unreasonably withhold or delay its approval of any such contractors, engineers, architects (as long as such vendors are union labor and Landlord has not had difficulty with such vendors at any time during the prior five (5) years), plans or specifications; provided, however, that Landlord may specify contractors, engineers or architects to perform work affecting the structural portions of the Project or the Building Systems. Tenant shall engage only labor that is harmonious and compatible with other labor working in the Project. In the event of any labor disturbance caused by persons employed by Tenant or Tenant's contractor, Tenant shall immediately take all actions necessary to eliminate such disturbance.

10.2.3 Prior to commencement of the Alterations, Tenant shall deliver to Landlord (i) any building or other permit required by Requirements in connection with the Alterations; (ii) a copy of the executed construction contract(s) with Tenant's contractor and major subcontractor; and (iii) written acknowledgments from all materialmen, contractors, artisans, mechanics, laborers and any other persons furnishing to Tenant with respect to the Premises any labor, services, materials, supplies or equipment in excess of Twenty Five Thousand Dollars ($25,000.00) in the aggregate that they will look exclusively to Tenant for payment of any sums in connection therewith and that Landlord shall have no liability for such costs. In addition, Tenant shall require its general contractor to carry and maintain the following insurance at no expense to Landlord, and Tenant shall furnish Landlord with satisfactory evidence thereof prior to the commencement of construction of the Alterations: (A) commercial general liability insurance with limits of not less than Five Million Dollars ($5,000,000.00) combined single limit for bodily injury and property damage, including personal injury and death, and contractor's protective liability, and products and completed operations coverage in an amount not less than Five Million Dollars ($5,000,000.00) in the aggregate (provided that the above limit may be satisfied by a primary policy and umbrella/excess liability policy so long as the other requirements of this Section 10.2.3 are satisfied); (B) commercial automobile liability insurance with a policy limit of not less than Three Million Dollars ($3,000,000.00) each accident for bodily injury and property damage, providing coverage at least as broad as the Insurance Services Office (ISO) Business Auto Coverage form covering Automobile Liability, code I "any auto," and insuring against all loss in connection with the ownership, maintenance and operation of automotive equipment that is owned, hired or non-owned; and (C) worker's compensation with statutory limits and employer's liability insurance with a limit of not less than One Million Dollars ($1,000,000.00) per accident. All insurance required by this Article 10 shall be issued by solvent companies qualified to do business in the State of California, and with an A.M. Best & Company financial strength rating of not less than A and a financial size category of not less than VIII. All such insurance policies (except workers' compensation insurance) shall (1) provide that Landlord, Landlord's managing agent, any Encumbrancer, and their respective officers, partners, members and employees and any other person requested by Landlord, is designated as an additional insured as the interest of each may appear with respect to liability arising out of work performed by or for Tenant's general contractor without limitation as to coverage afforded under such policy pursuant to an endorsement providing coverage at least as broad as ISO form CG 20 37 1001 or its equivalent, (2) specify that such insurance is primary and that any insurance or self-insurance maintained by Landlord shall not contribute with it, and (3) provide that the insurer agrees not to cancel the policy without at least thirty (30) days' prior written notice to all additional insureds (except in the event of a cancellation as a result of nonpayment, in which event the insurer shall give all additional insureds at least ten (10) days' prior notice). Tenant shall cause Tenant's general contractor to notify Landlord within ten (10) days after general contractor's knowledge of any material modification of any policy of insurance required under this Section 10.2.3. Landlord may inspect the original policies of such insurance coverage at any time. Within ten (10) business days after receipt of Landlord's written request, Tenant shall deliver complete certificates of insurance for such policies. Tenant's general contractor shall furnish Landlord reasonable evidence of insurance for its subcontractors as may be reasonably required by Landlord. Tenant acknowledges and agrees that Landlord may require other types of insurance coverage and/or increase the insurance limits set forth above if Landlord determines such increase is required to protect adequately the parties named as insureds or additional insureds under such insurance.

10.2.4 Tenant shall give Landlord at least twenty (20) days' prior written notice of the date of commencement of any construction on the Premises to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall comply with the requirements of Section 3110.5 of the California Civil Code as the contracting owner, if and to the extent applicable, and prior to commencement of construction, Tenant shall provide Landlord with evidence of compliance with said statute. Tenant acknowledges that the contractual waiver of the benefits of California

Civil Code Section 3110.5 is expressly declared to be against public policy.

10.2.5 Tenant shall promptly commence construction of Alterations, cause such Alterations to be constructed in a good and workmanlike manner and in such a manner and at such times so that any such work shall not disrupt or interfere with the use, occupancy or operations of other tenants or occupants of the Project, and complete the same with due diligence as soon as possible after commencement. All trash which may accumulate in connection with Tenant's construction activities shall be removed by Tenant at its own expense from the Premises and the Project.

10.2.6 In addition to the foregoing, as a condition of its consent to Alterations hereunder, Landlord may impose any requirements that Landlord considers necessary or desirable, including a requirement that Tenant provide Landlord with a surety bond, a letter of credit, or other financial assurance that the cost of the Alterations will be paid when due when the cost of the Alterations is in excess of One Million Dollars ($1,000,000.00).

10.3 Landlord's Right to Inspect. Landlord or its agents shall have the right (but not the obligation) to inspect the construction of Alterations, and to require corrections of faulty construction or any material deviation from the plans for such Alterations as approved by Landlord; provided, however, that no such inspection shall (a) be deemed to create any liability on the part of Landlord, or (b) constitute a representation by Landlord that the work so inspected conforms with such plans or complies with any applicable Requirements, or (c) give rise to a waiver of, or estoppel with respect to, Landlord's continuing right at any time or from time to time to require the correction of any faulty work or any material deviation from such plans. Any inspection by Landlord or its agents shall not unreasonably delay or unreasonably interfere with Tenant's construction. In addition, under no circumstances shall Landlord be liable to Tenant for any damage, loss, cost or expense incurred by Tenant on account of Tenant's plans and specifications, Tenant's contractors, mechanics or engineers, design or construction of any Alteration, or delay in completion of any Alteration.

10.4 Tenant's Obligations Upon Completion. Promptly following completion of any Alterations, Tenant shall (a) furnish to Landlord electronic copies of "as-built" drawings and specifications in CAD format showing the Alterations as made and constructed in the Premises, (b) cause a timely notice of completion to be recorded in the Office of the Recorder of the City and County of San Francisco in accordance with Civil Code Section 3093 or any successor statute, and (c) deliver to Landlord evidence of full payment and unconditional final waivers of all liens for labor, services, or materials in excess of Five Thousand Dollars ($5,000.00) in the aggregate.

10.5 Repairs. If any part of the Building Systems shall be damaged during the performance of Alterations, Tenant shall promptly notify Landlord, and Landlord may elect to repair such damage at Tenant's expense. Alternatively, Landlord may require Tenant to repair such damage at Tenant's sale expense using contractors approved by Landlord.

10.6 Ownership and Removal of Alterations.

10.6.1 Ownership. All Alterations shall become a part of the Project and immediately belong to Landlord without compensation to Tenant, unless Landlord consents otherwise in writing; provided, however, that equipment and movable furniture shall remain the property of Tenant.

10.6.2 Removal.

(a) Tenant, not later than the expiration or earlier termination of this Lease, shall, at Tenant's sole cost and expense: (i) remove any or all Alterations, (ii) restore the Premises to the condition existing prior to the installation of such Alterations, and (iii) repair all damage to the Premises, the Building, or the Project caused by the removal of such Alterations. Tenant shall use a contractor reasonably approved by Landlord for such removal and repair. Notwithstanding the foregoing, Landlord may elect to waive all or any portion of such removal and restoration requirements by giving written notice of such waiver to Tenant at least ninety (90) days prior to the Expiration Date or within ten (10) business days after any earlier termination of this Lease. If Tenant fails to remove such Alterations and perform such restoration and repair, then Landlord may perform such work, and Tenant shall reimburse Landlord for costs and expenses incurred by Landlord in performing such removal, restoration and repair.

(b) Notwithstanding Section 1O.6.2(a) above, if Tenant's request for Landlord's approval of any Alteration contains a request that Landlord identify whether Landlord intends to require Tenant to remove all or any portion of such Alteration on the expiration or earlier termination of this Lease, then Landlord agrees to identify, at the time it approves such Alteration, whether Landlord intends to require Tenant to remove all or any portion of such Alteration on the expiration or earlier termination of this Lease. Tenant shall have no obligation to remove any Alteration on the expiration or earlier termination of this Lease not so identified by LandLord to be removed or any Alterations that are customary for general office use, except that Landlord may require Tenant to remove any demising walls and corridors that are not constructed as part of the Tenant Improvements; provided, that, Landlord gives notice to Tenant requiring such removal at least one hundred eighty (180) days prior to the Expiration Date or within ten (10) business days after any earlier termination of this Lease.

10.7 Minor Alterations. Notwithstanding any provision in the foregoing to the contrary, Tenant may construct Minor Alterations in the Premises without Landlord's prior written consent, but with prior notification to Landlord. Before commencing construction of Minor Alterations, Tenant shall submit to Landlord such documentation as Landlord may reasonably require to determine whether Tenant's proposed Alterations qualify as Minor Alterations. Except to the extent inconsistent with this Section 10.7, Minor Alterations shall otherwise comply with the provisions of this Article 10. All references in this Lease to "Alterations" shall mean and include Minor Alterations, unless specified to the contrary.

10.8 Landlord's Fee. In connection with installing or removing Alterations, Tenant shall pay Landlord, Landlord's reasonable, actual out-of-pocket expenses incurred in reviewing the plans and specifications for the proposed Alteration, and a fee equal to one and one quarter percent (1.25%) of the costs of the installation or removal of such Alteration for administration by Landlord of the construction, installation or removal of such Alteration, and restoration of the Premises to their previous condition. Landlord may hire third parties to review Tenant's plans, specifications and working drawings and/or to supervise the construction, installation or removal of Alterations from the Premises, in which event Tenant shall reimburse Landlord for the fees and costs charged by such third parties. Tenant shall pay the amount of all fees and costs owing pursuant to this Section 10.8 within fifteen (15) days after receipt from Landlord of a statement or invoice therefor.

11. Liens. Tenant shall keep the Project free from any liens arising out of any work performed or obligations incurred by or for, or materials furnished to, Tenant pursuant to this Lease or otherwise. Landlord shall have the right to post and keep posted on the Premises any notices permitted or required by law or which Landlord may deem to be proper for the protection of Landlord and the Project from such liens. If Tenant does not, within ten (10) business days following Tenant's receipt of written notice of the recording of notice of any such lien, cause the same to be released of record or bonded against, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by any means as Landlord shall deem proper, including by payment or settlement of the claim giving rise to such lien. All sums paid by Landlord for such purpose, and all expenses incurred by it in connection therewith (including, without limitation, reasonably attorneys' fees), shall be payable to Landlord by Tenant, as Additional Rent, within five (5) business days after receipt of written demand, together with interest at the Interest Rate from the date such expenses are incurred by Landlord to the date of the payment thereof by Tenant to Landlord. The bond permitted under this Section shall be issued by a company reasonably acceptable to Landlord.

12. Damage or Destruction.

12.1 Repair Obligations. If the Premises or any portion of the Project affecting Tenant's use and occupancy of the Premises are damaged by Casualty, then (a) Landlord shall notify Tenant in writing (a "Landlord's Casualty Notice") within sixty (60) days after discovery of such damage as to the amount of time (the "Estimated Restoration Period") Landlord reasonably estimates it will take to restore the Project and/or the Premises and (b) Landlord shall, subject to the provisions of Sections 12.2 and 12.3 below, proceed with reasonable promptness to repair such damage and complete or restore the Premises (including, if the Casualty occurs after the date Tenant commences business operations in the Premises, Tenant Improvements and Alterations (to the extent Landlord receives insurance proceeds pursuant to Section 12.3 below to repair and restore such Alterations)) and such portions of the Project to substantially the same condition as existed before the Casualty (collectively, "Restore" or "Restoration"); provided, however, that any such Restoration shall be subject to (i) modifications required by zoning or building codes and other applicable Requirements and, in the case of Restoration to the Common Areas, to modifications then reasonably considered desirable by Landlord and in keeping with the standards of Comparable Buildings; and (ii) delays resulting from a failure to promptly receive insurance proceeds or Force Majeure Events. Notwithstanding the foregoing, Landlord shall have no obligation with respect to, and if Landlord elects or is required to perform any Restoration hereunder, Tenant shall be responsible for and shall, repair and replace at its sole cost all of Tenant's equipment, furniture, fixtures and other personal property in the Premises, including, without limitation, any telecommunication cables and related devices located in or serving the Premises.

12.2 Termination Rights.

12.2.1 Landlord's Termination Rights. In any of the following circumstances, Landlord may elect to terminate this Lease:

(a) The Estimated Restoration Period set forth in Landlord's Casualty Notice exceeds two hundred seventy (270) days following the date of the Casualty (when such Restoration is made without the payment of overtime or other premiums); or

(b) If the Casualty occurs during the last twelve (12) months of the Lease Term, and the Estimated Restoration Period set forth in Landlord's Casualty Notice exceeds two (2) months following the date of the Casualty; or

(c) If the uninsured portion of costs to Restore the Project (excluding deductibles) exceeds One Million Dollars ($1,000,000.00) and Landlord does not actually proceed to Restore the Building; or

(d) If insurance proceeds sufficient to complete the Restoration in excess of One Million Dollars ($1,000,000.00) are not available due to the exercise of rights of any Encumbrancer to collect such proceeds, provided that Landlord does not actually proceed to Restore the Building.

Any election by Landlord to terminate this Lease shall be given to Tenant concurrently with Landlord's Casualty Notice.

Notwithstanding the foregoing, if Landlord elects to terminate this Lease pursuant to Section 12.2.1(a) and Tenant has one or more unexercised Extension Options remaining, then Tenant may elect within thirty (30) days after Landlord terminates this Lease, to immediately exercise its next available Extension Option, in which case Landlord's termination of this Lease pursuant to Section 12.2.1(a) shall be rendered null and void and of no further force and effect and Landlord shall proceed to Restore the Premises and/or the Project, subject to the other provisions of Section 12.2.1.

2.2.2 Tenant's Termination Rights. After the Lease Commencement Date, in any of the following circumstances, Tenant may elect to terminate this Lease by delivering written notice to Landlord within thirty (30) days after receipt of Landlord's Casualty Notice:

(a) The Estimated Restoration Period set forth in Landlord's Casualty Notice exceeds two hundred seventy (270) days following the date of the Casualty (when such Restoration is made without the payment of overtime or other premiums); or

(b) If the Casualty occurs during the last twelve (12) months of the Lease Term and the Estimated Restoration Period set forth in Landlord's Casualty Notice exceeds two (2) months following the date of the Casualty.

12.2.3 Late Delivery. If Restoration of the Premises and/or the Project is not substantially complete as of the end of the later of (i) two hundred seventy (270) days following the date of the Casualty or (ii) the Estimated Restoration Period as extended for delays resulting from a failure to promptly receive insurance proceeds or Force Majeure Events or Tenant Delays (as defined in the Work Letter), then Tenant may deliver written notice to Landlord that Landlord has thirty (30) days to complete the Restoration of the Premises and/or the Project. If after the expiration of such thirty (30) day period Landlord has not completed Restoration of the Premises and/or the Project, then Tenant may elect to terminate this Lease by delivering written notice to Landlord at any time thereafter until repair or restoration of the Premises and/or the Project is substantially completed.

12.2.4 Consequences of Termination. If Landlord or Tenant elects to terminate this Lease as provided above, this Lease and all interest of Tenant in the Premises shall terminate five (5) business days after (i) delivery of Landlord's termination notice given concurrently with Landlord's Casually Notice or (ii) delivery of Tenant's termination notice given pursuant to Section 12.2.2, and Base Rent, Escalation Rent and Parking Charges (reduced to the extent set forth in Section 12.4 below) shall be paid up to the date of delivery of such termination notice.

12.3 Completion of Repairs. If neither party elects to terminate this Lease, then Landlord shall diligently complete the Restoration. If Landlord is required to or elects to perform the Restoration, Tenant shall assign or otherwise make available to Landlord all proceeds of insurance carried by Tenant with respect to the Tenant Improvements or Alterations to the extent actually received by Tenant. Landlord shall have no liability to restore any Alterations unless and until Landlord receives all proceeds of insurance from Tenant. Landlord shall have no liability to Tenant, if the Restoration is not in fact completed within the Estimated Restoration Period set forth in Landlord's Casualty Notice, so long as Landlord proceeds with reasonable diligence to complete the Restoration.

12.4 Rent Abatement. If neither party elects to terminate this Lease under Section 12.2, this Lease shall remain in full force and effect, provided that Tenant shall be entitled to a reduction of Base Rent and Escalation Rent in the proportion that the area of the Premises rendered untenantable (and not occupied by Tenant) by such damage bears to the total area of the Premises and shall be entitled to a reduction of Parking Charges for each parking space rendered unusable (and not used by

Tenant) by such damage. Tenant shall be entitled to such Rent abatement from the date of the Casualty for as long as any portion of the Premises remains untenantable (and not occupied by Tenant) and such parking space remains unusable (and not used by Tenant), as applicable, due to the Casualty.

12.5 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 12, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises or the Building resulting from a Casualty, and any common law or statute of the State of California, including, without limitation, subsection 2 of Section 1932, subsection 4 of Section 1933, and Sections 1941 and 1942 of the California Civil Code, with respect to any rights or obligations concerning damage or destruction resulting from a Casualty in the absence of an express agreement between the parties, and common law or any other statute, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises or the Building resulting from a Casualty.

13. Eminent Domain.

13.1 Effect of Taking. Except as otherwise provided in this Article 13, if all or any part of the Premises is taken as a result of the exercise of the power of eminent domain or condemned for any public or quasi-public purpose, or if any transfer is made in avoidance of such exercise of the power of eminent domain (collectively, "taken" or a "taking"), this Lease shall terminate as to the part of the Premises so taken as of the effective date of such taking. On a taking of a portion of the Premises, Landlord and Tenant shall each have the right to terminate this Lease by notice to the other given within sixty (60) days after the effective date of such taking, if the portion of the Premises taken is of such extent and nature so as to materially impair Tenant's business use of the balance of the Premises. Such termination shall be operative as of the effective date of the taking. Landlord may also terminate this Lease on a taking of any portion of the Project if Landlord determines in its sole discretion that (i) such taking is of such extent and nature as to render the operation of the remaining Project economically infeasible or to require a substantial alteration or reconstruction of such remaining portion, or (ii) the amount of the award payable to Landlord under Section 13.2 below, after deducting all costs and expenses incurred by Landlord in connection with such taking, is not sufficient to restore the Project (including the Premises) pursuant to Section 13.3 below. Landlord shall elect termination under clause (i) or (ii) above by notice to Tenant given within ninety (90) days after the effective date of such taking or as soon thereafter as possible, and such termination shall be operative as of the effective date of such taking. Upon a taking of the Premises which does not result in a termination of this Lease (other than as to the part of the Premises so taken), the Base Rent and Escalation Rent shall thereafter be reduced as of the effective date of such taking in the proportion that the rentable area of the Premises so taken bears to the total rentable area of the Premises, and Tenant shall be entitled to a reduction in the Parking Charge for each parking space taken pursuant to this Article 13.

13.2 Condemnation Proceeds. All compensation awarded or received in connection with a taking shall be the property of Landlord, and Tenant hereby assigns to Landlord any and all elements of said compensation which Tenant would, in the absence of said assignment, have been entitled to receive. Specifically, and without limiting the generality of the foregoing, said assignment is intended to include: (i) the "bonus value" represented by the difference, if any, between Rent under this Lease and market rent for the unexpired Lease Term, (ii) the value of improvements to the Premises paid for by Landlord, (iii) the value of any trade fixtures, and (iv) the value of any and all other items and categories of property for which payment of compensation may he made in any such taking. Notwithstanding the foregoing, Tenant shall he entitled to receive any award of compensation for loss of or damage to the goodwill of Tenant's business (but only to the extent the same does not constitute "bonus value"), Tenant's trade fixtures, the value of improvements to the Premises paid for by Tenant, and for any moving or relocation expenses which Tenant is entitled under the law to recover directly from the public agency which acquires the Premises.

13.3 Restoration of Premises. On a taking of the Premises which does not result in a termination of this Lease (other than as to the part of the Premises so taken), Landlord and Tenant shall restore the Premises to substantially the condition existing immediately before such taking, to the extent commercially reasonable and as permitted by and subject to then applicable Requirements. Landlord and Tenant shall perform such restoration in accordance with the applicable provisions and allocation of responsibility for repair and restoration of the Premises on damage or destruction pursuant to Article 12 above, and both parties shall use any awards received by such party attributable to the Premises for such purpose.

13.4 Taking at End of Lease Term. Notwithstanding anything to the contrary contained in this Article 13, if the Premises, or any portion thereof or of the Project, are taken within the last twelve (12) months of the Lease Term, then Landlord or Tenant shall have the right, in its sole discretion, to terminate this Lease by notice to the other given within ninety (90) days after the date of such taking. Such termination shall be effective on the date specified in the notifying party's notice to the other, but in no event later than the end of such 90-day period.

13.5 Tenant Waiver. The rights and obligations of Landlord and Tenant on any taking of the Premises or any other portion of the Project are governed exclusively by this Lease. Accordingly, Tenant hereby waives the provisions of any law to the contrary, including California Code of Civil Procedure Sections 1265.120 and 1265.130, or any similar successor statute.

14. Insurance.

14.1 Tenant's Insurance. Tenant, at its cost and expense, shall procure and maintain, from the Lease Date and throughout the Lease Term, the following insurance:

(a) Commercial General Liability Insurance. Tenant shall maintain a policy(ies) of commercial general liability insurance written on an "occurrence" basis, with an each occurrence limit of Five Million Dollars (5,000,000.00) and a general aggregate limit of Five Million Dollars ($5,000,000.00) (provided that the above limit may be satisfied by a primary policy and umbrella/excess liability policy so long as the other requirements of this Section 14.1 through 14.2 are satisfied). Such policy shall cover bodily injury, property damage, personal injury, and advertising injury arising out of or relating (directly or indirectly) to Tenant's business operations, conduct, assumed liabilities, or use or occupancy of the Premises or the Project, including broad form property damage coverage (which shall include coverage for completed operations). Tenant's liability coverage shall further include premises-operations coverage, products liability coverage (if applicable), products completed operations coverage, owners and contractors protective coverage (when reasonably required by Landlord), and blanket contractual coverage including both oral and written contracts. It is the parties' intent that Tenant's contractual liability coverage provides coverage to the maximum extent possible of Tenant's indemnification obligations under this Lease.

(b) Tenant's Workers' Compensation and Employer Liability Coverage. Tenant shall maintain workers' compensation insurance as required by law and employer's liability insurance with limits of no less than One Million Dollars ($1,000,000.00) per accident.

(c) Tenant's Property Insurance; Business Interruption, Loss of Income, and Extra Expense Coverage. Tenant shall maintain property insurance coverage, extended coverage and special extended coverage insurance for all office furniture, trade fixtures, office equipment, merchandise, and all other items of Tenant's property in, on, at, or about the Premises and the Project. Such policy shall (i) be written on the broadest available "all risk" policy on a "special causes of loss" basis or an equivalent form acceptable to Landlord, (ii) include an agreed-amount endorsement for no less than the full replacement cost (new without deduction for depreciation) of the covered items and property, and (iii) include boiler and machinery (if applicable), vandalism and malicious mischief coverage, and earthquake sprinkler leakage coverage. Such property insurance policy shall include business interruption, loss of income, and extra expense insurance covering all direct or indirect loss of income and charges and costs incurred arising out of all perils, failures, or interruptions, including any failure or interruption of Tenant's business equipment (including, without limitation, telecommunications equipment), and the prevention of, or denial of use of or access to, all or part of the Premises or the Project, as a result of those perils, failures, or interruptions. The business interruption, loss of income, and extra expense coverage shall provide coverage for no less than twelve (12) months and shall be carried in amounts necessary to avoid any coinsurance penalty that could apply. The business interruption, loss of income and extra expense coverage shall be issued by the insurer that issues Tenant's property insurance under this Section 14.I(c).

(d) Other Tenant Insurance Coverage. Not more often than once every year and upon not less than thirty (30) days' prior written notice, Landlord may require Tenant, at Tenant's sole cost and expense, to procure and maintain other types of insurance coverage and/or increase the insurance limits set forth above if being required by owners of Comparable Buildings. In no event shall Tenant be obligated to carry earthquake insurance unless (i) such insurance is available at commercially reasonable rates, in Tenant's reasonable judgment, and (ii) tenants of Comparable Buildings generally are required to carry earthquake insurance.

(e) Other Insurance. Tenant shall maintain such other insurance as may be required by Applicable Laws.

14.2 Form of Policies; Policy Requirements. The minimum limits of policies and Tenant's procurement and maintenance of such policies described in Section 14.1 shall in no event limit the liability of Tenant under this Lease. All insurance required by this Article 14 shall be issued on an Occurrence basis by solvent companies qualified to do business in the State of California, and with an A.M. Best & Company financial strength of not less than A- and a financial size category of not less than VII. Any insurance policy under this Article 14 may be maintained under a "blanket policy," insuring other parties and other locations, so long as the amount and coverage required to be provided hereunder is not thereby diminished. None of Tenant's policies required under this Article 14 currently contains a deductible in excess of Twenty Five Thousand Dollars ($25,000.00) and, thereafter, any increases in any such deductible by Tenant shall not exceed a commercially reasonable amount. As a condition to approving any assignee or subtenant (other than to a Permitted Transferee), Landlord reserves the right to approve the deductibles contained in the policies required under this Article 14 to be maintained by such assignee or subtenant, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall provide Landlord a certificate of each policy of insurance required hereunder certifying that the policies contain the provisions required. Tenant shall deliver such certificates to Landlord within thirty (30) days after the Lease Commencement Date, but in no event later than the date that Tenant or any other Tenant Parties first enter the Premises and, upon renewal, not fewer than ten (10) days prior to the expiration of such coverage. All Tenant's liability insurance shall provide (i) that Landlord, Landlord's managing agent, and any Encumbrancer are designated as an additional insured, without limitation as to coverage afforded under such policy pursuant to an endorsement providing coverage at least as broad as ISO form CG 20 11 01 96 or its equivalent; (ii) for severability of interests or that acts or omissions of one of the insureds or additional insureds shall not reduce or affect coverage available to any other insured or additional insured (if available); (iii) that the aggregate liability applies solely to the Project; and (iv) that Tenant's insurance is primary and not excess over or contributory with any other insurance carried by Landlord. All Tenant's insurance shall provide that the insurer agrees not to cancel the policy without at least thirty (30) days' prior written notice to Landlord (except in the event of a cancellation as a result of nonpayment, in which event the insurer shall give Landlord at least ten (10) days' prior notice). Tenant shall notify Landlord within ten (10) days after any material modification of any policy of insurance applicable to the Premises required under this Article. Any self insurance or self insured retention provisions under, or with respect to, any insurance policies maintained by Tenant hereunder shall be subject to Landlord's prior written approval, which Landlord may give or withhold in its sole but reasonable discretion. In the event Tenant shall fail to procure and keep such insurance in full force and effect during the Lease Term, or to deliver such policies or certificates as required hereunder, Landlord may, at its option, procure same for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent within five (5) business days after Tenant's receipt of written demand therefor.

14.3 Vendors' Insurance. In addition to any other provision in this Lease (including, without limitation, Article 10 above), Landlord may require Tenant's vendors and contractors to carry such insurance as Landlord shall deem reasonably necessary. All vendor's liability insurance shall provide that Landlord, Landlord's managing agent and any Encumbrancer are designated as an additional insured without limitation as to coverage afforded under such policy pursuant to an endorsement providing coverage at least as broad as ISO form CG 20 37 10 01 or its equivalent.

14.4 Landlord's Insurance. Landlord shall procure and maintain in effect throughout the Lease Term, property insurance on a "special causes of loss" basis, including coverage for vandalism and malicious mischief, in an amount equal to one hundred percent (100%) of the replacement cost of the Building (including the Tenant Improvements, but excluding any Alterations) (exclusive of foundations, footings and other underground improvements), which shall include loss of rent coverage. Landlord shall also maintain in effect throughout the Lease Term, commercial general liability insurance including contractual liability coverage (or with a contractual liability endorsement), with limits of not less than Five Million Dollars ($5,000,000.00) per occurrence and annual aggregate (provided that the above limit may be satisfied by a primary policy and umbrella/excess liability policy so long as the other requirements of this Section 14.4 are satisfied), covering the insured against claims of bodily injury, broad form property damage and personal and advertising injury and including coverage for, premises and operations (including the use of owned and non-owned equipment), damage to rented premises, and blanket contractual liability (including tort liability of another party and Landlord's liability for injury or death to persons and damage to property). Such coverage shall be subject to commercially reasonable deductibles and issued by such companies, and on such other terms and conditions, as Landlord may from time to time reasonably determine. Landlord may (a) modify the foregoing coverages if and to the extent it is commercially reasonable to do so; and (b) carry earthquake and flood insurance at its sole discretion. Notwithstanding the foregoing provisions of this Section 14.4, the coverage and amounts of insurance carried by Landlord in connection with the Project shall, at a minimum, be comparable to the coverage and amounts of insurance which are carried by reasonably prudent landlords of Comparable Buildings. The premiums for all such insurance shall be included as an Operating Expense. If such insurance policies cover other assets owned by Landlord or its affiliate in addition to the Project, the cost of such insurance shall be equitably allocated.

15. Waiver of Subrogation Rights. Each party, for itself and, without affecting any insurance maintained by such party, on behalf of its insurer, releases and waives any right to recover against the other party, including officers, employees, agents, authorized representatives, successors. assignees and sublessees (whether in contract or tort) of such other party, that arise or result from any and all loss of o damage to any property of the waiving party located within or constituting part of the Building, including the Premises, to the extent of amounts payable under a standard ISO Commercial Property insurance policy, or such additional property coverage as the waiving party may carry (with a commercially reasonable deductible), whether or not the party suffering the loss or damage actually carries any insurance, recovers under any insurance or self-insures the loss or damage. Each party shall have their property insurance policies issued in such form as to waive any right of subrogation as might otherwise exist. This mutual waiver is in addition to any other waiver or release contained in this Lease.

16. Waiver of Liability and Indemnification.

16.1 Waiver and Release. To the fullest extent permitted by Requirements, neither Landlord nor any of Landlord's Affiliates nor any of Landlord's employees, agents, contractors, licensees, invitees, representatives, officers, directors, shareholders, partners, and members (all of the foregoing being the "Indemnitees") shall be liable to Tenant or any other Tenant Parties for, and Tenant waives as against and releases Landlord and the other Indemnitees from, any and all Claims for loss or damage to any property or injury, illness or death of any person in, upon or about the Premises and/or any other portion of the Project, arising at any time and from any cause whatsoever. The foregoing waiver shall apply to (i) Claims caused in whole or in part by any third party (including any tenant or other occupant of the Project), (ii) Claims caused in whole or in part by any active or passive act, error, omission, or negligence of Landlord or any other Indemnitee, (iii) Claims in which liability without fault or strict liability is imposed, or sought to be imposed, on Landlord or any other Indemnitee, and (iv) Claims caused in whole or in part by earthquake or earth movement, gas, fire, oil, electricity or leakage from the roof, walls, windows, basement or other portion of the Premises or Project. The foregoing waiver shall not apply to the extent a Claim was proximately caused by Landlord's fraud, negligence (to the extent not covered by insurance required to be carried by Tenant pursuant to this Lease), gross negligence, or willful misconduct, or that of Landlord's agents, employees or contractors. In that event, however, the waiver under this Section 16.1 shall remain valid for all other Indemnitees. The provisions of this Section 16.1 shall survive the expiration or earlier termination of this Lease until all Claims within the scope of this Section 16.1 are fully, finally, and absolutely barred by the applicable statutes of limitations. Tenant acknowledges that this Section was negotiated with Landlord, that the consideration for it is fair and adequate, and that Tenant had a fair opportunity to negotiate, accept, reject, modify or alter it.

16.2 Indemnification of Landlord. To the fullest extent permitted by Requirements, Tenant shall indemnify, defend, protect and hold Landlord and the other Indemnitees harmless of and from Claims arising out of or in connection with, or related to any of the following: (a) the malting of Alterations, or (b) injury to or death of persons or damage to property occurring or resulting directly or indirectly from: (i) the use or occupancy of, or the conduct of business in, the Premises; (ii) damage to the Building Systems of the Project caused by Tenant; (iii) the use, generation, storage, handling, release, transport, or disposal by Tenant or any other Tenant Parties of any Hazardous Materials in or about the Premises or any other portion of the Project; (iv) any other occurrence or condition in or on the Premises; (v) the exercise of any rights by Tenant under Article 33 or Article 34 and (vi) acts, neglect or omissions of Tenant or any other Tenant Parties in or about any portion of the Project. The foregoing indemnification shall apply regardless of the active or passive negligence of Indemnitees and regardless of whether liability without fault or strict liability is imposed or sought to be imposed on Indemnitees. The foregoing indemnification shall not apply to the extent that a Claim was proximately caused by Landlord's fraud, gross negligence or willful misconduct, or that of Landlord's agents, employees or contractors. The provisions of this Section 16.2 shall survive the expiration or earlier termination of this Lease until all Claims within the scope of this Section 16.2 are fully, finally, and absolutely barred by the applicable statutes of limitations.

l6.3 Indemnification of Tenant. To the fullest extent permitted by Requirements, Landlord shall indemnify, defend, protect and hold Tenant harmless of and from Claims arising out of or in connection with, or related to any of the following: (a) any breach or default by Landlord in the performance of any of its obligations under this Lease, or (b) any loss or damage to property or injury to person occurring (i) in the public entrances, stairways, corridors, elevators and elevator lobbies, and other public areas in the Building (except for such loss, damage or injury for which Tenant is obligated to indemnify Landlord under Section 16.2) or (c) arising out of the negligence or willful misconduct of Landlord or Landlord's agents, employees or contractors. The provisions of this Section 16.3 shall survive the expiration or earlier termination of this Lease until all Claims within the scope of this Section 16.3 are fully, finally, and absolutely barred by the applicable statutes of limitations.

17. Assignment and Subletting.

17.1 Compliance Required. Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld: (a) assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, by operation of law or otherwise; (b) sublet the Premises or any part thereof; or (c) permit the use of the Premises by any persons other than Tenant and its employees (each of the foregoing is referred to herein as a Transfer and are collectively referred to as "Transfers" and any person to whom any Transfer is made or sought to be made is referred to as a "Transferee"). Any Transfer made without complying with this Article 17 shall, at Landlord's option, be null, void and of no effect. Tenant acknowledges that the limitations on assignment and subletting contained in this Article 17 are expressly authorized by California Civil Code Section 1995.010 et seq., and are fully enforceable by Landlord against Tenant. For purposes of this Lease, the term Transfer shall include: (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of a general partner or a majority of the partners, or a transfer of a majority of partnership interests, or the dissolution of the partnership; (ii) if Tenant is a limited liability company, the withdrawal or change, voluntary, involuntary, or by operation of law, of a majority of members, or a transfer of a majority of the membership interests, or the dissolution of the limited liability company; and (iii) if Tenant is a corporation, the dissolution, merger, consolidation or other reorganization of Tenant, or the sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares of Tenant (other than (A) sales on a public stock exchange or (B) transfers to immediate family members by reason of gift or death), or the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty percent (50%) of Tenant's net assets. No issuing of stock of Tenant in a public offering or sale on a public stock exchange of Tenant's stock shall be deemed to be a Transfer for purposes of this Lease or subject to the terms and conditions of this Article 17.

17.2 Request by Tenant; Landlord Response. If Tenant desires to effect an assignment or sublease, Tenant shall submit to Landlord a request for consent together with the identity of the parties to the transaction, the nature of the Transferee's proposed business use for the Premises, the portion of the Premises to be Transferred (the "Subject Space"); the proposed documentation for and terms of the transaction, and all other information reasonably requested by Landlord concerning the proposed transaction and the parties involved therein, including certified financial information for the two (2) year period immediately preceding Tenant's request (if the Transferee has been in business for two (2) years and, if not, certified financial information for the period of time during which Transferee has been in business), credit reports, the business background and references regarding the Transferee, an opportunity to meet and interview the Transferee, and Tenant's good faith estimate of the amount of Transfer Premium (as defined below), if any, payable in connection with the proposed transaction. Within twenty (20) days after the later of such interview or the receipt of all such information required by Landlord, or within thirty (30) days after the date of Tenant's request to Landlord if Landlord does not request additional information or an interview, Landlord shall have the right, by notice to Tenant, to: (i) consent to the assignment or sublease, subject to the terms of this Article 17; or (ii) decline to consent to the assignment or sublease. If Landlord consents to a Transfer, but the Transfer does not occur within ninety (90) days after the date of such consent, or if the terms of the proposed Transfer materially change from those set forth in Tenant's request for Landlord's consent, Tenant shall submit a new request for Landlord's consent, and the Subject Space shall again be subject to Landlord's rights under this Section 17.2.

17.3 Standards and Conditions for Landlord Approval. Without limiting the grounds on which it may be reasonable for Landlord to withhold its consent to an assignment or sublease, Tenant acknowledges that Landlord may reasonably withhold its consent in the following instances: (a) if there exists an Event of Default; (b) if the Transferee is a governmental or quasi-governmental agency, foreign or domestic; (c) if the Transferee is an existing tenant in the Building and space is available for lease within the Building that would satisfy the space requirements of such existing tenant; (d) if Tenant has not demonstrated to Landlord's reasonable satisfaction that the Transferee is financially responsible, with sufficient Net Worth and net current assets, properly and successfully to operate its business in the Premises and meet the financial and other obligations of this Lease; (e) if, in Landlord's reasonable judgment, the Transferee's business, use and/or occupancy of the Premises would (i) violate any of the terms of this Lease or the lease of any other tenant in the Project, (ii) not be comparable to and compatible with the types of use by other tenants in the Building, (iii) fall within any category of use for which Landlord would not then lease space in the Building under its leasing guidelines and policies then in effect, (iv) require any Alterations which would reduce the value of the existing leasehold improvements in the Premises, or (v) result in increased density per floor or require increased services by Landlord; (f) in the case of a sublease, it would result in more than three (3) occupancies on anyone floor comprising the Premises including Tenant and subtenants; (g) if the financial condition of the Transferee does not meet the requirements applied by Landlord to other tenants in the Building under leases with comparable terms and conditions, or in Landlord's reasonable judgment the business reputation of the Transferee is not consistent with that of other tenants of the Building; or (h) the Transferee is negotiating with Landlord or has negotiated with Landlord during the three (3) month period immediately preceding the date Landlord receives Tenant's request for consent, to lease space in the Building, unless Landlord does not have space in the Building comparable to the Premises (or that portion being subleased) in size, location and floor level that will satisfy the proposed Transferee's facility needs. If Landlord consents to an assignment or sublease, the terms of such assignment or sublease transaction shall not be modified, and, in the case of a sublease, Tenant shall not voluntarily terminate the sublease, without Landlord's prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) pursuant to this Article 17. Landlord's consent to an assignment or subletting shall not be deemed consent to any subsequent assignment or subletting.

17.4 Costs and Expenses. As a condition to the effectiveness of any Transfer under this Article 17, Tenant shall pay to Landlord, within thirty (30) days after receipt of Landlord's invoice therefor, all reasonable costs and expenses, including attorneys' fees and disbursements, incurred by Landlord in evaluating Tenant's requests for consent or notifications for Transfer, whether or not Landlord consents or is required to consent to a Transfer, which legal fees shall not exceed Ten Thousand
Dollars ($10,000.00) subject to the following. If: (a) Tenant is unwilling to execute a commercially reasonable standard form of consent without material changes thereto and without material negotiation of such consent or the proposed terms and documentation of the Transfer includes terms and conditions in addition to those effectuating an assignment of the Lease or a sublease of the Subject Space, and/or (b) Landlord notifies Tenant that the legal fees to be incurred by Landlord may exceed the cap as a result of any such changes, negotiation, or Transfer terms and (c) Tenant elects to proceed with such changes, negotiation or Transfer terms, then the cap shall not apply and Tenant shall pay to Landlord its reasonable legal fees in full. Tenant shall also pay to Landlord all costs and expenses incurred by Landlord due to a Transferee taking possession of the

Premises, including freight elevator operation, security service, janitorial service and rubbish removal.

17.5 Payment of Transfer Premium and Other Consideration. If Landlord consents to a Transfer, Tenant shall pay to Landlord, within thirty (30) days after Tenant's receipt thereof, fifty percent (50%) of any Transfer Premium derived by Tenant from such Transfer. The term "Transfer Premium" means all rent, additional rent or other consideration paid by such Transferee (including, but not limited to, payments in excess of fair market value for Tenant's assets, trade fixtures, equipment and other personal property, goodwill, intangible property and any capital stock or other equity ownership of Tenant) in excess of the Rent payable by Tenant under this Lease (on a monthly basis during the Lease Term, and on a per rentable square foot basis, if less than all of the Premises is Transferred), after deducting Permitted Transfer Costs. As used herein, "Permitted Transfer Costs" means the actual costs incurred and paid by Tenant for (a) any leasing commissions (not to exceed commissions typically paid in the San Francisco office market at the time of such Transfer), (b) reasonable legal fees and expenses in connection with the Transfer (including, without limitation, costs and expenses paid by Tenant pursuant to Section 17.4 above), (c) any Alterations to the Subject Space made by Tenant in connection with the Transfer, and (d) marketing expenses and any other reasonable out-of-pocket expenses reasonably incurred by Tenant in connection with the Transfer, provided that Tenant shall furnish Landlord with copies of bills or other documentation substantiating such costs. For purposes of calculating the Transfer Premium when the Transfer Premium is not paid to Tenant in a lump sum, all Permitted Transfer Costs shall be amortized on a straight-line basis, without interest, over the relevant term of the Transfer. If part of the consideration for such Transfer shall be payable other than in cash, Landlord's share of such noncash consideration shall be in such form as is reasonably satisfactory to Landlord. If Tenant shall enter into multiple Transfers, the Transfer Premium payable to Landlord shall be calculated independently with respect to each Transfer. Payment of the Transfer Premium payable to Landlord hereunder shall be made (I) in the case of a Transfer other than a sublease, within 10 days after Tenant receives the consideration described above, and (2) in the case of a sublease, on the first day of each month during the term of such agreement, the Transferee shall pay directly to Landlord fifty percent (50%) of the amount by which the rent, additional rent and other consideration due from the Transferee to Tenant under such lease for such month (less any Permitted Transfer Costs, as amortized on a monthly, straight-line basis over the term of such agreement) exceeds the Rent payable by Tenant under this Lease with respect to the Subject Space for such month (calculated on a per rentable square foot basis). In the case of an assignment, Tenant and the assignee shall be jointly and severally liable for payment of any Transfer Premium. Tenant shall furnish upon Landlord's request, a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and will derive from such Transfer. Landlord or its authorized representatives shall have the right at all reasonable times and during normal business hours to audit the books and records of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found to be understated, Tenant shall pay the deficiency within thirty (30) days after demand, and if understated by more than five percent (5%), Tenant shall pay the costs of Landlord's audit.

17.6 Assumption of Obligations; Further Restrictions. Each assignee shall, concurrently with any assignment, assume all obligations of Tenant under this Lease. Each sublease shall be made subject to this Lease and all of the terms, covenants and conditions contained herein. The surrender of this Lease by Tenant, or a mutual cancellation thereof, or the termination of this Lease in accordance with its terms, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or operate as an assignment to Landlord of any or all such subleases. No sublessee shall have the right further to sublet. Any assignment by a sublessee of its sublease shall be subject to Landlord's prior consent in the same manner as an assignment by Tenant. No sublease, once consented to by Landlord, shall be modified or terminated (other than pursuant to the express terms thereof) without Landlord's prior consent, which shall not be unreasonably withheld, conditioned or delayed. No assignment or sublease shall be binding on Landlord unless the Transferee delivers to Landlord a fully executed counterpart of the assignment or sublease which contains (i) in the case of an assignment, the assumption by the assignee as required under this Section, or (ii) in the case of a sublease, recognition by the sublessee, of the provisions of this Section 17.6, and which assignment or sublease shall otherwise be in form and substance reasonably satisfactory to Landlord, but the failure or refusal of a Transferee to deliver such instrument shall not release or discharge such Transferee from the provisions and obligations of this Section 17.6, and shall constitute an Event of Default.

17.7 No Release. No assignment or sublease shall release Tenant from its obligations under this Lease, whether arising before or after the assignment or sublease. The acceptance of Rent by Landlord from any other person shall not be deemed a waiver by Landlord of any provision of this Article 17. On an Event of Default by any assignee of Tenant in the performance of any of the terms, covenants or conditions of this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee. No consent by Landlord to any further assignments or sublettings of this Lease, or to any modification, amendment or termination of this Lease, or to any extension, waiver or modification of payment or any other obligations under this Lease, or any other action by Landlord with respect to any assignee or sublessee, or the insolvency, bankruptcy or Event of Default of any such assignee or sublessee, shall affect the continuing liability of Tenant for its obligations under this Lease, and Tenant waives any defense arising out of or based thereon, including any suretyship defense of exoneration. Landlord shall have no obligation to notify Tenant or obtain Tenant's consent with respect to any of the foregoing matters.

17.8 No Encumbrance; No Change in Permitted Use. Notwithstanding anything to the contrary contained in this Article 17, (i) Tenant shall have no right to encumber, pledge, hypothecate or otherwise transfer this Lease, or any ofTen ant's interest or rights hereunder, as security for any obligation or liability of Tenant, and (ii) Landlord shall have no obligation to consider or approve any assignment or subletting which entails any change in the Permitted Use. Without limiting the generality of the foregoing, Tenant expressly agrees that Tenant shall not, and Tenant has no right to, encumber, pledge, or hypothecate any leasehold improvements or Alterations, including fixtures.

17.9 Permitted Transfers.

17.9.1 Defined. Notwithstanding anything to the contrary contained in this Article 17, Tenant may assign this Lease or sublet any portion of the Premises (hereinafter collectively referred to as a "Permitted Transfer") to (a) an entity which is Controlled by, Controls, or is under common Control with, Tenant (a "Tenant Affiliate"), (b) any successor entity to Tenant by way of merger, consolidation or other non-bankruptcy corporate or other entity reorganization, or (c) an entity which acquires all or substantially all of Tenant's assets or stock, or (d) an entity acquiring and continuing Tenant's business operations at or from the Premises (each individually, a "Permitted Transferee"). In the case of a transaction pursuant to clauses (b), (c), or (d) above, the successor entity must have a Net Worth at the time of the Transfer that is at least equal to the Net Worth of Tenant on the date of this Lease. For purposes of this Lease, the term "Permitted Assignee" shall mean a Permitted Transferee to whom Tenant assigns all of its right, title and interest in and to this Lease, and which assumes all of Tenant's obligations under this Lease.

17.9.2 Conditions. Any Transfer pursuant to Section 17.9 above must comply with each of the following additional conditions: (a) Tenant shall not be in monetary or material nonmonetary default (beyond applicable notice and cure periods) in the performance of any of its obligations under this Lease at the time of the Transfer; (b) at least ten (10) business days prior to the effective date of the proposed Transfer, Tenant shall give Landlord written notice of the proposed Transfer, which notice shall be accompanied by such documents or information as is reasonably necessary to substantiate that the proposed Transfer falls within the parameters of Section 17.9, including financial statements of the proposed Transferee, unless such advance notice is prohibited by Applicable Law, in which case, such notice shall be given within five (5) business days after the effective date of the Transfer; (c) Landlord receives no later than thirty (30) days after effective date of the Transfer a fully executed duplicate original assignment or sublease (if applicable), in a commercially reasonable form; (d) the transferor shall be Original Tenant or any Permitted Assignee under this Lease, the rights granted under Section 17.9 being personal to Original Tenant and any Permitted Assignee; (e) any such Transfers shall not, whether in a single transaction or in a series of transactions, be entered into as a subterfuge to evade the obligations and restrictions relating to Transfers set forth in this Article 17; (I) no Transfer to a Permitted Transferee shall release Tenant from its obligations under this Lease; and (g) Tenant shall pay Landlord's reasonable attorneys' fees and costs incurred in connection with any Transfer to a Permitted Transferee. In no event shall the provisions of Section 17.5 apply to a Permitted Transfer.

17.10 Tenant's Remedies. Notwithstanding any contrary provision of law, including, without limitation, California Civil Code Section 1995.310, .the provisions of which Tenant hereby waives, Tenant shall have no right to terminate this Lease, and no right to damages for breach of contract, in the event Landlord is determined to have unreasonably withheld or delayed its consent to a proposed sublease or assignment, and Tenant's sole remedy in such event shall be to obtain a determination reversing the withholding of such consent or finding such consent to be deemed given by virtue of such unreasonable delay.

18. Rules and Regulations. Tenant shall observe and comply, and shall cause the other Tenant Parties to observe and comply, with the Rules and Regulations, and, after notice thereof, with all reasonable modifications and additions thereto from time to time promulgated in writing by Landlord. A copy of the current Rules and Regulations is attached hereto as Exhibit B-1. Landlord shall not be responsible to Tenant, or any of the other Tenant Parties, for noncompliance with any Rules and Regulations by any other tenant, sublessee, or other occupant of the Project and their respective employees, agents, contractors, licensees, invitees, representatives, officers, directors, shareholders, partners, and members. Notwithstanding anything to the contrary contained in this Lease or Exhibit B-1, Tenant shall not be required to comply with any rule or regulation unless the same applies nondiscriminatorily to all tenants of the Building, and does not materially and adversely interfere with Tenant's use of the Premises or Tenant's parking rights.

19. Entry of Premises by Landlord; Modification to Common Areas.

19.1 Entry of Premises. Landlord, Landlord's Affiliates and its authorized agents, financial partners, employees, and contractors may enter the Premises at any reasonable time and upon at least twenty four (24) hours' prior written notice (except in the case of an emergency) from time to time to: (i) inspect the same; (ii) determine Tenant's compliance with its obligations hereunder; (iii) exhibit the same to prospective purchasers, financial partners, Encumbrancers or, during the last twelve (12) months of the Term, tenants; (iv) supply any services to be provided by Landlord hereunder; (v) post notices of nonresponsibility or other notices permitted or required by law; (vi) make repairs, improvements or alterations, or perform maintenance in or to, the Premises or any other portion of the Project, including the Building Systems; and (vii) perform such other functions as Landlord deems reasonably necessary or desirable. Landlord may also grant access to the Premises to government as required by Applicable Law or utility representatives, upon at least one (I) business day's prior written notice (except in the case of an emergency) and bring and use on or about the Premises such equipment as Landlord deems reasonably necessary to accomplish the purposes of Landlord's entry under this Section 19.1. Landlord shall have and retain keys with which to unlock all of the doors in or to the Premises, and Landlord shall have the right to use any and all means which Landlord may deem proper in an emergency in order to obtain entry to the Premises, including secure areas. Landlord shall use commercially reasonable efforts to minimize interference from its entry of the Premises with Tenant's ability to conduct its business in the Premises. Tenant shall have the right to escort any party permitted access to the Premises and to restrict such parties from then-confidential areas provided that the same do not prevent Landlord from accessing the Premises in the event of an emergency, providing the services and performing the obligations of Landlord under this Lease, and performing necessary testing and inspection of the condition of the Building or otherwise.

19.2 Renovation of the Project; Modification of the Common Areas. Landlord as of the Lease Date is undertaking a major renovation of the Project and adjacent buildings (the "Renovation") in the accordance with the Building Plans (as defined in the Work Letter) and reserves the right, in its sole discretion, in connection with the Renovation and otherwise from time to time, to: (i) make changes to the Common Areas and/or the Project, including, without limitation, changes in the location, size, shape and number of any Common Area amenity, installation or improvement, such as driveways, entrances, parking spaces, parking areas, ingress, egress, direction of driveways, entrances, hallways, corridors, lobby areas and walkways; (ii) close temporarily any of the Common Areas and/or the Project for maintenance purposes so long as reasonable access to the Premises remains available; (iii) add additional buildings and improvements to the Common Areas and/or the Project, add additional subterranean buildings or improvements to the Project, or remove existing buildings or improvements therefrom; (iv) use the Common Areas and/or the Project while engaged in making additional improvements, repairs or alterations to the Project or any portion thereof; and (v) do and perform any other acts, alter or expand, or make any other changes in, to or with respect to the Common Areas and/or the Project as Landlord may, in its sole discretion, deem to be appropriate. Without limiting the foregoing, Landlord reserves the right from time to time to install, use, maintain, repair, relocate and replace pipes, ducts, conduits, wires, and appurtenant meters and equipment for service to the Premises or to other parts of the Project which are above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas of the Project that are located within the Premises or located elsewhere in the Project. In addition, Landlord shall have the right to utilize portions of the Common Areas from time to time for entertainment, displays, product shows, leasing of kiosks or such other uses that in Landlord's sole but reasonable judgment tend to attract the public. The Renovation of the Project shall consist of the Core and Shell Improvements as described in the Work Letter. All alterations, modifications and use by Landlord reserved under this Section 19.2 shall (i) be done within a commercially reasonable time and manner and any damage to the Premises shall be restored to the condition existing prior to such entry, (ii) be performed in a good and workmanlike manner so as to not unreasonably disturb Tenant or its business operations in the Premises, (iii) comply with applicable Requirements, (iv) not reduce the usable area of the Premises, (v) not require any Alterations to be made or paid for by Tenant, (vi) not reduce the number of parking spaces leased by Tenant to a number that is less that Tenant's Percentage Share of eighty-nine (89) parking spaces or such lesser number that Tenant has elected (or deemed to have elected) to lease pursuant to Section 30.1 and (vii) with respect to the Renovations, be performed substantially in accordance with the Building Plans as provided in Section 1.1 of the Work Letter, with any revisions to such Building Plans for the Core and Shell Improvements to be made in accordance with Section!.3 of the Work Letter.

19.3 Waiver of Claims. Tenant acknowledges that Landlord, in connection with Landlord's activities under this Article 19, may, among other things, erect scaffolding or other necessary structures in the Premises and/or the Project, limit or eliminate access to portions of the Project, including portions of the Common Areas, or perform work in the Premises and/or the Project, which work may create noise, dust, vibration, odors or leave debris in the Premises and/or the Project. Without limiting the generality of Section 16.1 above, Tenant hereby agrees that Landlord's activities under this Article 19 shall in no way constitute an actual or constructive eviction of Tenant nor entitle Tenant to any abatement of Rent except to the extent permitted by Section 8.3 above. Landlord shall not be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from Landlord's activities under this Article 19 or the performance of Landlord's obligations under this Lease, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the
Premises or of Tenant's personal property or improvements resulting from Landlord's activities hereunder, or for any inconvenience or annoyance occasioned by such activities. Nothing in this Section 19.3 shall be deemed to relieve Landlord of, or modify Landlord's obligations as set forth in, the last sentence of Section 19.2 above.

20. Default and Remedies.

20.1 Events of Default. The occurrence of any of the following events shall constitute an "Event of Default" by Tenant:

20.1.1 Tenant fails to pay any Rent when due, and such failure continues for more than three (3) business days after written notice; or

20.1.2 Tenant fails to obtain Landlord's prior written consent to any Transfer in violation of Article 17; or

20.1.3 Tenant fails to deliver evidence of insurance, an estoppel certificate, or financial statements to Landlord within the time periods required by Article 14 and Sections 23.1 and 35.20, respectively; or

20.1.4 Tenant fails to remove any lien or encumbrance arising out of any work performed, materials furnished or obligations incurred by Tenant within the time period required by Article II; or

20.1.5 Tenant fails to observe or perform any other agreement or covenant of this Lease, and such failure continues for more than thirty (30) days after written notice from Landlord; provided that if such failure cannot reasonably be cured within a thirty (30) day period, an Event of Default shall not be deemed to have occurred if Tenant promptly commences such cure within said period of thirty (30) days, thereafter diligently pursues such cure to completion; or

20.1.6 Tenant (i) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors' relief law of any jurisdiction, (ii) makes an assignment for the benefit of its creditors, or (iii) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to such person or entity or with respect to any substantial part of their respective property; or

20.1.7 Without consent by Tenant, a court or government authority enters an order, and such order is not vacated within thirty (30) days, (i) appointing a custodian, receiver, trustee or other officer with similar powers with respect to such person or entity or with respect to any substantial part of their respective property, or (ii) constituting all order for relief or approving a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors' relief law of any jurisdiction, or (iii) ordering the dissolution, winding-up or liquidation of such person or entity; or

20.1.8 This Lease or any estate of Tenant hereunder is levied upon under any attachment or execution and such attachment or execution is not vacated within thirty (30) days.

20.2 Landlord's Remedies Upon Occurrence of Event of Default. Upon the occurrence of any Event of Default, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (which shall be cumulative and nonexclusive), the option to pursue anyone or more of the following remedies (which shall be cumulative and nonexclusive) without any notice or demand.

20.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy it may have for possession or arrearages in Rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(a) The worth at the time of award of the unpaid Rent which has been earned at the time of such termination; plus

(b) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(c) The worth at the time of award of the amount by which the unpaid Rent for the balance of the Lease Term after the time of award exceeds the amount of such Rent loss that Tenant proves couLd be reasonably avoided; plus

(d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including brokerage commissions, advertising expenses, expenses of remodeling any portion of the Premises for a new tenant (whether for the same or a different use), and any special concessions made to obtain a new tenant; and

(e) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable Law.

As used in Sections 20.2.1 (a) and (b) above, the "worth at the time of award" shall be computed by allowing interest at a rate per annum equal to the lesser of (i) the annual "Bank Prime Loan" rate cited in the Federal Reserve Statistical Release Publication G.13(415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord shall reasonably designate if such rate ceases to be published) plus two (2) percentage points, or (ii) the highest rate permitted by Applicable Law. As used in Section 20.2.1 (c) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus I%. For the purpose of determining unpaid Rent under Sections 20.2.1 (a), (b) and (c) above, the Rent reserved in this Lease shall be deemed to be the total Rent payable by Tenant under Articles 4 and 5 above. For purposes of computing the amount of Rent hereunder that would have accrued after the time of award, the amount of increases in Escalation Rent shall be projected based upon the average rate of increase, if any, in Escalation Rent from the Rent Commencement Date through the time of award.

20.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover Rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all Rent as it becomes due.

20.2.3 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 20.2.1 and 20.2.2, above, or any Law or other provision of this Lease), without prior demand or notice except as required by applicable Law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

20.3 Sublease of Tenant. Whether or not Landlord elects to terminate this Lease on account of any Event of Default as set forth in this Article 20, Landlord shall have the right to (a) terminate any sublease, license, concession or other occupancy agreement entered into by Tenant and affecting the Premises, or, in Landlord's sole and absolute discretion, or (b) succeed to Tenant's interest in such subleases, licenses, concessions or other agreements. If Landlord elects to succeed to Tenant's interest in any such subleases, licenses, concessions or other agreements, Tenant shall, as of the date of Landlord's notice of such election, have no further right to or interest in the Rent or other consideration receivable thereunder.

20.4 Effort to Relet. Unless Landlord provides Tenant with express written notice to the contrary, no re-entry, repossession, repair, maintenance, change, alteration, addition, reletting, appointment of a receiver or other action or omission by LandLord shall (a) be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, or to accept a surrender of the Premises, or (b) operate to release Tenant from any of its obligations hereunder. Tenant hereby waives, for Tenant and for all those claiming by, through or under Tenant, the provisions of Section 3275 of the California Civil Code and Sections 1174(c) and 1179 of the California Code of Civil Procedure and any rights, now or hereafter existing, to redeem or reinstate, by order or judgment of any court or by any legal process or writ, this Lease or Tenant's right of occupancy of the Premises after any termination of this Lease.

20.5 Landlord's Right to Cure Defaults. Upon the occurrence of an Event of Default, Landlord may, at its option, take any reasonable action to cure the Event of Default, without waiving its rights and remedies against Tenant or releasing Tenant from any of its obligations hereunder. Notwithstanding the preceding sentence, in the event of an emergency or other circumstance in which Tenant's failure to take immediate action may result in injury to persons or damage to property, Landlord may, at its option, take any reasonable action to perform any obligation of Tenant, after first giving such prior notice to Tenant as may be reasonable under the circumstances. All reasonable out-of-pocket costs actually paid by Landlord in performing Tenant's obligations as set forth in this Section 20.5 plus a supervision fee equal to one and one quarter percent (1.25%) of the costs of performing the obligation shall be paid by Tenant to Landlord within thirty (30) days after written demand from Landlord.

20.6 Landlord's Default.

20.6.1 General. Notwithstanding anything to the contrary set f011h in this Lease, Landlord shall not be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease unless Landlord fails to perform such obligation within thirty (30) days after the receipt by Landlord of written notice from Tenant specifying in detail Landlord's alleged failure to perform; provided, however, if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it commence such performance within such thirty (30) day period and thereafter diligently pursues the same to completion. In no event shall Tenant have the right to terminate or rescind this Lease as a result of Landlord's failure to perform any covenant or agreement contained in this Lease. Tenant hereby waives such remedies of termination and rescission and hereby agrees that Tenant's remedies for Landlord's failure to perform hereunder and for breach of any promise or inducement shall be limited to the remedies set forth in this Section 20.6 and suit for damages and/or injunction.

20.6.2 Landlord's Failure to Make Repairs; Tenant's Cure Right. If Landlord fails to make any repairs that are Landlord's responsibility under Section 7.3.2 or Section 9.1, the Original Tenant (and its Permitted Assignee) may so notify Landlord specifying the nature in reasonable detail of the repairs which Tenant believes are necessary. Landlord shall perform such repairs within the cure periods provided in Section 20.6. I(or in the case of an Emergency, as defined below, as soon as reasonably practicable under the circumstances). For purposes of this Section, an "Emergency" shall mean any circumstance posing an immediate threat of substantial injury or damage to persons or property in the Premises or actual immediate and material interruption of a material aspect of Tenant's business operations in the Premises for a period in excess of five (5) consecutive days. For purposes of this Section 20.6.2 only, the term "notice" shall include oral notices when given in an event of an Emergency. If Landlord fails to make repairs in accordance with this Section 20.6.2, Tenant may deliver a second notice to Landlord (except in the case of an Emergency, no second notice shall be required), advising Landlord that Tenant intends to make necessary repairs if Landlord does not commence required repairs within three (3) business days after Landlord's receipt of the second notice. If Landlord fails to commence required repairs within such three-business day period after receipt of the second notice and thereafter diligently pursue such repairs to completion, Tenant may perform the required repairs identified in Tenant's notice. If Tenant takes such action, Tenant shall use only those contractors used by Landlord in the Project for work unless such contractors are unwilling or unable to perform, or timely perform, such work, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in Comparable Buildings and engages only labor that is harmonious and compatible with other labor working in the Project; in any event any such contractors must at all times maintain the insurance coverage required hereunder of contractors who perform work on behalf of Tenant in the Premises. Promptly following completion of any work taken by Tenant pursuant to this Section 20.6.2, Tenant shall deliver a detailed invoice of the work completed, the materials used and the costs relating thereto and an assignment of any and all warranties relating to such work. If Landlord does not deliver a detailed written objection to Tenant within thirty (30) days after receipt of an invoice from Tenant, then Landlord shall be obligated to reimburse Tenant for the amount set f011h in such invoice. If, however, Landlord delivers to Tenant, within thirty (30) days after delivery of Tenant's invoice, a written objection to the payment of such invoice, setting forth with reasonable detail Landlord's good faith reasons for its claim that such action did not have to be taken by Landlord pursuant to this Lease or that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive), Tenant may proceed to claim a delimit by Landlord or, if elected by either Landlord or Tenant, the matter shall proceed to resolution by the selection of an arbitrator to resolve the dispute. Notwithstanding anything to the contrary contained above in this Section 20.6.2, Tenant shall have no rights under this Section 20.6.2 so long as an Event of Default of Tenant under this Lease has occurred and remains uncured. Tenant's right to perform repair work under this Section 20.6.2 shall be subject to the rights of any other tenants or other occupants of the Building, and Tenant shall indemnify, defend, protect, and hold harmless Landlord from and against any and all losses, Claims arising from Tenant's performance of such work.

21. Subordination, Attornment and Nondisturbance.

21.1 Subordination and Attornment. Subject to the terms and conditions of this Paragraph 21 and conditioned upon receipt of a Non-Disturbance Agreement (as defined below) from any Encumbrancer, this Lease and all of Tenant's rights hereunder shall he automatically subordinate to any and all Encumbrances, to all renewals, modifications, consolidations, replacements and extensions thereof, and to any and all advances made or hereafter made on the security thereof or Landlord's interest therein, unless an Encumbrancer requires in writing that this Lease be superior to its Encumbrance; provided, however that Landlord shall have obtained for the benefit of Tenant from any Encumbrancer a commercially reasonable non-disturbance agreement (a "Non-Disturbance Agreement") which provides, among other things, that so long as there is no Event of Default hereunder, this Lease shall not be terminated and Tenant shall be entitled to the benefit of each of the agreements, terms, covenants and conditions set forth in this Lease (including, without limitation, the Work Letter). Upon any foreclosure (or any delivery of a deed in lieu of foreclosure) of any Encumbrance, (i) Tenant shall attorn, without any deductions or set-offs whatsoever, to the Encumbrancer or purchaser or any successors thereto upon any foreclosure sale or deed in lieu thereof (or to the ground lessor), (ii) Tenant shall recognize such purchaser or Encumbrancer as the "Landlord" under this Lease, and (iii) Tenant's possession and quiet enjoyment of the Premises hereunder shall not be disturbed by such purchaser or Encumbrancer for so long as Tenant timely pays Rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant, subject to applicable notice and cure periods. Landlord's interest herein may be assigned as security at any time to any Encumbrancer. The provisions of this Section 21.1 shall be self-operative without execution of any further instruments; provided, however, within ten (10) business days after request by Landlord or any Encumbrancer, Tenant shall execute such further commercially reasonable instruments or assurances which are consistent with the provisions of this Article 21 to evidence or confirm the subordination or superiority of this Lease to any such Encumbrance provided, however, that such evidence or confirmation shall be conditioned upon the receipt of a nondisturbance agreement from the Encumbrancer in commercially reasonable form and content providing that Tenant's possession and quiet enjoyment of the Premises shall not be disturbed by any purchaser or Encumbrancer for so long as Tenant is not in default, beyond applicable notice and cure periods. To the extent permitted by Applicable Laws, Tenant waives the provisions of any Requirement which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding, deed in lieu thereof or sale. Tenant agrees with Encumbrancer that if Encumbrancer or any foreclosure sale purchaser shall succeed to the interest of Landlord under this Lease, Encumbrancer shall not be (i) liable for any action or omission of any prior Landlord under this Lease, except for Landlord's obligation to pay the Space Planning Allowance, the Tenant Improvement Allowance and the Additional Allowance pursuant to the provisions of the Work Letter, or (ii) subject to any offsets or defenses which Tenant might have against any prior Landlord, except for the offset right set forth in Section 6.4.4 of the Work Letter, or (iii) bound by any Rent which Tenant might have paid for more than the current month to any prior Landlord, or (iv) liable for any Security Deposit not actually received by such Encumbrancer, or (v) bound by any modification or amendment of this Lease not consented to by such Encumbrancer.

21.2 Notice to Encumbrancer. Notwithstanding anything to the contrary contained in this Lease, including, without limitation, Article 28, upon receipt by Tenant of notice from any Encumbrancer or from Landlord, which notice sets forth the address of such Encumbrancer, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such Encumbrancer at the appropriate address therefor (as specified in the above-described notice or at such other places as may be designated from time to time in a notice to Tenant in accordance with Article 28), and the curing of any of Landlord's defaults by such Encumbrancer within a reasonable period of time after such notice from Tenant (including a reasonable period of time to obtain possession of the Building if such Encumbrancer elects to do so) shall be treated as performance by Landlord.

21.3 Rent Payment Direction. From and after Tenant's receipt of written notice from an Encumbrancer or from a receiver appointed pursuant to the terms of an Encumbrance (a "Rent Payment Direction"), Tenant shall pay all Rent under this Lease to such Encumbrancer or as such Encumbrancer shall direct in writing. Tenant shall comply with any Rent Payment Direction notwithstanding any contrary instruction, direction or assertion from Landlord. An Encumbrancer's delivery to Tenant of a Rent Payment Direction, or Tenant's compliance therewith, shall not be deemed to: (i) cause such Encumbrancer to succeed to or to assume any obligations or responsibilities of Landlord under this Lease, all of which shall continue to be performed and discharged solely by Landlord unless and until such Encumbrancer or a foreclosure sale purchaser succeeds to Landlord's interest hereunder, or (ii) relieve Landlord of any obligations under this Lease. Tenant shall be entitled to rely on any Rent Payment Direction, and Landlord irrevocably directs Tenant to comply with any Rent Payment Direction, notwithstanding any contrary direction, instruction, or assertion by Landlord.

21.4 No Encumbrance as of Lease Date. As of the Lease Date, Landlord has not granted any Encumbrance on the Building or the Project.

22. Sale or Transfer by Landlord: Lease Non-Recourse.

22.1 Release of Landlord on Transfer. Landlord may at any time transfer, in whole or in part, its right, title and interest under this Lease and/or in the Project, or any portion thereof. lithe original Landlord hereunder, or any successor to such original Landlord, transfers (by sale, assignment or otherwise) its light, title or interest in the Building, all liabilities and obligations of the original Landlord or such successor under this Lease shall terminate as of the date of such transfer, the original Landlord or such successor shall automatically be released therefrom as of the date of such transfer, and thereupon all such liabilities and obligations from and after the date of such transfer shall be binding upon the new owner. Tenant shall attorn to each such new owner. If in connection with any transfer effected by the then Landlord hereunder, such Landlord transfers any Security Deposit or other security provided by Tenant to Landlord for the performance of any obligation of Tenant under this Lease, then such Landlord shall be released from any further responsibility or liability for such Security Deposit or other security.

22.2 Lease Nonrecourse to Landlord; Limitation of Liability. Landlord's liability to Tenant for any default by

Landlord under this Lease or arising in connection herewith or with Landlord's operation, management,leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount that is equal to the lesser of (i) the interest of Landlord in the Project, or (ii) the equity interest Landlord would have in the Project if the Project were encumbered by third-party debt in an amount equal to seventy percent (70%) of the value of the Project (as such value is determined in good faith by Landlord) and Tenant shall have the right to recover any damages arising out of a Landlord default hereunder from the sales, rental, insurance and condemnation proceeds from such Landlord default. Neither Landlord, any of Landlord's Affiliates, any of Landlord 's employees, agents, contractors, licensees, invitees, or representatives, nor the persons or entities comprising Landlord (whether partners, members, shareholders, officers, directors, trustees, or otherwise) shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all other Tenant Parties. The limitations of liability contained in this Section 22.2 shall inure to the benefit of Landlord, its present and future employees, agents, contractors, licensees, invitees, representatives, officers, directors, shareholders, partners, and members, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust) or any present or future member of Landlord (if Landlord is a limited liability company), have any liability for the performance of Landlord's obligations under this Lease. Except as provided in Article 25, neither Landlord nor Tenant or any of Landlord's or Tenant's employees, agents, contractors, licensees, invitees, representatives, officers, directors, shareholders, partners, and members shall be liable under any circumstances for any indirect or consequential damages or any injury or damage to, or interference with, the business of the other, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

23. Estoppel Certificate.

23.1 Procedure and Content. Within ten (10) business days after Landlord's request therefor, Tenant shall execute, acknowledge, and deliver to Landlord certificates as specified by Landlord certifying: (i) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and identifying each modification); (ii) the Lease Commencement Date, the Rent Commencement Date and the Expiration Date if such dates are not specified as a date certain in the Basic Lease Information; (iii) that Tenant has accepted the Premises (or the reasons Tenant has not accepted the Premises), and if Landlord has agreed in the Work Letter to make any alterations or improvements to the Premises, that Landlord has properly completed such alterations or improvements (or the reasons why Landlord has not done so); (iv) the amount of the Base Rent and current Escalation Rent, if any, and the date to which such Rent has been paid; (v) that there exists no Event of Default, except as to any Events of Default specified in the certificate, and whether there are any existing defenses against the enforcement of Tenant's obligations under this Lease; (vi) that no default of Landlord under this Lease is claimed by Tenant, except as to any defaults specified in the certificate; and (vii) such other matters as may be reasonably requested by Landlord. If requested by Landlord, Tenant shall attach to any such certificate a copy of this Lease, and any amendments thereto, and include in such certificate a statement by Tenant that such attachment is a true, correct and complete copy of this Lease, including all modifications thereto. In addition, at Landlord's request, any guarantor of Tenant's obligations hereunder shall execute, acknowledge, and deliver to Landlord certificates as specified by Landlord reaffirming such guarantor's guaranty of Tenant's obligations.

23.2 Effect of Certificate. Any such certificate may be relied upon by any prospective purchaser of any part or interest in the Project or Encumbrancer and, at Landlord's request, Tenant shall deliver such certificate to any such person or entity and shall agree to such notice and cure provisions and such other matters as such person or entity may reasonably require. In addition, at Landlord's request, Tenant shall provide to Landlord for delivery to any such person or entity such information, including financial information, that may reasonably be requested by any such person or entity, provided that no such financial information shall be required of Tenant so long as the stock of Tenant is publicly traded. Any such certificate shall constitute a waiver by Tenant of any Claims Tenant may have in contravention of the information contained in such certificate and Tenant shall be estopped from asserting any such Claim. If Tenant fails or refuses to give a certificate hereunder within the time period herein specified, then the information contained in such certificate as submitted by Landlord shall be deemed correct for all purposes, but Landlord shall have the right to treat such failure or refusal as an Event of Default.

24. No Light, Air, or View Easement. Nothing contained in this Lease shall be deemed, either expressly or by implication, to create any easement for light and air or access to any view. Any diminution or shutting off of light, air or view to or from the Premises by any structure which now exists or which may hereafter be erected, whether by Landlord or any other person or entity, shall in no way affect this Lease or Tenant's obligations hereunder, entitle Tenant to any reduction of Rent, or impose any liability on Landlord. Further, under no circumstances at any time during the Lease Term shall any temporary darkening of any windows of the Premises or any temporary obstruction of the light or view therefrom by reason of any repairs, improvements, maintenance or cleaning in or about the Project in any way impose any liability upon Landlord or in any way reduce or diminish Tenant's obligations under this Lease.

25. Holding Over. No holding over by Tenant shall operate to extend the Lease Term. If Tenant remains in possession of the Premises after expiration or termination of this Lease; (a) Tenant shall become a tenant at sufferance upon all the applicable terms and conditions of this Lease, except Base Rent shall be increased to equal one hundred twenty five percent (125%) of the Base Rent then in effect for the first month of any holding over, and increased to equal one hundred fifty percent (150%) of the Base Rent then in effect for any holding over thereafter; (b) if Landlord provides Tenant with at least thirty (30) days' prior written notice that Landlord has a signed proposal or lease from a succeeding tenant to lease the Premises, and if Tenant fails to surrender the Premises upon the later of(I) the date of expiration of such thirty (30) day period, or (2) the date of expiration or termination of this Lease, Tenant shall indemnify, defend, protect and hold harmless Landlord, the other Indemnitees, and any tenant to whom Landlord has leased all or part of the Premises, from Claims (including loss of rent to Landlord or additional rent payable by such tenant and reasonable attorneys' fees and any other foreseeable or unforeseeable consequential damages) suffered or incurred by Landlord, such other Indemnitees, or such tenant resulting from Tenant's failure timely to vacate the Premises; and (c) such holding over by Tenant shall constitute an Event of Default. Landlord's acceptance of Rent if and after Tenant holds over shall not convert Tenant's tenancy at sufferance to any other form of tenancy or result in a renewal or extension of the Lease Term, unless otherwise specified by notice from Landlord to Tenant.

26. Letter Of Credit.

26.1 Delivery of Letter of Credit. Not later than five (5) business days after the execution and delivery of this Lease by Tenant, Tenant shall deliver to Landlord, as protection for the full and faithful performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer (or which Landlord reasonably estimates that it may suffer) as a result of any default by Tenant under this Lease, an irrevocable and unconditional negotiable standby letter of credit (the "Letter of Credit") in an amount of the equivalent of six (6) months of Base Rent at the annual Base Rent rate of $50.12 per Rentable Square Foot of the Premises (namely, Four Million Two Hundred Four Thousand Seven Hundred Seventy Six and 28/100 ($4,204,767.28)) (the "Letter of Credit Amount"), in substantially the form attached hereto as Exhibit E and containing the terms required herein, payable upon presentation to an operating retail branch located in San Francisco, California, running in favor of Landlord and issued by a solvent, nationally recognized bank with assets in excess of Forty Billion Dollars ($40,000,000,000.00) and with a long term rating from Standard and Poor's Professional Rating Service of A or a comparable rating tram Moody's Professional Rating Service or higher, under the supervision of the Superintendent of Banks of the State of California. The Letter of Credit shall (a) be "callable" at sight, irrevocable and unconditional, (b) be maintained in effect, whether through renewal (pursuant to a so-called "evergreen provision") or extension, for the period from the Lease Date and continuing until the date (the "LC Expiration Date") that is ninety (90) days after the Expiration Date, and Tenant shall deliver to Landlord a new Letter of Credit, certificate of renewal or extension amendment at least sixty (60) days prior to the expiration of the Letter of Credit then held by Landlord, without any action whatsoever on the part of Landlord, (c) be fully transferrable by Landlord, its successors and assigns, (d) be payable to Landlord, its Encumbrancer or their assignees (the
"Beneficiary"); (e) require that any draw on the Letter of Credit shall be made only upon receipt by the issuer of a letter signed by a purported authorized representative of the Beneficiary certifying that the Beneficiary is entitled to draw on the Letter of Credit pursuant to this Lease; (t) permit partial draws and multiple presentations and drawings; and (g) be otherwise subject to the Uniform Customs and Practices for Documentary Credits (2007-Rev) or International Chamber of Commerce Publication #600. In addition to the foregoing, the form and terms of the Letter of Credit (and the bank issuing the same (the "Bank")) shall be acceptable to Landlord and Encumbrancer, in their respective sale discretion. Landlord agrees that Wells Fargo Bank, N.A. meets all the requirements set forth in this Lease for the Bank issuing the Letter of Credit as of the Lease Date and if selected by Tenant is deemed approved by Landlord to issue the Letter of Credit. If Landlord notifies Tenant in writing that the Bank which issued the Letter of Credit has become financially unacceptable because the above requirements are not met or the Bank has filed bankruptcy or reorganization proceedings or is placed into a receivership or conservatorship, or the financial condition of the Bank has changed in any other materially adverse way, then Tenant shall have thirty (30) days to provide Landlord with a substitute Letter of Credit complying with all of the requirements of this Article 26. If Tenant does not so provide Landlord with a substitute Letter of Credit within such thirty (30) day period, then Beneficiary shall have the right to draw upon the then current Letter of Credit. In addition to Beneficiary's rights to draw upon the Letter of Credit as otherwise described in this Article 26, Beneficiary shall have the right to draw down the face amount of the Letter of Credit if any of the following shall have occurred or be applicable: (A) an event has occurred which, with the passage of time or giving of notice or both, would constitute an Event of Default of Tenant where Landlord is prevented from, or delayed in, giving such notice because of a bankruptcy or other insolvency proceeding; (B) this Lease is terminated by Landlord due to an Event of Default by Tenant; (C) Tenant has filed a voluntary petition under the Bankruptcy Code or any state bankruptcy code, (D) an involuntary petition has been filed against Tenant under the Bankruptcy Code or any state bankruptcy code, (E) the Bank has notified Landlord that the Letter of Credit will not be renewed or extended through the LC Expiration Date and Tenant has failed to timely deliver a new replacement Letter of Credit, or (F) Tenant has failed to deliver a new Letter of Credit or amendment to the existing Letter of Credit increasing the stated amount as required under the terms of this Lease. The Letter of Credit will be honored by the Bank regardless of whether Tenant disputes Landlord's right to draw upon the Letter of Credit. Tenant shall be responsible for paying the Bank's fees in connection with the issuance of any Letter of Credit, certificate of renewal or extension amendment.

26.2 Transfer of Letter of Credit. The Letter of Credit shall provide that Landlord and any successors and assigns of Landlord's interest in the Building or the Project may, at any time and without notice to Tenant and without first obtaining Tenant's consent thereto, transfer (one or more times) its interest in and to the Letter of Credit to such successor or assign. In the event of a transfer of Landlord's interest in the Building or the Project, Landlord shall transfer the Letter of Credit, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor arising after such transfer, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said Letter of Credit to a new landlord. In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, at Tenant's sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer, and Tenant shall be responsible for paying the Bank's transfer and processing fees in connection therewith.

26.3 In General. If (a) for any reason the amount of the Letter of Credit becomes less than the Letter of Credit Amount or (b) the Letter of Credit Amount is required to be increased due to an increase in the Rentable Square Feet of the Premises, Tenant shall, within five (5) business days thereafter with respect to clause (a) above or ten (10) business days thereafter with respect to clause (b) above, either provide Landlord with a cash security deposit equal to such difference or provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total Letter of Credit Amount or an amendment to the existing Letter of Credit to increase the Letter of Credit Amount by the deficiency), and any such additional (or replacement) letter of credit or letter of credit amendments shall comply with all of the provisions of this Article 26, and if Tenant fails to comply with the foregoing, then, notwithstanding anything to the contrary contained in Section 20.1 above, the same shall constitute an incurable default by Tenant under this Lease (without the need for any additional notice and/or cure period). Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Without limiting the generality of the foregoing, if the Letter of Credit expires earlier than the LC Expiration Date, Landlord will accept a renewal thereof (such renewal letter of credit to be in effect and delivered to Landlord, as applicable, not later than sixty (60) days prior to the expiration of the Letter of Credit), which shall be irrevocable and automatically renewable as above provided through the LC Expiration Date upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord in its reasonable discretion. However, if the Letter of Credit is not timely renewed, or if Tenant fails to maintain the Letter of Credit in the amount and in accordance with the terms set forth in this Article 26, Beneficiary shall have the right to present the Letter of Credit to the Bank in accordance with the terms of this Article 26, and the proceeds of the Letter of Credit may be applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due (subject to applicable notice and cure periods) and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under this Lease (subject to applicable notice and cure periods), including, but not limited to, all damages or rent due upon termination of this Lease pursuant to Section 1951.2 of the California Civil Code. Any unused proceeds shall constitute the property of Landlord and need not be segregated from Landlord's other assets. Landlord agrees to pay to Tenant within thirty (30) days after the LC Expiration Date the amount of any proceeds of the Letter of Credit received by Landlord and not applied against any Rent payable by Tenant under this Lease that was not paid when due or used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any breach or default by Tenant under this Lease (including, but not limited to, all damages or rent due upon termination of this ease pursuant to Section 1951.2 of the California Civil Code); provided, however, that if prior to the LC expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant's creditors, under the Bankruptcy Code or any state bankruptcy code, then Landlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.

26.4 Application of Letter of Credit. Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the Letter of Credit upon the occurrence of any default, beyond applicable notice and cure periods, on the part of Tenant under this Lease. If Tenant shall be in default under any provision of this Lease, beyond applicable notice and cure periods, Landlord may, but without obligation to do so, and without notice to Tenant, draw upon so much of the Letter of Credit as is necessary to cure any uncured default of Tenant and/or to compensate Landlord for any and all damages of any kind or nature sustained or that Landlord reasonably estimates that it will sustain resulting from Tenant's uncured default, including, but not limited to, all damages or rent due upon termination of this Lease pursuant to Section 1951.2 of the California Civil Code. The use, application or retention of the Letter of Credit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any Applicable Laws, it being intended that Landlord shall not first be required to proceed against the Letter of Credit, and the use, application or retention of the Letter of Credit shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the Letter of Credit, either prior to or following a "draw" by Landlord of any portion of the Letter of Credit, regardless of whether any dispute exists between Tenant and Landlord as to Landlord's right to draw upon the Letter of Credit but the foregoing is not a waiver by Tenant of any right to sue Landlord for any failure by Landlord to comply with the provisions of this Article 26. No condition or term of this Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner. Tenant agrees and acknowledges that (i) the Letter of Credit constitutes a separate and independent contract between Landlord and the Bank, (ii) Tenant is not a third party beneficiary of such contract, (iii) Tenant has no property interest whatsoever in the Letter of Credit or the proceeds thereof, and (iv) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, neither Tenant, any trustee, nor Tenant's bankruptcy estate shall have any right to restrict or limit Landlord's claim and/or rights to the Letter of Credit and/or the proceeds thereof by application of Section 502(b)(6) of the U.S. Bankruptcy Code or otherwise, subject, however, to any conflicting provision of the Bankruptcy Code.

26.5 Security Deposit. Any proceeds drawn under the Letter of Credit and not applied as set forth above shall be held by Landlord as a security deposit (the "Deposit"). No trust relationship is created herein between Landlord and Tenant with respect to the Deposit, and Landlord shall not be required to keep the Deposit separate from its general accounts, The Deposit shall be held by Landlord as security for the faithful performance by Tenant of all of the provisions of this Lease to be performed or observed by Tenant. If Tenant fails to pay any Rent, or otherwise defaults with respect to any provision of this Lease, beyond applicable notice and cure periods, Landlord may (but shall not be obligated to), and without prejudice to any other remedy available to Landlord, use, apply or retain all or any portion of the Deposit for the payment of any Rent in default or for the payment of any other sum to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby, including, without limitation, prospective damages and damages recoverable pursuant to California Civil Code Section 1951.2. Tenant waives the provisions of California Civil Code Section 1950.7, or any similar or successor laws now or hereinafter in effect, that restrict Landlord's use or application of the Deposit, or that provide specific time periods for return of the Deposit. Without limiting the generality of the foregoing, Tenant expressly agrees that if Landlord terminates this Lease due to an Event of Default or if Tenant terminates this Lease in a bankruptcy proceeding, Landlord shall be entitled to hold the Deposit until the amount of damages recoverable pursuant to California Civil Code Section 1951.2 is finally determined. If Landlord uses or applies all or any portion of the Deposit as provided above, Tenant shall within ten (10) business days after demand therefor, deposit cash with Landlord in an amount sufficient to restore the Deposit to the full amount thereof, and Tenant's failure to do so shall, at Landlord's option, be an Event of Default under this Lease. At any time that Landlord is holding proceeds of the Letter of Credit pursuant to this Section 26.5, Tenant may deposit a Letter of Credit that complies with all requirements of this Article 26, in which event Landlord shall return the Deposit to Tenant within ten (l0) business days after receipt of the Letter of Credit. If Tenant performs all of Tenant's obligations hereunder, the Deposit, or so much thereof as has not previously been applied by Landlord, shall be returned, without payment of interest or other increment for its use, to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest hereunder) within ninety (90) days following the later of the expiration of the Lease Term or Tenant's vacation and surrender of the Premises in accordance with the requirements of this Lease. Upon termination of Landlord's interest in this Lease, if Landlord transfers the Deposit (or the amount of the Deposit remaining after any permitted deductions) to Landlord's successor in interest, and thereafter notifies Tenant of such transfer and the name and address of the transferee, then Landlord shall be relieved of any further liability with respect to the Deposit.

26.6 Adjustments to Letter of Credit Amount.

26.6.1 Reduction Following Base Rent Payments. If, after the Rent Abatement Period and application of the prepaid Base Rent pursuant to Section 4.1, (a) Tenant has timely paid consecutive installments of Base Rent in the Letter of Credit Amount, (b) the Minimum Credit Test (as defined below) is satisfied and (c) no Event of Default of Tenant under this Lease has occurred and is continuing, then the Letter of Credit shall be returned to Tenant within ten (10) days after written request by Tenant to Landlord certifying that the foregoing conditions have been satisfied. For purposes hereof, "Minimum Credit Test" shall mean Tenant's unrestricted cash and cash equivalent investments equal at least Two Hundred Million Dollars ($200,000,000.00) during the two (2) consecutive calendar quarters preceding the date of determination and Tenant's unrestricted cash equal at least One Hundred Million Dollars ($100,000,000.00) on the date of determination. Landlord shall comply, at no cost to Landlord, with the commercially reasonable requirements of the issuer to effect the cancellation of the Letter of Credit.

26.6.2 Reinstatement of Letter of Credit. If, in any quarter following the return of the Letter of Credit pursuant to Section 26.6.1, Tenant has not satisfied the Minimum Credit Test, Tenant shall be obligated to deliver a new Letter of Credit which complies with all of the provisions of this Article 26. Within ten (10) days after Tenant's failure to satisfy the Minimum Credit Test, Tenant shall deliver to Landlord a new Letter of Credit with a stated amount equal to the equivalent of six months of Base Rent at the current annual Base Rent rate then due under the Lease and the term "Letter of Credit Amount" shall be deemed to be such amount for all purposes of this Lease (subject to increase pursuant to Articles 36 and/or 37). If, subsequent to delivering the new Letter of Credit, (a) Tenant meets the Minimum Credit Test and (b) no Event of Default of Tenant under this Lease has occurred and is continuing, then the Letter of Credit shall be returned to Tenant with ten (10) days after written request by Tenant to Landlord certifying that the foregoing conditions have been satisfied.

26.6.3 Reporting. If at any time the stock of Tenant is no longer publicly traded and either Landlord or Tenant desires to establish whether Tenant satisfies the Minimum Credit Test for purposes of this Section 26.6, Tenant shall provide to Landlord a certificate accompanied by Tenant's financial statements (certified as accurate, complete and correct in all material respects by the Chief Financial Officer of Tenant) certifying that Tenant has met or has not met the Minimum Credit Test, as the case may be, for any specified period.

27. Waiver. Failure by Landlord to declare an Event of Default upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such Event of Default, but Landlord shall have the right to declare such Event of Default at any time after its occurrence. Failure by Tenant to declare a Landlord default upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such Landlord default, but Tenant shall have the right to declare such Landlord default at any time after its occurrence. To be effective, a waiver of any provision of this Lease, or any default, shall be in writing and signed by the waiving party. Any waiver hereunder shall not be deemed a waiver of subsequent performance of any such provision or subsequent defaults. The subsequent acceptance of Rent hereunder, or endorsement of any check by Landlord, shall not be deemed to constitute an accord and satisfaction or a waiver of any preceding Event of Default, except as to the particular Rent so accepted, regardless of Landlord's knowledge of the preceding Event of Default at the time of acceptance of the Rent. No course of conduct between Landlord and Tenant, and no acceptance of the keys to or possession of the Premises by Landlord before the Expiration Date, shall constitute a waiver of any provision of this Lease or of any default by either Landlord or Tenant, or operate as a surrender of this Lease.

28. Notices; Tenant's Agent for Service. All notices, approvals, consents, demands and other communications from one party to the other given pursuant to this Lease shall be in writing and shall be made by personal delivery, by use of a reputable overnight courier service or by deposit in the United States mail, certified, registered or express, postage prepaid and return receipt requested. Notices shall be addressed if to Landlord, to Landlord's Address for Notices in the Basic Lease Information, and if to Tenant, to Tenant's Address. Landlord and Tenant may each change their respective addresses from time to time by giving written notice to the other of such change in accordance with the terms of this Article 28, at least ten (10) days before such change is to be effected; provided, however, that any such address shall be a street address (and not a post office box). Any notices given in accordance with this Article 28 shall be deemed to have been given (i) on the date of personal delivery or (ii) on the earlier of the date of delivery or attempted delivery (as shown by the courier service delivery record or return receipt) if sent by courier service or mailed.

29. Authority. Tenant, and each of the persons executing this Lease on behalf of Tenant, represent and warrant that (i) Tenant is a duly formed, authorized and existing corporation, limited liability company, partnership, trust, or other form of entity (as the case may be), (ii) Tenant is qualified to do business in California, (iii) Tenant has the full right and authority to enter into this Lease and to perform all of Tenant's obligations hereunder, and (iv) each person signing on behalf of Tenant is authorized to do so. Tenant shall deliver to Landlord, within ten (10) days after Landlord's request, such certificates, resolutions, or other written assurances authorizing Tenant's execution and delivery of this Lease. Landlord, and each of the persons executing this Lease on behalf of Landlord, represent and warrant that (i) Landlord is a duly formed, authorized and existing corporation, limited liability company, partnership, trust, or other form of entity (as the case may be), (ii) Landlord is qualified to do business in California, (iii) Landlord has the full right and authority to enter into this Lease and to perform all of Landlord's obligations hereunder, and (iv) each person signing on behalf of Landlord is authorized to do so.

30. Parking.

30.1 Lease of Parking Spaces. Tenant shall be entitled to lease Tenant's Percentage Share of the number of parking spaces located in the Parking Facility in accordance with the terms and conditions of this Section 30.1. Landlord currently estimates that the Parking Facility will contain 130 parking spaces and that the portion of the Parking Facility located directly under the Building will contain 89 parking spaces. On or before the date which is one hundred fifty (150) days after the Lease Commencement Date, Landlord shall provide to Tenant written notice of the number of parking spaces located in the Parking Facility and Tenant's Percentage Share of such parking spaces. On or before the date which is one hundred eighty (180) days after the Rent Commencement Date, Tenant shall provide written notice of the number of parking space (not to exceed Tenant's Percentage Share of number of parking spaces located in the Parking Facility as of the Lease Commencement Date) that Tenant elects to lease ("Tenant's Parking Election Notice"). Commencing as of the delivery of Tenant's Parking Election Notice, Tenant shall he obligated to lease the number of parking spaces designated in Tenant's Parking Election Notice and, if no Tenant's Parking Election Notice is delivered, Tenant shall have elected to lease six (6) parking spaces. If at any such time the spaces leased by Tenant exceed Tenant's Percentage Share of the then number of parking spaces located in the Parking Facility, Tenant shall only be entitled to tease up to such Tenant's Percentage Share. The parking charge for each such space shall initially be Four Hundred Dollars ($400.00) per parking space per month (the "Parking Charge"). The Parking Charge shall be subject to increase from time to time in an amount that taxes imposed on the use of the parking spaces in the Parking Facility by any governmental or quasi-governmental authority allocable to each calendar year exceeds the amount of such taxes allocable to the Base Tax Year. The increase in the Parking Charge shall be calculated by dividing such increase by the total number of parking spaces within the Parking Facility. Parking Charges shall constitute Rent hereunder and shall be payable in advance, at the same time and in the same manner as Base Rent (but shall not be subject to abatement as provided in Section 4.5); provided, however, that for the period commencing on the Rent Commencement Date until the third anniversary of the Rent Commencement Date (the "Reduced Parking Charge Period"), Tenant shall be entitled to a reduction of the Parking Charges in the amount of Fifty Dollars ($50.00) per parking space per month for six (6) parking spaces leased pursuant to this Section 30.1 provided that no Event of Default of Tenant under this Lease has occurred during the Reduced Parking Charge Period. Any parking spaces which Tenant had the right to lease but which Tenant elects not to lease shall be referred to herein as "Unused Parking Spaces." Landlord shall have the right to lease any Unused Parking Spaces to any third party.

30.2 Use of the Parking Spaces. The use of the parking space shall be for the parking of motor vehicles used by Tenant, its officers and employees only, and shall be subject to applicable Requirements. Tenant shall not, at any time, park or permit to be parked any recreational vehicles, inoperative vehicles or equipment in the Parking Facilities. Parking spaces may not be assigned or Transferred separate and apart from this Lease. Upon the expiration or earlier termination of this Lease, Tenant's rights with respect to all leased parking spaces shall immediately terminate. If Tenant's rights to parking spaces terminate, or if Tenant relinquishes its rights to any parking, Tenant shall not have any right to any such terminated or relinquished parking for the remainder of the Lease Term, and Landlord shall have no obligation to procure substitute parking for Tenant. Tenant shall have the right to lease from Landlord any parking spaces that Landlord has available for lease from time to time on a month to month basis at Landlord's then current rate.

30.3 Management of Parking Facility. The Parking Facility shall be subject to the reasonable control and management of Landlord, who may, from time to time, establish, modify and enforce reasonable rules and regulations with respect thereto. If parking spaces are not assigned pursuant to the terms of this Lease, Landlord reserves the right at any time to assign parking spaces, and Tenant shall thereafter be responsible to insure that its officers and employees park in the designated areas. Tenant shall, if requested by Landlord, furnish to Landlord a complete list of the license plate numbers of all vehicles operated by Tenant, any transferee, or their respective officers and employees. Landlord reserves the right to change, reconfigure, or rearrange the Parking Facility, to reconstruct or repair any portion thereof, to restrict the use of any Parking Facility, to eliminate the use of the Parking Facility (other than as to that portion of the Parking Facility located directly under the Building) and do such other acts in and to such areas as Landlord deems necessary or desirable, without such actions being deemed an eviction of Tenant or a disturbance of Tenant's use of the Premises, and without Landlord being deemed in default hereunder, provided that Landlord shall use commercially reasonable efforts (without any obligation to engage overtime labor or commence any litigation) to minimize the extent and duration of any resulting interference with Tenant's parking rights. Landlord may, in its sale discretion, convert the Parking Facility to a reserved and/or controlled parking facility, or operate the Parking Facility (or a portion thereat) as a tandem, attendant assisted and/or valet parking facility. Landlord may delegate its responsibilities with respect to the Parking Facility to a parking operator, in which case such parking operator shall have all the rights of control and management granted to Landlord. In such event, Landlord may direct Tenant, in writing, to enter into a parking agreement directly with the operator of the Parking Facility, and to pay some or all of the Parking Charges directly to such operator.

30.4 Waiver of Liability. Except to the extent caused by the gross negligence or willful misconduct of Landlord or Landlord's agent, employees or contractors (including any operator of the Parking Facility), Landlord shall not be liable for any damage of any nature to, or any theft of, vehicles, or contents thereof, in or about the Parking Facility. At Landlord's request, Tenant shall cause its or any transferee's officers and employees using Tenant's parking spaces to execute an agreement confirming the foregoing.

31. Communications and Computer Lines.

31.1 Tenant's Rights. Tenant may install, maintain, replace, remove or use any communications or computer wires, cables and related devices (collectively the "Lines") at the Building in or serving the Premises, provided: (a) Tenant shall obtain Landlord's prior written consent (which shall not be unreasonably withheld, conditioned or delayed), and use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Articles 8 and 10, (b) any such installation, maintenance, replacement, removal or use shall comply with all Requirements and good work practices, and shall not interfere with the use of any then-existing Lines at the Building, (c) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Building, as determined in Landlord's reasonable opinion, (d) if Tenant at any time uses any equipment that may create an electromagnetic field exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause radiation higher than normal background radiation, the Lines therefor (including riser cables) shall be appropriately insulated to prevent such excessive electromagnetic fields or radiation, (e) as a condition to permitting the installation of new Lines, Landlord may require that Tenant remove existing Lines located in or serving the Premises, (t) in the case of the installation of new Lines, Tenant, at the time of installation, shall label such Lines, on each floor through which they pass, with an identification system reasonably approved by Landlord, (g) Tenant's rights shall be subject to the rights of any regulated telephone company, and (h) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any Requirements or represent a dangerous or potentially dangerous condition (whether such Lines were installed by Tenant or any other party), within three (3) days after notice.

31.2 Landlord's Rights. Landlord may (but shall not have the obligation to): (a) install new Lines at the Building, (b) create additional space for Lines at the Building, and (c) reasonably direct, monitor and/or supervise the installation, maintenance, replacement and removal of, the allocation and periodic re-allocation of available space (if any) for, and the allocation of excess capacity (if any) on, any Lines now or hereafter installed at the Building by Landlord, Tenant or any other party (but Landlord shall have no right to monitor or control the information transmitted through such Lines). Such rights shall not be in limitation of other rights that may be available to Landlord pursuant to this Lease or by law or otherwise. If Landlord exercises any such rights, Landlord may charge Tenant for the costs attributable to Tenant, or may include those costs and all other costs in Operating Expenses (including without limitation, costs for acquiring and installing Lines and risers to accommodate new Lines and spare Lines, any associated computerized system and software for maintaining records of Line connections, and the fees of any consulting engineers and other experts).

31.3 Removal; Line Problems. Notwithstanding anything to the contrary contained in Article 10, Tenant shall remove all Lines installed by or for Tenant within or serving the Premises upon expiration or sooner termination of this Lease, unless Landlord notifies Tenant at least thirty (30) days prior to expiration of this Lease or within ten (10) days after the earlier termination of this Lease that Tenant may leave all or any portion of the Lines in place. Any Lines not required to be removed pursuant to this Section 31.3 shall, at Landlord's option, become the property of Landlord (without payment by Landlord). If Tenant fails to remove such Lines as required hereunder, or violates any other provision of this Section 31.3, Landlord may, after five (5) days' written notice to Tenant, remove such Lines or remedy such other violation, at Tenant's expense (without limiting Landlord's other remedies available under this Lease or Requirements). Tenant shall not, without the prior written consent of Landlord in each instance, grant to any third party a security interest or lien in or on the Lines, and any such security interest or lien granted without Landlord's written consent shall be null and void. Except to the extent caused by the gross negligence or willful misconduct of Landlord, its agents employees or contractors, Landlord shall have no liability for damages arising from, and Landlord does not warrant that the Tenant's use of any Lines will be free from the following (collectively called "Line Problems"): (a) any eavesdropping or wire-tapping by unauthorized parties, (b) any failure of any Lines to satisfy Tenant's requirements, or (c) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation, maintenance, replacement, use or removal of Lines by or for other tenants or occupants at the Building, by any failure of the environmental conditions or the power supply for the Building to conform to any requirements for the Lines or any associated equipment, or any other problems associated with any Lines by any other cause. Under no circumstances shall any Line Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of Rent, or relieve Tenant from performance of Tenant's obligations under this Lease. In addition, in no event shall Landlord be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line Problems. Landlord shall notify Tenant at least twenty-four (24) hours in advance of any scheduled interruption or interference with the availability of the Lines of which Landlord has knowledge.

32. Tenant's Rooftop and Other Equipment.

32.1 Grant of License. Subject to the applicable terms and conditions contained in this Lease (including Article 10 above and this Article 32), Tenant shall have a license (the "License"), at no additional charge to Tenant, to install, operate, maintain and use, during the Lease Term: (a) nonrevenue producing telecommunications antennae, microwave dishes and other communications equipment to serve Tenant's business in the Premises (collectively, "Rooftop Equipment") on the roof of the Building, in a specific location reasonably designated by Landlord (the "License Area"); and (b) connections for the Rooftop Equipment for (i) electrical wiring to the Building's existing electrical supply and (ii) cable or similar connection necessary to connect the Rooftop Equipment with Tenant's related equipment located in the Premises. The License Area designated by Landlord pursuant to the foregoing license shall not exceed Tenant's Percentage Share of the total area upon the roof that is available for installation of Rooftop Equipment to the tenants of the Building. The routes or paths for such wiring and connections shall be through the Building's existing risers, conduits and shafts, subject to reasonable space limitations and Landlord's reasonable requirements for use of such areas, and in all events subject to Landlord's reasonable approval of plans and installation pursuant to other provisions of this Lease, including Article 10 above (such routes or paths are collectively referred to as the "Cable Path" and all such electrical and other connections are referred to, collectively, as the "Connections").
The Rooftop Equipment and Connections are collectively referred to as the "Equipment." All costs associated with the design,

fabrication, engineering, permitting, installation, screening, maintenance, repair and removal of the Rooftop Equipment shall be borne solely by Tenant.

32.2 Interference. Without limiting the generality of any other provision hereof, Tenant shall install, maintain and operate the Equipment in a manner so as to not cause any electrical, electromagnetic, radio frequency or other material interference with the use and operation of any: (a) television or radio equipment in or about the Project; (b) transmitting, receiving or master television, telecommunications or microwave antennae equipment currently or hereafter located in any portion of the Project; or (c) radio communication system now or hereafter used or desired to be used by Landlord or any current licensee or tenant of Landlord (and, to the extent commercially reasonable, any future licensee or tenant of Landlord, but only provided that the same does not impair the functionality of Tenant's Equipment). Upon notice of any such interference, Tenant shall immediately cooperate with Landlord to identify the source of the interference and shall, within twenty-four (24) hours, if requested by Landlord, cease all operations of the Equipment (except for intermittent testing as approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed) until the interference has been corrected to the reasonable satisfaction of Landlord, unless Tenant reasonably establishes prior to the expiration of such twenty-four (24) hour period that the interference is not caused by the Equipment, in which case Tenant may operate its Equipment pursuant to the terms of this Lease. Tenant shall be responsible for all costs associated with any tests deemed reasonably necessary to resolve any and all interference as set forth in this Section. If any such interference caused by Tenant has not been corrected within ten (10) days after notice to Tenant, Landlord may (i) require Tenant to remove the specific Equipment causing such interference, or (ii) eliminate the interference at Tenant's expense. If the equipment of any other party causes interference with the Equipment, Tenant shall reasonably cooperate with such other party to resolve such interference in a mutually acceptable manner.

32.3 Roof Repairs. If Landlord desires to perform roof repairs and/or roof replacements to the Building (the "Roof Repairs"), Landlord shall give Tenant at least ten (10) business days' prior written notice of the date Landlord intends to commence such Roof Repairs (except in the event of an emergency, in which event Landlord shall furnish Tenant with reasonable notice in light of the circumstances), along with a description of the work scheduled to be performed, where it is scheduled to be performed on the roof, and an estimate of the time frame required for that performance. Tenant shall, within ten (10) business days following receipt of such notice, undertake such measures as it deems suitable to protect the Equipment from interference by Landlord, its agents, contractors or employees, in the course of any Roof Repairs.

32.4 Rules and Regulations. Without limiting the applicable provisions of this Lease, Tenant's use of the roof of the Building for the installation, operation, maintenance and use of the Equipment shall be subject to the terms and conditions contained in the Rooftop Work Rules and Regulations attached hereto as Exhibit B-2.

33. Signage.

33.1 Building Directory. To the extent that Landlord installs a directory for the Building that displays the names of the tenants for purposes of identifying Tenant's name, Tenant shall have Tenant's Percentage Share of the space on such directory for purposes of identifying Tenant.

33.2 Interior Signage.

33.2.1 Ground Floor Lobby Signage. Subject to the terms and conditions set forth in this Article 33, Tenant shall have the right, at Tenant's sole cost and expense, but without any rental or additional consideration, to install one (1) sign on an interior wall of the lobby located on the first floor of the Building near the elevator ("Lobby Signage") identifying Tenant ("Tenant's Lobby Sign") in a location designated by Landlord and reasonably acceptable to Tenant, provided that (a) Tenant shall obtain Landlord's prior approval of the name, logo, material, typeface, graphic format, proportions, precise location, size, content, design, and method of attachment of Tenant's Lobby Sign, which shall not be unreasonably withheld, conditioned or delayed and (b) Tenant's Lobby Sign shall comply with the Building's standard signage program and all Requirements. No tenant of the Building shall have a space designated on the Lobby Signage for a sign that is any larger than the space designated to Tenant for Tenant's Lobby Sign.

33.2.2 Restrictions. Tenant shall not place on any portion of the Premises any sign, poster, placard, lettering, banner, displays, graphic, advertising, or other material that is visible from the exterior of the Premises without Landlord's prior written approval, which approval may be withheld in Landlord's sole and absolute discretion.

33.3 Exterior Signage.

33.3.1 Monument Signage. Subject to the terms and conditions set forth in this Article 33, Landlord shall install a freestanding signage identifying tenants of the Building which shall be located near the Folsom Street entrance to the Building and not attached to the Building (the "Monument Signage"), and Tenant shall have the right to install, at its sole cost and expense, but without any rental or additional consideration, a sign identifying Tenant on the Monument Signage ("Tenant's Monument Sign") at the top of the Monument Signage and with the space designated for Tenant on such Monument Signage to be at least as large as that of any other tenant of the Building, provided that (a) Tenant shall obtain Landlord's prior approval of the name, logo, material, typeface, graphic format, proportions, precise location, size, content, design, and method of attachment of Tenant's Monument Sign, which shall not be unreasonably withheld, conditioned or delayed and (b) Tenant's Monument Sign shall comply with the Building's standard signage program and all Requirements.

33.3.2 Building Signage. Subject to the terms and conditions set forth in this Article 33, Tenant shall have the right, at Tenant's sole cost and expense and without any additional rent or consideration for such right, to install one (I) sign identifying Tenant on the side of the Building that is parallel with Folsom Street as depicted on Exhibit G-I ("Tenant's Building Sign"), to the extent permitted by Applicable Laws and at a height that is in no event higher than one hundred (100) feet. Landlord shall not grant any rights to install signage on the Building ("Building Signage") in the location reserved for Tenant pursuant to the foregoing sentence so long as Tenant's rights have not terminated pursuant to Section 33.8. To the extent not depicted on Exhibit G-I, Landlord shall have the right to approve the material, typeface, graphic format, proportions, precise location, size, content, design of Tenant's Building Sign, such approval not to be unreasonably withheld, conditioned or delayed. Landlord shall also have the right to reasonably approve the location of all penetrations and runs, cabling installations, and means of affixing or mounting Tenant's Building Sign to the Building. Any electrical power required for Tenant's Building Sign shall be charged to Tenant. Tenant shall pay all federal, state and local taxes applicable to Tenant's Building Sign. Tenant assumes all liability and risks relating to damage to Tenant's Building Sign from any cause whatsoever, except to the extent caused by the gross negligence or willful misconduct of Landlord. If Tenant's Building Sign substantially conforms with Exhibit G-I and is in compliance with all Applicable Laws, Landlord shall approve Tenant's Building Sign. Landlord has advised Tenant that Landlord has executed a letter of intent with a third party to lease premises within the.Building which includes terms providing for the right to install an exterior sign on the side of the Building that is parallel with Third Street in the location shown on Exhibit 0-2. If no lease is executed between Landlord and such third party within one hundred eighty (180) days after the Lease Date, Landlord shall so notify Tenant. Within ten (10) days after receipt of such notice, Tenant shall have the right to elect to change the location of Tenant's Building Sign to the side of the Building that is parallel with Third Street as depicted on Exhibit 0-2. Upon Tenant's election to change the location of Tenant's Building Sign, all references herein to Tenant's Building Sign shall be deemed to refer to the sign as depicted on Exhibit 0-2, all references to Exhibit 0-1 shall be deemed to refer to Exhibit 0-2, and Tenant shall have no rights to install the sign depicted on Exhibit 0-1. If Tenant does not elect to change the location of Tenant's Building Sign, then Tenant's right to install Tenant's Building Sign on the side of the Building that is parallel with Third Street shall lapse and Tenant shall have no rights to install any sign on the side of the Building that is parallel with Third Street.

33.3.3 Wrap Signage. Subject to the terms and conditions set forth in this Article 33, Tenant shall have the right, at Tenant's sole cost and expense and without any additional rent or consideration for such right, to install one (I) sign or signage wrap on the south side of the Building ("Tenant's Wrap Sign") to the extent permitted by Applicable Laws, in a location reasonably designated by Landlord and provided that Tenant's Wrap Sign does not interfere with the construction of the
Renovation. Landlord shall have the right to approve the material, typeface, graphic format, proportions, precise location, size, content, design of Tenant's Wrap Sign, such approval not to be unreasonably withheld, conditioned or delayed. Tenant shall pay all federal, state and local taxes applicable to Tenant's Wrap Sign. Tenant assumes all liability and risks relating to damage to Tenant's Wrap Sign from any cause whatsoever, except to the extent caused by the gross negligence or willful misconduct of Landlord. Tenant's Wrap Sign shall be removed not later than the earliest to occur of August 1,2014, the Lease Commencement Date or the date of occupancy by any tenant of the Building.

33.4 Approvals. Tenant, at Tenant's expense, shall be responsible for obtaining all required permits and approvals for each of Tenant's Monument Sign, Tenant's Building Sign and Tenant's Wrap Sign (collectively, "Tenant's Exterior Signs"). Tenant's Exterior Signs must comply with all Applicable Laws. Landlord, at no cost to Landlord, shall cooperate with Tenant to obtain all required permits and approvals for Tenant's Exterior Signs. Tenant hereby acknowledges that, notwithstanding Landlord's approval of Tenant's Exterior Signagc, Landlord has made no representations or warranties to Tenant with respect to the probability of obtaining such required permits and approvals, including, without limitation, approval of the availability or location of Tenant's Building Sign, and the failure of Tenant to obtain such permits and approvals shall not delay the Lease Commencement Date or release Tenant from any obligations under this Lease.

33.5 Maintenance and Removal. Any signs, once approved by Landlord, shall be installed and removed only in strict compliance with Landlord's approval and applicable Requirements, at Tenant's expense, using a contractor first approved by Landlord to install same, the approval of such contractor shall not be unreasonably withheld or delayed. Tenant, at its sole expense, shall maintain such sign in good condition and repair during the Lease Term. Landlord may remove any signs (not first approved in writing by Landlord), advertisements, banners, placards or pictures so placed by Tenant on or within the

Premises, the Building, the Common Areas or the Project and charge to Tenant the cost of such removal, together with any costs incurred by Landlord to repair any damage caused thereby, including any cost incurred to restore the surface upon which such sign was so affixed to its original condition. Not later than the expiration or earlier termination of this Lease with respect to Tenant's Monument Sign, Tenant's Building Sign or any other sign and, on or prior to the date set forth in Section 33.3.3 with respect to Tenant's Wrap Sign, Tenant shall remove all of such Tenant's Exterior Signs and other signs, repair any damage caused thereby, and restore the surface upon which the sign was affIxed to its original condition, all to Landlord's reasonable satisfaction.

33.6 Assignment and Subleasing. The right to install Tenant's Building Sign granted in this Article 33 shall not be separately assigned or subleased other than in connection with an assignment of the Lease to a Permitted Assignee.

33.7 Restriction on Other Signage. Without Tenant's prior written consent, which may be withheld in Tenant's sole and absolute discretion, Landlord shall not permit any Lobby Signage, Monument Signage or Building Signage to include signage of any Tenant Competitor. Landlord shall not be deemed to have violated this Section 33.7 if any tenant, licensee or other occupant of the Project assigns its rights under any lease to a Tenant Competitor by merger, acquisition or other similar corporate transaction. Landlord shall not permit any other tenant of the Building to install exterior Building Signage identifying tenant on the side of the Building that is parallel with Folsom Street, provided, however, that (a) if Tenant elects to change the location of Tenant's Building Sign to the side of the Building that is parallel with Third Street in accordance with Section 33.3.2, the foregoing restriction shall apply to the side of the Building that is parallel with Third Street and Tenant shall have no rights to restrict exterior Building Signage on the side of the Building that is parallel with Folsom Street and (b) in all events, the foregoing shall not apply to ground floor signage for any retail tenant of the Building.

33.8 Rights Personal to Original Tenant: Occupancy. Tenant's rights to install Tenant's Exterior Signs pursuant to this Article 33 and to restrict exterior signage pursuant to Section 33.7 are personal to, and may be exercised or enforced only by, the Original Tenant under this Lease (or any Permitted Assignee). No assignee (other than a Permitted Assignee) or subtenant shall have any right to install any of Tenant's Exterior Signs pursuant to this Article 33 nor to enforce the restrictions set forth in Section 33.7. In addition, if at any time Tenant occupies less than three (3) full floors within the Premises, Tenant's rights to install any of Tenant's Exterior Signs and Tenant's right to enforce the restrictions in Section 33.7 shall automatically terminate and be of no further force or effect. For purposes of calculating the foregoing occupancy requirement, any short term sublease of two (2) years or less shall be disregarded in determining Tenant's occupancy. In no event shall any subsequent increase in Tenant's occupancy following any terminated rights pursuant to this Section 33.8 result in a reinstatement of such rights.

34. Roof Terrace.

34.1 Exclusive Use. Subject to the terms and conditions set forth in Article 10 and this Article 34, Tenant shall have the exclusive right to use the roof deck located outside of the second floor for an outside terrace ("Second Floor Terrace"). The Second Floor Terrace shall be used solely by Tenant and Tenant's employees and guests, and in no event shall it be open to the public.

34.2 Protection of Project. Tenant shall use the Second Floor Terrace in a manner and perform all repairs and maintenance so as to protect the Building from damage and keep in full force and effect any warranties concerning the Project. In all cases, Tenant shall use the contractor designated by Landlord to perform any penetration or other work that may affect the integrity of the Project. Tenant shall not at any time exceed the maximum load capacity of the Second Floor Terrace, and any damage to the Building or any other portions of the Project resulting from Tenant's maintenance or use of Second Floor Terrace shall be repaired by Landlord, at Tenant's expense; provided, that, the costs to be paid for the services and materials necessary for the repairs shall not materially exceed the competitive cost for such services and materials rendered by contractors with the required skill, competence and experience to perform such repairs. Tenant shall reimburse Landlord, within thirty (30) days after request, for the cost of repairing any damage to the Second Floor Terrace or other portions of the Project resulting directly or indirectly from the acts or omissions of Tenant or any Tenant Party in connection with the Second Floor Terrace. Landlord reserves the right to deny or restrict access to the Second Floor Terrace from time to time as is reasonably necessary or appropriate in connection with the repair, replacement, alteration or improvement of the Project.

34.3 Use and Maintenance.

34.3.1 Restrictions on Use. Tenant, at Tenant's expense, shall comply with all Applicable Laws and other Requirements relating to the use and maintenance of the Second Floor Terrace and such reasonable rules and regulations as may be promulgated from time to time by Landlord. Tenant agrees not to (i) cause, maintain or permit any nuisance in, on, or about the Second Floor Terrace, (ii) create any safety hazard, or (iii) permit music, noises, odors, lights, or other installations or activities that would unreasonably annoy or interfere with any other occupants of the Building or otherwise be inconsistent with

Comparable Buildings. Without limiting the generality of the foregoing, Tenant expressly agrees not to permit any smoking or cooking on the Second Floor Terrace; provided, however, that Tenant shall be permitted to use the Second Floor Terrace for receptions and events at which food may be catered requiring heating elements to keep the food warm so long as such food is not prepared or cooked on the Second Floor Terrace.

34.3.2 Scope of Approvals. Landlord shall have reasonable rights of approval and control over all visual and aesthetic elements of the Second Floor Terrace. Without limiting the generality of the foregoing, the furniture used on the Second Floor Terrace shall be subject to the prior approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. In addition, Tenant shall not place any planter boxes, space heaters, wind barriers or other similar installations on the Second Floor Terrace without the prior approval of Landlord, which approval shall not be unreasonably withheld. All furniture and other personal property shall be adequately attached or otherwise installed so as not to create a safety hazard.

34.3.3 Maintenance and Furnishings. Tenant, at Tenant's expense, shall at all times maintain the Second Floor Terrace and all elements thereof in good, clean and sightly condition and repair. Tenant shall provide suitable receptacles for collecting trash on the Second Floor Terrace, and shall reimburse Landlord for any additional expenses incurred in disposing of such trash. If Tenant fails to maintain the Second Floor Terrace in accordance with Landlord's reasonable standards, Landlord shall have the right to clean and maintain the Second Floor Terrace and charge Tenant the actual cost of such cleaning and maintenance.

34.4 Costs. In addition to other costs specified herein, Tenant shall reimburse Landlord within thirty (30) days after request for any and all additional or increased costs incurred by Landlord as a result of or in connection with the Second Floor Terrace, including, but not limited to, additional insurance premiums, additional taxes or assessments, or additional janitorial or trash removal costs.

34.5 Lease Provisions. The term "Premises" shall include the Second Floor Terrace for all purposes of this Lease (other than the payment of Base Rent, Escalation Rent, the Parking Charges and the calculation of percentages and figures based upon the rentable area of the Premises, including Tenant's Percentage Share). Without limiting the generality of the foregoing, Tenant shall cause the insurance required pursuant to Article 14to cover its use of the Second Floor Terrace, and Tenant agrees that the waivers and indemnification contained in Articles 15 and 16 shall apply to the use, installation, repair and maintenance of the Second Floor Terrace. Tenant assumes all liability and risk related to its use of the Second Floor Terrace and damage to the Second Floor Terrace or personal property thereon from any cause whatsoever, including, but not limited to, theft, vandalism or damage by the elements.

35. Miscellaneous.

35.1 No Joint Venture. This Lease does not create any partnership or joint venture or similar relationship between Landlord and Tenant.

35.2 Successors and Assigns. Subject to the provisions of Article 17 regarding assignment, all of the provisions, terms, covenants and conditions contained in this Lease shall bind, and inure to the benefit of, the parties and their respective successors and assigns.

35.3 Construction and Interpretation. The words "Landlord" and "Tenant" include the plural as well as the singular. If there is more than one person comprising Tenant, the obligations under this Lease imposed on Tenant are joint and several. References to a party or parties refer to Landlord or Tenant, or both, as the context may require. The captions preceding the Articles, Sections and subsections of this Lease are inserted solely for convenience of reference and shall have no effect upon, and shall be disregarded in connection with, the construction and interpretation of this Lease. Use in this Lease of the words "including," "such as," or words of similar import, when following a general matter, shall not be construed to limit such matter to the enumerated items or matters whether or not language of nonlimitation (such as "without limitation") is used with reference thereto. All provisions of this Lease have been negotiated at arm's length between the parties and after advice by counsel and other representatives chosen by each party and the parties are fully informed with respect thereto. Therefore, this Lease shall not be construed for or against either party by reason of the authorship or alleged authorship of any provision hereof, or by reason of the status of the parties as Landlord or Tenant, and the provisions of this Lease and the Exhibits hereto shall be construed as a whole according to their common meaning in order to effectuate the intent of the parties under the terms of this Lease.

35.4 Severability. If any provision of this Lease, or the application thereof to any person or circumstance, is determined to be illegal, invalid or unenforceable, the remainder of this Lease, or its application to persons or circumstances other than those as to which it is illegal, invalid or unenforceable, shall not be affected thereby and shall remain in full force and effect, unless enforcement of this Lease as so invalidated would be unreasonable or grossly inequitable under the circumstances, or would frustrate the purposes of this Lease.

35.5 Entire Agreement. This Lease and the Exhibits hereto identified in the Basic Lease Information contain all the representations and the entire agreement between the parties with respect to the subject matter hereof and any prior negotiations, correspondence, memoranda, agreements, representations or warranties are replaced in total by this Lease and the Exhibits hereto. Neither Landlord nor Landlord's employees, agents, contractors, licensees, invitees, representatives, officers, directors, shareholders, partners, and members have made any warranties or representations with respect to the Premises or any other portion of the Project, except as expressly set forth in this Lease. Tenant acknowledges that all brochures and informational materials, as well as all communications from Landlord and Landlord's employees, agents, contractors, licensees, invitees, representatives, officers, directors, shareholders, partners, and members prior to the Lease Date, including without limitation, statements as to the identity or number of other tenants in the Project, the lease terms applicable to any such tenants or potential tenants, anticipated levels (or any matters which may affect anticipated levels) of expected business or foot traffic, demographic data, and the suitability of the Premises for Tenant's intended uses, are and were made for informational purposes only, and Tenant agrees that such communications (i) are not and shall not be construed to be representations or warranties of Landlord, Landlord's employees, agents, contractors, licensees, invitees, representatives, officers, directors, shareholders, partners, or members as to the matters communicated, (ii) have not and will not be relied upon by Tenant, and (iii) have been the subject of independent investigation by Tenant. Without limiting the generality of the foregoing, Tenant is not relying on any representation, and Landlord does not represent, that any specific retail or office tenant or occupant or number of tenants shall occupy any space or remain open for business in the Project at any time during the Lease Term, and Landlord reserves the right to effect such other tenancies in the Project as Landlord shall determine in the exercise of its sole judgment.

35.6 Governing Law. This Lease shall be governed by and construed pursuant to the laws of the State of California.

35.7 Costs and Expenses.

35.7.1 If either party hereto fails to perform any of its obligations under this Lease or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Lease, then the party failing to so perform or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such failure and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys' fees and disbursements. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Lease shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Lease and to survive and not be merged into any such judgment.

35.7.2 Without limiting the generality of Section 35.7.1 above, if Landlord utilizes the services of an attorney for the purpose of collecting any Rent due and unpaid by Tenant or in connection with Tenant's failure to perform any of its obligations hereunder, Tenant agrees to pay Landlord actual and reasonable attorneys' fees incurred by Landlord for such services, regardless of the fact that no legal action may be commenced or filed by Landlord. In addition, Tenant also shall pay all reasonable attorneys' fees and costs and other fees and costs that Landlord incurs in enforcing, defending, or otherwise protecting Landlord's rights under this Lease in any voluntary or involuntary bankruptcy case, assignment for the benefit of creditors, receivership action, or other insolvency, liquidation, or reorganization proceeding involving Tenant and/or this Lease.

35.7.3 Whenever Tenant provides notice to Landlord, requests Landlord's consent under this Lease, or submits documents to Landlord for Landlord's review, including, without limitation, under Article 10 hereof, Tenant shall pay to Landlord all reasonable costs and expenses, including attorneys' fees and disbursements, incurred by Landlord in connection therewith.

35.8 Standards of Performance and Approvals. Unless otherwise provided in this Lease, whenever approval, consent or satisfaction (collectively, an "approval") is required of a party pursuant to this Lease or an Exhibit hereto, such approval shall not be unreasonably withheld, conditioned or delayed. Unless provision is made for a specific time period, approval (or disapproval) shall be given within thirty (30) days after receipt of the request for approval. Nothing contained in this Lease shall limit the right of a party to act or exercise its business judgment in a subjective manner with respect to any matter as to which it has been (i) specifically granted such right, (ii) granted the right to act in its sole discretion or sole judgment, or (iii) granted the right to make a subjective judgment hereunder, whether "objectively" reasonable under the circumstances, and any such exercise shall not be deemed inconsistent with any covenant of good faith and fair dealing implied by law to be part of this Lease. The parties have set forth in this Lease their entire understanding with respect to the terms, covenants, conditions and standards pursuant to which their obligations are to be judged and their performance measured, including the provisions of Article 17 with respect to assignments and sublettings.

35.9 Brokers. Landlord shall pay to each of Landlord's Broker and Tenant's Broker a commission in connection with such Broker's negotiation of this Lease if and to the extent set forth in a separate written agreement. Other than such Brokers, Landlord and Tenant each represent and warrant to the other that no broker, agent, or finder has procured, or was involved in the negotiation of, this Lease and no such broker, agent or finder is or may be entitled to a fee, commission or other compensation in connection with this Lease. Landlord and Tenant shall each indemnify, defend, protect and hold the other harmless from and against Claims that may be asserted against the indemnified party in breach of the foregoing warranty and representation. Neither Landlord's Broker nor Tenant's Broker shall be deemed a third party beneficiary hereunder or be entitled to enforce any provisions of this Section 35.9. The only rights of Landlord's Broker and Tenant's Broker, if any, shall be those as set forth in separate written agreements between Landlord and Landlord's Broker and Landlord and Tenant's Broker.

35.10 Memorandum of Lease. Tenant shall, upon request of Landlord or any Encumbrancer, execute, acknowledge and deliver a short form memorandum of this Lease (and any amendment hereto) in a commercially reasonable form suitable for recording. In no event shall this Lease or any memorandum thereof be recorded by Tenant.

35.11 Quiet Enjoyment. Upon paying the Rent and performing all its obligations under this Lease, Tenant may peacefully and quietly enjoy the Premises during the Lease Term as against all persons or entities claiming by or through Landlord, subject, however, to the provisions of this Lease and any Encumbrances.

35.12 Force Majeure. Notwithstanding anything contained in this Lease to the contrary, if either party is unable to perform or delayed in performing any of its obligations under this Lease on account of strikes, lockouts, inclement weather, labor disputes, inability to obtain labor, materials, fuels, energy or reasonable substitutes therefor, governmental restrictions, regulations, controls, actions or inaction, injunctions, court orders, civil commotion, fire or other acts of God, national or global emergency, acts of war or terrorism or any other cause of any kind beyond the reasonable control of such party (except financial inability) (each a "Force Majeure Event"), such party shall not be in default under this Lease and such inability or delay by Landlord shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent; provided, however, that nothing contained in this Section 35.12 shall relieve Tenant from the obligation to timely pay Rent under this Lease or Landlord from the obligation to timely pay the Space Planning Allowance, the Tenant Improvement Allowance or the Additional Allowance pursuant to the Work Letter.

35.13 Surrender of Premises. Upon the Expiration Date or earlier termination of this Lease, Tenant shall quietly and peacefully surrender the Premises to Landlord in the condition called for by this Lease, shall deliver to Landlord any keys to the Premises, or any other portion of the Project, and shall provide to Landlord the combination or code of locks on all safes, cabinets, vaults and security systems in the Premises. On or before the Expiration Date or earlier termination of this Lease, Tenant, at its cost and expense, shall remove all of its personal property from the Premises and repair all damage to the Project caused by such removal. In addition, Tenant, at its cost and expense, shall remove all Lines installed by or for Tenant that are located within the Premises or, in the case of Lines exclusively serving the Premises, anywhere in the Project, including, without limitation, the Building plenum, risers and all conduits, and repair all damage to the Project caused by such removal as follows: (i) in the case of the expiration of the Lease Term, Tenant shall remove such Lines and repair such damage on or before the Expiration Date, unless Landlord notifies Tenant, at least thirty (30) days prior to the Expiration Date, that such Lines shall be surrendered with the Premises; and (ii) in the case of the earlier termination of this Lease, Tenant shall remove such Lines and repair such damage promptly after receipt of a notice from Landlord requiring such removal and repair. Any Lines not required to be removed pursuant to this Section shall become the property of Landlord (without payment by Landlord), and shall be surrendered in good condition and working order, lien free, and properly labeled with an identification system reasonably approved by Landlord. All personal property of Tenant not removed hereunder shall be deemed, at Landlord's option, to be abandoned by Tenant and Landlord may, without any liability to Tenant for loss or damage thereto or loss of use thereof, store such property in Tenant's name at Tenant's expense and/or dispose of the same in any manner permitted by law.

35.14 Name of Building; Address. Landlord shall have the right, in its sole discretion, at any time and from time to time to select the name of the Project or the Building and to make a change or changes to the name(s), provided, however, so long as (a) Tenant occupies at least fifty percent (50%) of the Premises and (b) there exists no Event of Default of Tenant under this Lease, neither the Project nor the Building shall be named for a Tenant Competitor. If at any time Tenant occupies less than fifty percent (50%) of the Premises or an Event of Default occurs, Tenant's right to restrict the name of the
Project or the Building shall automatically terminate and be of no further force or effect. In no event shall any subsequent increase in Tenant's occupancy or a cure of the Event of Default following any such termination result in a reinstatement of such rights. Landlord shall have the right to install, affix and maintain any and all signs on the exterior and on the interior of the Project and/or the Building as Landlord may desire in Landlord's sole discretion. Tenant shall not refer to the Project or the

Building by any name other than: (i) the names as selected by Landlord (as same may be changed from time to time), or (ii) the postal address approved by the United States Post Office. Tenant shall not use the name of the Project or the Building or use pictures or illustrations of the Project or the Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord. Tenant shall, in connection with all correspondence, mail or deliveries made to or from the Premises, use the official Building address specified from time to time by Landlord.

35.15 Exhibits. The Exhibits specified in the Basic Lease Information are by this reference made a part hereof.

35.16 Survival of Obligations. The waivers of claims or rights, the releases and the obligations of Landlord and Tenant under this Lease to indemnify, protect, defend and hold harmless the other and the Indemnitees shall survive the expiration or earlier termination of this Lease, and so shall all other obligations or agreements hereunder which by their terms or nature survive the expiration or earlier termination of this Lease.

35.17 Time of the Essence. Time is of the essence of this Lease and of the performance of each of the provisions contained in this Lease.

35.18 Waiver of Trial By Jury; Waiver of Counterclaim. IN GRAFTON PARTNERS L.P. v. SUPERIOR COURT, 36 CALATH 944 (2005), THE CALIFORNIA SUPREME COURT RULED THAT CONTRACTUAL, PRE-DISPUTE JURY TRIAL WAIVERS ARE UNENFORCEABLE. THE PARTIES, HOWEVER, ANTICIPATE THAT THE CALIFORNIA LEGISLATURE WILL ENACT LEGISLATION TO PERMIT SUCH WAIVERS IN CERTAIN CASES. IN ANTICIPATION OF SUCH LEGISLATION, LANDLORD AND TENANT HEREBY WAIVE, AS OF THE EFFECTIVE DATE OF SUCH LEGISLATION AND TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENTS, TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE OR ANY EMERGENCY OR STATUTORY REMEDY. IF LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NON-PAYMENT OF RENT,
TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, AND ANY SUCH COUNTERCLAIM SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

35.19 Consent to Venue. Tenant hereby waives any objection to venue in the City and County of San Francisco, and agrees and consents to the personal jurisdiction of the courts of the State of California with respect to any action or proceeding (i) brought by Landlord, Tenant or any other party, relating to (A) this Lease and/or any understandings or prior dealings between the parties hereto, or (B) the Premises, the Project, or any part thereof, or (ii) to which Landlord is a party.

35.20 Financial Statements. At any time when the stock of Tenant is not publically traded, (a) within ninety (90) days following the end of each of Tenant's fiscal year, Tenant shall deliver to Landlord a copy of the consolidated annual financial statements of Tenant, including balance sheets and statements of income and expenses, for the most recent fiscal year; and (b) within thirty (30) days after the end of each quarter between delivery of the annual financial statements, Tenant shall deliver to Landlord a copy of the consolidated quarterly financial statements of Tenant, including balance sheets and statements of income and expenses for the most recent quarter. The financial statements delivered to Landlord by Tenant pursuant to this Section 35.20 shall be accompanied by a certificate of Tenant's auditor (or if audited financial statements are not available, then a certificate of Tenant's Chief Financial Officer) to the effect that such financial statements were prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial condition and operations of Tenant for, and as of the end of, the applicable period. In addition, within ten (10) days after Landlord's request, Tenant shall provide Landlord with such other information as Landlord reasonably deems necessary to evaluate Tenant's financial condition.

35.21 Subdivision; Future Ownership. Landlord reserves the right to subdivide all or a portion of the Project, to add adjacent parcels and improvements to the Project and to adjust any lot line within the Project and to merge any parcels with the Project. Tenant agrees to execute and deliver, within ten (10) business days after written demand therefor by Landlord and in the form reasonably requested by Landlord, any additional documents needed to conform this Lease to the circumstances resulting from such subdivision. Landlord reserves the right from time to time to grant such easements, rights of way and dedications that Landlord deems necessary and to cause the recordation of parcel maps and restrictions, without the consent or joinder of Tenant, provided, that, such easements, rights of way, dedications, parcel maps or restrictions do not have a material adverse effect on the operation of Tenant's business at or access to the Premises, materially increase Tenant's obligations under this Lease or materially diminish Tenant's rights under this Lease. In addition, if the Building or the Parking Facility, or other portions of the Project are at any time owned by an entity other than Landlord, Landlord, at its option, may enter into agreements with such other owners to provide for (i) reciprocal rights of access and/or use, including in connection with repairs, maintenance, construction and/or excavation (ii) common management, operation, maintenance, improvement and/or repairs, and (iii) the allocation of operating expenses and taxes.

35.22 Modification of Lease. This Lease may be modified or amended only by an agreement in writing signed by both parties. Should any Encumbrancer require a modification of this Lease, or should Landlord be advised by counsel that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, then and in either such event, Tenant agrees that this Lease may be modified as requested by the Encumbrancer or as may be required to avoid such characterization as unrelated business income, as the case may be, and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) business days following a request therefor; provided, however, that any such modification shall not increase any expense payable by Tenant hereunder or in any other way materially and adversely change the rights and obligations of Tenant hereunder.

35.23 No Option. The submission of this Lease to Tenant for review or execution does not create an option or constitute an offer to Tenant to lease the Premises on the terms and conditions contained herein, and this Lease shall not become effective unless and until it has been executed and delivered by both Landlord and Tenant.

35.24 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent, and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense (except as provided in Section 20.6.2) or to any set off of the Rent or other amounts owing hereunder against Landlord.

35.25 Compliance with Anti-Terrorism Law. Each of Tenant and Landlord represents to the other that it is not a Prohibited Person, that it is not in violation of any Anti-Terrorism Law, and that it is not, as of the Lease Date: (i) conducting any business or engaging in any transaction or dealing with any Prohibited Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person; (ii) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or (iii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in, any AntiTerrorism Law. If at any time any of the foregoing representations becomes false, it shall be considered a material default under this Lease if the defaulting party fails to cure such default within sixty (60) days after receipt of written notice of such default.

35.26 First Source Hiring Program. The City and County of San Francisco adopted a City-wide "First Source Hiring Program" on August 3, 1998 by Ordinance No. 264-98, codified at San Francisco Administrative Code Sections 83.1-83.18. The First Source Hiring Program ("FSHP") is designed to identify entry level positions associated with commercial activities and provide first interview opportunities to graduates of City-sponsored training programs. Tenant acknowledges that its activities on the Premises is or may be subject to FSHP. Although Landlord makes no representation or warranty as to the interpretation or application of FSHP to the Premises, or to Tenant's activities thereon, Tenant acknowledges that (i) FSHP may impose obligations on Tenant, including good faith efforts to meet requirements and goals regarding interviewing, recruiting, hiring and retention of individuals for entry level positions; (ii) FSHP requirements could also apply to certain contracts and subcontracts entered into by Tenant regarding the Premises, including construction contracts; and (iii) FSHP requirements, if applicable, may be imposed as a condition of permits, including building permits, issued for construction or occupancy of the Premises.

35.27 Nondiscrimination. There shall be no discrimination against or segregation of any person or groups of persons on account of race) color, creed, religion. national origin, ancestry, sex, age, marital or domestic partner status, sexual orientation, gender identity or disability including AIDS or HIV status in the sale, lease, sublease, transfer, use, occupancy, tenure or enjoyment of the Project.

35.28 Bankruptcy of Tenant. For purposes of Section 365(f)(2)(B) of the Bankruptcy Code (11 U.S.C. §365(f)(2)(B», the parties agree that the term "adequate assurance of future performance" with respect to any assumption or assignment of this Lease shall include, but not be limited to, the following: (a) in order to ensure Landlord that the proposed assignee will have the resources with which to pay all Rent payable pursuant to the terms hereof, any proposed assignee must have, as demonstrated to Landlord's reasonable satisfaction, a Net Worth equal to the greater of (i) the Net Worth of Tenant as of the Lease Date, or (ii) a Net Worth consistent with the standards customarily applied by Landlord with respect to comparable tenancies in the Building; (b) any proposed assignee must have been engaged in the conduct of business for the five (5) years prior to any such proposed assignment, which business must be consistent with the Permitted Use specified in the Basic Lease

Information; and (c) at Landlord's option, the proposed assignee must provide, in favor of Landlord, a letter of credit and/or a cash security deposit or other security for the performance of the obligations to be performed by Tenant or such assignee hereunder, equal to at least twelve (12) months' Base Rent. In the event of a conflict between the provisions of this Section 35.28 and the Bankruptcy Code, the provisions of the Bankruptcy Code shall prevail.

35.29 Rent Not Based on Income. No Rent or other payment in respect of the Premises shall be based in any way upon net income or profits from the Premises. Tenant may not enter into or permit any sublease or license or other agreement in connection with the Premises which provides for a rental or other payment based on net income or profit.

35.30 Counterparts. This Lease may be executed in counterpart. All such executed counterparts shall constitute the same agreement, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

36. Right of First Offer.

36.1 First Offer Space. Subject to the terms and conditions of this Article 36, if, at any time after the Lease Date, Landlord determines to make the Seventh Floor Premises available for lease (such premises, a "First Offer Space"), Tenant shall have a right of first offer to lease such First Offer Space (each, a "Right of First Offer").

36.2 Offering Notice. Prior to leasing the First Offer Space to a third party, Landlord shall give notice to Tenant (an "Offering Notice") specifying (a) Landlord's good faith estimate of the base rent on a per Rentable Square Foot basis (which may include periodic increases) that Landlord proposes to charge for the First Offer Space, based upon Landlord's assessment of current market conditions, and which amount may be more or less than the Base Rent set forth in this Lease; (b) a tenant improvement allowance in the amount of Seventy Five Dollars ($75.00) per Rentable Square Foot of the First Offer Space; (c) the period of rent abatement, if any; (d) the anticipated date upon which possession of the First Offer Space will be available; (e) the date upon which the payment of Base Rent shall commence; (f) the term for which Landlord proposes to lease the First Offer Space; and (g) any other material conditions or provisions relating to the leasing of the First Offer Space which vary from the provisions of this Lease (the terms in the foregoing clauses (a), (b) and (c) being herein collectively referred to as "Material ROFO Economic Terms").

36.3 Lease of First Offer Space.

36.3.1 Tenant's Notice. If Tenant wishes to lease the First Offer Space on the terms specified by Landlord in the Offering Notice, Tenant shall so notify Landlord within seven (7) days after receipt thereof (the "ROFO Exercise Period"), which notice shall be unconditional and irrevocable. Tenant may exercise its Right of First Offer only with respect to all of the First Offer Space identified in any Offering Notice.

36.3.2 Terms of Lease of First Offer Space. If Tenant timely and properly exercises its Right of First Offer, then, subject to Section 36.4 below, the First Offer Space shall become a portion of the Premises on all of the terms and conditions of this Lease, provided, however, that (a) the term as to the First Offer Space shall be as set forth in the Offering Notice (including any options to extend the term); (b) the Base Rent for the First Offer Space shall be as set forth in the Offering Notice; (c) Tenant's Percentage Share shall be adjusted to reflect the addition of the First Offer Space; (d) if at the time of such exercise Tenant has deposited or is obligated to deposit a Letter of Credit under Article 26, Tenant shall increase the Letter of Credit Amount by an amount equal to the equivalent of six months of Base Rent at the annual Base Rent rate per Rentable Square Foot of the First Offer Space; (e) the allowances paid by Landlord to Tenant shall be as set forth in the Offering Notice; (f) the manner of construction of any tenant improvements in any First Offer Space shall be governed by the terms and conditions of the Work Letter with modifications as necessary to conform with (i) any differences between the initial Premises hereunder and the First Offer Space (such modifications to be reasonably approved by Landlord and Tenant) and (ii) any differences in such terms and conditions as may be expressly set forth in the Offering Notice; (g) Tenant shall commence paying Base Rent and all other Rent as set forth in the Offering Notice; and (h) any other terms of the Offering Notice shall be incorporated into the Lease.

36.3.3 Failure to Lease First Offer Space. If Tenant does not exercise the Right of First Offer as to any First Offer Space on or prior to the end of the ROFO Exercise Period, then Tenant's Right of First Offer will lapse with respect to the applicable First Offer Space, Tenant shall be deemed to have rejected Landlord's offer ("Tenant's ROFO Rejection"), and the Right of First Offer will be of no further force and effect (unless and until again effective pursuant to this Section). Upon Tenant's ROFO Rejection, Landlord shall have the right to lease the First Offer Space to any third party on the same or any other terms and conditions; provided, however, that (a) if any of the Material ROFO Economic Terms to be paid by or provided to such third party for the First Offer Space are better from a tenant's perspective than the corresponding

Material ROFO Economic Terms initially offered to Tenant in the Offering Notice by ten percent (10%) or more or (b) if no lease is executed between Landlord and any third party within one hundred eighty (180) days after the date of the initial Tenant's ROFO Rejection, Landlord shall reoffer the First Offer Space to Tenant at such varying Material ROFO Economic Terms (as applicable) and in accordance with the procedure contained in this Article 36 before leasing the First Offer Space to any third party; provided that Tenant shall deliver its notice of exercise of its right to lease the First Offer Space at the varying Material ROFO Economic Terms within three (3) business days after receipt of Landlord's notice of such varying Material ROFO Economic Terms. Time is of the essence with respect to the provisions of this Section 36.3.

36.4 Conditions of Exercise.

36.4.1 Defaults. If at the time Landlord intends to lease any First Offer Space, any monetary or material non-monetary Event of Default by Tenant under this Lease exists, Landlord shall have no obligation to deliver the Offering Notice to Tenant. If on the date upon which possession of the First Offer Space is to be delivered to Tenant, any monetary or material non-monetary Event of Default by Tenant under the Lease exists, Landlord shall have, in addition to all of Landlord's other rights and remedies provided in this Lease, the right (but not the obligation) to terminate Tenant's rights under this Article 36; and, in such event, Landlord shall not be required to deliver possession of the First Offer Space to Tenant.

36.4.2 Previous Contraction. If at the time Landlord intends to Lease any First Offer Space Tenant has exercised its Contraction Option pursuant to Section 3.3, Landlord shall have no obligation to deliver the Offering Notice to Tenant to the extent that, pursuant to Section 3.3.2(b), the rights of Tenant to expand the Premises pursuant to this Article 36 automatically terminated upon the exercise of the Contraction Option.

36.4.3 Occupancy. If at any time Tenant occupies less than three (3) full floors within the Premises, the rights of Tenant pursuant to this Article 36 shall automatically terminate and be of no further force or effect. For purposes of calculating the foregoing occupancy requirement, any short term sublease of two (2) full floors within the Premises or less, for a term of two (2) years or less shall be disregarded in determining Tenant's occupancy. In no event shall any subsequent increase in Tenant's occupancy following such termination result in a reinstatement of the rights under this Article 36.

36.4.4 No Obligation to Offer Space to Lease. Nothing contained in this Article 36 shall be deemed to impose any obligation on Landlord to withhold from the market or market the First Offer Space or to take any other action or omit to take any other action in order to make the First Offer Space available to Tenant.

36.5 Letter of Credit Amendment. Within ten (10) business days after delivery of Tenant's notice exercising its Right of First Offer, Tenant shall deliver a replacement or amendment Letter of Credit to Landlord in the form required by Article 26, reflecting any increase if required under the terms of the Offering Notice to the extent that Tenant has deposited or is obligated to deposit a Letter of Credit under Article 16 above. If Tenant shall fail to increase the amount of the Letter of Credit, Landlord shall have, in addition to all of Landlord's other rights and remedies provided in this Lease, the right to terminate Tenant's rights under this Article 36, and in such event Landlord shall not be required to deliver the First Offer Space to Tenant.

36.6 Amendment to Lease. If Tenant leases any First Offer Space pursuant to this Article 36, Landlord shall prepare, subject to Tenant's reasonable approval thereof, and Tenant shall promptly execute an amendment to this Lease to add any applicable First Offer Space to the Premises on the terms and conditions set forth in this Article 36.

36.7 Rights Personal to Original Tenant. Tenant's right to lease the First Offer Space pursuant to this Article 36 is personal to, and may be exercised only by, the Original Tenant under this Lease (or any Permitted Assignee), and only if the conditions set forth in Section 36.4 continue to be satisfied. If Tenant assigns this Lease (other than to a Permitted Assignee), then immediately upon such assignment, Tenant's right to exercise the Right of First Offer shall simultaneously terminate and be of no further force or effect. No assignee (other than a Permitted Assignee) or subtenant shall have any right to exercise the Right of First Offer.

36.8 Termination Upon Initial Third Party Lease Up. If not earlier terminated, the rights of Tenant pursuant to this Article 36 shall automatically terminate as to any portion of the First Offer Space upon the leasing of such First Offer Space to a third party.

37. Expansion Option at Market Rate following Initial Third Party Lease-Up.

37.1 Expansion Premises. Subject to the terms and conditions of this Article 37, Tenant shall have a one-time right, in its sole discretion, to expand the Premises by leasing any portion of the Seventh Floor Premises for which Tenant has not exercised a Right of First Offer, which has been leased to a third party upon expiration of such Initial Third Party Lease (as defined in Section 37.2). Any such space is referred to as "Additional Expansion Premises;" and Tenant's right to expand the
Premises pursuant to this Section 37.1 is referred to as an "Additional Expansion Option").

37.2 Additional Expansion Notice.

37.2.1 Upon Expiration of Initial Third Party Lease. Promptly following the entering into of any lease with a third party for the initial leasing of any portion of the Additional Expansion Premises (each, an "Initial Third Party Lease"), Landlord shall give notice to Tenant of the Initial Third Party Lease (the "Initial Third Party Lease-Up Notice") specifying (a) the portion of the Additional Expansion Premises demised thereunder; (b) the length of the term of the Initial Third Party Lease, which term (including any renewals thereof) shall not be more than five (5) years; and (c) the expiration date of the Initial Third Party Lease. Tenant shall exercise the Additional Expansion Option, if at all, as to any Additional Expansion Premises by giving Landlord unconditional, irrevocable written notice of such election (the "Additional Expansion Notice") no more than five hundred forty days (540) and no less than four hundred fifty (450) days prior to the expiration date of the Initial Third Party Lease as set forth in the Initial Third Party Lease-Up Notice for the applicable Additional Expansion Premises
(the "Additional Expansion Exercise Period"), the time of such exercise being of the essence. Each Additional Expansion Notice shall specify the Additional Expansion Premises that Tenant desires to lease pursuant to such Additional Expansion Notice.

37.2.2 Early Termination of Initial Third Party Lease. If, for any reason, an Initial Third Party Lease terminates before the scheduled expiration of such Initial Third Party Lease, Landlord shall give notice to Tenant of the availability of such Additional Expansion Premises and the date upon which such Additional Expansion Premises shall become available to lease ("Early Availability Notice"). Tenant shall exercise the Additional Expansion Option, if at all, as to such
Additional Expansion Premises by giving Landlord an Additional Expansion Notice as to such Additional Expansion Premises on or before the date which is thirty (30) days after receipt of the Early Availability Notice, the time of such exercise being of the essence.

37.3 Lease of Additional Expansion Premises. If Tenant timely and properly delivers an Additional Expansion Notice as to any Additional Expansion Premises during the applicable Additional Expansion Exercise Period, then, subject to Section 37.4 below, Landlord shall lease the applicable Additional Expansion Premises to Tenant on the terms and conditions set forth in this Lease including the same Expiration Date, provided, however, that (a) the Base Rent (per Rentable Square Foot) shall he one hundred percent (100%) of the Fair Market Rent as agreed to by Landlord and Tenant (or, if Landlord and Tenant are unable to agree upon the Fair Market Rent within fifteen (15) days after delivery of the Additional Expansion Notice, as determined in accordance with Sections 3.2.4 through 3.2.7); (b) any monetary concessions (including rent abatement, moving allowances and tenant improvement allowances) affecting the rental rate shall be determined in accordance with Sections 3.2.4 through 3.2.7 and adjusted on a straight line basis to reflect the remaining length of the term; (c) the Additional Expansion Premises shall be delivered in its then existing "as is" condition, without obligation on the part of Landlord to make any repairs or construct any improvements to the Additional Expansion Premises in connection with Tenant's contemplated use, or to demolish existing improvements therein, and Tenant shall be responsible for the construction of any tenant improvements for the applicable Additional Expansion Premises, which tenant improvements shall be considered an Alteration subject to the terms and conditions of Article 10 above (but shall be considered Tenant Improvements for purposes of Articles 12 and 14 above); (d) if at the time of the delivery of the Additional Expansion Notice Tenant has deposited or is obligated to deposit a Letter of Credit under Article 26, the required Letter of Credit Amount pursuant to Article 26 shall increase by an amount equal to the equivalent of six months of Base Rent for the applicable Additional Expansion Premises (without regard to any rent abatement or rent concessions); (e) Landlord shall deliver possession of the applicable Additional Expansion Premises to Tenant within thirty (30) days after the expiration date or early termination of the applicable Initial Third Party Lease; and (f) Tenant shall commence paying Base Rent with respect to the applicable Additional Expansion Premises on the earlier to occur of (i) the date which is three (3) months after Landlord delivers possession of the applicable Additional Expansion Premises to Tenant and (ii) the date Tenant commences business operations in any portion of the applicable Additional Expansion Premises to Tenant.

37.4 Conditions of Exercise.

37.4.1 Expiration Date of Initial Third Party Lease Subsequent to Expiration Date of this Lease. Tenant shall not have the right to exercise an Additional Expansion Option as to any Additional Expansion Premises for which the Initial Third Party Lease expires One date after the Expiration Date hereunder unless Tenant shall have exercised its Extension Option to extend the Lease Term prior to the expiration of the applicable Additional Expansion Exercise Period.

37.4.2 Defaults. If at the time the Additional Expansion Notice is exercised by Tenant, any monetary or material non-monetary Event of Default by Tenant under this Lease exists, LandLord shall have no obligation to recognize the Additional Expansion Notice as a valid exercise of Tenant's rights to expand the Premises under this Article 37. If, after Tenant's exercise of its Additional Expansion Option and prior to the date upon which possession of the Additional Expansion

Premises is to be delivered to Tenant, any monetary or material non-monetary Event of Default by Tenant under this Lease exists, Landlord shall have, in addition to all of Landlord's other rights and remedies provided in this Lease, the right (but not the obligation) to terminate Tenant's rights under this Article 37, and in such event Landlord shall not be required to deliver possession of the Additional Expansion Premises to Tenant.

37.4.3 Previous Contraction. If at the time the Additional Expansion Notice is exercised, Tenant has exercised its Contraction Option pursuant to Section 3.3, Landlord shall have no obligation to recognize the Additional Expansion Notice as a valid exercise of Tenant's rights to expand the Premises under this Article 37 to the extent that, pursuant to Section 3.3.2(b), the rights of Tenant to expand the Premises pursuant to this Article 37 automatically terminated upon the exercise of the Contraction Option.

37.4.4 Occupancy. If at any time Tenant occupies less than three (3) full floors within the Premises, the rights of Tenant pursuant to this Article 37 shall automatically terminate and be of no further force or effect. For purposes of calculating the foregoing occupancy requirement, any short term sublease of two (2) full floors within the Premises or less, for a term of two (2) years or less shall be disregarded in determining Tenant's occupancy. In no event shall any subsequent increase in Tenant's occupancy following such termination result in a reinstatement of the rights under this Article 37.

37.4.5 Termination. If not earlier terminated, the rights of Tenant pursuant to this Article 37 shall automatically terminate and be of no further force or effect as to each Additional Expansion Premises and the Additional Expansion Option as to such Additional Expansion Premises shall be of no further force and effect at 12:01 a.m. (Pacific Time) on the date which is four hundred forty nine (449) days prior to the expiration date of the such Initial Third Party Lease.

37.5 Letter of Credit Amendment. Within ten (10) business days following the determination of Fair Market Rent as to any Additional Expansion Notice for which Tenant has delivered an Additional Expansion Notice, Tenant shall deliver a replacement or amended Letter of Credit to Landlord in the form required by Article 26 reflecting the increase required under Section 37.3(d) upon exercise of an Additional Expansion Option to the extent Tenant has deposited or is obligated to deposit a Letter of Credit under Article 26. If Tenant shall fail to increase the amount of the Letter of Credit, Landlord shall have, in addition to all of Landlord's other rights and remedies provided in this Lease, the right to terminate Tenant's rights under this Article 37, and in such event Landlord shall not be required to deliver the Additional Expansion Premises to Tenant.

37.6 Amendment to Lease. If Tenant leases any Additional Expansion Premises pursuant to this Article 36, Landlord shall prepare, subject to Tenant's reasonable approval thereof, and Tenant shall promptly execute all amendment to this Lease to add any applicable Additional Expansion Premises to the Premises on the terms and conditions set forth in this Article 37.

37.7 Rights Personal to Tenant. Tenant's Additional Expansion Option pursuant to this Article 37 is personal to, and may be exercised only by, the Original Tenant (or its Permitted Assignee). If Tenant shall assign this Lease (other than to a Permitted Assignee), then immediately upon such assignment, Tenant's Additional Expansion Option pursuant to this Article 37 shall simultaneously terminate and be of no further force or effect. No assignee (other than a Permitted Assignee) or subtenant shall have any right to lease the Additional Expansion Premises pursuant to this Article 37.

Signatures follow on next page.

IN WITNESS WHEREOF, the parties have executed this Lease as of the Lease Date.

LANDLORD:

680 FOLSOM OWNER, LLC,
a Delaware limited liability company

By:    680 Folsom, LLC,
a Delaware limited liability company
Its: Sole Member

By:     TMG Folsom, LLC,
a Delaware limited liability company
Its: Manager

By:     TMG Partners,
a California corporation
Its: Managing member

By: /s/ [ILLEGIBLE]
Name:
Its: Chief Executive Officer

TENANT:

RIVERBED TECHNOLOGY, INC.,
a Delaware corporation

By: /s/ Jerry M. Kennelly
Name: Jerry M. Kennelly
Its: Chief Executive Officer

680 FOLSOM STREET
SAN FRANCISCO, CA 94103

# FLOOR 2

EXHIBIT A-1

NOT TO SCALE. FOR REFERENCE ONLY.

SOM

ONE FRONT STREET
SAN FRANCISCO , CA 94111

680 FOLSOM STREET
SAN FRANCISCO, CA 94103

# FLOOR 3

EXHIBIT A-1

NOT TO SCALE. FOR REFERENCE ONLY.

SOM

ONE FRONT STREET
SAN FRANCISCO , CA 94111

680 FOLSOM STREET
SAN FRANCISCO, CA 94103

# FLOOR 4

EXHIBIT A-1

NOT TO SCALE. FOR REFERENCE ONLY.

SOM

ONE FRONT STREET
SAN FRANCISCO , CA 94111

680 FOLSOM STREET
SAN FRANCISCO, CA 94103

FLOOR 5

EXHIBIT A-1

NOT TO SCALE. FOR REFERENCE ONLY.

SOM

ONE FRONT STREET
SAN FRANCISCO , CA 94111

680 FOLSOM STREET
SAN FRANCISCO, CA 94103

FLOOR 6

EXHIBIT A-1

NOT TO SCALE. FOR REFERENCE ONLY.

SOM
ONE FRONT STREET
SAN FRANCISCO , CA 94111

680 FOLSOM STREET
SAN FRANCISCO, CA 94103

FLOOR 7

EXHIBIT A-2

NOT TO SCALE. FOR REFERENCE ONLY.

SOM

ONE FRONT STREET
SAN FRANCISCO , CA 94111

EXHIBIT B-1
RULES AND REGULATIONS

1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent; which consent shall not be unreasonably withheld or delayed. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Upon the termination of this Lease, Tenant shall return to Landlord all keys, either furnished to, or otherwise procured by, Tenant, together with security codes for security systems installed by Tenant in accordance with the Lease. If any keys furnished by Landlord are lost, Tenant shall pay to Landlord the cost of replacing same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

2. All doors of the Premises opening to public corridors shall he kept closed at all times except for normal ingress and egress to the Premises. The doors of the Premises shall be closed and securely locked at such time as Tenant's employees leave the Premises.

3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during hours of the day other than Building Standard Hours. Any tenant, its agents, employees, contractors, invitees or guests, or any other persons entering or leaving the Building at any time other than Building Standard Hours may be required to sign the Building register or card access the Building. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. Landlord will furnish, at Tenant's sale cost and expense, passes to persons for whom Tenant requests same in writing. Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons. Neither Landlord nor any Indemnitees shall be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.

4. Landlord shall in all cases retain the right to control and prevent access to the Project of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Project and its tenants. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property, including closing entrances to the Project.

5. No furniture, large equipment or other large items will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be approved by Landlord in Landlord's reasonable discretion. The freight elevator shall be available for use by Tenant, subject to such reasonable scheduling as Landlord shall deem appropriate. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, supplies, furniture or other property brought into the Project and also the times and manner of moving the same in and out of the Building. Heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to properly distribute the weight of such objects. Landlord will not be responsible for loss of or damage to any such property from any cause, and all damage done to the Project by moving or maintaining Tenant's property shall be repaired at the expense of Tenant.

6. The requirements of Tenant will be attended to only upon application by telephone or in person at the management office for the Building or at such office location designated by Landlord.

Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

7. Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same.

8. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose agents, employees, contractors, invitees or guests shall have caused same.

9. Tenant shall not permit the use or the operation of any coin operated machines on the Premises, including, without limitation, vending machines, video games, pinball machines, or pay telephones without the prior written consent of Landlord.

10. Tenant shall not use, keep or permit to be kept in or on the Premises, the Building or the Project any kerosene, gasoline or other inflammable or combustible fluid, chemical, substance or material, except [or ordinary cleaning and office supplies (such as, toner and ink cartridges). Tenant shall not use, keep or permit to be used or kept in or on the Premises, the Building or the Project any foul or noxious gas or substance.

11. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord.

12 Tenant shall not throw anything out of doors, or windows or down passageways.

13. Tenant shall not bring into or keep within the Project any animals (except for guide dog." comfort animals, and assistance dogs for visually impaired or other disabled persons as are expressly required to be permitted by Applicable Law), birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.

14. No cooking shall be done or permitted on the Premises, nor shall the Premises be used for lodging. Notwithstanding the foregoing, Underwriters' laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors.

15. Except with the prior consent of Landlord, Tenant shall not sell, or permit the sale from the Premises of, or use or permit the use of any Common Area adjacent to the Premises for the sale of, newspapers, magazines, periodicals, theatre tickets or any other goods, merchandise or service, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, business in or from the Premises for the service or accommodation of occupants of any other portion of the Project, nor shall the Premises be used for manufacturing of any kind, or for any business or activity other than the specifically provided for in the Lease.

16. Tenant, its agents, employees, contractors, invitees and guests shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any unlawful purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

17. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building's heating and air conditioning system, and shall refrain from attempting to adjust any controls

18. Tenant shall store all its trash and garbage within the interior of the Premises until daily removal of same by Tenant to such location in the Project as may he designated from time to time by Landlord. No material shall be placed in the trash boxes or receptacles if such material is if such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the City and County of San Francisco without violation of any Applicable Law governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

19. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established in good faith by Landlord or established by any governmental agency.

20. Any persons employed by Tenant to do janitorial work shall be subject to the prior written approval of Landlord, which shall not be unreasonably withheld, conditioned or delayed, and while in the Project and outside of the Premises, shall be subject to and under the control and direction of the property manager (but not as an agent or servant of such manager or of Landlord), and Tenant shall be responsible for all acts of such persons.

21. No awnings, canopies or other projection of any kind shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens of any kind shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard window coverings.

22. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord.

23. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord consistent with the Lease and the Rules and Regulations.

24. Tenant must comply with any non-smoking ordinance adopted by any applicable governmental authority.

25. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord complies with the provisions of Section R.2 of the Lease. Tenant further assumes the risk that any safety and security devices, services and programs which Landlord is obligated to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by Applicable Law.

26. All office equipment of any electrical or mechanical nature that may create unusual vibration or noise, or which unreasonably interferes with the quiet enjoyment of other tenants in the Building may be placed in the Premises only subject to Landlord's consent, which shall not be unreasonably withheld, and if given, may be conditioned upon Tenant's agreement to place such equipment in settings designated by Landlord, to absorb or prevent any vibration, noise or annoyance.

27. Tenant shall not use, in any part of the Premises or in the public halls of the Building, any hand trucks except those equipped with rubber tires and rubber side guards.

28. No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.

29. No tenant shall use or permit the use of any portion of the Premises tor living quarters, sleeping apartments or lodging rooms.

30. Landlord reserves the right at any time to change or rescind anyone or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's good faith judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Area, the Second Floor Terrace and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein, as set forth in the Lease. No waiver of any of the Rules or Regulations shall prevent Landlord from thereafter enforcing any such Rules or Regulations against tenants of the Building.

EXHIBIT B-2

ROOFTOP RULES

This Exhibit is attached to and forms a part of the Lease dated January 31, 2012 (the "Lease"), by and between 680 Folsom Associates LLC, a Delaware limited liability company("Landlord"), and Riverbed Technology, Inc., a Delaware corporation ("Tenant"), pertaining to certain premises located at 680 Folsom, San Francisco, California. The capitalized terms used without being defined in this Exhibit B-2 shall have the meanings given them in the Lease. The provisions of this Exhibit shall prevail over any inconsistent or conflicting provisions of the Lease.

1. Roof Area. Tenant shall accept the License Area and Cable Path in their condition and "as-built" configuration existing on the date of Lease. Landlord has made no representations or promise as to the suitability or effectiveness of any part of the roof for Tenant's proposed use, or as to any Applicable Laws relating to Tenant's proposed use, or as to the condition of (or alteration or improvement of) the License Area or the Cable Path.

2. Rooftop Installation Work. Installation of the Equipment ("Rooftop Installation Work") must be performed in a good and workmanlike manner and in accordance with all Applicable Laws, and shall be subject to: (a) obtaining Landlord's prior written approval of plans and specifications, which approval shall not be unreasonably withheld, conditioned or delayed, and Tenant acknowledges and agrees that, without limiting the generality of the foregoing, it shall be reasonable for Landlord to disapprove any Equipment if it exceeds roof load limitations,or if it exceeds the height of the roof parapet; (h) obtaining Landlord's prior written approval of Tenant's contractor for the Rooftop Installation Work, and such contractor must provide evidence of insurance reasonably satisfactory to Landlord prior to commencing work in or about the Building; and (c) all additional requirements under the Lease that apply to Alterations by Tenant. .In addition, Landlord may impose screening or other requirements to minimize the visibility of the Equipment. The plans and specifications for the Equipment shall include the design, size and features thereof and mounting structure, floor and power load requirements, cabling installations, the means of affixing or mounting the Equipment, and the means of connecting the Equipment to the Building's electrical system and to the interior of the Premises. The giving of any approval by Landlord shall not eliminate any of Tenant's obligations under the Lease, including Tenant's obligation to obtain all required permits and to comply with all Applicable Laws. The failure of Tenant to obtain such permits or any other governmental approvals relating to the Equipment shall not release Tenant from any of its obligations under the Lease. Tenant shall pay to Landlord all of Landlord's actual out-of-pocket costs incurred in connection with the review and approval of the plans and specifications within thirty (30) days after receipt of an invoice therefor.

3. General Requirements. In addition to the applicable provisions of the Lease, Tenant's use of the roof of the Building is subject to the following general requirements:

(a) Tenant shall provide Landlord with reasonable advance notice prior to commencing installation of the Equipment or other work on or to the Equipment from time to time, and agrees to afford Landlord the opportunity to be present for all such work, provided that only subsequent notice within a reasonable time shall be required in the case of an emergency that presents an immediate danger. Tenant shall reimburse Landlord for the reasonable cost of any Landlord representative being present for the performance of such work within thirty (30) days after receipt of an invoice therefor.

(h) After the initial installation of any Equipment, Tenant shall not make any material alteration, addition or improvement thereto, without first obtaining Landlord's prior written approval; and any such material alterations, additions or improvements shall be subject to all the conditions and restrictions that apply to the original Equipment, including the requirement that Tenant furnish Landlord with detailed plans and specifications relating to the proposed alterations, additions or improvements.

(c) Landlord shall allow Tenant full access to the roof for the purposes of installation, maintenance and repair of the Equipment during Building Standard Hours upon Tenant's reasonable advance request, subject to reasonable rules and restrictions of Landlord.

(d) Tenant, at its expense, shall at all times keep the Equipment in good order, condition and repair, and the Equipment location and the areas immediately surrounding same neat and clean. With respect to all operations relating to the Equipment, Tenant shall conduct its business and control other Tenant Parties in such manner as not to create any nuisance,or interfere with, annoy or disturb Landlord in its operation of the Building.

4. Services. Tenant shall be responsible for the cost of supplying electricity to the Equipment, including electricity usage, installation, maintenance and repair of any Connections and of any separate meter required by Landlord. Electric usage shall be determined, at Landlord's option, either (a) by meter installed by Landlord at Tenant's sole cost and expense, or (b) by Landlord's reasonable estimate based upon the quantity of use by Tenant, the manufacturer's specifications for electrical usage of the Equipment and any other relevant factors. Tenant shall pay Landlord monthly, within thirty (30) days after being billed therefor, for all electricity used by Tenant or any Tenant Parties in connection with the operation of the Equipment.

5. Roof Damage. Tenant shall, at Tenant's sole cost and expense, protect the roof from damage, and shall perform all installations, repairs and maintenance and use the roof in a manner so as to keep in full force and effect any warranty concerning the roof. In all cases, Tenant shall use the roofing contractor designated by Landlord to perform any roof penetration or other work that may affect the integrity of the roof or the roof warranty. Any damage to the roof or any other portion of the Building resulting from Tenant's installation, operation, use, maintenance or removal of the Equipment, including leakage, water damage or damage to the roof membrane, shall be repaired by Landlord at Tenant's sole cost and expense; provided, that, the costs to he paid for the services and materials necessary for the repairs shall not materially exceed the competitive cost for such services and materials rendered by contractors with the required skill, competence and experience to perform such repairs. Tenant shall reimburse Landlord for any costs and expenses so incurred by Landlord within thirty (30) days after Landlord's written request and copies of invoices therefor.

6. Compliance With Applicable Requirements. Tenant, at its sole cost and expense, shall comply with all Applicable Laws relating to the installation, maintenance, operation, use and removal of the Equipment. Without limiting the generality of the foregoing, Tenant, at its sole cost and expense, shall be responsible for obtaining, if required, any building permits, and any licenses or permits which may be required by the Federal Communications Commission (FCC), the Federal Aviation Administration (FAA) or any other governmental authority having jurisdiction over the Equipment or the Building and shall provide copies of the same to Landlord. If necessary, Landlord agrees reasonably to cooperate with Tenant, at Tenant's sole cost and expense, to obtain any appropriate licenses or permits.

7. Radio Frequency Emitting Equipment. To the extent Tenant is operating radio frequency (RF) emitting equipment on the roof of or inside the Building, Tenant shall cooperate generally with Landlord and other carriers such that the Building's rooftop shall be and remain in compliance with all rules and regulations of the U.S. Occupational Safety and Health Administration ("OSHA") and the FCC relating to guidelines for human exposure to radio frequency or electromagnetic emission levels, as may be issued from time to time, including the rules and regulations adopted in FCC document OET 65 (which rules and regulations have also been adopted by OSHA). If Landlord in its reasonable judgment believes that the Equipment, either by itself or in conjunction with other equipment in or on the Building, may exceed permitted emission levels, then Tenant shall (a) promptly upon Landlord's written request, at Tenant's sale cost and expense, deliver to Landlord a reasonably acceptable certification or survey report demonstrating that the Building's rooftop is in compliance with all applicable FCC and OSHA rules and regulations (a "Rooftop Survey"), and (b) to the extent Tenant's equipment or the operation thereof directly or indirectly causes the Building's rooftop (or any section thereof) not to be in compliance with such rules and regulations, promptly remedy any such non-compliance in accordance with Landlord's reasonable directions and at Tenant's sale cost and expense. If Tenant (i) relocates or makes any change to the Equipment or (ii) makes any change to any equipment or operation thereof that directly or indirectly affects the operation of the Equipment, Landlord may, at its option, require that a new Rooftop Survey be conducted at Tenant's sale cost and expense by a firm approved by Landlord in its reasonable discretion.

8. Temporary Removal; Relocation. Tenant, at its sale expense, shall remove or relocate the Equipment on a temporary basis and upon fifteen (15) days' written notice from Landlord at any time Landlord reasonably determines such removal or relocation is reasonably necessary or appropriate for the expeditious repair, replacement, alteration, improvement or additions to or of the roof or any area of the Cable Path, or to access any such areas for Project needs. In addition, Landlord reserves the right to require that the Equipment be permanently relocated on not less than forty five (45) days' prior written notice, to another location on the roof as Landlord shall reasonably designate.

9. Termination; Equipment As Property of Tenant, Upon the expiration or earlier termination of the Lease, Tenant shall immediately cease using the License Area and Cable Path and shall, at its own cost and expense, remove the Equipment and restore the License Area and areas affected by the cabling installations to the condition in which they were found prior to the installation of the Equipment, reasonable wear and tear excepted. The Equipment shall be considered personal property of Tenant; provided, however, if Tenant fails to remove the Equipment within thirty (30) days following the expiration or earlier termination of the Lease, it shall be deemed abandoned and may be claimed by Landlord or removed and disposed of by Landlord at Tenant's expense.

10. Landlord Exculpation. Without limiting the provisions of Section 16.1 of the Lease, Tenant assumes full responsibility for protecting from theft or damage the Equipment and any other tools or equipment that Tenant may use in connection with the installation, operation, use, repair, maintenance or removal of the Equipment, assumes all risk of theft, loss or damage, and waives all Claims with respect thereto against Landlord and the other Indemnitees, including any Claims caused by any active or passive act, omission or neglect of any Indemnitee or by any act or omission for which liability without fault or strict liability may be imposed, except only, with respect to any Indenmitee, to the extent such injury, death or damage is caused by the gross negligence or willful misconduct of such Indemnitee and not covered by the insurance required to be carried by Tenant under the Lease or except to the extent such limitation on liability is prohibited by Applicable Laws. Further, in no event shall Landlord or any Indemnitees be liable under any circumstances for any consequential damages or for injury or damage to, or interference with, Tenant's business, including loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, resulting from damage to or any failure or interruption of use of the Equipment, however occurring.

11. Insurance. Tenant shall cause the insurance policies required to be maintained pursuant to Article 14 of the Lease to cover the Equipment and any Claims arising in connection with the presence, use, operation, installation, repair, maintenance, or removal of the Equipment.

EXHIBIT C

WORK LETTER

THIS WORK LETTER is attached to and forms a part of the Lease dated as of January 31, 2012 (the "Lease"), by and between 680 Folsom Owner LLC, a Delaware limited liability company ("Landlord"), and Riverbed Technology, Inc., a Delaware corporation ("Tenant"), pertaining to certain premises located at 680 Folsom Street, San Francisco, California. Except where clearly inconsistent or inapplicable, the provisions of the Lease are incorporated into this Work Letter, and capitalized terms used without being defined in this Work Letter shall have the meanings given them in the Lease.

The purpose of this Work Letter is to set forth the respective responsibilities of Landlord and Tenant with respect to (i) the design and construction of all alterations, additions and improvements that Tenant may deem necessary or appropriate to prepare the Premises for initial occupancy by Tenant under the Lease and (ii) Landlord's completion of Landlord's Work (as defined herein). Such alterations, additions and improvements to the Premises (other than Landlord's Work) are referred to in this Work Letter as the "Tenant Improvements," and the work of constructing the Tenant Improvements is referred to as the "Tenant Improvement Work."

Landlord and Tenant agree as follows:

1. Landlord's Work.

1.1 Core and Shell Improvements. Landlord, at its cost, shall perform or cause to be performed the core and shell improvements to the Building described in Schedule 1 attached hereto (the "Core and Shell Improvements") in a good and professional manner and substantially in accordance with the plans and specifications listed on Schedule 2 (the "Building Plans"). In addition to the improvements described in Schedule 1, Core and Shell Improvements shall include the abatement, remediation and/or removal to the extent required by, and in accordance with, Environmental Laws of Hazardous Materials located in the Building and either known to Landlord as of the commencement of the Core and Shell Improvements or discovered by Landlord while Landlord is performing the Core and Shell Improvements. For purposes of this Section 1.1, Hazardous Materials "known to Landlord" as of the commencement of the Core and Shell Improvements shall be the Hazardous Materials identified in the Asbestos, Lead Paint and Materials, and Polychlorinated Biphenyl Ballast Abatement Oversight Report dated August 29, 2008 prepared by PES Environmental, Inc. and all other reports pertinent to the Premises listed therein (the "PES Final Report") (a copy of which has been provided to Tenant) requiring abatement, remediation and/or removal. As provided in Section 3.9, the failure of Landlord to cause the abatement, remediation or removal of the Hazardous Material to the extent required by Environmental Laws and as more fully described in the PES Final Report shall be a Landlord Delay. The discovery of Hazardous Materials during the performance of Landlord's Work as an unforeseen condition and the subsequent abatement, remediation and/or removal of such Hazardous Materials to the extent required by Environmental Laws shall be a Force Majeure Event.

1.2 Warm Shell Improvements. Landlord, at its cost, shall perform or cause to be performed the improvements to the Premises described in Schedule 3 attached hereto (the "Warm Shell Improvements") in a good and professional manner and substantially in accordance with the Building Plans to the extent covering the Warm Shell Improvements. The work of constructing the Core and Shell Improvements and the Warm Shell Improvements is sometimes referred to as "Landlord's Work." The improvements to the Building required to be Substantially Complete (as defined below) to permit Tenant to commence the Tenant Improvement Work consists of (a) the Warm Shell Improvements, (b) the plumbing system, fire protection system, the HVAC system, direct digital controls system, and the electrical system of the Core and Shell Improvements installed to the point at which such systems provide service to the Premises; (c) the exit stairs and either a freight elevator or temporary construction lift providing access to the Premises, and (d) the curtain wall installed to at least three floors above the Premises (collectively referred to as the "Required Base Building Improvements").

1.3 Modification of Building Plans. Landlord may make revisions from time to time to the Building Plans to the extent affecting only the Core and Shell Improvements, including those that may be required by city officials or inspectors to comply with code rulings or interpretations, so long as the Core and Shell Improvements, when constructed will be collectively comparable in appearance, design, efficiency, and quality to the improvements described in Schedule 2. Landlord promptly shall notify Tenant in writing of any changes to the Building Plans for the Core and Shell Improvements to the extent such changes are required by city officials or inspectors. Landlord shall not make any revisions to the Building Plans to the extent affecting the Warm Shell Improvements without the prior written approval of Tenant, which approval shall not be unreasonably withheld, conditioned or delayed.

1.4 Substantial Completion of Required Base Building Improvements.

1.4.1 Substantial Completion. Landlord shall use commercially reasonable efforts to cause the Required Base Building Improvements to be Substantially Complete on or before February 1, 2014, subject to Force Majeure Events and Tenant Delays. Landlord will give Tenant at least thirty (30) days' prior written notice of the date on which the Required Base Building Improvements are anticipated to be Substantially Complete (the "Substantial Completion Date"). "Substantially Complete" or "Substantial Completion" shall mean that the Required Base Building Improvements have been substantially completed in accordance with the Building Plans and, with respect to the Warm Shell Improvements only, completed in accordance with the Building Plans except for minor omissions, mechanical adjustments and items of the type customarily found on an architectural punchlist that will not interfere with or delay completion of the Tenant Improvements ("Punchlist Items"). Landlord and Tenant shall then 'mange a mutually convenient time, no later than five (5) business days after the anticipated Substantial Completion Date specified in Landlord's notice, for Tenant and/or Tenant's Architect (as defined below) and Landlord and/or Skidmore, Owings and Merrill ("Landlord's Architect") to conduct a walk-through inspection of the Warm Shell Improvements. During the inspection, Landlord's Architect shall compile a list of the Punchlist Items yet to be completed, which list shall be reviewed and approved by Tenant's Architect, with such approval not to be unreasonably withheld, conditioned or delayed. If Tenant or Tenant's Architect shall fail to inspect the Warm Shell Improvements within five (5) business days after the Substantial Completion Date specified in Landlord's notice, the Warm Shell Improvements shall be deemed completed and satisfactory in all respects, and the Substantial Completion Date shall be the date set forth in Landlord's notice. Landlord's failure to have Substantially Completed the Required Base Building Improvements by February 1,2014, subject to Force Majeure Events and Tenant Delays, shall be governed by the provisions of Section 2.2 of the Lease.

1.4.2 Punchlist Items. Landlord shall use commercially reasonable efforts to complete the Punchlist Items for the Warm Shell Improvements within thirty (30) days following the inspection or 'such longer period as Landlord and Tenant shall reasonably agree is appropriate.

1.4.3 Tenant Delay in Substantial Completion. Notwithstanding anything to the contrary contained in the Lease, if the Substantial Completion Date is delayed by reason of Tenant Delay, the Lease Commencement Date shall be the date the Required Base Building Improvements would have been Substantially Complete absent any Tenant Delay. "Tenant Delay" shall mean any delay in the Substantial Completion of the Required Base Building Improvements that is caused by or is attributable to: (a) Tenant's failure to submit information or give authorizations or approvals or perform any other obligations of Tenant under this Work Letter or the Lease, (b) any changes in the Warm Shell Improvements required by Tenant's Approved Construction Drawings (including delays resulting from investigation of the estimated cost or delay associated with a proposed change but not including any changes necessary to cause the Building Systems to be operational and in good condition or to correct violations of the Core and Shell Improvements with Applicable Laws), (c) any entry onto the Project by Tenant or Tenant's Agents, (d) Tenant's failure to act reasonably where Tenant is required to act reasonably under the terms of this Work Letter, and (e) any other act or omission of Tenant or of any other Tenant Party which materially interferes with Landlord's ability to perform the Required Base Building Improvements. Tenant shall reimburse Landlord for any and all actual additional costs incurred by Landlord arising out of or in any way related to the Tenant Delays and Tenant hereby releases Landlord from and against any and all liability arising out of or in any way related to such Tenant Delays. Except for any Tenant Delay described in clause (a) above, no Tenant Delay shall be deemed to have occurred unless Landlord gives Tenant prior written notice or written notice within five (5) business days after the occurrence, as may be reasonable under the circumstances, specifying the claimed reasons for such Tenant Delay, and Tenant shall fail to correct or cure such Tenant Delay within two (2) business day.

1.5 Compliance with Applicable Laws. Landlord's Work shall comply in all material respects with all Applicable Laws (as applied and interpreted as of the applicable Permit application date). If any of the Tenant Improvements that are not consistent with general business office improvements result in a requirement under Applicable Laws that changes or modifications are required to be made to the Warm Shell Improvements (the "Legal Compliance Work"), Landlord agrees to perform such Legal Compliance Work; provided, however, that Tenant shall, within thirty (30) days following receipt of invoices therefor, reimburse Landlord for the costs and expenses incurred by Landlord in performing the Legal Compliance Work, and any delay in the Substantial Completion Date resulting from such Legal Compliance Work shall constitute a Tenant Delay. As provided in Section 2.2 below, Landlord may withhold approval of any Tenant Improvements which trigger the necessity under Applicable Laws to perform Legal Compliance Work to the Core and Shell Improvements. Notwithstanding the foregoing, prior to commencing any Legal Compliance Work, Landlord shall notify Tenant of the nature and estimated cost of such work and the impact of performing such Legal Compliance Work on the construction schedule for Landlord's Work. Tenant shall have the right, within five (5) business days after receipt of Landlord's notice, to modify Tenant's plans so as to eliminate the necessity for performance of the Legal Compliance Work; provided, however, that any delay resulting from such modification shall constitute a Tenant Delay.

1.6 Substantial Completion of Core and Shell Improvements other than Required Base Building Improvements.

Landlord shall use commercially reasonable efforts to cause the remaining Landlord's Work not included as part of the Required Base Building Improvements to be substantially completed on or before August 1, 2014, subject to Force Majeure Events and Tenant Delays.

2. Design of the Tenant Improvements.

2.1 Tenant's Architect and Tenant's Engineers. Tenant shall retain an architect ("Tenant's Architect") to design the Tenant Improvements and prepare the Space Plan and Final Working Drawings (as defined in Section 2.2) which Tenant's Architect shall be subject to Landlord's approval, which shall not be unreasonably withheld, conditioned or delayed. Tenant shall retain such engineers ("Tenant's Engineers") to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life safety, sprinkler and code compliance work, which Tenant's Engineers shall be subject to Landlord's approval, which shall not be unreasonably withheld, conditioned or delayed. In the alternative, Tenant shall have the right to select a design-build option for the mechanical, electrical, plumbing, fire sprinkler and fire life safety components of the Tenant Improvements.

2.2 Design of the Tenant Improvements.

2.2.1 Space Plan. Prior to March 1,2013, Tenant shall furnish Landlord with Tenant's final space plan for the Premises ("Space Plan"). The Space Plan shall be prepared by Tenant's Architect and shall show locations of all proposed improvements, including partitions, cabinetry, equipment and fixtures, and shall specify the location of any proposed structural floor penetrations, the location and extent of floor loading in excess of Building capacity, if any, any special HVAC requirements, the location and description of any special plumbing requirements, and any special electrical requirements. In addition, the Space Plan shall show telephone and telecommunications facilities, and computer and electronic data facilities. Landlord may request clarification or more specific drawings for special use items not included in the Space Plan. Landlord shall approve or disapprove the Space Plan by written notice given to Tenant within ten (10) business days after receipt of the Space Plan. Landlord shall not unreasonably withhold or condition its approval of the Space Plan, provided that, without limiting the generality of the foregoing, Landlord shall be entitled to withhold its consent to the Space Plan if, in Landlord's good faith judgment, anyone or more of the following conditions exist: (a) the proposed Tenant Improvements will adversely affect the exterior appearance of the Building; (b) the proposed Tenant Improvements may impair the structural strength of the Building, adversely affect any Building Systems or materially adversely affect the value of the Building; (c) the proposed Tenant Improvement Work would trigger the necessity under Applicable Laws or otherwise for work to be performed outside the Premises or to the Core and Shell Improvements; or (d) the proposed Tenant Improvements are not consistent with general business office improvements. If Tenant's proposed interior partitioning or other aspects of the Tenant Improvement Work will, in Landlord's good faith judgment, require changes or alterations to the structure, the fire protection sprinkler system, the HVAC system or other Building Systems located outside of the Premises, and Landlord approves such changes or alterations, such changes or alterations shall be made at Tenant's expense. The Tenant Improvements shall comply with the minimum standards described in Schedule 4 (as the same may be reasonably adjusted by Landlord from time to time in a manner materially consistent with the specifications set forth on Schedule 4 to reflect current conditions). If Landlord disapproves the Space Plan, Landlord shall return the Space Plan to Tenant with a detailed statement of Landlord's reasons for disapproval, or specifying any required corrections and/or revisions. Landlord Representative and Tenant Representative shall promptly make themselves available to discuss and resolve any comments or revisions, and the Space Plan shall promptly be revised by Tenant to incorporate any agreed upon changes. In the event the parties cannot reach agreement and resolve all disputed matters relating to the Space Plan, the parties shall continue to meet and confer and negotiate in good faith to reach agreement on any disputed matters. Landlord shall approve or disapprove of any revisions to the Space Plan by written notice given to Tenant within ten (10) business days after receipt of such revisions. This procedure shall be repeated until Landlord approves (or is deemed to have approved as provided below) the Space Plan (as so approved, the "Approved Space Plan"). If Landlord fails to respond in writing within ten (10) business days after a submission of the Space Plan, Tenant may send a second notice to Landlord, which notice must contain the following disclaimer in bold face, capitalized type: "NOTICE --SECOND REQUEST FOR CONSENT PURSUANT TO SECTION 2.2.1 OF THE WORK LETTER FOR THE 680 FOLSOM PREMISES --FAILURE TO TIMELY RESPOND WITHIN THREE (3) BUSINESS DAYS AFTER RECEIPT OF THIS NOTICE MAY RESULT IN DEEMED APPROVAL OF THE SPACE PLAN FOR TENANT IMPROVEMENTS." If Landlord fails to respond in writing within three (3) business days after delivery of such second notice, Tenant's Space Plan last submitted shall be deemed approved by Landlord. Tenant shall only be obligated to design and construct the Tenant Improvements to LEED standards if compliance with LEED standards is required by Applicable Law.

2.2.2 Final Working Drawings. Prior to October 31, 2013, Tenant shall cause Tenant's Architect and the Tenant's Engineers to prepare and submit for Landlord's approval complete and detailed construction plans and specifications, including a fully coordinated set of architectural, structural, mechanical, fire protection, electrical and plumbing working drawings for the Tenant Improvement Work, in a form that is sufficiently complete to permit subcontractors to bid on the work, obtain all required Permits (as defined in Section 1.4, below) and commence construction (the "Final Working Drawings"); provided that, at Tenant's option, the Final Working Drawings may be prepared in two phases on a "design build" basis (first the architectural portion, then engineering drawings consistent with the previously provided architectural drawings), provided further that in such event both components shall be subject to Landlord's approval in accordance with this Section 2.2.2. Tenant shall furnish Landlord with four (4) copies signed by Tenant of such Final Working Drawings (or any particular component thereof, if applicable). Landlord shall approve or disapprove the Final Working Drawings by giving written notice to Tenant within fifteen (15) business days after receipt thereof. Landlord shall not unreasonably withhold or condition its approval of the Final Working Drawings, provided that, without limiting the generality of the foregoing, Landlord shall be entitled to withhold its consent to the Final Working Drawings for any of the reasons specified in clauses (a) through (d) of Section 2.2.1 above, or if in Landlord's good faith judgment, the Final Working Drawings are materially inconsistent with, or do not conform to, the Approved Space Plan. If Landlord disapproves the Final Working Drawings, Landlord shall return the Final Working Drawings to Tenant with a detailed statement of Landlord's reasons for disapproval and/or specifying any required corrections or revisions. Landlord Representative and Tenant Representative shall promptly make themselves available to discuss and resolve any comments or revisions, and the Final Working Drawings shall promptly be revised by Tenant to incorporate any agreed upon changes. In the event the parties cannot reach agreement and resolve all disputed matters relating to the Final Working Drawings, the parties shall continue to meet and confer and negotiate in good faith to reach agreement on any disputed matters. Landlord shall approve or disapprove of any such revisions to the Final Working Drawings within five (5) business days after receipt of such revisions. This procedure shall be repeated until Landlord approves (or is deemed to have approved as provided below) the Final Working Drawings (as so approved, the "Approved Construction Drawings"). If Landlord fails to respond in writing within fifteen (15) business days after the submission of the initial set of Final Working Drawings or within (5) business days after a submission of revisions to the Final Working Drawings, Tenant may send a second notice to Landlord, which notice must contain the following disclaimer in bold face, capitalized type: "NOTICE --SECOND REQUEST FOR CONSENT PURSUANT TO SECTION 2.2.2 OF THE WORK LETTER FOR THE 680 FOLSOM PREMISES --FAILURE TO TIMELY RESPOND WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT OF THIS NOTICE MAY RESULT IN DEEMED APPROVAL OF TIlE FINAL WORK DRAWINGS FOR TENANT IMPROVEMENTS." If Landlord fails to respond in writing within five (5) business days after delivery of such second notice, the Final Working Drawings last submitted shall be deemed approved by Landlord. Concurrent with the approval of the Final Working Drawings, Landlord shall deliver a full and complete wet-stamped copy of the path of travel and ADA compliance drawings for the Building to Tenant's Architect. Tenant shall include provisions in its Design Professional Agreements (as defined in Section 2.2.3) which expressly allow Landlord to use any and all of the Approved Construction Drawings for the Tenant Improvements without any additional cost or payment if the Lease is terminated subject to Landlord agreeing to indemnify Tenant's Architect and Tenant's Engineers in question if Landlord elects to use any of the Approved Construction Drawings without retaining Tenant's Architect or Engineer for the portion of Tenant's Work covered by the Design Profession Agreement in question.

2.2.3 No Liability. Upon completion of the Required Base Building Improvements, Landlord shall provide to Tenant a set of the Building Plans. Tenant's Architect shall be responsible for performing all necessary field measurements and confirming the completeness and accuracy of the Building Plans.. Landlord's sole interest in reviewing and approving the Space Plan and Final Working Drawings is to protect the Building and Landlord's interests, and no such review or approval by Landlord shall be deemed to (a) create any liability of any kind on the part of Landlord, including, but not limited to, liability for design, engineering or fitness for a particular purpose, or (b) constitute a representation on the part of Landlord or any person consulted by Landlord in connection with such review and approval that the Space Plan or Final Working Drawings are correct or accurate, or are in compliance with any Applicable Laws or the requirements of this Work Letter. Without limiting the foregoing, Tenant shall be responsible for ensuring (i) that all elements of the design of the Final Working Drawings comply with Applicable Laws and are otherwise suitable for Tenant's use of the Premises, and (ii) that no Tenant Improvement materially impairs any Building Systems or Landlord's ability to perform its obligations under this Work Letter or the Lease, and Landlord's approval of the Final Working Drawings shall not relieve Tenant from such responsibility. Further, if Landlord incurs any cost as a result of any failure of the Final Working Drawings to comply with Applicable Laws or as a result of any impairment of any Building Systems or of Landlord's ability to perform its obligations under this Work Letter or the Lease resulting from any defect in the Final Working Drawings, then Tenant, upon written notice and request from Landlord, shall, at Landlord's option, either (1) assign to Landlord any right Tenant may have under the Design Professional Agreements to recover such cost from Tenant's Architect and/or Tenant's Engineers, as the case may be, or (2) at Tenant's expense, use reasonable efforts to enforce such right directly against Tenant's Architect and/or Tenant's Engineers, as the case may be, for Landlord's benefit. As used herein, "Design Professional Agreements" means the agreements between Tenant and Tenant's Architect and Tenant's Engineers pursuant to which the Approved Construction Drawings have been or will be prepared.

2.2.4 Form of Submittals. All requests, responses, plans, specifications and other materials submitted by Tenant or Landlord to the other pursuant to this Section 2 shall be submitted in both hard copy and reasonably acceptable reproducible, electronic format.

2.2.5 Modifications to Approved Space Plan and Approved Construction Drawings. No material changes or modifications to the Approved Space Plan or the Approved Construction Drawings (any of the foregoing, a "Plan Modification") shall be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld or conditioned. Landlord shall have five (5) business days to review and notify Tenant of Landlord's approval or disapproval of a Plan Modification. Landlord will not unreasonably withhold or condition its approval of (a) any request by Tenant to amend or change the Approved Space Plan or the Approved Construction Drawings, or (b) any change or amendment to the Approved Construction Drawings that may be necessary to obtain any Permits or which may be required by city officials or inspectors to comply with code rulings or interpretations. Without limiting the generality of the foregoing, however, Tenant acknowledges that it shall not be unreasonable for Landlord to withhold consent to any Plan Modification if anyone of the circumstances listed in clauses (a) through (d) of Section 2,2.1 of this Work Letter apply. Tenant may make Plan Modifications to the Approved Construction Drawings and Landlord shall not have any right to approve such Plan Modification to extent such Plan Modification (x) is required by the City of San Francisco or other applicable governmental body having jurisdiction over the Tenant Improvements, and (i) is consistent with the design intent of the Approved Construction Drawings, and (ii) will not cost more than Fifty Thousand Dollars ($50,000.00) per occurrence; or (y) consists of minor field changes that (i) are consistent with the design intent of the Approved Construction Drawings or required for the proper execution of the Approved Construction Drawings, and (ii) will not materially adversely affect the design, use, or operation of the Building or Tenant Improvements. If Landlord fails to respond in writing within five (5) business days after the submission of the Plan Modification or any revision to the Plan Modification, Tenant may send a second notice 'to Landlord, which notice must contain the following caption in bold face, capitalized type: "NOnCE --SECOND REQUEST FOR CONSENT PURSUANT TO SECTION 2.2.5 OF THE WORK LETTER FOR THE 680 FOLSOM PREMISES --FAILURE TO TIMELY RESPOND WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT OF THIS NOTICE MAY RESULT IN DEEMED APPROVAI~ OF A MODIFICATION TO THE FINAL WORK DRAWINGS FOR TENANT IMPROVEMENTS." If Landlord fails to respond in writing within five (5) business days after delivery of such second notice, the Plan Modification last submitted shall be deemed approved by Landlord. If Landlord disapproves of any Plan Modification, Landlord shall return the same to Tenant with a detailed statement of Landlord's reasons for disapproval, or specifying any required corrections. Landlord Representative and Tenant Representative shall promptly make themselves available to discuss and resolve any Plan Modification, and Plan Modification shall promptly be revised by Tenant to incorporate any agreed upon changes. In the event the parties cannot reach agreement and resolve all disputed matters relating to any such Plan Modification, the parties shall continue to meet and confer and negotiate in good faith to reach agreement on any disputed matters. This procedure shall be repeated until Landlord approves the Plan Modification. Tenant shall pay an costs attributable to a Plan Modification, excluding costs incurred by Landlord in reviewing proposed Plan Modifications (provided that to the extent funds are available, such costs may be paid or reimbursed from the Tenant Improvement Allowance).

3. Construction of Tenant Improvements.

3.1 Selection of Contractors. Tenant shall retain a licensed general contractor ("Tenant's Contractor") to perform the Tenant Improvement Work. Tenant's Contractor shall be subject to the prior written approval of Landlord, which shall not be unreasonably withheld, conditioned or delayed.

3.2 Tenant's Agents. All subcontractors, laborers, materialmen and suppliers used by Tenant, together with Tenant's Contractor, are collectively referred to herein as "Tenant's Agents." An Major Subcontractors must be approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed. "Major Subcontractors" shall mean any contractor or subcontractor performing Tenant Improvement Work costing in excess of One Hundred Thousand and 00/100 Dollars ($100,000.00) in the aggregate or performing work affecting Building Systems.

3.3 Construction Contracts. Tenant shall furnish Landlord with true and correct copies of all construction contracts between or among Tenant, Tenant's Contractor and all Major Subcontractors relating to the Tenant Improvements. All such contracts shall expressly provide that the work to be performed thereunder shall be subject to the terms and conditions of this Work Letter, including, without limitation, that such work shall comply with the construction rules and regulations attached hereto as Schedule 5 as may be amended and updated from time to time so long as such amendments or updates do not materially interfere with or delay the construction of the Tenant Improvements ("Construction Rules and Regulations"). Landlord's review of such contracts shall not relieve Tenant from its obligations under this Work Letter nor shall such review be deemed to constitute Landlord's representation that such contracts comply with the requirements of this Work Letter. Landlord's review of any construction contract provided hereunder shall be at Landlord's sole cost and expense. Tenant agrees to deliver to Landlord any assignment or other assurances which reasonably may be necessary to permit Landlord to directly enforce all warranties under such contracts (such warranties shall include, without additional charge, the repair of any portion of the Building which may be damaged as a result of the removal or replacement of the defective Tenant Improvements) upon the occurrence of an Event of Default under the Lease. Upon engagement of any Tenant's Agents, Tenant shall promptly cause each of Tenant's Agents to execute and deliver to Landlord an agreement consenting to such foregoing assignment.

3.4 Permits. Tenant shall cause Tenant's Architect to promptly submit the Approved Construction Drawings to the appropriate authorities to obtain all city, county and state permits, authorizations and approvals (the "Permits") which may be required to allow Tenant's Contractor to commence and fully complete the construction of the Tenant Improvements described in the Approved Construction Drawings. Neither Landlord nor Landlord's Architect shall be responsible for obtaining any Permits for the Premises, and that obtaining the same shall be Tenant's responsibility; provided, however, that Landlord will cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such Permit, Any changes or modifications to the Approved Construction Drawings that may be necessary to obtain any such Permits, or which may be required by city officials or inspectors to comply with code rulings or interpretations, shall be prepared by Tenant's Architect, at Tenant's expense (provided that to the extent funds are available, such expense may be reimbursed from the Tenant Improvement Allowance), and submitted to Landlord for Landlord's review and approval as a Plan Modification under Section 2.2.5. The procedure in Section 2.2.5 for approval shall be pursued until Landlord approves or is deemed to have approved the Plan Modification and all Permits have been obtained for the Approved Construction Drawings, as so amended.

3.5 Commencement of Work. At least ten (10) days prior to the commencement of construction of the Tenant Improvements, or the delivery of any construction materials to the Premises, whichever is earlier, Tenant shall submit to Landlord a notice specifying the date Tenant will commence construction of the Tenant Improvements, the estimated date of completion of the Tenant Improvements, and the construction schedule for the Tenant Improvements provided by Tenant's Contractor setting forth the projected date of completion of such phase of the Tenant Improvements. In addition, prior to the commencement of construction of the Tenant Improvements or the delivery of any construction materials to the Premises, whichever is earlier, Tenant shall submit to Landlord the following: (a) all Permits required to commence construction of the Tenant Improvements; (b) a copy of the executed construction contract with Tenant's Contractor and Major Subcontractors, (c) a detailed breakdown of the schedule of values, by trade, of the final costs that will be or have been incurred, in connection with the performance of such phase of the Tenant Improvement Work and that form the has is for the amount of the contracts; and (d) certificates of all policies of insurance, or original certificates thereof executed by an authorized agent of the insurer or insurers, confirming to Landlord's reasonable satisfaction compliance with the insurance requirements of this Work Letter. Tenant shall be responsible for all costs associated with the Tenant Improvement Work, including the costs of the Permitted Allowance Items, to the extent the same exceed the aggregate amount that Landlord is required to disburse for such purpose pursuant to this Work Letter. After Substantial Completion of lilt, Required Base Building Improvements, Tenant shall have the right to start mobilization, layout of walls and procurement of long lead time items in advance of the issuance of the Permits necessary to commence construction of the Tenant Improvements and continue with such work until the time that governmental inspection is required as long as Tenant performs, at Tenant's sole cost and expense, any changes required by governmental authorities as a result of Tenant's commencement of such work prior to issuance of the required Permits.

3.6 Meetings. Prior to the commencement of construction of the Tenant Improvements, Landlord and Tenant shall hold monthly meetings at a reasonable time to be agreed upon by Landlord and Tenant regarding the progress of Landlord's Work and tile progress of the design of the Tenant Improvements. Following the commencement of construction of the Tenant Improvements, Tenant shall hold weekly meetings at a reasonable time with Tenant's Architect and Tenant's Contractor regarding the progress of construction of the Tenant Improvements. Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord's request, certain of Tenant's Agents shall attend such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord.

3.7 Performance of Work. The Tenant Improvement Work shall be performed in a good and professional manner and shall conform to the Approved Construction Drawings. Tenant shall cause Tenant's Agents to engage only labor that is harmonious and compatible with other labor working in the Project. To the extent applicable to the construction of the Tenant Improvements and the Tenant Improvement Work, Tenant shall comply with the provisions of Sections 7.1 (Small Business Enterprise Program) and 7.2 (Construction Workforce) and Attachments G (Small Business Enterprise Agreement) and H (Construction Work Force) of the Owner Participation Agreement encumbering the Project, a copy of which has been provided to Tenant. In the event of any labor disturbance caused by persons employed by Tenant or Tenant's Agents, Tenant shall immediately take all actions necessary to eliminate such disturbance. To the extent any portions of the Building are damaged by Tenant or Tenant's Agents, Tenant shall cause such damage to be appropriately repaired or restored at Tenant's sole cost and expense. Tenant shall abide by the Construction Rules and Regulations relating to the performance of the Tenant Improvement Work. In consideration of Landlord's review, supervision, inspection, coordination and administration of the performance of the Tenant Improvement Work, Tenant shall pay Landlord a fee ("Landlord's Fee") equal to the amount of Landlord's reasonable costs and expenses incurred in connection therewith, not to exceed one and one quarter percent (1.25%) of the Tenant Improvement Allowance (as that term is defined in Section 6.2). In addition, Tenant shall payor reimburse Landlord for (a) the actual cost and fees reasonably incurred by Landlord for the review by Landlord's third party consultants of the Space Plan, Final Working Drawings and Plan Modifications in an amount not to exceed Fifteen Thousand and 00/100 Dollars ($15,000) and (b) the actual cost and fees reasonably incurred by Landlord for the inspection and testing of the Tenant Improvements by Landlord's third party consultants, Landlord shall provide Tenant with reasonably detailed invoices documenting Landlord's third party consultant costs.
3.8 Indemnity. Tenant's indemnity of the Landlord Parties as set forth in this Lease shall also apply with respect to any and all Losses related in any way to any negligent act or omission or willful misconduct of Tenant's Contractor, Major Subcontractors, or other subcontractors, or anyone directly or indirectly employed by any of them or in connection with Tenant's non-payment of any amount arising out of the Tenant Improvements (through no fault of Landlord).

3.9 Landlord Delay: Extension of Rent Commencement Date. To the extent any actual delay in the completion of the Tenant Improvements is attributable to: (a) Landlord's failure to timely respond to Tenant's requests for approvals as provided in this Work Letter, (b) Landlord's failure to pay the Allowances when due as provided in Section 6.4 below, (c) the failure of the Required Base Building Improvements to comply with Applicable Laws or the failure of the Building Systems to be operational as of the Lease Commencement Date, (d) Landlord's failure to act reasonably where Landlord is required to act reasonably under the terms of this Work Letter, (e) Landlord's failure to remove and/or remediate the existing Hazardous Materials currently located in the Building as described in the PES Final Report, and (1) any other act or omission of Landlord or of any other Landlord Party which materially interferes with Tenant's ability to perform the Tenant, such delay shall constitute a "Landlord Delay." Except for any Landlord Delay described in clause (a) above, no Landlord Delay shall be deemed to have occurred unless Tenant gives Landlord prior written notice or written notice within five (5) business days after the occurrence, as may be reasonable under the circumstances, specifying the claimed reasons for such Landlord Delay, and Landlord shall fail to correct or cure such Landlord Delay within two (2) business days. There shall be excluded from the number of days of any Landlord Delay any days of delay which are primarily caused by a Force Majeure Event. If the completion of the Tenant Improvements is actually delayed due to a Landlord Delay, then Tenant and Tenant's Architect shall reasonably determine in consultation with Landlord and/or Landlord's Architect the date on which. the Tenant Improvements would have been completed but for such Landlord Delay and the outside date of the Rent Commencement Date (namely, the date which is one hundred eighty (I80) days after the Lease commencement Date) shall be extended by one day for each day of any actual delay in the completion of the Tenant Improvements to the extent caused by Landlord Delay as determined in accordance with this Section 3.9.

3.10 Casualty or Eminent Domain. Notwithstanding the foregoing or any provision in this Work Letter to the contrary, if at any time prior to or after the Lease Commencement Date, the Building is damaged by any Casualty or any portion of the Building is taken by right of eminent domain or conveyed in lieu thereof, then the provisions of Articles 12 and 13, respectively, of the Lease shall control, and Landlord and Tenant shall be entitled to exercise all of their respective rights and required to perform all of their respective obligations thereunder.

4. Tenant's Insurance.

4.1 Liability, Worker's Compensation and Employer's Liability. Tenant's Agents shall carry (a) commercial general liability insurance with limits of not less than Five Million Dollars ($5,000,000.00) combined single limit for bodily injury and property damage, including personal injury and death, and contractor's protective liability, and products and completed operations coverage in an amount not less than Five Million Dollars ($5,000,000.00) in the aggregate (provided that the above limit may be satisfied by a primary policy and umbrella/excess liability policy so long as the other requirements of this Section 4 are satisfied); (b) commercial automobile liability insurance with a policy limit of not less than Five Million Dollars ($5,000,000.00) each accident for bodily injury and property damage, providing coverage at least as broad as the Insurance Services Office (ISO) Business Auto Coverage form covering Automobile Liability, code 1 "any auto," and insuring against all loss in connection with the ownership, maintenance and operation of automotive equipment that is owned, hired or non-owned; and (c) worker's compensation with statutory limits and employer's liability insurance with a limit of not less than One Million Dollars ($1,000,000.00) per accident.

4.2 Builder's Risk. Tenant shall carry or shall cause Tenant's Contractor to carry "Builder's All Risk" insurance on a "special causes of loss" form in an amount equal to 100% of the replacement cost of the Tenant Improvements (as reasonably approved by Landlord) covering the construction of the Tenant Improvements. Such "Builder's All Risk" insurance shall insure

Landlord and Tenant, as their interests may appear, as well as Tenant's Agents. Tenant's Agents shall be responsible for insuring their equipment.

4.3 Other Coverage. Landlord may require other types of insurance coverage and/or increase the insurance limits set forth above if Landlord determines such increase is required to protect adequately the parties named as insureds or additional insureds under such insurance.

4.4 Insurance Requirements. Certificates for all insurance carried pursuant to this Section 4 shall be delivered to Landlord before the commencement of the Tenant Improvement Work and before Tenant's Agents' equipment is moved onto the Project. All insurance required by this Section 4 shall be issued by solvent companies qualified to do business in the State of California, and with an A.M. Best & Company financial strength rating of not less than A and a financial size category of not less than VIII. All such insurance policies (except workers' compensation insurance) shall (a) provide that Tenant and Landlord, Landlord's managing agent, any Encumbrancer, and their respective officers, partners, members and employees and any other person requested by Landlord, is designated as an additional insured any with respect to liability arising out of work performed by or for Tenant's general contractor without limitation as to coverage afforded under such policy pursuant to an endorsement providing coverage at least as broad as ISO form CG 20 37 1001 or its equivalent, (b) specify that such insurance is primary and that any insurance or self-insurance maintained by Landlord shall not contribute with it, and (c) provide that the insurer agrees not to cancel the policy without at least thirty (30) days' prior written notice to all additional insureds (except in the event of a cancellation as a result of nonpayment, in which event the insurer shall give all additional insureds at least ten (10) days' prior notice). Tenant shall cause Tenant's Agents to notify Landlord within ten (10) days after Tenant's Contractor's knowledge of any material modification of any policy of insurance required under this Section 4. Upon Landlord's request, Tenant shall deliver complete certificates of insurance for such policies. If the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant's sole cost and expense. Tenant shall maintain, or cause Tenant's Contractor to maintain, all of the foregoing insurance coverage in force throughout the period of construction of the Tenant Improvements and until the Tenant Improvements are fully completed and accepted by Landlord, except for any products and completed operation coverage insurance, which is to he maintained for four (4) years following substantial completion of the Tenant Improvements. All insurance, except workers' compensation, maintained by Tenant's Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 16.2 of the Lease.

5. Liens. Tenant shall keep the Premises and the Building free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Should Tenant fail to remove any such lien within twenty (20) days after notice to do so from Landlord, Landlord may, in addition to any other remedies, record a bond pursuant to California Civil Code Section 3143 and all costs and obligations incurred by Landlord in so doing shall immediately become due and payable by Tenant to Landlord as Additional Rent under the Lease. Landlord shall have the right to post and keep posted on the Premises any notices that may be required or permitted by Applicable Laws, or that Landlord may deem to be proper, for the protection of Landlord and the Building from such liens. Upon completion of construction, Tenant shall record a Notice of Completion in accordance with California Civil Code Section 3093 and provide a copy thereof to Landlord. Promptly following completion of construction, Tenant shall provide Landlord copies of final unconditional lien releases from Tenant's Contractor and each of Tenant's Agents who performed work or supplied materials for the Tenant Improvements.

6. Tenant Improvement Allowance.

6.1 Space Plan Allowance. Landlord agrees to reimburse Tenant for architectural costs incurred in connection with preparation of the Space Plan in an amount not to exceed Twenty Five Thousand One Hundred Sixty Eight and 20/100 Dollars ($25,168.20) (calculated at the rate of $0.15 per Rentable Square Foot in the Premises) (the "Space Plan Allowance"). Tenant may submit invoices to Landlord for payment of the Space Plan Allowance to reimburse Tenant or to pay Tenant's Architect directly (if so requested by Tenant) for the Space Plan prepared by Tenant's Architect. Following Landlord's receipt of such invoices, Landlord shall within thirty (30) days thereafter pay Tenant for the amount requested in such invoice; provided in no event shall Landlord be obligated to make disbursements for the Space Plan in an amount which exceeds the Space Plan Allowance. The Space Plan Allowance shall not be deducted from the Tenant Improvement Allowance.

6.2 Tenant Improvement Allowance; Additional Allowance. Landlord will contribute to the costs of designing the Tenant Improvements and performing the Tenant Improvement Work, as depicted on the Approved Construction Drawings and any approved Plan Modifications, to the extent of the lesser of (a) Twelve Million Five Hundred Eighty Four Thousand One Hundred and 00/100 Dollars ($12,584,100.00) (calculated at the rate of $75.00 per Rentable Square Foot in the Premises) or (b) the actual cost of Permitted Allowance Items (as hereinafter defined) for such Tenant improvement Work (the "Tenant Improvement Allowance"), As additional consideration for Tenant's construction of the Tenant Improvements, Landlord shall provide an additional allowance in the amount of Three Million Three Hundred Fifty Five Thousand Seven Hundred Sixty Dollars ($3,355,760.00) (calculated at the rate of $20.00 per Rentable Square Foot in the Premises) (the "Additional Allowance"). Tenant shall pay all costs in excess of the Tenant Improvement Allowance and the Additional Allowance for the design of the Tenant Improvements and performance of the Tenant Improvement Work. Tenant shall pay all Moving/FF&E Costs in excess of the Moving/FF&E Cap (as those terms are defined in Section 6.3). In no event shall Landlord be obligated to make disbursements pursuant to this Work Letter in an amount which exceeds the total of the Tenant Improvement Allowance and the Additional Allowance, and in no event shall Landlord shall be obligated to make any disbursements for Moving/FF&E Costs in an amount which exceeds the Moving/FF&E Cap. All costs associated with the construction of the Tenant Improvements shall be shared with Landlord on an "open-book" basis promptly within ten (10) business days after receipt of written request. Tenant shall not be entitled to a credit for any unused portion of the Tenant Improvement Allowance or the Additional Allowance in form of rent credit, rent abatement or otherwise.

6.3 Permitted Allowance Items. The Tenant Improvement Allowance and the Additional Allowance shall be disbursed by Landlord only for the payment or reimbursement of the following items and costs (collectively, the "Permitted Allowance Items"): (a) the reasonable fees of the Tenant's Architect, the Tenant's Engineers, and any other third party consultant of Tenant and, subject to the provisions of Section 3.7, any fees reasonably incurred by Landlord for review of the Space Plan, Final Working Drawings and Plan Modifications and for inspection and testing of the Tenant Improvements by Landlord's third party consultants; (h) the plan-check, permit and license fees relating to performance of the Tenant Improvement Work; (c) the cost of performing the Tenant Improvement Work, including, without limitation, the cost of work performed by Tenant's Contractor, after hours charges, testing and inspection costs, freight elevator usage, hoisting and trash removal costs, and general conditions; (d) the cost of any change to the Approved Construction Drawings or Tenant Improvement Work required by Applicable Law; (e) the Landlord's Fee; (f) sales and use taxes; (g) costs for installation of cabling, switches, servers, routers and similar data and telecommunications equipment; (h) costs and expenses relating to the relocation of Tenant's business (including costs of moving Tenant's furniture and equipment); and (i) furnishings, fixtures and equipment, Tenant's signage and other personal property, subject to the Moving/FF&E Cap. Tenant shall have the right to use up to Eight Hundred Thirty Eight Thousand Nine Hundred Forty Dollars ($838,940.00) (calculated at the rate of $5.00 per Rentable Square Foot in the Premises) (the "Moving/FF&E Cap") of the Tenant Improvement Allowance for costs and expenses described in clauses (h) and (i) of the Permitted Allowance Items (collectively, the "Moving/FF&E Costs"). From time to time during the course of construction, Landlord may charge against the Tenant Improvement Allowance any and all Permitted Allowance Items incurred by Landlord, including, without limitation, any increased costs incurred by Landlord as a result of, or in connection with, Plan Modifications or any Tenant Delay.

6.4 Payment of Tenant Improvement Allowance and Additional Allowance. Landlord shall disburse the Tenant Improvement Allowance and Additional Allowance (collectively, the "Allowances") on a progress payment basis during the construction of the Tenant Improvements, as follows:

6.4.1 Monthly Disbursements. From time to time, but in no event more frequently than once every thirty (30) days, Tenant shall deliver to Landlord on or before the fifteenth (15') day of any month: (a) an Application and Certificate for Payment (AIA Document G702) ("Application for Payment") signed by Tenant's Architect; (b) invoices from all of Ten ant's Agents for labor rendered and materials delivered to the Premises; and (c) executed mechanic's lien releases from all of Tenant's Agents, which shall comply with the appropriate provisions, as reasonably determined by Landlord or otherwise in the form approved by Landlord in advance of Tenant first entering into a contract with Tenant's Contractor, of California Civil Code Section 3262(d). Provided that the Lease is then in full force and effect and Tenant is not in default, beyond applicable notice and cure periods, of any of its obligations under the Lease, including this Work Letter, within thirty five (35) days after receipt of the foregoing, Landlord shall deliver a check to Tenant made payable to Tenant, in payment of the lesser of: (i) Landlord's Share, if applicable, of the Permitted Allowance Items shown in the applicable Application for Payment (which Application for Payment shall reflect a retention of at least ten percent (10%)), and (ii) the balance of any remaining available portion of the Allowances. If the aggregate cost of the Permitted Allowance Items exceeds the Allowances, Landlord and Tenant shall pay their respective shares of the Permitted Allowance Items as follows. "Landlord's Share" shall be a fraction, the numerator of which is the Allowances and the denominator of which is the aggregate cost of Permitted Allowance Items. "Tenant's Share" shall be a fraction, the numerator of which is the portion of the aggregate cost of Permitted Allowance Items that exceeds the Allowances, and the denominator of which is the aggregate cost of Permitted Allowance Items. For example, if the aggregate cost of Permitted Allowance Items is Eighteen Million and 00/100 Dollars ($ 18,000,000.00), Landlord's Share of a draw request would be eighty eight and fifty six one hundredths percent (88.56%) and Tenant's Share of a draw request would be eleven and forty four one hundredths percent (11.44%). If the aggregate cost of Permitted Allowance Items changes during the course of construction due to changes in the scope of the work, increased costs of materials, delays, or any other reason, Landlord's Share and Tenant's Share shall be appropriately adjusted to reflect the aggregate cost of Permitted Allowance Items at the time of each draw request,

Landlord's payment of such amounts shall not be deemed Landlord's approval or acceptance of the work furnished or materials supplied as set forth in Tenant's payment request.

6.4.2 Final Payment. Provided that the Lease is then in full force and effect and Tenant is not in default, beyond applicable notice and cure periods, of any of its obligations under the Lease, including this Work Letter, final payment of the Allowances by means of a check made payable to Tenant, shall be delivered by Landlord to Tenant following the completion of construction of the Tenant Improvements, provided that (a) Tenant delivers to Landlord invoices from all Tenant's Agents for labor rendered and materials delivered to the Premises, (b) Tenant delivers to Landlord properly executed mechanics lien releases in compliance with both California Civil Code Section 3262(d)(2) and Section 3262(d)(4), (c) Tenant's Architect delivers to Landlord AlA Form G704, certifying that the construction of the Tenant Improvements in the Premises has been substantially completed, (d) Tenant delivers to Landlord four (4) hard copies and two (2) CD ROMS in CAD format of the "as-built" drawings showing the Tenant Improvements (updated by Tenant's Architect as necessary to reflect all changes made to the Approved Construction Drawings during the course of construction), (e) Tenant delivers to Landlord copies of all Permits, licenses, certificates and other governmental authorizations and approvals in connection with, and indicating final approval of, the Tenant Improvement Work, and which will be necessary for the operation of Tenant's business within the Premises and (f) Tenant delivers a copy of the recorded Notice of Completion and such other items required in the last sentence of Section 9.

6.4.3 Other Terms. Landlord shall only be obligated to make disbursements from the Allowances to the extent costs are incurred by Tenant for Permitted Allowance Items. Tenant shall use commercially reasonable efforts to submit the documents described in Sections 6.4.1 and 6.4.2 above to Landlord as soon as reasonably practicable. If Tenant fails lo submit any necessary documentation for disbursement of the Allowances on or before the date that is three hundred sixty (360) days after the Lease Commencement Date, Landlord shall have no further obligation to disburse the Allowances to Tenant, and Tenant shall conclusively be deemed to have waived any rights to receive the same.

6.4.4 Landlord's Failure to Disburse Allowances. If Landlord fails to timely disburse any portion of the Allowances that is qualified for disbursement pursuant to this Section 6.4. Tenant shall be entitled to deliver written notice of Landlord's failure (the "Payment Notice") to Landlord, which notice shall contain the following caption in bold lace, capitalized type: "NOTICE OF LANDLORD'S FAILURE TO DISBURSE TENANT ALLOWANCE" and shall set forth in reasonable detail the basis on which Tenant asserts that Landlord has wrongfully failed to disburse such amount. Landlord shall have ten (10) business days after receipt of Tenant's Payment Notice to give Tenant written notice that Landlord disputes Tenant's claim, which written notice shall set forth in reasonable detail the basis upon which Landlord believes that the amounts described in Tenant's Payment Notice are not due and payable by Landlord ("Dispute Notice"). If Landlord does not give a Dispute Notice within such ten-business day period, or if Landlord gives a Dispute Notice within such ten-business day period but does not pay to Tenant any portion of the payment specified in the Payment Notice which Landlord does not dispute, then Tenant shall be entitled to pay the amount not in dispute to Tenant's Contractor and deduct the amount thereof from the Rent next due and owing under the Lease. If, within the ten-business day period, Landlord delivers a Dispute Notice, Tenant shall have no right to offset the amounts in dispute against Rent, but Tenant may initiate arbitration proceedings pursuant to Section 12 to recover such amounts from Landlord. If the dispute is submitted to arbitration, then Tenant shall not exercise its right to offset Rent unless and until the Workletter Qualified Arbitrator determines that Tenant has such right. If Tenant prevails in any such arbitration, Landlord shall pay to Tenant the amount of the award or, if Landlord fails to do so, Tenant shall be entitled, automatically, to offset the amount of such award against the Rent next coming due under the Lease.

7. Inspection. At all reasonable times during construction of the Tenant Improvements as long as there is no material interference with the construction of the Tenant Improvements, and upon completion of the Tenant Improvement Work, Landlord and Landlord's employees and agents shall have the right to inspect the Tenant Improvements, and to require the correction of any faulty work or any material deviation from the Approved Construction Drawings; provided, however, that if Landlord, in its reasonable good faith judgment, determines that any faulty work or material deviation exists that might adversely affect the structure of the Building or the Building Systems, then (a) Tenant shall take such action as Landlord reasonably deems necessary to correct such defect, and (b) until such defect is corrected, Landlord shall have no obligation to disburse the Tenant Improvement Allowance. Tenant shall not close-up any Tenant Improvements affecting the Building Systems until the same have been inspected by Landlord's agents. No inspection or approval by Landlord of any such work shall constitute an endorsement thereof or any representation as to the adequacy thereof for any purpose or the conformance thereof with any Applicable Laws, and Tenant remain fully responsible and liable therefor.

8. Compliance. The Tenant Improvement Work shall comply in all respects with (a) all Applicable Laws; (b) all applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (c) all applicable building material manufacturer's specifications. Without limiting the foregoing, if, as a result of Tenant's performance of the Tenant Improvement Work, Landlord becomes required under Applicable Laws to perform any inspection or give any notice relating to the Premises or the Tenant Improvement Work, or to ensure that the Tenant Improvement Work is performed in any particular manner, Tenant shall comply with such requirement on Landlord's behalf and promptly thereafter provide Landlord with reasonable documentation of such compliance.

9. Deliveries Upon Completion of Construction. Within ten (10) days after completion of the Tenant Improvement Work, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the City and County of San Francisco, in accordance with California Civil Code Section 3093 or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant's agent for such purpose, at Tenant's expense. Within ninety (90) days after completing the Tenant Improvements, (a) Tenant shall cause Tenant's Architect and the Contractor to (i) update the Approved Construction Drawings as necessary to reflect all changes made to the Approved Construction Drawings during the course of construction, (ii) certify to the best of their knowledge that the updated drawings are true and correct, which certification shall survive the expiration or termination of the Lease, and (iii) deliver to Landlord four (4) hard copies and two (2) CD ROMS in Auto CAD format of such updated drawings and (b) Tenant shall deliver to Landlord copies of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.

10. Ownership of Tenant Improvements. The Tenant Improvements (including, but not limited to, all partitioning, window and wall coverings, and plumbing, lighting, electrical, and HVAC fixtures installed by Tenant) shall be deemed, effective upon installation, to be a part of the Premises and the Building and shall be deemed to be the property of Landlord (subject to Tenant's right to use the same during the Tenn of the Lease), provided, however, that with respect to any Tenant Improvements installed by Tenant with Tenant's funds (but not financed with the Tenant Improvement Allowance and the Additional Allowance), such Tenant-financed Tenant Improvements (a) shall be the property of Tenant during the Term of the Lease, but Tenant shall not be entitled to remove such improvements, (b) such Tenant Improvements shall become the property of Landlord upon the expiration or termination of this Lease without any obligation on the part of Landlord to pay Tenant any compensation for such Tenant Improvements but subject to the restoration obligations set forth in this Section 10, and (e) Tenant shall have the right to claim any tax deductions for amortization or depreciation associated with such portion of the Tenant Improvements paid for by Tenant. With respect to any items of the Tenant Improvements for which Landlord shall have conditioned its approval of the Approved Construction Drawings or any Plan Modification on Tenant's agreement to remove such items prior to the expiration or termination of the Tenn, the specified items shall be removed at Tenant's expense, any damage caused by such removal shall he repaired, and the Premises shall be restored to their condition existing prior to the installation of the items in question, normal wear and tear excepted. Tenant shall have no obligation to remove any Tenant Improvement on the expiration or termination of this Lease not so identified by Landlord to be removed as a condition to Landlord's approval of the Approved Construction Drawings or any Tenant Improvement that is not consistent with general business office improvements. The removal, repair and restoration described above shall be performed by Tenant at Tenant's sole cost and expense. Landlord hereby acknowledges that Landlord would not condition its approval of the Approved Construction Drawings for Tenant Improvements constructed substantially in conformance with the tenant improvements installed in Tenant's office space located at 525 Almanor Drive, Sunnyvale, California as of January 18, 2012 upon Tenant's agreement to remove such Tenant Improvements.

11. Representatives.

11.1 Tenant's Representative. Tenant has designated Steve Hirai ("Tenant's Representative") as its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter. Tenant may change Tenant's Representative at any time upon not less than five (5) business days advance written notice to Landlord.

11.2 Landlord's Representative. Landlord has designated Sean Donnelly ("Landlord's Representative") as its sale representative with respect to the matters set forth in this Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter. Landlord may change Landlord's Representative at any time upon not less than five (5) business days advance written notice to Tenant.

12. Disputes; Remedies.

12.1 Generally. Any dispute which shall arise under this Work Letter, shall be resolved pursuant to the procedures provided for in this Section 12 (the "Workletter Dispute Procedures"). Except as otherwise expressly provided herein or in the Lease, sums in dispute shall not be payable or credited until such dispute is resolved as herein provided.

12.2 Failure to Resolve; Arbitration, Unless otherwise mutually agreed, if any dispute which is to be governed by the Workletter Dispute Procedures has not been resolved to the mutual satisfaction of both parties within ten (10) business days after written notice of the same shall have been provided by one party to the other, then such dispute shall be resolved by arbitration as provided in this Section 12.2:

12.2.1 Within seven (7) days after the expiration of the ten (10) business day period described in Section 13.2 above, Landlord and Tenant shall select a mutually acceptable arbitrator (the "Workletter Qualified Arbitrator"), who shall be an architect, engineer or general contractor (depending on the nature of the dispute) having at least ten (10) years' continuous experience in representing (or contracting with) landlords or tenants, or both, in the performance or design of improvements comparable to the Tenant Improvement Work or comparable to the Landlord Work (as the case may be) with respect to Comparable Buildings. If the parties fail to agree on the selection of a Workletter Qualified Arbitrator within such seven (7) day period, then, within a second period of seven (7) days, each party shall select a Workletter Qualified Arbitrator, and within a third period of seven (7) days thereafter, the two appointed Workletter Qualified Arbitrators shall select a third Worldetter Qualified Arbitrator and the third Workletter Qualified Arbitrator shall be the arbitrator and shall resolve the subject dispute. If one party shall fail to make such selection within said third seven (7) day period, then the Workletter Qualified Arbitrator chosen by the other party shall be the sole arbitrator. If the two appointed Workletter Qualified Arbitrators shall fail to select a third Workletter Qualified Arbitrator, then the third Workletter Qualified Arbitrator shall be selected by the Director of the San Francisco Chapter of the American Arbitration Association (or comparable organization, if the San Francisco Chapter of the American Arbitration Association does not then exist).

12.2.2 Once the Workletter Qualified Arbitrator has been selected as provided in Section 12.2.1 above, each of Landlord and Tenant, if it so elects, shall present evidence and materials to such Workletter Qualified Arbitrator, and, as soon thereafter as practicable, but in any case within ten (10) business days after such selection, the Workletter Qualified Arbitrator shall deliver its resolution of the dispute in question. Any such decision shall include, if applicable (but without limitation), an express determination of the prevailing party in such dispute, and any costs and/or Tenant Delay in Substantially Completing the Wann Shell Improvements, if any, and/or Landlord Delay in Tenant's completion of the Tenant Improvements, if any, resulting from the matter(s) that are the subject of such dispute. Such decision of the Worldetter Qualified Arbitrator shall be submitted in writing to, and be final and binding on, each of Landlord and Tenant. If the Workletter Qualified Arbitrator believes that expert advice would materially assist him or her, (s)he 111ay retain one or more qualified persons, including, but not limited to, legal counsel, contractors, architects or engineers, to provide such expert advice. All costs and expenses pertaining to any such arbitration shall be bome as follows: (1) the non-prevailing party in the arbitration (as determined by the Workletter Qualified Arbitrator) shall pay the costs of the Workletter Qualified Arbitrator and of any experts retained by the Workletter Qualified Arbitrator, (2) any fees of any counsel or expert engaged directly by Landlord or Tenant and the fees of any Workletter Qualified Arbitrator engaged to select a third Workletter Qualified Arbitrator shall be borne by the party obtaining snch counsel, expert or arbitrator, and (3) if a compromise of any such dispute is reached between the parties, the cost of the arbitration shall be equally divided between the parties.

12.2.3 Any determination by a Workletter Qualified Arbitrator pursuant to this Section 13 shall be deemed an arbitration award, and judgment on the award may be entered in any court having jurisdiction thereof.

13. Schedules to Work Letter. The following schedules are attached hereto and incorporated herein:

Schedule 1 Core and Shell Improvements
Schedule 2 Building Plans
Schedule 3 Warm Shell Improvements
Schedule 4 Tenant Improvement Minimum Building Standards
Schedule 5 Construction Rules and Regulations

SCHEDULE 1
CORE AND SHELL IMPROVEMENTS

OVERVIEW

LEED Gold Core & Shell, fully-accessible building with all-new curtain wall cladding, all new plumbing, fire-protection, HVAC, and electrical systems, and seismic bracing to 100% of code requirements.

CORE AND SHELL

Vertical Transportation
Traction Passenger Elevators

•	Five new Mitsubishi 14-stop elevators with destination dispatch controls serving ground level through 14. All cabs complete with finished interiors consistent with Comparable Buildings.

•	Handicap accessible elevator controls and all other code required items.

•	Within each elevator lobby: handicap accessible controls, signage, floor indicators and other code-required items.
MRL Elevators
•One new IS-stop elevator in the main elevator bank serving ground level through roof.
•One new 2-stop Mitsubishi shuttle elevator remote from the main bank of elevators connecting the basement (parking) level to the first floor lobby.

Traction Service Elevator

•	One IS-stop Mitsubishi freight elevator remote from the central bank of elevators serving the basement through the 14th floor.
Exit Stairs

•	One new core exit stair serving basement through roof.

•	Two new side-by-side core exit stairs serving ground floor through roof.

•	A separate exit stair from the basement to Clementina Street.

Enclosure
Exterior Walls

•	All-new, high-efficiency, dual-glazed unitized curtain wall system.
•Clear, double-height, low-iron storefront glazing at the ground floor level on Folsom St.

•	Shading elements at strategic locations.
•A large stone-clad entry canopy off Folsom Street.
Roof

•	New low-albedo, built-up roofing membrane

•	Waterproof membrane under the roof deck pavers
Thermal Insulation

•	Rigid insulation under the roof membrane and waterproofing.
•Rigid insulation behind the spandrel glazing at each floor line.

Structural
Gravity System

•	Original structural steel framing and concrete-filled metal deck with Walker ducts to the 12th level.
•Two added floors of new steel framing above the original floors.
Seismic Bracing

•
Augmentation of the lateral resistance of the original steel moment frame with a new full height central shear wall core supported on a friction pendulum bearing founded on a mat slab. Micro-piles support the mat slab.

•	Seismic design to code requirements for new construction.
Fireproofing

•
No fireproofing will be installed under the ground floor deck, 2nd floor new deck, 3rd floor deck, and all new added floor decks because the concrete thickness alone is adequate to achieve fire rating requirements without spray on fireproofing. All other exposed decking and primary structural members will receive spray on fireproofing.

•Added thickness of fireproofing material at the walker ducts.
•Strip lath is included at all columns and beams greater than 16".

Plumbing
Sanitary Waste and Vent
•Complete new system from basement throughout the Building.
•New duplex sewage ejector in the basement.
•Floor and area drains in the basement, toilet rooms and mechanical rooms.
Domestic Hot and Cold Water

•	New hot and cold piping throughout the Building.
•Duplex pressure booster pump.
•Backflow preventers at the cold water main and for HVAC equipment.
•Electric water heaters on several levels serving toilet room fixtures and janitor sinks.
Future Reclaimed Water

•	Separate system with backflow devices for future supply (when available from the City of San Francisco) of reclaimed water to toilets and urinals.
Low Flow Plumbing Fixtures and Faucets

•	LEED compliant fixtures, faucets and flush valves for toilet room fixtures.
•Shower fixtures at first floor.
Storm Drainage

•	Deck, roof, overflow and planter drains connected to the city storm sewer system.
Natural Gas

•	Piping from PG+E meter in basement connected to boilers in the roof penthouse.
Fuel Piping System

•	Fuel piping system with pump station for main building generator.
•Additional fuel piping system for 2nd tenant generator.

Fire Protection System
All new fire sprinkler system with two fire pumps providing Class I standpipe and sprinkler protection of the entire Building. Tenant spaces will be in core and shell condition with upturned heads under the floor slabs above.

HVAC
Central Plant

•	1,000 ton main cooling tower and 300 ton auxiliary cooling towers on the roof.
•Two 500 ton high-efficiency chillers, two built-up 170,000 din fan rooms with full economizer capacity and MERV 13 filters, and two high-efficiency 3,000 MBH boilers on the roof.
•Air circulation for the occupied portions of the building is designed at .85 cubic feet per minute per square foot of floor area.
Distribution

•	Heating hot water stubbed to each floor in two locations for future tenant VAV reheatboxes. Connections are 1.5" diameter.
•Duct mains in an H pattern providing cooled air to future tenant VAV boxes on each floor.
Direct Digital Controls

•	ALC DDC control system.
•DDC panels at all floors.
Miscellaneous Ventilation

•	Exhaust system for toilet rooms with extra capacity for tenant uses such as copy room ventilation.

•	Electric room and elevator machine room ventilation.

•	Central garage exhaust system.
Auxiliary Condenser Water Risers

•	two risers for the Building providing two 2.5" stubs per floor for 24/7 cooling capacity.
Life Safety

•	Code required dampers and fire protection for all penetrations at rated, vertical shafts.
•Stair and vestibule pressurization, and tenant floor smoke exhaust as required for high rise construction.
Other Features

•	Radiant slab heating in Main Lobby.
•VAV reheat system at Main Lobby tied to house system.
•Upsized pumps for future auxiliary cooling unit.
•8" condenser water risers for 24/7 tenant cooling requirements.
•Full ventilation system for 2nd tenant generator.

Electrical

•	Power to the Building comes from three independent 4,000 amp, 480 volt services

•	Typical floors will have two tel/data closets per floor and two dedicated electrical closets per floor.

•	All closets stack vertically with chases between floors.

•	The following equipment is provided for each floor.
1Two 277/480v 3ph, 4w, 225amp, 42 circuit main lug-only panels with 42-20 amp 1 pole circuit breakers, Panels are fed from one 225amp bus tap switches.
2Two 112.5 kva 480-l20/208v transformers, which each feed one 84 circuit, 400 amp double-section panelboard rated at 120f208v.
•The base building emergency generator is size to accommodate code required emergency loads.
•Second 750kw generator for tenant use.
•Tenant spaces are designed for 6 watts per square foot available to the tenant for their lights and power.
•Infrastructure and 2 meters on each floor for tenant sub metering.
Fire Life Safety

•	A new addressable fire alarm system compliant with all applicable codes.

•	Life safety devices covering base building electrical, mechanical, and janitor closets, toilet rooms, elevator lobbies and stairwells.
Security

•	A base building perimeter security system including card readers and cameras at exterior entrance doors and service areas.
Tel/Data

•	One dedicated 4" conduit stubbed to the tel/data closet on each tenant floor from the MPOE room at the basement level.

Toilet Rooms

•
Two pairs of men's and women's toilet rooms on each floor fully compliant with current ADA and Title 24 accessibility codes. Finishes include ceramic tile floors walls, solid surface countertops, stainless fittings, and stainless steel toilet partitions. Hi/low drinking fountains installed on both sides of the core outside of the women's toilet room.

Base Building Partitions and Columns

•	Core Walls: delivered with gypsum board, fire taped.

•	Interior Side of Exterior Walls: gypsum board, fire taped.
•Perimeter Columns: gypsum board fire taped on the 3 interior surfaces, painted MDF on the exterior facing surface.

•	Interior Columns: exposed spray-on fireproofing.

Floors

•	Concrete floors for the leased premises, reasonably smooth.

Ceiling Heights

•
Typical floors are 15' slab-to-slab. Bottom of the main distribution ducts is set at 11'-7". Accounting for light fixtures under the duct means that the minimum suspended ceiling height is 11'. The ground floor is 20' slab to slab,.

•The basement slab-to-slab height is 15', same as the typical floors.

Ground Floor/Entry Lobby

•	This is a double-height space with a finished ceiling at approximately 30' above finish floor.
•Granite slab floors.
•Comparable Building finishes included wood with stainless steel trim, back painted glass, and stone.
•Guard desk and main building directory.

Basement/Parking

•	95 parking stalls under the main building; there are 41 more stalls under 50 Hawthorne. This count includes handicap stalls as required by code.
•A new parking control system and gate at the top of the ramp.

Site/Terraces

•	At the ground level along Folsom Street there is a 4,500 sf stone paver plaza with stainless steel-clad planters.
•New city sidewalks, curbs and gutters all around the building with new city infrastructure including lighting, signage and parking meters.
•On the south side of the 2nd floor there is 14' wide garden terrace.

Roof Level

•	Mechanical penthouses for the HVAC equipment discussed above taking up about half the area.
•A dedicated window-washing system customized to the high glass windscreen.

Additionally, the Landlord will provide the following:

•	Building standard window shades. Installation to be coordinated with window shade housing and drop ceiling that are part of Tenant Improvement Project scope.
•Upper floor elevator lobbies to be delivered in shell condition ready to accept tenant finishes including tenant installed elevator lobby doors and hardware.
•Common corridors and elevator lobbies of any partial floor(s) shall be constructed in accordance with the Building Standards.

SCHEDULE 2
BUILDING PLANS
[five pages follow]

Plant Construction Company, L.P.
1/19/12

**CONTRACT DOCUMENT LOG**
Current Only

PLANT

**2010124 - 680 Folsom St Bldg Renovations**

**Architectural**

| | | |
|---|---|---|
| A0-0-00 | Volumne 1 Layout | 1/18/12 |
| A0-0- 00 | Volumne 2 Layout | 1/18/12 |
| A-0.1A | Sheet Index Volume 1 | 1/18/12 |
| A-0.1B | Sheet Index Volume 2 | 1/18/12 |
| A-0.2 | General Infomation | 12/12/11 |
| A-0.3 | Abbreviations/Symbols | 8/26/11 |
| A-0.6.0 | Fire Rating Exiting Diagrams Basement Level | 12/12/11 |
| A-0.6.1 | Fire Rating Exiting Diagrams Level 1 | 12/12/11 |
| A-0.6.2 | Fire Rating Exiting Diagrams Level 2 | 1/18/12 |
| A-0.6.3 | Fire Rating Exiting Diagrams Level 3 | 12/12/11 |
| A-0.6.4 | Fire Rating Exiting Diagrams Level 4 | 8/26/11 |
| A-0.6.5 | Fire Rating Exiting Diagrams Level 5 | 8/26/11 |
| A-0.6.6 | Fire Rating Exiting Diagrams Level 6-12 | 8/26/11 |
| A-0.6.7 | Fire Rating Exiting Diagrams Level 13 & 14 | 8/26/11 |
| A-0.6.8 | Fire Rating Exiting Diagrams Penthouse Level 1 | 12/12/11 |
| A-0.7.0 | Accessibility Compliance Details | 8/26/11 |
| A-0.8.1 | Smoke Control Report | 12/12/11 |
| A-0.8.2 | Smoke Control Report | 12/12/11 |
| A-0.8.3 | Smoke Control Report | 12/12/11 |
| A-0.8.4 | Smoke Control Report & City Approvals | 12/12/11 |
| A-0.8.5 | City Approvals & Requirements | 12/12/11 |
| A-0.8.6 | City Approvals & Requirements | 8/26/11 |
| A-0.9.1 | Title 24 Report | 12/12/11 |
| A-0.9.2 | Title 24 Report | 12/12/11 |
| A-1.1A | Plaza Waterproofing Area | 8/26/11 |
| A-1.1 | Overall Site Plan Ground Level | 8/26/11 |
| A-1.1.1 | Enlarged Partial Site Plan | 12/12/11 |
| A-1.2.0A | 50 Hawthorne Exterior Stairs & Ramp Elevations & Sections | 8/26/11 |
| A-1.2.0 | Exterior Stairs & Ramp Sections | 8/26/11 |
| A-1.2.3 | Waterproofing Detail Sections | 8/26/11 |
| A-1.2.4 | Waterproofing Details | 1/18/12 |
| A-1.2.01 | Waterproofing Details | 8/26/11 |
| A-1.2.02 | Waterproofing Detail Sections | 8/26/11 |
| A-1.3.0 | Exterior Site Details | 8/26/11 |
| A-1.3.1 | Site Waterproofing Details | 8/26/11 |
| A-2.1.0 | 680 Folsom Basement Level Plan | 1/18/12 |
| A-2.1.1A | 680 Folsom Mezzanine Plan | 1/18/12 |
| A-2.1.1 | 680 Folsom 1st Level Plan | 1/18/12 |
| A-2.1.2 | 680 Folsom 2nd Level Plan | 1/18/12 |
| A-2.1.3 | 680 Folsom 3rd - 14th Level Plans | 12/12/11 |
| A-2.1.6 | 680 Folsom Penthouse Level 1 Plan | 12/12/11 |
| A-2.1.7 | 680 Folsom Penthouse Roof Plan | 9/23/11 |
| A-2.2.0 | 50 Hawthorne Basement & 1st Level Plans | 12/12/11 |
| A-2.2.1 | 50 Hawthorne 2nd & 3rd Level Plans | 12/12/11 |
| A-2.2.2 | 50 Hawthorne Penthouse & Roof Level Plans | 8/26/11 |
| A-2.4.3A | Multi-Tenant Alt 680 Folsom 3rd - 14th Level Plans Scheme A | 8/26/11 |
| A-2.4.3B | Multi-Tenant Alt 680 Folsom 3rd - 14th Level Plans Scheme B | 8/26/11 |
| A-2.4.3C | Multi-Tenant Alt 680 Folsom 3rd - 14th Level Plans Scheme C | 8/26/11 |
| A-2.5.1A | Multi - Tenant Alt 50 Hawthorne 2nd & 3rd Level Plans Scheme A & B | 8/26/11 |
| A-2.5.1B | Multi-Tenant Alt 50 Hawthorne2nd & 3rd Level Plans Scheme C & D | 8/26/11 |
| A-3.1.0 | 680 Folsom Enlarged Plan Basement Level | 1/18/12 |
| A-3.1.1A | 680 Folsom Enlarged Plan 1st Level | 12/21/11 |
| A-3.1.1 | 680 Folsom Enlarged Plan 1st Level | 1/18/12 |
| A-3.1.2 | 680 Folsom Enlarged Plans Mezzanine and 2nd Levels | 12/12/00 |
| A-3.1.2 | 680 Folsom Enlarged Plans Mezzanine and 2nd Levels | 1/18/12 |
| A-3.1.3 | 680 Folsom Enlarged Plans 3rd - 14th Levels | 1/18/12 |
| A-3.1.5A | 680 Folsom Enlarged Plans Penthouse Level 1 (ASK - 038B) | 12/12/11 |
| A-3.1.5 | 680 Folsom Enlarged Plans Penthouse Levels 1 & 2 | 1/18/12 |
| A-3.1.6 | 680 Folsom Enlarged Paving Plan 1st Level | 1/18/12 |
| A-3.1.7 | 680 Folsom Enlarged Paving Plan 2nd Level | 12/12/11 |
| A-3.2.0 | 50 Hawthorne Enlarged Plan Basement Level | 8/26/11 |
| A-3.2.1 | 50 Hawthorne Enlarged Plan 1st Level | 12/12/11 |
| A-3.2.2 | 50 Hawthorne Enlarged Plans 2nd, 3rd & Roof Level | 12/12/11 |
| A-3.2.3 | 50 Hawthorne Enlarged Finish Plan 1st Level | 8/26/11 |
| A-4.1.0A | 680 Folsom Enlarged Reflected Ceiling Plan Basement Level | 9/23/11 |
| A-4.1.0 | 680 Folsom Reflected Ceiling Plan Basement Level | 8/26/11 |
| A-4.1.1A | 680 Folsom Enlarged Reflected Ceiling Plan 1st Level Lobby | 1/18/12 |
| A-4.1.1B | 680 Folsom Enlarged Reflected Ceiling Plan 1st Level Lobby | 9/23/11 |
| A-4.1.1 | 680 Folsom Reflected Ceiling Plan 1st Level | 1/18/12 |
| A-4.1.2A | 680 Folsom Enlarged Reflected Ceiling Plan Level 2 Lobby | 12/21/11 |
| A-4.1.2 | 680 Folsom Reflected Ceiling Plan 2nd Level | 12/21/11 |
| A-4.1.3 | 680 Folsom Enlarged Reflected Ceiling Plan Typ. level 3rd - 14th | 1/18/12 |
| A-4.2.0A | 50 Hawthorne Enlarged Reflected Ceiling Plan 1st Level | 8/26/11 |
| A-4.2.0 | 50 Hawthorne Reflected Ceiling Plan Basement & 1st Levels | 8/26/11 |
| A-4.2.1 | 50 Hawthorne Reflected Ceiling Plan 2nd & 3rd Levels | 8/26/11 |
| A-4.4.5A | Multi-Tenant Alt 680 Folsom Ceiling Plan TYP. level 3rd - 14th Scheme A | 8/19/11 |
| A-4.4.5B | Multi-Tenant Alt 680 Folsom Ceiling Plan TYP. Level 3rd - 14th Scheme B | 8/26/11 |
| A-4.4.5C | Multi-Tenant Alt 680 Folsom Ceiling Plan TYP. Level 3rd - 14th Scheme C | 8/26/11 |
| A-4.5.1A | Multi-Tenant Alt 50 Hawthorne Reflected Ceiling Plan 2nd & 3rd Levels Scheme A & B | 8/19/11 |
| A-4.5.1B | Multi Tenant Alt 50 Hawthorne Reflected Ceiling Plan 2nd & 3rd Levels Scheme C & D | 8/19/11 |
| A-5.1 | Overall Building Elevation - South | 1/18/12 |
| A-5.2 | Overall Building Elevation - East | 1/18/12 |
| A-5.3 | Overall Building Elevation - North | 1/18/12 |
| A-5.4 | Overall Building Elevation - West & 50 Hawthorne Elevations | 1/18/12 |
| A-5.5 | Overall Building Sections 1 | 1/18/12 |
| A-5.6 | Overall Building Sections 2 | 8/26/11 |
| A-5.7 | Overall Building Sections 3 | 1/18/12 |
| A-5.9 | Overall Building Sections 5 | 8/26/11 |
| A-5.10 | 680 Folsom Enlarged Elevations & Wall Sections | 1/18/12 |
| A-5.11 | 680 Folsom Enlarged Elevations & Wall Sections 2 | 1/18/12 |
| A-5.12 | 680 Folsom Enlarged Elevations & Wall Sections 3 | 1/18/12 |
| A-5.13 | 680 Folsom Enlarged Elevations & Wall Sections 4 | 1/18/12 |
| A-5.14 | 680 Folsom Enlarged Elevations & Wall Sections 5 | 1/18/12 |
| A-5.15 | 680 Folsom Enlarged Elevations & Wall Sections 6 | 1/18/12 |
| A-5.18A | 680 Folsom Enlarged Elevations & Wall Sections 8 | 1/18/12 |
| A-5.16 | 680 Folsom Enlarged Elevations & Wall Sections 7 | 1/18/12 |
| A-5.17A | 680 Folsom Enlarged Elevations & Wall Sections 10 | 8/26/11 |
| A-5.17 | 680 Folsom Enlarged Elevations & Wall Sections 9 | 1/18/12 |
| A-5.18 | 680 Folsom Penthouse Elevations | 1/18/12 |
| A-5.19 | 50 Hawthorne Enlarged Elevations & Wall Sections | 9/23/11 |
| A-5.20 | 50 Hawthorne Penthouse Elevations | 8/26/11 |
| A-6.1.1 | 680 Folsom Interior Elevations Entry Lobby & Elevator Lobby | 1/18/12 |
| A-6.1.2 | 680 Folsom Interior Elevations Entry Lobby & Elevator Lobby 2 | 12/12/11 |
| A-6.1.3 | 680 Folsom Interior Elevations Toilet Rooms Level 1 | 12/21/11 |

Plant Contract Docs - Current
Discipline: ALL All

Page 1 of 5

09734.207 1947744v8

Schedule 2 to Exhibit C

Plant Construction Company, L.P.
1/19/12

CONTRACT DOCUMENT LOG
Current Only

2010124 - 680 Folsom St Bldg Renovations

Architectural

| | | |
|---|---|---|
| A-6.1.4 | 680 Folsom Interior Elevations Toilet Rooms Level 1 and 2 | 1/18/12 |
| A-6.1.5 | 680 Folsom Interior Elevations Toilet Rooms TYP LV (3rd - 14th) | 1/18/12 |
| A-6.1.6 | 680 Folsom Interior Elevations Entry Lobby & Elevator Lobby 2 | 12/12/11 |
| A-6.1.7 | 680 Folsom Interior Sections Entry Lobby | 12/21/11 |
| A-6.2.0 | 50 Hawthorne Interior Lobby Elevations | 8/26/11 |
| A-6.2.1 | 50 Hawthorne Interior Elevations Toilet Rooms | 8/26/11 |
| A-6.2.2 | 50 Hawthorne Interior Elevations Toilet Rooms | 8/26/11 |
| A-6.2.3 | 50 Hawthorne Enlarged Interior Sections | 8/26/11 |
| A-6.4.0 | Multi-Tenant Alt Interior Elevations & Enlarged Plans | 1/18/12 |
| A-7.1.1 | 680 Folsom Fire Stair Sections Stair No 1, 2A, & 2B | 8/26/11 |
| A-7.1.2A | 680 Folsom Fire Stair Sections Stair No 3, 4, 7, 9 & 10 | 9/23/11 |
| A-7.1.2 | 680 Folsom Fire Stair Sections Stair No 2A,2B | 1/18/12 |
| A-7.1.3 | 50 Hawthorne Stair Sections Stair No. 5 | 9/23/11 |
| A-7.1.5 | 680 Folsom Stair Sections Stair No. 8 | 12/12/11 |
| A-7.2.1 | 680 Folsom Stair Details 1 | 8/19/11 |
| A-7.2.2 | 50 Hawthorne Stair Details 1 | 8/26/11 |
| A-7.2.3 | 680 Folsom Lobby Stair Details | 12/12/11 |
| A-7.3.1 | 680 Folsom Elevator Hoistway Sections | 12/12/11 |
| A-7.3.2 | 50 Hawthorne Elevator Hoistway Sections | 8/26/11 |
| A-7.4.2 | 680 Folsom and 50 Hawthorne Elevator Cab Plans, RCPS and Elevations | 12/21/11 |
| A-7.4.3 | 680 Folsom and 50 Hawthorne Elevator Car Detail 1 | 8/26/11 |
| A-7.4.4A | 680 Folsom and 50 Hawthorne Elevator Car Details | 12/21/11 |
| A-7.4.4 | 680 Folsom and 50 Hawthorne Elevator Car Details | 12/21/11 |
| A-7.5.0 | Multi-Tenant Alt Elevator Hoistway Details | 8/26/11 |
| A-8.1.1 | Typical Roof Details | 9/23/11 |
| A-8.1.3 | 50 Hawthorne Roof Details | 8/26/11 |
| A-8.2.1 | 680 Folsom Below Grade Waterproofing Details 1 | 8/26/11 |
| A-8.3.1 | 680 Folsom Exterior Curtain Wall Details 1 | 1/18/12 |
| A-8.3.3 | 680 Folsom Exterior Curtain Wall Details 3 | 1/18/12 |
| A-8.3.4 | 680 Folsom Exterior Curtain Wall Details 4 | 1/18/12 |
| A-8.3.5 | 680 Folsom Exterior Curtain Wall Details 5 | 1/18/12 |
| A-8.3.6 | 680 Folsom Exterior Curtain Wall Details 6 | 1/18/12 |
| A-8.3.7 | 680 Folsom Exterior Curtain Wall Details 7 | 8/26/11 |
| A-8.3.8 | 680 Folsom Exterior Curtain Wall Details 8 | 1/18/12 |
| A-8.3.9 | 680 Folsom Exterior Curtain Wall Details 9 | 1/18/12 |
| A-8.3.10 | 680 Folsom Exterior Curtain Wall Details 10 | 8/26/11 |
| A-8.3.11 | 680 Folsom Exterior Curtain Wall Details 11 | 8/26/11 |
| A-8.3.12 | 680 Folsom Exterior Curtain Wall Details 12 | 1/18/12 |
| A-8.3.13 | 680 Folsom Exterior Wall Details 13 | 1/18/12 |
| A-8.3.14 | 680 Folsom Exterior Wall Details 14 | 1/18/12 |
| A-8.3.15 | 680 Folsom Exterior Storefront Details 1 | 1/18/12 |
| A-8.3.16 | 680 Folsom Exterior Storefront Details 2 | 1/18/12 |
| A-8.3.17 | 680 Folsom Exterior Storefront Details 3 | 1/18/12 |
| A-8.3.18 | 680 Folsom Exterior Storefront Details 4 | 1/18/12 |
| A-8.3.20 | 680 Folsom Exterior Details | 1/18/12 |
| A-8.3.21 | 680 Folsom Exterior Details | 1/18/12 |
| A-8.3.22 | 680 Folsom Exterior Details | 1/18/12 |
| A-8.3.23 | 680 Folsom Exterior Details | 1/18/12 |
| A-8.3.24 | 680 Folsom Exterior Details | 1/18/12 |
| A-8.3.25 | 680 Folsom Exterior Details | 9/23/11 |
| A-8.3.30 | 680 Folsom Exterior Details Signage 1 | 1/18/12 |
| A-8.3.31 | 680 Folsom Exterior Details Signage 2 | 8/26/11 |
| A-8.3.32 | 680 Folsom Skylight Details | 8/26/11 |
| A-8.4.0 | 50 Hawthorne Exterior Details | 8/26/11 |
| A-8.4.1 | 50 Hawthorne Exterior Details | 8/26/11 |
| A-8.4.2 | 50 Hawthorne Exterior Details | 8/26/11 |
| A-8.4.3 | 50 Hawthorne Penthouse Details 1 | 8/26/11 |
| A-8.4.4 | 50 Hawthorne Penthouse Details 2 | 8/26/11 |
| A-8.4.5 | 50 Hawthorne Canopy Details | 8/26/11 |
| A-9.1.1 | Partition Types (ASK - 038C) | 8/26/11 |
| A-9.1.2 | Masonry Partition Types/Details | 8/26/11 |
| A-9.1.3 | Partition Details 1 | 8/26/11 |
| A-9.1.4 | Partition Details 2 | 8/26/11 |
| A-9.1.5 | Finish Schedule 1 | 12/21/11 |
| A-9.1.6 | Finish Schedule 2 | 8/26/11 |
| A-9.2.1-A | Door Schedule and Elevations 2 | 9/23/11 |
| A-9.2.1 | Door Schedule and Elevations 1 | 12/12/11 |
| A-9.2.1 | Door Schedule and Elevations 1 | 1/18/12 |
| A-9.2.2 | Door Schedule and Elevations 3 | 9/23/11 |
| A-9.2.3 | Door Details 1 | 8/26/11 |
| A-9.2.4 | Door Details 2 | 8/26/11 |
| A-9.4.1 | Reflected Ceiling Plan Details / Lobby Details | 12/21/11 |
| A-9.4.2 | Reflected Ceiling Plan Details/ Lobby Details | 12/21/11 |
| A-9.4.3 | Lobby Details | 12/21/11 |
| A-9.5.1 | Lobby & Public Area Details (ASK - 038D) | 8/26/11 |
| A-9.5.2 | Lobby & Public Area Details | 12/12/11 |
| A-9.5.3A | Toilet Room Details 2 | 8/26/11 |
| A-9.5.3 | Toilet Room Details | 8/26/11 |
| A-9.5.4 | Toilet Room Details 3 | 12/12/11 |
| A-9.5.5A | Toilet Room Details 5 | 12/12/11 |
| A-9.5.5B | Toilet Room Details 6 | 8/26/11 |
| A-9.5.5 | Toilet Room Details 4 | 12/12/11 |
| A-9.5.7A | Elevator Lobby Details 680 Folsom | 12/21/11 |
| A-9.5.7 | Interior Public Area Details 1 680 Folsom | 12/12/11 |
| A-9.5.8A | Interior Public Area Details 2A 680 Folsom | 12/12/11 |
| A-9.5.8 | Interior Public Area Details 2 680 Folsom | 12/12/11 |
| A-9.5.9 | Interior Public Area Details 3 680 Folsom | 12/12/11 |
| A-9.5.10 | Interior Public Area Details 4 680 Folsom | 12/12/11 |
| A-9.5.11 | Interior Public Area Details 5 680 Folsom | 12/12/11 |
| A-9.5.12 | Interior Public Area Details 6 680 Folsom | 12/21/11 |
| A-9.5.13 | Interior Public Area Details 7 680 Folsom | 12/21/11 |
| A-9.5.14 | Interior Public Area Details 8 680 Folsom 50 Hawthorne | 12/21/11 |
| A-9.5.20 | Interior Public Area Details 1 50 Hawthorne | 8/26/11 |
| A-9.5.21 | Interior Public Area Details 2 50 Hawthorne | 8/26/11 |
| A-9.5.22 | Interior Public Area Details 3 50 Hawthorne | 8/26/11 |
| A-9.5.23 | Interior Public Area Details 4 50 Hawthorne | 8/26/11 |
| A-9.5.24 | Interior Public Area Details 5 50 Hawthorne | 8/26/11 |
| A-9.6.0 | Multi-Tenant Alt Finish Schedule, Door Schedule & Door Elevations | 8/26/11 |

ASI's

A

Civil

| | | |
|---|---|---|
| C1.0 | Topographic and Record Boundary Survey | 9/30/08 |
| C2.0 | Demolition Plan | 9/30/08 |
| C3.0 | Off-site grading and horizontal control plan | 9/30/08 |
| C4.0 | Civil off site Utility Plan | 9/30/08 |
| C5.0 | City Standard details and cross sections | 9/30/08 |

Plant Contract Docs - Current
Discipline: ALL All

Page 2 of 5

Schedule 2 to Exhibit C

09734.207 1947744v8

Plant Construction Company, L.P.
1/19/12

CONTRACT DOCUMENT LOG
Current Only

2010124 - 680 Folsom St Bldg Renovations

**Civil**

| | | |
|---|---|---|
| C6.0 | Erosion Control Plan | 9/30/08 |
| C7.0 | Erosion Control Plan Details | 9/30/08 |

**Electrical**

| | | |
|---|---|---|
| A-2.1.0 | 680 Folsom Basement Level Plan | 1/18/12 |
| A-2.1.1A | 680 Folsom Mezzanine Plan | 1/18/12 |
| A-2.1.1 | 680 Folsom 1st Level Plan | 1/18/12 |
| A-2.1.2 | 680 Folsom 2nd Level Plan | 1/18/12 |
| A-2.1.3 | 680 Folsom 3rd 14th Level Plans | 1/18/12 |
| A-2.1.6 | 680 Folsom Penthouse Level 1 Plan | 1/18/12 |
| A-2.1.7 | 680 Folsom Penthouse Roof Plan | 1/18/12 |
| A-2.2.0 | 50 Hawthorne Basement & 1st Level Plans | 1/18/12 |
| A-2.2.1 | 50 Hawthorne 2nd and 3rd Level Plans | 1/18/12 |
| A-2.2.2 | 50 Hawthorne Penthouse & Roof Level Plans | 1/18/12 |
| E0.0.00 | General Notes, Abbreviations and Legend | 9/23/11 |
| E1.0.01T | Hawthorne Panel Schedules | 8/26/11 |
| E1.0.01 | Folsom Panel Schedules | 8/26/11 |
| E1.0.02 | Folsom Panel Schedules | 8/26/11 |
| E1.0.03T | Hawthorne Title 24 | 8/26/11 |
| E1.0.03 | Folsom Title 24 | 8/26/11 |
| E2.1.1A | 680 Folsom Mezzanine Lighting Plan | 8/26/11 |
| E2.1.00T | Hawthorne Basement Floor Lighting Plan | 8/26/11 |
| E2.1.00 | 680 Folsom Basement Lighting Plan | 8/26/11 |
| E2.1.01T | Hawthorne 1st Floor Lighting Plan | 8/26/11 |
| E2.1.01 | 680 Folsom 1st Floor Lighting Plan | 1/18/12 |
| E2.1.02T | Hawthorne 2nd Floor Lighting Plan | 8/26/11 |
| E2.1.02 | 680 Folsom 2nd Floor Lighting Plan | 1/18/12 |
| E2.1.03T | Hawthorne 3rd Floor Lighting Plan | 8/26/11 |
| E2.1.03 | 680 Folsom 3rd - 12th Floor Lighting Plans | 9/23/11 |
| E2.1.04T | Hawthorne Penthouse Lighting Plan | 8/26/11 |
| E2.1.04 | 680 Folsom 13th Floor Lighting Plans | 9/23/11 |
| E2.1.05 | 680 Folsom 14th Floor Lighting Plans | 9/23/11 |
| E2.1.06 | 680 Folsom Penthouse Floor Lighting Plan | 8/26/11 |
| E3.1.00T | Hawthorne Basement Floor Power Plan | 8/26/11 |
| E3.1.00 | 680 Folsom Basement Power Plan | 1/18/12 |
| E3.1.01T | Hawthorne 1st Floor Power Plan | 8/26/11 |
| E3.1.01 | 680 Folsom 1st Floor Power Plan | 1/18/12 |
| E3.1.02T | Hawthorne 2nd Floor Power Plan | 8/26/11 |
| E3.1.02 | 680 Folsom 2nd Floor Power Plan | 8/26/11 |
| E3.1.03T | Hawthorne 3rd Floor Power Plan | 8/26/11 |
| E3.1.03 | 680 Folsom 3rd - 12th Floor Power Plans | 8/26/11 |
| E3.1.04T | 50 Hawthorne Penthouse Level Plan | 8/26/11 |
| E3.1.04 | 680 Folsom 13th Floor Power Plans | 8/26/11 |
| E3.1.05T | Hawthorne Roof Level Plan | 8/26/11 |
| E3.1.05 | 680 Folsom 14th Floor Power Plans | 8/26/11 |
| E3.1.06 | 680 Folsom Penthouse Floor Power Plan | 8/26/11 |
| E5.0.00 | Folsom Hawthorne One-Line Diagram | 1/18/12 |
| E5.0.01 | Folsom Hawthorne Telecommunication Riser Diagram | 8/26/11 |
| AL-0.0.0 | Folsom and Hawthorne Index, Legend, and Notes | 12/21/11 |
| AL-2.1.1A | 680 Folsom 1st Level Enlarged Lighting Plan | 12/21/11 |
| AL-4.1.2A | 680 Folsom Level 2 Lobby Enlarged Lighting Reflected Ceiling Plans | 12/21/11 |
| AL-6-1.1 | 680 Folsom Level 1 Lobby Lighting North Elevation | 12/21/11 |
| AL-61.7 | 680 Folsom and 50 Hawthorne Lobby Lighting Details | 12/21/11 |

**Exhibits**

| | | |
|---|---|---|
| 01 | Specification Manual 680 Folsom Street/50 Hawthorne Street GMP Bid Set 1 | 8/26/11 |
| 02 | Fire Protection Hydraulic Calculations Volume 1 & Volume 2 | 8/11/11 |
| 03 | Fire Protection Material For 680 Folsom | 7/30/11 |
| 04 | GMP Bid Set 1, Revision 1 | 9/23/11 |
| 05 | Original 1963 Building Plans | |
| 06 | PCC Bid Manual | 9/7/11 |
| 07 | Geotechnical Report Soils | 8/26/11 |
| 08 | Crane Foundation & Layout | 8/23/11 |
| 09 | Precast Panel Removal Procedures | 8/23/11 |
| 10 | Floor Load Requirements | 8/23/11 |
| 11 | Smoke Control Report | 8/29/11 |
| 12 | Title 24 Summary | 8/29/11 |
| 13 | Firesprinkler Permit Drawings | 9/7/11 |
| 14 | Green Paint on Steel | 9/26/11 |
| 15 | SOM Narrative | 9/26/11 |
| 16 | Trade Breakdown | 9/28/11 |
| 17 | RFI Responses | 9/28/11 |
| 18 | Bid Notice 1 | 9/7/11 |
| 19 | Bid Notice 2 | 9/9/11 |
| 20 | Bid Notice 3 | 9/17/11 |
| 21 | Bid Notice 4 | 9/27/11 |
| 22 | Plant Construction Company Bid Form and Instructions to Bidders | 8/22/11 |
| 23 | 680 Folsom Street Green Building Leed Matrix | 10/25/11 |
| 24 | 680 Folsom Leed Review of GMP Bid Set 1 Revision 1 Specifications | 10/27/11 |
| 25 | Leed Information Reporting Form | 10/27/11 |
| 26 | 680 Folsom Street 50 Hawthorne Street GMP Bid Set 1, Revision 2 | 12/21/11 |
| 27 | RFI #1 GMP Bid Set 1, Revision 2 | 1/6/12 |
| 28 | RFI #2 GMP Bid Set 1, Revision 2 | 1/9/12 |
| 29 | Buckling Restrained Braces Section 05 12 60 | 1/18/12 |

**Fire Protection**

| | | |
|---|---|---|
| FP-0.0 | Titlesheet, Notes, and Details | 8/1/11 |
| FP-0.1 | Site Plan | 8/1/11 |
| FP-0.2 | Building Sections (For Reference Only) | 8/1/11 |
| FP-0.3A | Seismic Bracing Calculations | 8/1/11 |
| FP-0.3 | Seismic Bracing Calculations | 8/1/11 |
| FP-1.1 | Fire Pump Room | 8/1/11 |
| FP-1.2 | Standpipe #1 Plans and Details | 8/1/11 |
| FP-1.3 | Standpipe #2 Plans and Details | 8/1/11 |
| FP-1.5 | Pressure Reducing Valve Charts | 8/1/11 |
| FP-1.6 | Standpipe Schematic | 8/1/11 |
| FP-2.0 | 680 Folsom - Basement Sprinkler and Piping Plan | 8/1/11 |
| FP-2.1 | 680 Folsom - Level 1 Sprinkler and Piping Plan | 8/1/11 |
| FP-2.2 | 680 Folsom - Level 2 Sprinkler and Piping Plan | 8/1/11 |
| FP-2.3 | 680 Folsom - Level 3 thru 13 Sprinkler and Piping Plan | 8/1/11 |
| FP-2.5 | 680 Folsom - Level 14 Sprinkler and Piping Plan | 8/1/11 |
| FP-2.6 | 680 Folsom - Level 15 Sprinkler and Piping Plan | 8/1/11 |
| FP-2.7 | 680 Folsom - Roof Level Sprinkler and Piping Plan | 8/4/11 |

**Historic**

| | | |
|---|---|---|
| 23 | 680 Folsom Street Green Building Leed Matrix | |

**Landscape**

| | | |
|---|---|---|
| L0.01 | Overall Layout Plan 1st Level Legend & Notes | 12/21/11 |
| L0.02 | Overall Layout Plan 2nd Level | 12/21/11 |
| L1.01 | Layout Plan 1st Level | 12/21/11 |
| L1.02 | Layout Plan 1st Level | 12/21/11 |
| L1.03 | Layout Plan 1st Level | 12/21/11 |
| L1.04 | Layout Plan 2nd Level | 12/21/11 |
| L1.05 | Stainless Steel Key Plan 1st Level | 12/21/11 |
| L1.06 | Outdoor Lighting Key Plan 1st Level | 12/21/11 |
| L2.01 | Grading Plan Level 1 | 12/21/11 |
| L2.02 | Grading Plan 1st Level | 12/21/11 |
| L2.03 | Grading Plan 1st Level | 12/21/11 |

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Page 3 of 5

Schedule 2 to Exhibit C

09734.207 1947744v8

Plant Construction Company, L.P.
1/19/12

CONTRACT DOCUMENT LOG
Current Only

**2010124 - 680 Folsom St Bldg Renovations**

### Landscape

| | | |
|---|---|---|
| L2.04 | Grading Plan 2nd Level | 12/21/11 |
| L3.01 | Irrigation Plan 1st Level | 12/21/11 |
| L3.02 | Irrigation Plan 1st Level | 12/21/11 |
| L3.03 | Irrigation Plan 1st Level | 12/21/11 |
| L3.04 | Irrigation Plan 2nd Level | 12/21/11 |
| L3.05 | Irrigation Legend and Notes | 12/21/11 |
| L3.06 | Irrigation Details | 12/21/11 |
| L3.07 | Irrigation Details | 12/21/11 |
| L4.01 | Planting Plan 1st Level | 12/21/11 |
| L4.02 | Planting Plan 1st Level | 12/21/11 |
| L4.03 | Planting Plan 1st Level | 12/21/11 |
| L4.04 | Planting Plan 2nd Level | 12/21/11 |
| L6.01 | Landscape Details | 12/21/11 |
| L6.02 | Landscape Details | 12/21/11 |
| L6.03 | Landscape Details | 12/21/11 |
| L6.10 | Landscape Details | 12/21/11 |
| L6.11 | Landscape Details | 12/21/11 |
| L6.12 | Landscape Details | 12/21/11 |
| L6.13 | Landscape Details | 12/21/11 |
| L6.14 | Landscape Details | 12/21/11 |
| L6.15 | Landscape Details | 12/21/11 |
| L6.21 | Landscape Details | 12/21/11 |
| L6.22 | Landscape Details | |
| L6.23 | Landscape Details | 12/21/11 |
| L6.31 | Landscape Details | 12/21/11 |
| L6.32 | Landscape Details | 12/21/11 |
| L6.33 | Landscape Details | 12/21/11 |
| L6.41 | Landscape Details | 12/21/11 |
| L6.42 | Landscape Details | 12/21/11 |
| L6.43 | Landscape Details | 12/21/11 |

### Mechanical

| | | |
|---|---|---|
| AC0.1.A | Cover Sheet, HVAC Legend, Drawing Schedule | 8/26/11 |
| AC0.1.T | 680 Folsom Cover Sheet | 9/23/11 |
| AC0.2.A | HVAC Equipment Schedules | 12/12/11 |
| AC0.2.T | 680 Folsom Equipment Schedules | 8/26/11 |
| AC0.3.T | 680 Folsom Equipment Schedules | 12/12/11 |
| AC1.0.A | Basement HVAC Plan | 12/12/11 |
| AC1.0.T | 680 Folsom Mechanical Basement Floor Plan | 12/12/11 |
| AC1.1.A | First Floor HVAC Plan | 12/12/11 |
| AC1.1.T | 680 Folsom Mechanical 1st Floor Plan | 12/12/11 |
| AC1.2.A | Second Floor HVAC Plan | 12/12/11 |
| AC1.2.T | 680 Folsom Mechanical 2nd Floor Plan | 12/12/11 |
| AC1.3.A | Third Floor HVAC Plan | 12/12/11 |
| AC1.3.T | 680 Folsom Mechanical 3rd thru 11th Floor Plans | 12/12/11 |
| AC1.4.A | Roof HVAC Plan | 12/12/11 |
| AC1.4.T | 680 Folsom Mechanical 12th Floor Plan | 12/12/11 |
| AC1.5.T | 680 Folsom Mechanical 13th Floor Plan | 12/12/11 |
| AC1.6.T | 680 Folsom Mechanical 14th Floor Plan | 12/12/11 |
| AC1.7.T | 680 Folsom Mechanical Penthouse Plan | 12/12/11 |
| AC1.8.T | 680 Folsom Mechanical Roof Plan | 12/12/11 |
| AC4.1.A | Roof Coordination Plan | 12/12/11 |
| AC4.1.T | 680 Folsom Mechanical Penthouse Coordination | 12/12/11 |
| AC5.1.A | Duct Riser Diagrams, Sections, & Details | 12/12/11 |
| AC5.1.T | 680 Folsom Mechanical Duct Risers | 12/12/11 |
| AC5.2.T | 680 Folsom Sections & Details | 12/12/11 |
| AC6.1.A | Piping Riser Diagrams Sections & Details | 12/12/11 |
| AC6.1.T | 680 Folsom Mechanical Pipe Risers | 12/12/11 |
| AC6.2.T | 680 Folsom Mechanical Piping Diagrams | 12/12/11 |
| AC6.3.T | 680 Folsom Mechanical Piping Diagrams | 12/12/11 |
| AC7.1.A | Power Load and Control Diagrams | 12/12/11 |
| AC7.1.T | 680 Folsom Mechanical Power Load & Control Wiring | 12/12/11 |

### Plumbing

| | | |
|---|---|---|
| P-1.0.1 | Plumbing Legend Schedules and General Notes | 1/18/12 |
| P-2.1.U | 680 Folsom Basement Below Grade Plumbing Plan | 1/18/12 |
| P-2.1.0 | 680 Folsom Basement Level Plumbing Plan | 1/18/12 |
| P-2.1.1 | 680 Folsom 1st Level Plumbing Plan | 1/18/12 |
| P-2.1.2 | 680 Folsom 2nd Level Plumbing Plan | 1/18/12 |
| P-2.1.3 | 680 Folsom 3rd to 13th Level Plumbing Plan | 1/18/12 |
| P-2.1.4 | 680 Folsom 13th Level Plumbing Plan | 8/26/11 |
| P-2.1.5 | 680 Folsom 14th Level Plumbing Plan | 1/18/12 |
| P-2.1.6 | 680 Folsom Penthouse Plumbing Plan | 1/18/12 |
| P-2.1.7 | 680 Folsom Roof Plumbing Plan | 1/18/12 |
| P-2.2.0 | 50 Hawthorne Basement & 1st Level Plumbing Plan | 1/18/12 |
| P-2.2.1 | 50 Hawthorne 2nd & 3rd Level Plumbing Plan | 1/18/12 |
| P-2.2.2 | 50 Hawthorne Penthouse/Roof Level Plumbing Plan | 1/18/12 |
| P-3.1.1 | 680 Folsom Partial Floor Plumbing Plans | 1/18/12 |
| P-3.1.2 | 680 Folsom Partial Floor Plumbing Plans | 1/18/12 |
| P-4.1.1 | 680 Folsom Domestic Hot/Cold and Reclaimed Water Riser Diagram | 1/18/12 |
| P-4.1.2 | 680 Folsom Sanitary Waste and Vent Riser Diagram | 1/18/12 |
| P-4.2.1 | 50 Hawthorne Plumbing Riser Diagrams | 1/18/12 |
| P-5.0.1 | Plumbing Details | 1/18/12 |

### Structural

| | | |
|---|---|---|
| A-0.1A | Sheet Index Volume 1 | 8/26/11 |
| A-0.1B | Sheet Index Volume 2 | 8/26/11 |
| S-1.0.1 | Abbreviations Drawings Index & Forms | 1/19/12 |
| S-1.0.2 | Structural Notes | 1/19/12 |
| S-1.0.3 | Design Criteria & Forms | 10/21/11 |
| S-2.1.0 | 680 Folsom Basement Plan | 1/18/12 |
| S-2.1.1A | 680 Folsom Mezzanine Plan | 1/18/12 |
| S-2.1.1 | 680 Folsom 1st Floor Plan | 1/18/12 |
| S-2.1.2 | 680 Folsom 2nd Floor Plan | 1/18/12 |
| S-2.1.3 | 680 Folsom 3rd Level Floor Plan/Framing Plan | 1/18/12 |
| S-2.1.4 | 680 Folsom 4th to 5th Floor Framing Plan | 1/18/12 |
| S-2.1.6 | 680 Folsom Typical Floor Plan 6th - 12th Floors | 1/18/12 |
| S-2.1.13 | 680 Folsom 13th Floor Plan/Framing Plan | 1/18/12 |
| S-2.1.14 | 680 Folsom 14th Floor Framing Plan | 1/18/12 |
| S-2.1.15 | 680 Folsom Main Roof Plan | 1/18/12 |
| S-2.1.16 | 680 Folsom Penthouse Roof Plan | 1/18/12 |
| S-2.2.0 | 50 Hawthorne Basement Plan | 1/18/12 |
| S-2.2.1 | 50 Hawthorne First Floor Framing Plan | 1/18/12 |
| S-2.2.2 | 50 Hawthorne Second Floor Framing Plan | 1/18/12 |
| S-2.2.3 | 50 Hawthorne Third Floor Framing Plan | 1/18/12 |
| S-2.2.4 | 50 Hawthorne Main Roof Framing Plan | 1/18/12 |
| S-2.2.5 | Penthouse Framing Plan | 1/18/12 |
| S-3.1.1 | 680 Folsom Core Elevations | 1/18/12 |
| S-3.1.2 | 680 Folsom Core Elevations | 1/18/12 |
| S-4.1.1 | Typical Concrete Details | 1/18/12 |
| S-4.1.2 | Micropile and Typical Conc. Details | 1/18/12 |
| S-4.1.3 | 680 Folsom Mat Foundation Reinforcing | 1/18/12 |
| S-4.1.4 | 680 Folsom Friction Pivot Bearing Details | 1/18/12 |
| S-4.1.5 | 680 Folsom Sacrum Reinforcement Plan | 1/18/12 |
| S-4.1.6 | 680 Folsom Sacrum Reinforcement Plan | 1/18/12 |
| S-4.1.7 | 680 Folsom Sacrum Reinforcement Plan | 1/18/12 |
| S-4.1.8 | 680 Folsom Sacrum Reinforcement Plan | 1/18/12 |

Plant Contract Docs - Current
Discipline: ALL All

Page 4 of 5

09734.207 1947744v8

Schedule 2 to Exhibit C

Plant Construction Company, L.P.
1/19/12

CONTRACT DOCUMENT LOG
Current Only

**2010124 - 680 Folsom St Bldg Renovations**

**Structural**

| | | |
|---|---|---|
| S-4.1.9 | 680 Folsom Mat Foundation Sections | 1/18/12 |
| S-4.1.10 | 680 Folsom Mat Foundation Sections | 1/18/12 |
| S-4.1.11 | 680 Folsom Sacrum Elevations | 1/18/12 |
| S-4.1.12 | 680 Folsom Foundation Details | 1/18/12 |
| S-4.1.13 | 680 Folsom Pop-Out Foundation Details | 1/18/12 |
| S-4.1.15 | 680 Folsom Pop-Out Foundation Details | 1/18/12 |
| S-4.1.16 | 680 Folsom Hardscape Details | 1/18/12 |
| S-4.1.17 | 680 Folsom Concrete Details | 1/18/12 |
| S-4.1.18 | 680 Folsom Hardscape Details | 1/18/12 |
| S-4.1.19 | 680 Folsom Collector Detail | 1/12/19 |
| S-4.1.20 | 680 Folsom Collector Details | 1/18/12 |
| S-4.1.21 | 680 Folsom Core Sections | 1/18/12 |
| S-4.1.22 | 680 Folsom Core Sections | 1/18/12 |
| S-4.1.23 | 680 Folsom Core Sections | 1/18/12 |
| S-4.1.24 | 680 Folsom Core Sections | 1/18/12 |
| S-4.1.25 | 680 Folsom Partial Plan At Collections | 1/18/12 |
| S-4.2.1 | 50 Hawthorne Concrete Details | 1/18/12 |
| S-4.2.2 | 50 Hawthorne Concrete Details | 1/18/12 |
| S-4.2.3 | 50 Hawthorne Concrete Details | 1/18/12 |
| S-4.2.4 | 50 Hawthorne Concrete Details | 1/18/12 |
| S-5.0.1 | Typical Steel Details | 1/18/12 |
| S-5.0.2 | Typical Steel Details | 1/18/12 |
| S-5.0.3 | Typical Steel Details | 1/18/12 |
| S-5.0.4 | Typical Steel Details | 1/18/12 |
| S-5.1.1 | 680 Folsom Column Schedule | 1/18/12 |
| S-5.1.2 | 680 Folsom Column Details | 1/18/12 |
| S-5.1.3 | 680 Folsom Levels 01 & 02 Steel Details | 1/18/12 |
| S-5.1.4 | 680 Folsom Levels 01 & 02 Steel Details | 1/18/12 |
| S-5.1.5 | 680 Folsom TYP. Level Steel Details | 1/18/12 |
| S-5.1.6 | 680 Folsom TYP. level Steel Collector Details | 1/18/12 |
| S-5.1.7 | 680 Folsom Steel Details | 1/18/12 |
| S-5.1.8 | 680 Folsom TYP. Level Steel Details | 1/18/12 |
| S-5.1.9 | 680 Folsom Levels 13-14 Steel Details | 1/18/12 |
| S-5.1.10 | 680 Folsom Curtain Wall Anchorage | 1/18/12 |
| S-5.1.11 | 680 Folsom Main Roof Steel Details | 1/18/12 |
| S-5.1.12 | 680 Folsom Penthouse Steel Details | 1/18/12 |
| S-5.1.13 | 680 Folsom Penthouse Steel Details | 1/18/12 |
| S-5.1.14 | 680 Folsom Penthouse Braced Frame Elevations | 1/18/12 |
| S-5.1.15 | 680 Folsom Braced Frame Elevations & Details | 1/18/12 |
| S-5.1.16 | Braced Frame Collector Details | 1/18/12 |
| S-5.1.17 | Mezzanine & Lobby Details | 1/18/12 |
| S-5.1.18 | Curtain Wall Details | 1/18/12 |
| S-5.1.19 | Elevator Sections & Details | 1/18/12 |
| S-5.2.1 | 50 Hawthorne Penthouse Steel Details | 1/18/12 |
| S-5.2.2 | 50 Hawthorne Steel Details | 1/18/12 |
| S-5.2.3 | 50 Hawthorne Curtain Wall Anchorage Details | 1/18/12 |
| S-5.2.4 | 50 Hawthorne Elevator 9 - 10 Steel Details | 1/18/12 |
| S-5.2.5 | 50 Hawthorne Lobby and Steel Details | 1/18/12 |
| S-6.0.1 | 680 Folsom Hard Demo Details | 1/18/12 |
| S-6.1.0 | 680 Folsom Hard Demo Basement Plan | 1/18/12 |
| S-6.1.1 | 680 Folsom Hard Demo 1st Floor Plan | 1/18/12 |
| S-6.1.2 | 680 Folsom Hard Demo 2nd Floor Plan | 1/18/12 |
| S-6.1.6 | Hard Demo 3rd to 12th Floor Framing Plan | 1/18/12 |
| S-6.1.13 | 680 Folsom Hard Demo 13th Floor Plan | 1/18/12 |
| S-6.1.14 | 680 Folsom Hard Demo Plan Existing Roof | 1/18/12 |
| S-6.2.0 | 50 Hawthorne Hard Demo Basement Plan | 1/18/12 |
| S-6.2.1 | 50 Hawthorne Hard Demo First Floor Plan | 1/18/12 |
| S-6.2.2 | 50 Hawthorne Hard Demo Mezzanine & Second Floor | 1/18/12 |

Plant Contract Docs - Current
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Page 5 of 5

09734.207 1947744v8

Schedule 2 to Exhibit C

SCHEDULE 3
WARM SHELL IMPROVEMENTS

Enclosure
Exterior Walls

•	All-new, high-efficiency, dual-glazed unitized curtain wall system.

Structural
Fireproofing

•
No fireproofing will be installed under the ground floor deck, 2nd floor new deck, 3rd floor deck, and all new added floor decks because the concrete thickness alone is adequate to achieve fire rating requirements without spray on fireproofing. All other exposed decking and primary structural members will receive spray on fireproofing.

•Added thickness of fireproofing material at the walker ducts.
•Strip lath is included at all columns and beams greater than 16".

Plumbing
Future Reclaimed Water

•	Separate system with backflow devices for future supply (when available from the City of San Francisco) of reclaimed water to toilets and urinals.
Low Flow Plumbing Fixtures and Faucets

•	LEED compliant fixtures, faucets and flush valves for toilet room fixtures.
Fuel Piping System.

•	Additional fuel piping system for 2"' tenant generator.

Fire Protection System
Tenant spaces will be in core and shell condition with upturned heads under the floor slabs above.

HVAC
Distribution

•	Heating hot water stubbed to each floor in two locations for future tenant VAV reheat boxes. Connections are 1.5" diameter.
•Duct mains in an H pattern providing cooled air to future tenant VAV boxes on each floor.
Direct Digital Controls

•	ALC DDC control system.
•DUC panels at all floors.
Miscellaneous Ventilation

•	Exhaust system for toilet rooms with extra capacity for tenant uses such as copy room ventilation.
Auxiliary Condenser water Risers

•	Two risers for the Building providing two 2.5" stubs per floor for 2417 cooling capacity.
Life Safety

•	Code required dampers and fire protection for all penetrations at rated, vertical shafts.

•	Stair and vestibule pressurization) and tenant floor smoke exhaust as required for high rise construction.

Electrical

•	Typical floors will have two tel/data closets per floor and two dedicated electrical closets per floor
•The following equipment is provided for each floor.
1.     Two 277/480v 3ph, 4w, 225amp, 42 circuit main lug-only panels with 42-20 amp 1pole circuit breakers. Panels are fed from one 225amp bus tap switches.
2.     Two 112.5 kva 480-120/208v transformers, which each feed one 84 circuit, 400 amp double-section panelboard rated at 120/208v.

•	Second 600kw generator for tenant use.

•	Tenant spaces are designed for 6 watts per square foot available to the tenant for their lights and power.
•Infrastructureand2metersoneachfloorfortenantsubmetering.

Fire Life Safety

•	A new addressable fire alarm system compliant with all applicable codes.
•Life safety devices covering base building electrical, mechanical, and janitor closets, toilet rooms, elevator lobbies and stairwells.

Tel/Data

•	One dedicated 4" conduit stubbed to the tel/data closet on each tenant floor from the MPOE room at the basement level.

Toilet Rooms

•
Two pairs of men's and women's toilet rooms on each floor fully compliant with current ADA and Title 24 accessibility codes. Finishes include ceramic tile floors walls, solid surface countertops, stainless fittings, and stainless steel toilet partitions. Hi/low drinking fountains installed on both sides of the core outside of the women's toilet room.

Base Building Partitions and Columns

•	Core Walls: delivered with gypsum board, fire taped.
•Interior Side of Exterior Walls: gypsum board, fire taped.
•Perimeter Columns: gypsum board fire taped on the 3 interior surfaces, painted MDF on the exterior facing surface.
•Interior Columns: exposed spray-on fireproofing.

Floors

•	Concrete floors for the leased premises, reasonably smooth.

Ceiling Heights

•
Typical floors are 15' slab-to-slab. Bottom of the main distribution ducts is set at 11'-7". Accounting for light fixtures under the duct means that the minimum suspended ceiling height is 11'. The ground floor is 20' slab to slab.

Site/Terraces
•On the south side of the 2,d floor there is 14' wide garden terrace.

Additionally, the Landlord will provide the following:

◦	Building standard window shades. Installation to be coordinated with window shade housing and drop ceiling that are part of Tenant Improvement Project scope.

•	Upper floor elevator lobbies to be delivered in shell condition ready to accept tenant finishes including tenant installed elevator lobby doors and hardware.

•	Common corridors and elevator lobbies of any partial floor(s) shall be constructed in accordance with the Building Standards.

SCHEDULE 4

TENANT IMPROVEMENT MINIMUM BUILDING STANDARDS

Same Standards as attached to the Lease as Exhibit H

SCHEDULE 5
CONSTRUCTION RULES AND REGULATIONS

All general contractors, subcontractors, suppliers, material men, and their employees and anyone working for or on their behalf, shall be immediately advised of the following construction rules and regulations concerning their proper conduct within the Premises, Building and the Project. It is the general contractor's responsibility to ensure that its subcontractors and suppliers read and understand these rules and regulations, Ignorance of these rules and regulations is not a waiver of liability or responsibility.

In the event of a conflict between the following rules and regulations and the remainder of the terms of the Lease, including, but not limited to, the terms of the Work Letter, the remainder of the terms of the Lease shall control. Capitalized terms have the same meaning as defined in the Lease, including, but not limited to, as defined in the Work Letter.

1. No one shall be allowed to endanger the Premises, Building and/or Project, its premises, and/or its occupants in any manner whatsoever. In the event that a situation occurs which threatens the Premises, Building and/or Project, or its occupants in any manner, the contractor, subcontractor, supplier, etc., must take steps to correct the hazardous condition. In the event that the contractor's personnel fail to correct the hazardous condition, Landlord reserves the right to immediately take steps to correct the Situation at the contractor's expense.

2. No gasoline operated devices, e.g., concrete saws, coring machines, welding machines, etc., shall be permitted within the Premises, Building and/or Project. All work requiring such devices shall be electronically operated.

3. All pressurized gas and oxygen canisters shall be properly restrained and supported to eliminate all potential hazards.

4. All contractors are to use the designated freight elevator for transportation of materials and personnel. No materials, equipment, or personnel are permitted to use the passenger cabs. If for any reason the freight elevator is unavailable, all contractors are to obtain permission from Landlord or security personnel prior to using a passenger elevator. If a contractor or its personnel are found using the passenger elevators, the elevators will immediately be inspected for damage, and all damages, whether a result of the contractor's use or not, shall be corrected at the contractor's and/or Tenant's expense.

5. All material deliveries shall be made through the ground floor to the designated freight elevator and then transported to the particular floor. Deliveries consisting of bulk materials, or deliveries requiring longer than one hour must be scheduled through Landlord. At no time will material be transported through public areas unless specifically authorized by Landlord. Tenant or tenant's Contractor will pay 100% of the cost of security, elevator operators and other personnel and equipment required to accommodate material deliveries, and to the extent that Landlord incurs any of such costs, Tenant shall reimburse Landlord therefor within ten (10) days of receipt of an invoice from Landlord therefor.

6. Contractor's personnel shall at all times maintain the highest level of cleanliness. All construction debris shall be removed on a timely basis and shall not be allowed to produce a fire or exiting hazard. In the event that the contractor fails to keep the Premises, Building and/or Project area free of accumulated waste, Landlord reserves the right to enter the affected area and remove the debris at the contractor's and/or Tenant's expense. In addition, all public areas, such as corridors, restrooms, janitors' closets, etc., shall be maintained and kept free of construction debris, dust, etc.

7. Contractors are not permitted to use the restrooms for clean-up. Anyone found using the restroom for cleanup or other similar purposes will be subject to removal from the Project. If a contractor utilizes the janitorial room, it must be kept clean at all times. The janitorial room is the only authorized cleanup area within the Premises. No chemical, paint, drywall compound, or materials of any kind are to be washed down, dumped or disposed of in the janitorial sink or any other plumbing or drain system on the Premises, or within or around the Project.

8. All construction trash and debris shall be removed through the designated freight elevator in appropriate containers which will assure no leakage of trash or liquids. No construction debris will be placed in the Building or Project dumpsters. Each contractor, subcontractor, or service firm shall be responsible for removing its trash and debris from the workplace daily. If a dumpster is rented by the contractor, Landlord must approve where it will be placed. Contractor shall be responsible for keeping the dumpster covered and preventing debris from flying out or leaking out and for keeping the area around the dumpster clean.

9. All work performed in occupied tenant spaces must be cleaned by contractor prior to it leaving the job or at the end of the business day. If additional cleanup (initial and/or follow-up) is required, it will be done at the contractor's and/or

Tenant's expense.

10. Any work involving the Building fire alarm system must be cleared through Landlord prior to the work being started. No adjustments, corrections, or extensions to the fire alarm system will be made without prior approval of Landlord. Any part of the fire alarm system removed from service during construction will be placed back into service at the end of each work day.

11. Contractors are not permitted to enter the fire command center at any time, unless accompanied by Landlord's designated representative.

12. Stairway doors, electrical room doors, telephone room doors, and janitorial closet doors shall be kept closed at all times. Contractors found blocking the doors open shall be subject to a $250.00 fine.

13. Each contractor is required to provide and make available a fire extinguisher within its work area during construction.

14. Any contractor found guilty of rudeness, use of profanity, or lack of courtesy to a Project tenant, visitor, or employee will be immediately ejected from the Project, and will not be allowed to return.

15. Graffiti or vandalism will be not tolerated. Any contractor caught in the act shall be immediately removed from the Project, and will not be allowed to return. Any expenses associated with the removal or repair resulting from the graffiti or vandalism will be at the contractor's and/or Tenant's expense. 16. Tobacco chewing or smoking will be not be permitted anywhere on the Project, including, but not limited to, anywhere in or around the Building.

17. No radios or music players will be permitted.

18. Contractors will not be permitted to use any restrooms, except as instructed by Tenant, after consultation with, and prior approval by Landlord; provided, however, that the contractors must keep the restrooms clean and Landlord reserves the right to prohibit a contractor's use of the previously designated restrooms at any time.

19. All work performed in Tenant occupied spaces or public corridors will be done in a manner designed to produce the least amount of disruption to normal occupant operations. Any work involving loud noise or the use of power tools creating a loud noise is to be reported to the Landlord, or its designated representative prior to commencement of the work. Landlord, or its designated representative, at its, or his/her sale discretion, will decide on a case-by-case basis whether the affected work shall take place after hours.

20. To the extent required, the contractor will be required to provide temporary electrical power within its work area for use by its subcontractors. Contractors will not be permitted to run extension cords through public areas or on Tenant occupied floors.

21. The contractor shall be responsible for monitoring energy consumption in its construction area. Landlord will provide normal electrical consumption during business hours, 7 a.m. through 5 p.m., Monday through Friday. All lights and equipment must be turned off at the end of the business day. Should the contractor continue to leave lights and equipment on during off-hours, Landlord has the right to bill the contractor and/or Tenant for the excess electrical consumption.

22. Contractor's personnel will park in designated areas only. Vehicles parked in other areas may be towed without notice at the vehicle owners expense.

23. Landlord reserve the right to have its designated representative inspect work, stop work, and/or have a worker removed from the job at any time during the contract.

24. Contractors shall not block the freight elevator doors open. A door hold button has been supplied in the freight elevator for temporarily holding the doors open to off-load tools, equipment, and supplies, but only for that purpose. It is not to be used to hold the doors open for quick visits to a floor.

25. The contractor will be required to furnish Landlord with a list of subcontractors prior to commencement of the job. This list will include phone numbers and contacts for each subcontractor.

26. Contractors needing to work on weekends will provide Landlord with a list of contractor and subcontractor companies and personnel scheduled to work. This list should include the number of employees, the company, and the estimated hours those parties will be working.

27. All contractors working after 5 p.m. and on weekends will be required to sign in and out at the security guard station.

28. Rubber or polyurethane wheels are required on all material handling equipment transporting materials across granite, marble or stone surfaces. Wheels are to be cleaned prior to entering the building.

29. No tool belts are to be worn outside the work area.

30. Clothing shall be appropriate for the construction trade involved, i.e. no shorts, sandals, etc. which would be unsafe for the employee. Clothing containing words, symbols or other forms of communication considered offensive or in bad taste by Landlord or its designated representative shall not be allowed on site. Proper safety equipment shall be required as determined by the contractor, i.e., safety glasses, goggles, hard hats, fall restraints, respirators, etc.

31. The following general policy shall apply to all work which potentially affects the environment of any tenant at the Project.

32. No work shall be performed at the Premises, Building and/or Project without permission of Landlord or its designated representative, which in any way affects the operation of any Project tenant and their ability to function in quiet and peaceful environment. Nor shall Contractor inhibit other contractors, consultants, or vendors working on the Premises or any other portion of the Project. Nor shall any work be performed in early morning hours, the effects of which (such as odors) linger in the air after 7 a.m, Proper care shall be taken at all times to insure the safety of all furnishings, fixtures and equipment, and in the event of emergency work or work approved by Landlord or its designated representative, the complete safety of Project tenants and Project personnel, All Premises, Building and other Project rules and regulations shall be followed at all times.

33. All permits and licenses necessary for the prosecution of the Tenant Improvement Work shall be secured prior to commencement of the Tenant Improvement Work.

34. Tenant's Contractor shall provide Landlord with keys to all locks installed on or in the work areas within the Premises. Landlord shall be provided full access to such work areas at all times.

35. To the extent provided for in the Lease, including, but not limited to, in the Work Letter, all drawings, change orders, subcontractors and materials must be approved by Landlord prior to the start of construction, and any significant changes to approved plans must also be approved. in advance by Landlord.

36. Any work which will involve the draining of a sprinkler line or otherwise affect the Building's sprinkler system must be approved in advance by Landlord, and must be performed after hours. In all instances where this is done, the system may not be left inoperable overnight.

37. All materials that have any potential for hazard (paints, glues, polishes, solvents, etc.) must have their associated MSDS sheets available on-site through the course of the work.

EXHIBIT D
CONFIRMATION OF LEASE TERM

THIS CONFIRMATION OF LEASE TERM is made this __ day of _____ ,20__ between 680 FOLSOM OWNER, LLC, a Delaware limited liability company ("Landlord"), and RIVERBED TECHNOLOGY, INC., a Delaware corporation ("Tenant").

WHEREAS, by Lease dated the ___ day of _____ ,2012, between the parties hereto (the "Lease"), Landlord leased to Tenant and Tenant leased from Landlord for the Lease Term and upon the terms and conditions set forth therein the Premises containing approximately 167,788 Rentable Square Feet located at 680 Folsom Street, San Francisco, California, said Premises being more particularly designated in the Lease; and

WHEREAS, the parties hereto wish to confirm and memorialize the Lease Commencement Date, the Rent Commencement Date and the Expiration Date of the Lease Term.

NOW, THEREFORE, the parties hereto mutually agree as follows:

1. All terms used herein, as indicated by the initial capitalization thereof, shall have the same respective meanings designated for such terms in the Lease.

2. The Initial Lease Term commenced upon the Lease Commencement Date, which for all purposes under the Lease shall be deemed to be _____, ___. The Initial Lease Term shall expire at midnight on ______ , 20__, unless sooner terminated as provided in the Lease.

3. The Rent Commencement Date shall, for all purposes under the Lease, be deemed to be ______, ____.I

4. Tenant's Contraction Option shall expire on ________.

5. Tenant's Initial Expansion Option shall expire on _______.

6. Any work required to be performed by Landlord under the Lease has been completed in the manner required thereunder as of the Lease Commencement Date.

_______________
I Landlord and Tenant to subsequently memorialize the date of the Rent Commencement Date if not yet determined as of the date of the Confirmation of Lease Term.

IN WITNESS WHEREOF, the parties hereto have caused this Confirmation of Lease Term to be executed as the day and year first above written.

LANDLORD:

680 FOLSOM OWNER, LLC,
a Delaware limited liability company

By:     680 Folsom, LLC,
a Delaware limited liability company
Its: Sale Member

By:     TMG Folsom, LLC,
a Delaware limited liability company
Its: Manager

By:     TMG Partners,
a California corporation
Its: Managing Member

By:
Name:
Its:

TENANT:

RIVERBED TECHNOLOGY, INC.,
a Delaware corporation

By:
Name:
Its:

By:
Name:
Its:

Wells Fargo Bank, N.A.
U. S. Trade Services
Standby Letters of Credit
MAC A0195-212
One Front Street, 21st Floor
San Francisco, California 94111
Phone: 1(800) 798-2815 Option 1
E-Mail: sftrade@wellsfargo.com

This sample wording is presented without any responsibility on our part. This draft is provided to you as a suggestion only at your request.
***Please note that the draft remains unissued and is not an enforceable instrument.***

Wording Reviewed and Approved:

By: ______________________________
*Applicant Signature*

This form is an integral part of the application and agreement for the issuance of your Standby Letter of Credit. The Letter of Credit cannot be issued until this draft is returned to us with the Applicant's Signature above.

## Irrevocable Standby Letter Of Credit

**Number:** IS0008110
**Issue Date:** January 26, 2012

| BENEFICIARY | APPLICANT |
|---|---|
| 680 FOLSOM OWNER LLC<br>c/o TMG PARTNERS<br>ATTN: LYNN TOLIN<br>100 BUSH STREET, 26TH FLOOR<br>SAN FRANCISCO, CALIFORNIA 94104 | RIVERBED TECHNOLOGY, INC.<br>199 FREMONT STREET<br>SAN FRANCISCO, CALIFORNIA 94105 |

ProForma

LETTER OF CREDIT ISSUE AMOUNT USD 4,204,767.28 EXPIRY DATE JANUARY 26, 2013

LADIES AND GENTLEMEN:

At the request and for the account of the above referenced applicant, we hereby issue our Irrevocable Standby Letter of Credit in your favor in the amount of Four Million Two Hundred Four Thousand Seven Hundred Sixty Seven and 28/100 United States Dollars (US$4,204,767.28) available with us at our above office by payment against presentation of the following documents, which presentation may be by overnight courier.

1. A draft drawn on us at sight marked "Drawn under Wells Fargo Bank, N.A. Standby Letter of Credit No. IS0008110."

2. The original of this Standby Letter of Credit and any amendments thereto.

3. Beneficiary's signed and dated statement worded as follows (with instructions in brackets therein complied with):

Page 1 of 5

Each page of this document is an integral part
of this Irrevocable Standby Letter of Credit Number **IS0008110**

**"The undersigned, an authorized representative of the beneficiary of Wells Fargo Bank Letter of Credit No. IS0008110 certifies that the amount of the draft accompanying this statement represents the amount due to Beneficiary pursuant to and in connection with that certain Lease dated [insert date] between 680 FOLSOM OWNER LLC and RIVERBED TECHNOLOGY, INC.(as such lease may be amended, restated or replaced)."**

Partial and multiple drawings are permitted under this Letter of Credit. In the event of partial drawings, Wells Fargo Bank, N.A. shall endorse the original of this Letter of Credit and return it to the beneficiary.

This Letter of Credit expires at our above office on January __, 2013. It is a condition of this Letter of Credit that such expiration date shall be deemed automatically extended, without written amendment, for one year periods to January __ in each succeeding calendar year, unless at least sixty (60) days prior to such expiration date we send written notice to you at your address above (or such other address as you may specify in writing) by overnight courier or registered mail that we elect not to extend the expiration date of this Letter of Credit beyond the date specified in such notice. **In no event shall this Letter of Credit be extended beyond November 14, 2024 which will be considered the final expiration date. Any reference to a final expiration date does not imply that we are obligated to extend the expiration date beyond the initial or any extended date thereof.**

Upon our sending you such notice of the non-extension of the expiration date of this Letter of Credit, you may draw under this Letter of Credit, on or before the Expiration Date specified in such notice, by presentation of the following documents to us at our above address, which presentation may be effected by overnight courier:

1. A draft drawn on us at sight marked "Drawn under Wells Fargo Bank, N.A. Standby Letter of Credit No. IS0008110."

2. The original of this Standby Letter of Credit and any amendments thereto.

3. Your signed and dated statement worded as follows (with instructions in brackets therein complied with):

**"The undersigned, an authorized representative of the beneficiary of Wells Fargo Bank, N. A. Letter of Credit No. IS0008110, hereby certifies that it has received notification from Wells Fargo Bank, N.A. that this letter of credit will not be extended past its current expiration date. The undersigned further certifies that (i) as of the date of this statement, it has not received a letter of credit in the form and substance required under that certain Lease dated [insert date] between 680 Folsom Owner LLC and Riverbed Technology, Inc. (as such may be amended, restated or replaced) (the 'Lease") as a replacement; and (ii) RIVERBED TECHNOLOGY, INC. has not been released from its obligations under the Lease to deposit such letter of credit."**

If any instructions accompanying a drawing under this Letter of Credit request that payment is to be made by transfer to an account with us or at another bank, we and/or such other bank may rely on an account number specified in such instructions as that of the beneficiary's without any further validation.

This Letter of Credit is transferable one or more times, but in each instance only to a single transferee and only in the full amount available to be drawn under the Letter of Credit at the time of such transfer. Any such transfer may be effected only through Wells Fargo Bank, N.A. and only upon presentation to us at our office above specified of a duly executed transfer request in the form attached hereto as Exhibit A, with instructions therein in brackets complied with, together with the original of this Letter of Credit and any amendments thereto. Each transfer shall be evidenced by our endorsement on the reverse of the original of this Letter of Credit, and we shall deliver such original to the transferee. The transferee's name shall automatically be substituted for that of the beneficiary wherever such beneficiary's name appears within this Standby Letter of Credit. All charges in connection with any transfer of this Letter of Credit are for the

Page 2 of 5

Each page of this multipage document is an integral part
of this Irrevocable Standby Letter of Credit Number **IS0008110**

Applicant's account, but the payment of any transfer fee will not be a condition to the validity or effectiveness of such transfer.

We hereby engage with you that each draft drawn under and in compliance with the terms and conditions of this Letter of Credit will be duly honored by payment to you of the amount requested if delivered to us on a business day or forwarded to us by overnight courier together with the documents specified in this Letter of Credit at our above office located at One Front Street, 21st Floor MAC A0195 - 212, San Francisco, CA. 94111, Attention: US Trade Services - Standby Letters of Credit on or before the above stated expiry date, or any extended expiry date if applicable. As used herein, the term "business day" means a day on which we are open at our above office to conduct our letter of credit business. Notwithstanding any provision to the contrary in the ISP98 (as hereinafter defined), if the expiration date or the final expiration date is not a business day then such date shall be automatically extended to the next succeeding date which is a business day.

This Irrevocable Standby Letter of Credit sets forth in full the terms of our undertaking. This undertaking is independent of and shall not in any way be modified, amended, amplified or incorporated by reference to any document, contract or agreement referenced herein other than the stipulated ICC rules and governing laws.

Except as otherwise expressly stated herein, this Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, and engages us in accordance therewith.

Very Truly Yours,

**WELLS FARGO BANK, N.A.**

By: ______________________________

*Authorized Signature*

***The original of the Letter of Credit contains an embossed seal over the Authorized Signature.***

Please direct any written correspondence or inquiries regarding this Letter of Credit, always quoting our reference number, to **Wells Fargo Bank, National Association,** Attn: U.S. Standby Trade Services

***at either*** One Front Street
MAC A0195-212,
San Francisco, CA 94111

***or*** 401 Linden Street
MAC D4004-017,
Winston-Salem, NC 27101

Phone inquiries regarding this credit should be directed to our Standby Customer Connection Professionals

1-800-798-2815 Option 1
(Hours of Operation: 8:00 a.m. PT to 5:00 p.m. PT)

1-800-776-3862 Option 2
(Hours of Operation: 8:00 a.m. EST to 5:30 p.m. EST)

Page 3 of 5

Each page of this multipage document is an integral part
of this Irrevocable Standby Letter of Credit Number **IS0008110**

**[NOTE: The following Exhibit A is integral part of Letter of Credit and must be included in form.]**

Exhibit A to Wells Fargo Bank, N.A.
Irrevocable Letter of Credit
No. IS000XXXXX

TO:
WELLS FARGO BANK, N. A.
Northern California Trade Services Division
One Front Street, 21st Floor
San Francisco, California 94111

Date: ______________________

LETTER OF CREDIT INFORMATIONWells Fargo Bank, N. A. Letter of Credit No.: IS000XXXX
For value received, the undersigned beneficiary of the above described Letter of Credit (the "Transferor") hereby irrevocably assigns and transfers all its rights under the Letter of Credit as heretofore and hereafter amended, extended or increased (the "Credit") to the following transferee (the "Transferee"):

**Name of Transferee**

**Address**

By this transfer all of our rights in the Credit are transferred to the Transferee, and the Transferee shall have sole rights as beneficiary under the Credit, including, but not limited to, sole rights relating to any amendments, whether increases or extensions or other amendments, and whether such amendments are now existing or hereafter made.

ADVICE OF FUTURE AMENDMENTS: You are hereby irrevocably instructed to advise future amendment(s) of the Credit to the Transferee without the Transferor's consent or notice to the Transferor.

Enclosed are the original of the Credit and the original of all amendments to this date. Please notify the Transferee of this transfer and of the terms and conditions of the Credit as transferred. This transfer will not become effective until the Transferee is so notified.

Very truly yours,
**[insert name of transferor]**

By: ______________________
Name: ______________________
Title: ______________________

**Signature of Transferor Guaranteed**
**[insert name of bank]**
By: ______________________
Name: ______________________

Page 4 of 5

Each page of this multipage document is an integral part
of this Irrevocable Standby Letter of Credit Number **IS0008110**

Title: ______________________

**[a corporate notary acknowledgement or a certificate of authority with corporate seal is acceptable in lieu of bank guarantee above]**

Page 5 of 5

Each page of this multipage document is an integral part of this Irrevocable Standby Letter of Credit Number **IS0008110**

EXHIBIT F

TENANT COMPETITORS
Cisco
BlueCoat
Juniper
Citrix
SilverPeak
Ipanema
Fortinet
F5
AIO Networks
NetScout
OpNet
Computer Associates
Fluke Networks
StorSimple
Nasuni
Panzura

EXHIBIT G-l
TENANT'S BUILDING SIGNAGE
FOLSOM STREET

# Signage Study

**8' Panel:** Centerline at spandrel panel.

riverbed
MIN. CEILING HEIGHT
CLEAR VIEW
OBSTRUCTED VIEW

**Riverbed 680 Folsom Street**

San Francisco, CA | December 13,2011 | 2

**Gensler**

EXHIBIT G-2
TENANT'S BUILDING SIGNAGE
THIRD STREET

# Signage Study Exhibit G2

**8' Panel:** Align bottom edge of sign panel with lower mullion of spandrel panel, top edge with guardrail, and in the center between two columns.

riverbed

**MIN. CEILING HEIGHT**

**CLEAR VIEW**

**OBSTRUCTED VIEW**

**Riverbed 680 Folsom Street** San Francisco, CA | February 1, 2012 **Gensler**

[redacted]

**8' Panel:** Align bottom edge of sign panel with lower mullion of spandrel panel, top edge with guardrail, and in the center between two columns.

riverbed
MIN. CEILING HEIGHT
CLEAR VIEW
OBSTRUCTED VIEW

**Riverbed 680 Folsom Street**

San Francisco, CA | February 1, 2012|

**Gensler**

EXHIBIT H

MINIMUM BUILDING STANDARDS FOR ALTERATIONS AND TENANT IMPROVEMENTS

[116 pages attached]

# 680 Folsom Street

# Tenant Improvement Minimum Building Standards

680 Folsom Street Issued December 21, 2011

TENANT IMPROVEMENT MINIMUM BUILDING STANDARDS

TABLE OF CONTENTS

TENANT STANDARDS
I. Multi-Tenant Floor Elevator Lobby

II. Multi-Tenant Corridor

III. Multi-Tenant Floor Typical Suite Entry Door and Frame

•	Interior Standards related10 the Building Ceiling and Perimeter
•Perimeter Conditions

VI. Floor Penetrations

VII. HVAC

VIII. Power, Data and Low Voltage Cabling

•	Cover Plates
•Lighting Control

XI. Fire Alarm

XII. Fire Extinguisher Cabinets

XIII. LEED

APPENDIX
A. Mechanical Systems Overview
B. Lighting Control
C. Lighting Fixture Cutsheets
D. Simplex Fire Protection Cutsheets
E. LEED Overview

TENANT IMPROVEMENT MINIMUM BUILDING STANDARDS

**Overview:** The 680 Folsom Tenant Improvement Minimum Building Standards manual is intended to ensure an appropriate level of uniformity for tenant improvements with regards to exterior aesthetic, lighting control, HVAC direct digital controls, fire alarm devices, as well as data and electrical cabling. All standards are Tenant responsibility as part of the Tenant Improvement Project scope unless specifically noted otherwise below or specifically noted otherwise in the Tenant's respective Lease.

## I. Multi-Tenant Floor Elevator Lobby (Installed by Landlord on Multi-Tenant Floors)

A. Description of Finishes:

1. Walls: The walls in the elevator lobby are painted gypsum boards with reveals.
2. Floor and Base: Black Diamond Granite Antigua Finished (flamed and lightly brushed). The stone base is 3-inch set flush with the painted gypsum board.
3. Ceiling: painted gypsum board with a gypsum board light cove.
4. Elevator Doors: Painted
5. Elevator Jambs: Stainless Steel
6. Entrance Doors and Frames: Painted hollow metal

Elevator Lobby Reflected Ceiling Plan

Elevator Lobby Floor Pattern

Issued December 21, 2011

680 Folsom Street 1

TENANT IMPROVEMENT MINIMUM BUILDING STANDARDS

A
B
C

Elevator Lobby Elevation

A
A

Elevator Lobby Elevation

## II. Multi-Tenant Corridor (Installed by Landlord on Multi-Tenant Floors)

A. Finishes: The finishes listed help to contribute to the LEED rating of this building.
   1. Manufacturer: Shaw contract Group
      Style Name: Opulence EW24 Carpet Tile
      Style Number: 59418
      Color Name: Sophisticate
      Color Number: 17560
      Nylon: Eco Solution
      Backing: Eco Worx
      Remarks: Monolithic Installation to be laid in the plan east-west direction at 680 Folsom

   2. Wall base: 4" Rubber wall base.
      Straight base at carpet
      Manufacturer: Roppe
      Color: P161 Snow (White to Match Wall)

   3. Paint: Benjamin Moore White Diamond 212-60

B. Exit Signs
   1. Manufacturer: Dual Lite LE Series, LE-R-N-E-I--FAP
      Lamps: LED

Issued December 21, 2011

680 Folsom Street 2

TENANT IMPROVEMENT MINIMUM BUILDING STANDARDS

Watts:3.6
Volts: UNIV

A. Type and Finish: Painted wood frame with painted wood door and clear glass sidelight. Hardware and finish: Schlage L9080P615; Finish 630

FACTORY SPRAY FINISHED WOOD DOOR AND SIDELIGHT FRAMES
FACTORY SPRAY FINISHED SOLID CORE 1-3/4" THK. WOOD DOOR
1/2" THK. CLEAR TEMPERED GLASS
9'-6"
3'-0"
2'-0"

Suite Entry Door

1/2" THK. CLR. TEMPERED GLASS
CLEAR ANODIZED ALUM. GLAZING CHANNEL
2C SECTION AT SIDELIGHT
2B SECTION AT DOOR
2A PLAN AT DOOR AND SIDELIGHT
4"
36"
24"

Details of Entry Door and Frame

Issued December 21, 2011

680 Folsom Street

3

TENANT IMPROVEMENT MINIMUM BUILDING STANDARDS

B. Tenant Office Areas Floor and Wall Finishes:

1. Carpet to be selected by Tenant.
2. Wall base: 4" Roppe Rubber wall base or approved equal. Color selected by Tenant.
3. Linoleum Flooring Marmoleum by Forbo or approved equal. Color to be selected by Tenant.
4. Paint: Benjamin Moore or approved equal. One (1) coat primer, two (2) coats washable latex (eggshell finish) color to be selected by Tenant.
5. Exit Signs
   Manufacturer: Dual Lite LE Series, LE-R-N-E-I--FAP
   Lamps: LED
   Watts:3.6
   Volts: UNIV

## IV. Interior Standards related to the Building Ceiling and Perimeter

A. Ceiling at Building Perimeter: In order to maintain a consistent exterior aesthetic, Tenant shall install ceiling tile, grid, HVAC diffusers and lighting at the perimeter areas of the building as described in this section.

A9 1.4 TYP
FL

19'-10" Minimum Depth of Tenant Standard Ceiling

**Enlargement of 2x 2 ceiling lights showing tenant standard fixture and spacing**

Issued December 21, 2011

680 Folsom Street

4

TENANT IMPROVEMENT MINIMUM BUILDING STANDARDS

1.     Ceiling Grid
a. Suspension System: "Silhouette XL" (Armstrong World Industries) or approved equal. 9/16 in. bolt slot system with 1/2 in. reveals. Material to contain 25% recycled content. Integrate assembly with "Seismic Rx Suspension System, ICC Report ESR-1308" (Armstrong World Industries). Provide Armstrong's BERC2 clip where grid is not attached to the wall. The ceiling system at the building perimeter must be 11' above the floor for levels two and above.

2.     Ceiling Tile
a. Acoustical Ceiling Tile: "No. 1912, Ultima Beveled Tegular" (Armstrong World Industries) or approved equal. 2 ft. by 2 ft. by % in. thick. Material to contain at least 2% post-consumer recycled content and 68% pre-consumer recycled content. NRC: 0.70; CAC: 35: Class A Fire Resistant; Light Reflectance: .90.
B.     Fixtures and Devices within Ceiling Perimeter:
1. Lighting Fixture
a.     2x2 Recessed Fixture Mfg: ALTER High Efficiency OCVYA 20GHSED20GS2PFFTOP224 OR 334 (See Appendix C for cutsheet on this fixture) or approved equal

2. Sprinkler Heads: Fully recessed sprinkler with flush white cap

3. Air Outlets:

a.     Supply Air Outlets:
i.     New air outlets shall be 24" by 24" perforated drop face ceiling diffusers with round neck Titus PSS-DF or approved equal for building standard tee ceiling system.
ii     Wall mounted shall be Titus 300 RL Series or approved equal.
iii,     Duct mounted exposed shall be Titus S300 Series, double deflection, or approved equal.
iv,     Interior of diffuser 10 be black.
v.     Auditorium supply air outlets shall be Seiho Model NT or approved equai.
b. Return Air Outlets:
i.     New return air outlets shall be 24" by 24" perforated drop face ceiling grille with 22" by 22" neck Titus PXP-DF tee ceiling system or approved equal.
ii.     New linear slot diffusers shall be Titus FlowBar with l' slot or approved equal.
iii.     New and reused perforated face grilles shall be provided with flex duct.
iv.     Duct mounted exposed shall be Titus S300 Series, double deflection, or approved equal.
v.    Interior of diffuser to be black.

TENANT IMPROVEMENT MINIMUM BUILDING STANDARDS

## V. Perimeter Conditions

A. Exterior Face of Columns (Installed by Landlord as part of Core & Shell): The exterior face of the columns (facing the glass) will be constructed of MDF and color shall match: PT-2 grey ICI Paints Masterpalette Mansard Stone 30YY 201029 order# A1832.

EXTERIOR FACING COLUMNS TYP.

**Typical Floor Plan showing exterior facing columns**

B. Perimeter Column Enclosures: All perimeter columns shall be encased as shown below.When tenant installs an infill between column and mullion shall be painted P-2 (gypsum board and taping installed by Landlord as part of Core & Shell).

2'-0"
⅝ GB.
⅝ GB. PT-1 (CORE&SHELL)
RESILIENT CHANNEL WITH SHIM
(E) CONCRETE ENCASED COLUMN OR (N) STL. COLUMN WITH APPLIED FIRE-PROOFING, DIMENSIONS VARY
LINE OF EXTRUDED ALUM. SILL EXTENSION
CLOSURE PLATE BELOW
VOF, PT-2
3/8" SELANT JOINT
FILLER PANEL BY TENANT PAINTED PT-2
1'-0"
1'-0"

**Perimeter Column Enclosure**

Issued December 21, 2011

680 Folsom Street

6

TENANT IMPROVEMENT MINIMUM BUILDING STANDARDS

C. Partitions at Perimeter: Any partitions that abut the window wall shall be aligned with mullions as shown below. Partitions must be perpendicular for a distance of ten feet (6'-0") prior to turning. i.e. no "dog legs" within 6' of perimeter.

PARTITION BY TENANT.
LINE OF EXTRUDED ALUM. SILL EXTENSION
3/8"SELANT JOINT
FILLER PANEL BY TENANT PAINTED PT-2
1'-0"
7"
9"

Tenant Standard Partitions at window mullion

D. Perimeter shade pocket and shade type

1. Vision shades: Tenant shall install vision shades exterior facing shade color shall be Mecho Shade 6216 Slate; Openess shall be selected by tenant. Bottom of vision shade housing to align with top of typical window mullion. All shades shall be 58 ½" wide.
2. If "black out" shades are required, they must be installed in front of building standard Vision Shades. Vision shades and black-out shades shall be operated together i.e. black out shades are never to be visible from exterior.
3. Tenant shall provide and install the shade pocket as shown below:

Issued December 21, 2011

680 Folsom Street 7

TENANT IMPROVEMENT MINIMUM BUILDING STANDARDS

WINDOW SHADE AND HOUSING
CEILING TEE "BEAM END RETAINING CLIP" BY TENANT
CEILING TILE BY TENANT
CEILING TRIM BY TENANT
COLUMN BEYOND
MULLION BEYOND
GLAZING
ALUM. GUARDRAIL, FIN-2
EXTRUDED ALUM. SILL EXTENSION, FIN-2
1/2" MDF BOARD
T.O. CONC. SLAB TYPICAL LEVEL

Perimeter Shade Pocket Detail

VI. **Floor Penetrations**
Tenant shall provide drawings to the Landlord's consultant to review extent, and size of floor penetrations. All penetrations must have prior approval of Landlord before proceeding with this work.

VII. **HVAC:**
Tenants shall comply with the HVAC standards included in Appendix A.

Issued December 21, 2011

680 Folsom Street 8

TENANT IMPROVEMENT MINIMUM BUILDING STANDARDS

VIII.     Power, Data and low Voltage Cabling
All ceiling hung conduit, raceways, cable, and cable tray shall be run parallel or at right angles to exterior walls.

Where full drop ceiling conditions exist or are planned: Power shall be run in MC cable or EMT conduit. Data and telecommunications can be supported by "J" hooks, cable tray, or EMT conduit.

Where open ceiling or partial 'cloud" drop ceiling conditions exist or are planned: Power shall be run in EMT conduit. Data and telecommunications shall be run in EMT conduit (except for within a Tenant's own premises when "J" hooks or cable trays are also acceptable.). In situations where the space below the Premises is vacant, assume an open ceiling will be used in that area.

IX. Cover Plates
Leviton Decora, "white"; switches to be rocker type.

X. Lighting Control
680 Folsom utilizes the Adura Lighting Control System for lighting control of all common areas which includes a lighting control backbone for Tenant to tie into. Tenants may use the Adura Lighting Control System or elect to use an alternate lighting control system but will be required to interface with the base building lighting control system as shown in the Appendix 8. Tenant lighting control must meet Hie 24 as well as the requirements for the PG&E Demand Response program.

Included In Appendix 8 are examples of wiring diagrams for the various control scenarios, single line diagrams for the Adura Lighting Control System as well as interface between Adura and other lighting control systems, hypothetical lighting control RCP meeting the PG&E Demand Response requirements, hypothetical lighting control RCP meeting Title 24, and cut sheet for the various Adura components

XI. Fire alarm
680 Folsom utilizes a Simplex fire alarm system. Improvement Projects are included in the Appendix D

XII. Fire Extinguisher Cabinet
Larsen's Occult Series Fire Extinguisher Cabinet or approved equal, Model 0-2409 Solid Finish: Stainless Steel or Factory Painted, color to be selected by Tenant. Style: Fully Recessed

XIII. LEED
680 Folsom is pursuing LEED Core & Shell 2.0 certification at the Gold level. The credit summary for the points being pursued are included in Appendix E for reference.

APPENDIX

A. Mechanical Systems Overview
B. Lighting Control
C. Lighting Fixture Cutsheets
D. Simplex Fire Protection Cutsheets
E. LEED Overview

Mechanical System Narrative

Appendix A: Mechanical System Narrative
680 FOLSOM TI STANDARDS

HVAC

PART 1 -GENERAL

1.1     DESCRIPTION
A.     The following is a summary of the scope of work for the Mechanical Design/Build Subcontractor, from hereon referred to as the Subcontractor.
B.     Wherever possible all items of equipment shall be Energy Star labeled. If items are not Energy Star labeled provide evidence that such items are not available.

1.2     SUMMARY
A.     Provide engineering, labor, materials, and accessories required to install, test and place into operation the healing, ventilating, air conditioning systems. Labor, materials, or accessories not specifically called for in the Contract Documents, but required to provide complete, operating mechanical systems shall be provided without additional cost to the Owner.
B.     Determine, coordinate, and incorporate the design and construction requirements of the Architect, Structural Engineer, Foodservice Consultant, General Contractor, other Subcontractors, and the base building owners and engineering staff.
C.     Scope of HVAC work for tenant shall include necessary demolition and alteration or the existing base building systems and equipment as required and additions and improvements to comply with the scope of the Design/Build Tenant Improvements. However, minimum scope of work shall include functions outlined below and on the associated HVAC sketch plans.

1.     Design and Drawings: Calculate HVAC loads and prepare new design drawings based upon proposed tenant layout.

2.     Use available air and water flow quantities as indicated on the base building system drawings.

3.     Provide copy of professional engineer licensed in California. Stamped plans to Landlord for review and approval.

4.     Obtain building permit for construction for same approved scope of work.

5.     Coordinate demolition Dr alteration of existing base building systems with Landlord and/or Chief Engineer (or designee) to maintain integrity of bUilding systems.
•Costs for repair of damage to building systems and unauthorized interruption of building services shall be charged to Tenant Contractor as applicable.
•Contact Chief Engineer or designee to examine parts before disposal.
•Demolish and remove from premises items not to be reused in new design.
•Prior to the demolition of any wall, which contains an existing thermostat, contact the Chief Engineer for the procedure to safe-off thermostat and associated wiring.

6.     Reroute existinq and provide new duct runs as required for Project.

7.     Provide acoustically lined transfer air duct boot with ends turned up to create proper return air path in areas enclosed by full height (slab to slab) walls. Transfer air boot shall be sized at no more than 500 FPM air velocity.

8.     Add new heating water piping as needed to serve Tenant space.

9.     Extend existing condenser water piping as needed to serve Tenant space. Extend new condenser water piping and install isolation valves in manner that allows dedicated shutdown without the interruption of existing tenants.

10.     Add, relocate and remove air outlets.

11.     Provide new thermostats and controls as required to meet current building shell and core standards.

12.     Provide new VAV boxes and additional HVAC zones as necessary to complete with heating water reheat coil and necessary controls.

a.     HVAC zones are not to be split between two suites.

13.     Adjust and balance air and water system to obtain designed performance and provide independent written report.

a.     Submit copy of field hand written report to Landlord and Engineering Department prior to technician leaving premises after conducting balance.

14.     Odor producing activities including but not limited to photo processing, printing, copying, or food preparation (other than coffee stations and microwave ovens) shall have adequate ventilation and exhaust to prohibit odors or elevated levels of contaminants from entering other tenant spaces, public spaces, non-public spaces, and adjacent properties.

a.    Stub-outs from toilet exhaust system provided with base building may be used.
b.     Additional ventilation, exhaust and pollution control equipment may be necessary.
c.    Exhaust from tenant space terminating to outside of building shall be approved by Landlord. Plans showing complete exhaust duct routing and termination point shall be submitted to Landlord office for approval.

1.3     QUALITY ASSURANCE
A     Comply with the current applicable codes, ordinances, and regulations of the authority or authorities having jurisdiction, the rules, regulations and requirements of the utility companies serving the project and the Owner's insurance underwriter.
B.     All equipment and installations shall meet or exceed minimum requirements of AGA, ANSI, ARI, ASA, ASHRAE, ASTM, AWWA, CTI, FM. NEBB. NEMA, NFPA, OSHA, SMACNA, UL, and the State Fire Marshal.
C.     Equipment shall be certified for use in the State of the project and shall meet or exceed the requirements of the State energy code.

1.4     SUBMITTALS
A.     Proposal Submittal:

1	Pricing breakdown in accordance with the Invitation to Bid.
2Written technical description of the proposed systems broken down into the follOWing categories:
a.     Heat Pump Air handling units.
•Exhaust and supply fans.
•Ductwork and VAV boxes.
•Air inlets and outlets.
•Pipe systems.
•Water treatment system for condenser water.
•HVACtestandbalancingwork.
•BEMS and controls additions.

3.     Voluntary alternates to the base proposal may be presented, at the Subcontractor's option. All such alternates shall include a description of the item benefits obtained by the Tenant and associated add or deduct cost. Creafivity and ingenuity are encouraged in this regard; however, the impact imposed on the building's architecture and structure systems should be considered.

B.     Design Phase:
1Coordinate with the Architect, Tenant and Building Owner to develop the final design concepts.
2Prepare 100% Design Development documents and preliminary specification for review and approval clearly identifying the equipment and systems proposed for the final design.
3Respond in writing to review of engineering documents made by Architect.

C.     ConstructiOn Documents:

1.     Prepare and submit 50% CD engineering plans, specifications, and calculations for the project for review.

2.     Respond in writing to review of engineering documents made by Architect.

3.     Final 1OOO/OCD documents shall be submitted for final review.

4.     Respond in writing to review of engineering documents made by Architect.

5.     Upon acceptance of the 100%CD documents, provide Permit documents signed, and sealed by a Professional Engineer registered in the Slate of the project compiete with all Regulatory forms and documentation for filing of the plans with the BUilding Department Engineering work shall be in accordance with all laws and regulations applying thereto.

6.     Construction Drawings shall include but not be limited to:
•Legend and Abbreviations.
•Energy Code Compliance Forms.
•Equipment Schedules.
•Air and Water Riser Diagrams.
•Ductwork and Piping Plans.
•Details and Diagrams.

1.5     DESIGN REQUIREMENTS
A.     The design criteria and performance requirements reflect the Tenants development requirements. The ideas presented have been integrated with the building's architecture and structure to form a total design concept. The Design/Build proposals shall conform to the mechanical criteria and the architectural and structural drawings. These documents are not intended to inhibit the participating teams from submitting alternate concepts or designs, which could be at variance with the information provided.
B.     The mechanical system design and installation shall conform to the building architecture and structural systems. Any proposed deviations from these documents due to the design or installation of the mechanical system shall be in the form of a written request to the Contractor. Requests for deviations shall be documented with reasons for the request, benefits obtained by the Tenant, impact on other associated design or construction trades, and estimated additive or deductive cost impact on all construction trades. The Subcontractor shall install the work within the initial space accommodations or make other provisions at no additional cost to the Tenant or Contractor and maintain the initial architectural and structural integrity.
C.     If conflict arises between the specifications or codes or ordinances, immediately notify the Contractor. Do not deviate from the Drawings and Specifications or install work which may be in conflict with codes and ordinances until the conflict is resolved and the solution is reviewed by the Architect.
D.     The Architect and Tenant will have the final decision with respect to system concepts, spatial, and visual coordination and acceptance of proposed products and materials.
E.     The Architect will act on the Tenant's behalf as advisors on technical matters of interest to the Tenant. The Architect's involvement on this project shall not alleviate the statutory and professional reqUirements or obligations of the Subcontractor who is to be the Professional Engineer of Record. The review of design or installation shall not reduce or diminish the obligation, responsibility or liability of the Subcontractor or their professional consultants.
F.     The Subcontractor shall accept direction through the Contractor with respect to performance of its contractual obligations. A schedule of meetings will be developed which will require representation from all team members. The Subcontractor shall have a designated project representative and a back-up representative, either or both of whom shall attend all meetings.
G.     The Subcontractor shall meet with members of local regulatory authorities, utility companies and municipal service boards to coordinate their requirements with the project design and construction.
H.     The Subcontractor or their professional consultants shall be required to carry, as Engineer of Record, professional liability insurance (errors and omissions), of polley value of $1,000,000 minimum, $50,000 maximum deductible. The Subcontractor shall furnish evidence of professional liabiliiy coverage to the Tenant for review and acceptance.
I.     The Architect shall review and comment on the Mechanical and Fire Protection design documents. The review shall be in the form of comments, which shall be considered either as interpretations of the original Design/Build proposal or clarification of the Intent of the scope of work. The Subcontractor shall respond to these review comments with wrillen acceptance or rejection of each comment. Neither the Architect or their consultants accept responsibility for the technical design of the project.
J.     All required equipment shall be seismically restrained as required by code. Seismic restraint calculations shall be performed and sealed by a structural engineer licensed in the State of the project and incorporated into the Subcontractor's design and installation.

1.6     GUARANTEE
A.     Submit a single guarantee stating that all portions of the work are in accordance with contract requirements. Guarantee all work against faulty and improper material and workmanship for a period of one (1) year from Tenant's acceptance, except where guarantees or warranties for longer terms are specified, such longer term to apply. Within 24 hours after notification, correct any deficiencies which occur during the guarantee period at no additional cost 10the Tenant, to the satisfaction of the Tenant and Architect. Obtain similar guarantees from sub-subcontractors, manufacturers, suppliers and sub-trade specialists.

1.7     SYSTEM DESCRIPTION
A.     Central System: The main system at 680 Folsom consists of central chillers and VAV fan rooms with chilled water coils. Duct risers and sheet metal duct mains are provided on each floor. Bottom of duct mains is at 11 ft 7 inches. A central boiler system provides heating hot water for space heating in tenant-provided VAV boxes. Hot water risers are provided in two locations, and stub-outs are provided on each floor.

1.8     DESIGN PARAMETERS
A.     The following are design temperatures upon which the shell and core HVAC system was designed. Tenant systems shall be designed in a manner that is compatible with shell and core systems.

Design Parameters
Outside air drybulb temperature	79F cooling/ 63F heating
Inside air drybulb temperature lnterior spaces	74F cooling/ 70F heating
Cooling design	55F entering zone
Reset Temperature	62F
Design hot water temperature	180F supply/ 150F return
Design condenser water temperature	78F supply/ 88F return
Lighting	1.0 watts/occupied sq ft
Other electrical	2.0 watts/occupied sq ft
People density	100 sq ft per person
Outside air rate	15 cfm per person
B. The following design parameters shall be used for heating and cooling loads.
1.     Heat Transfer Conductances of Building Envelope (Btu/ft'/hr/F).

Component	Winter	Summer
Exterior wails	0.1	0.1
Roof	0.13	0.13
Glass type 1 _1" Floor Storefront Lobby (SHC =0.49)	0.96	0.87
Glass type 2 Typical floor 2nd through 14th (SHe =0.32)	0.29	0.25

C.     Aux Tower Systems: The auxiliary cooling system consists of a closed circuit tower and variable speed pumps. Building has a 300-ton fluid cooler installed with space for another 300 ton future fluid cooler. There are two risers that are full line size from the roof to first floor at 8 inches each. Floor taps are 2.5 inches on each riser, and tenant can provide hot taps to 4 inches. 2.5-inch taps are sized for 30 tons at 88°FI78"F. 4-inch taps can handle up to 80 tons. All tenant auxiliary condenser water requests are to be approved by Owner's engineer.

D.     Exhaust Svstems: Each floor has two stub outs for additional exhaust air on each of the floor exhaust risers. Each stub out is sized for 300 cfm of future tenant exhaust. Each floor also has electrical room exhaust for each of the two electrical closets. The return air is non-dueted, and the plenum is used as the return air.

1.9     ZONING

A     All areas of the building shall be zoned as required to prevent non-uniform temperatures in a space due to variable heat gain from outdoor exposure, variation in people density, etc. Each zone shall have its own thermostat and terminal unit. The following zoning criteria shall be followed:

1.     Exterior and interior spaces shall be separately zoned.

2.     Spaces with different exposures shall be separately zoned.

3.     All enclosed corner rooms shall be separately zoned.

4.     Rooms shall be grouped onto the same zone only if space functions are similar.

5.     Rooms shall be supplied by only one zone.

6.     Each conference room shall be separately zoned.

7.     No more than 3 meeting rooms (each with 4 persons or less) shall be served by a single zone.

8.     No more than 4 private exterior offices Shallbe served by a single zone.

9.     No more than 5 private interior offices shall be served by a single zone.

10.     Private offices shall be zoned separately from open offices.

11.     Copy/coffee kitchenette area shall be served by separate zones.

12.     Corridors, storage, and non-critical spaces may be served by any adjacent zone.

13.     No zone shall serve more than approximately 2500 square feet of conditioned space (excluding non-critical spaces such as corridors and storage rooms)

B.     VAV Box Type

1.     The following are tenant standards and shall be followed unless permission is given otherwise by the Owner.
2.     Exterior zones.
a.     VAV Reheat Boxes with 2-row reheat coils.
3.     Interior zones.
a.     Cooling-Only VAV Boxes.
4.     Conference rooms and other densely occupied zones subject to C02 demand control ventilation: VAV Reheat Boxes with 2-row reheat coils to suit the heating requirement

C.     VAV Box Setpoints.
1.     Maximum primary airflow setpoints shall be determined from cooling load calculations. Note: Interior zones shall be sized for the fully reset supply air temperature (see interior zone supply air temperature above) so that they are not under-cooled in winter operation.

2.     Minimum primary airflow setpoints shall be the largest of the following:
a.     Cooling-Only Boxes.
1) 0 cfm (based on usage described under VAV Box Type above, ventilation minimums are not required for these boxes.
b.     VAV Reheat Boxes.
1) 15 cfm/person.
2) 0.15 cfm/ft'.
3.     Heating maximum airflow setpoint shall be the largest of the following:
a.Minimum airflow setpoint as determined above.

b.30% of the zone maximum cooling airfiow rate.
c.As required to provide gO°F to the space at design steady-state heating load but no larger than 50% of the maximum cooling air flow.

4.     Select boxes to meet noise criteria and for no greater than 0.5 inches total pressure drop (total pressure drop is static pressure drop plus velocity pressure drop).
a.     The following are suggested maximum primary air flow rates (cfm) for each box size (based on Titus. NC 30, 0.5" ATP).

Inlet size	Cooling Only & Fan-Powered	Reheat (2-row)
6"	415	370
8"	785	655
10"	1200	980
12"	1500	1380
14"	2325	1920
16"	3000	2400

D.     Auxiliary Cooling.
1Use of condenser water system requires approval by bUilding management. Supplemental units are subject to monthly charges for electrical, water, and chemical treatment consumption. The condenser water flow and energy (BTU) serving the supplemental units shall be metered.
2Flowlenergy meters shall be provided with pulse and dry contact output for BEMS recording with integral CD for energy total.
3Refer to Section 22 J for flow and energy meters.
4Provide hydronic heat pumps or water-cooled AC units connected to the condenser water system in the following cases:
a.     For spaces requiring air conditioning during hours other than normal offices hours (e.g. 24-hour computer rooms).
b.     If floor cooling loads exceed the maximum VAV system design capacity, auxiliary water-cooled AC units or heat pumps shall be provided to supplement the AC units if average internal ioads on AC unit exceed the loads generated from the following base building design parameters. Cooling load calculations shall be provided to the Building Owner to verify base building VAV system capacity is adequate to meet tenant design loads.
1)     Occupancy: 100 sq ftIperson.
2)     Office equipment: 2.0 wlsq fl.
3)     Lights: 1.0 w/sq ft, 25% to return air plenum.
5.     load shall not exceed 25 tons in the area served by each AC unit without approval of Owner.
E.     Maintenance Access.

1.     Space shall be provided around all equipment for routine maintenance and inspection in strict accordance with recommendations of the manufacturer. Where these requirements are not met, equipment shall be relocated at no cost to the Tenant prior to system acceptance.

2.     VAV boxes and AC units/heat pumps.
a. Equipment shall be located where readily accessed for maintenance , not over light fixtures, ceiling height partitions, or large, difficult-to-move furniture such as cabinets and desks. Where possible, locate in corridors or over entry doors to rooms where it is assured no furniture will be located below.
b. Do not locate over inaccessible ceilings unless there are no practical options. If required, access doors shall be provided to allow for complete and ready access to filters, valves, and all components requiring routine maintenance.
c. Service and maintenance access and access doors shall not be blocked by conduit, sprinkler lines, cable trays, ceiling hangers, etc.

3.     Installations of new equipment shall be reviewed and approved by Building Engineer prior to closing up ceilings.

F.     Air System Design.
1.     Supply ductwork upstream of VAV boxes:
a.All taps into duct main to VAV boxes shall be conical or 45".

b.No flexible duct is allowed upstream of VAV boxes.
c.Duct sizing for duct from taps of mains to VAV boxes shall be as follows:

1)     For runs less than 15 equivalent feet in length, ducts shall be the VAV box inlet size.
2)     For longer runs, ducts shall be sized at no more than 0.25" per 100 feet friction rate. Where duct to VAV box is target than VAV inlet, provide sheet metal taper at inlet with maximum 150 angle, minimum 18" long.
2.     Ductwork downstream of VAV boxes and heat pumps and all return air and exhaust air ducts:
a. Flexible duct shall be limited to 7 feet in length.
b.     Duct sizing.
1)     Sheet metal ducts shall be sized for average friction rates below 0.1" per 100 feet.
2)     Lined ducts and flex ducts shall be sized for no more than an equivalent of 0.08" per 100 feet friction rate (i.e., seleel size assuming a smooth duct using a ductiiator at 0.08"/100 It; actual pressure drop will be higher due to roughness.)
3.    Air outlet balancing shall be through volume dampers located at the upstream end of the flex duct connection to the outlet or duct/plenum tap or at spin-ins at VAV box plenum. Where dampers are inaccessible, such as at drywall ceilings, use remote control devices (e.g. Young's Regulator). Access doors shall not be used for access to balancing dampers.
4.    Diffusers and retum air grilles.
a.     Perimeter zones.
1) Either perforated face or flow bar along perimeter where there are ceilings.
2)Duct-mounted double deflection tor perimeter zones with no ceilings.
b.     Interior zones.
1) Perforated face where there are ceilings.
2) Duct-mounted double deflection Dr wall mounted for interior zones with no ceilings.
3) No return or makeup air grille or transfer duct or other than normal door undercut is required for the following rooms with supply air rates less than that indicated:
4) Rooms with full height walls or drywall ceilings: 75 cfm.
5) Rooms with tee-bar ceilings and non-full height walls: 50 elm per door plus 0.15 cfm/ft'.
5.     Return air throuqh full height (slab-to-slab) partitions. Transfer ducts shall be provided to ensure return air paths remain open from each space to the main return air shafts.
a.Acoustical partitions: Provide lined transfer ducts or boots.
b.Rated corridors: Extend return air duel over corridor without openings so no fire/smoke dampers are required.
c.Velocity through unducted plenum return/transfer eiements shall not exceed 500 fpm.

G.     Hydronic System Design.
1.     Hot water system.
a.Heating water risers with valved stubs for tenant connection are located at each mechanical shaft.
b.Hot water system shall be variable flow using two-way modulating control valves. Three-way valves are not desired nor allowed.
c.Reheat coils flow rates shall be selected based on design temperatures above.

2.     Condenser water system.
a.Condenser water risers with valved stubs for tenant connection are located at each mechanical shaft
b.Condenser water systems shall be variable flow using two-way two-position auto-isolation valves factory mounted in AC units.
c.Condenser water flow rates shall be selected based on design temperatures above with available differeniial pressures to be confirmed with the Building Engineer.

3.     Piping shall be sized as follows:

Size	Max GPM
1/2"	1.5
3/4"	4.6
1"	8.9
1-1/4"	15
1-1/2"	24
2	51

4.     Routing.
a.Piping shall not be run over server rooms, telecomm rooms, etc. where leaks can damage electronic equipment.
b.Piping shall not be run through electrical rooms even where above ceilings.
c.Piping shall not block service access or electricai clearances to equipment and shall not run under equipment.
5.     Flexible hose kits shall be used on water-cooled AC units/heat pumps for vibration isolation. Hose kits are not allowed on hot water coil connections.

Appendix A: Mechanical System Narrative

6. Piping details shall be as shown in figures below unless otherwise authorized by Owner.

a. HW reheat coil piping:

2-WAY CONTROL VALVE
PETES PLUG – TYP
CALIBRATED BALANCE VALVE
HWR
HWS
HW COIL
BALL VALVE
DRAIN BALL VALVE WITH HOSE CONNECTION – TYP

b. AC unit/heat pump piping:

GRISWOLD OR EQUAL AUTO FLOW CONTROL VALVE, 2-32 PSI RANGE
BRAIDED STAINLESS STEEL HOSE – TYP
SLOW CLOSING HEAD PRESSURE CONTROL OR AUTO-ISOLATION VALVE – FACTORY INSTALLED
BALL VALVE – TYP
CWR
CWS
PETES PLUG
STRAINER W/H.B.
OVERFLOW PAN DRAIN (WHERE REQ'D) – DAYLIGHT OVER SINK OR OTHER APPROVED LOCATION
CONDENSATE DRAIN WITH TRAP TO APPROVED RECEPTOR BY P.C.

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Appendix A: Mechanical System Narrative

H. Digital Controls.

1. All building automation systems shall be Automated Logic Corp. to match operations and graphic interface of existing building. The following contractors are approved ALC installers:

   Sunbelt Controls
   1133 Aladdin Avenue San Leandro, CA 94577 (510) 346-4300

2. Minimum control points shall be as indicated in the following schematics:

   a. VAV cooling only box:

SETPOINT ADJ/OVERRIDE ONLY AT SELECTED ZONES – SEE SPECS
ZONE THERMOSTAT
TS
M
AFS
SUPPLY AIRFLOW
DAMPER POSITION
ZONE SETPT ADJ.
LOCAL OVERRIDE
ZONE TEMP

HVAC-12

Page 12 of 30

Appendix A: Mechanical System Narrative

b. VAV reheat box:

SETPOINT ADJ/OVERRIDE ONLY AT SELECTED ZONES — SEE SPECS
ZONE THERMOSTAT
TS
M
AFS
SUPPLY AIRFLOW
DAMPER POSITION
ZONE SETPT ADJ.
LOCAL OVERRIDE
ZONE TEMP

1) A $CO_2$ sensor shall be installed and connected to VAV box controller for demand controlled ventilation in all rooms with occupancy 25 people or more per 1000 ft² (40 ft² per person) except rooms with 6 or fewer people.

c. Hydronic heat pump or AC unit:

D
X
CS
SD
TS
SEE DIV 28 DWGS FOR SMOKE DETECTOR
WIRING
ZONE TEMP SENSOR
TS
COOL 1
HEAT 1
FAN
COOL HEAT START FAN
FAN STATUS
SUPPLY AIR TEMP
ZONE TEMP

HVAC-13

Page 13 of 30

3.	Temperature sensors shall have:

a.	Communications port for field service.

b.	No temperature display, no local control in public areas and open offices.

c.	LCD temperature display, setpoint adjustment, and override button in conference rooms, private offices, and suite entry lobby (for off-hour override).

4.	Tenant controls shall use the building standard control sequences unless approved otherwise by the Building Owner.

1.10	SUBMITTALS

A.	Prior to commencing work, mechanical contractor shall assist General Contractor in submitting to Landlord required documentation including the following:

1.	Landlord approved construction documents.

2.	Construction permit.

3.	Include City and Fire Department variations granted for Project.

B.	Mechanical contractor shall submit a written request and schedule for disruptions to buildings services no less than 72 hours in advance.

C.
Contractor shall review equipment and material submittals prepared by suppliers, verify compliance with Construction Standards, mark copies as acceptable, and submit to Architect. After Architect's approval, submit three (3) sets of approved documents to Landlord and Engineering Department. Also provide one disk with word searchable (not scanned) copies of approved submittals in Adobe Acrobat pdf format.

D.	Project Closeout Submittals: Prior to Landlord final inspection and acceptance of construction, Contractor shall be required to provide following documentation to Landlord.

1.	Two complete sets of operating, maintenance and installation manuals and one disk with word searchable (not scanned) copies of manuals in Adobe Acrobat pdf format.

2.
One set of complete, as-built (and CD with latest CAD version and pdf version) drawings including control and wiring diagram: Drawings shall contain key map of floor with tenant location and summary of CFM and GPM used from base building systems.

3.	Two (2) bound and one (1) pdf copy of air and water balance reports approved and stamped by Mechanical Engineers. Balance reports shall include:

a.	Variable air volume box address for reference.

b.	Detailed readings for each outlet for each VAV balanced including design and actual readings (both minimum and maximum).

c.	The size and flow coefficient of each VAV box. Supply and return water temperatures and flow rates.

d.	Where applicable, heating hot water flow and discharge air temperature at maximum heating.

e.	Floor plan of space balanced showing box and outlet locations.

4.	All equipment including, but not limited to, heat pumps, VAV boxes, exhaust fans, etc. shall be tagged consistent with existing equipment tag system.
PART 2PRODUCTS

2.1	EQUIPMENT AND MATERIALS

A.	Provide products and materials that are new, clean, free of defects, and free of damage and corrosion.

B.
If products and materials are specified or indicated herein for a specific item or system, use those products or materials as representative of quality implied and desired. If products and materials are not listed in either of the above, use first class, high quality, best available current technology products and materials, subject to review and acceptance by the Architect and Tenant.

C.
Ship, store, and install products and materials in a manner which will protect them from physical damage, water damage, weather and entry of debris. If items are damaged in the opinion of the Architect, take immediate steps to obtain replacement or repair.

D.	Products and materials shall not contain asbestos, PCB, or any other material which is considered hazardous by the Department of Environmental Protection or any other authority having jurisdiction.

E.	Statically and dynamically balance rotating equipment for minimum vibration and lowest operating noise level.

F.	Provide name/data plates on major components of equipment with manufacturer's name, model number, serial number, capacity data and electrical characteristics attached in a conspicuous place.

G.	Install materials and equipment with qualified trades people.

H.	Maintain uniformity of manufacturer for equipment used in similar applications and sizes.

I.	Install floor mounted equipment on a 4 inch high concrete pad. Concrete work to be provided by another trade. Coordinate size and location with actual equipment used and accepted layout shop drawings.

J.
Secure equipment with bolts, washers and locknuts of ample size to support equipment. Embedded anchor bolts to have bottom plate and pipe sleeves. Grout machinery set in concrete under the entire bearing surface. After grout has set, remove wedges, shims and jack bolts and fill space with grout.

K.
Locate valves, traps, damper operators, dielectric unions, access doors, etc. to be easily accessible, either in mechanical spaces or through access panels specified. Obtain Architect's approval of access panel locations.

L.	Follow manufacturers' recommendations and instructions for installing, connecting, and adjusting equipment. Provide a copy of such instructions at the equipment during installation.

M.	Pressure vessels and relief valves shall be selected, built and labeled in accordance with ASME.

2.2MATERIALS

A.	Ductwork:

1.	General: Medium pressure ductwork (upstream of the VA V box) and low pressure ductwork shall be galvanized sheet metal in accordance with latest edition of the SMACNA duct manual.

a.	Exposed ductwork shall be either round or oval.

b.	Seal transverse and longitudinal jOints of ductwork to comply with current SMACNA manual.

c.	Seal duct joints using Hardcast Foil-Grip 1403-181 BFX tape and Flex-Grip 550 adhesive as recommended by manufacturer.

2.	Flexible Ducts: Thermaflex or Genflex flexible sound absorbing ducts with outer plastic liner, R-4 insulation, helical support wire and CPE inner liner. Liner shall be black.

a.
Flexible ducts shall be UL Class I air ducts shall comply with UL-181, NFPA 90A and 90B, and shall be approved by the City of San Francisco. Maximum flexible duct length shall be 7'-0" and no more than one long radius 90 degree elbows shall be allowed.

b.	Flexible duct may be used at end of runs only.

3.	Kitchen Hood Exhaust Ducts: Grease ducts serving a Type I hood shall be 18 gauge stainless steel sized as required by current California mechanical code.

a.	Continuously weld longitudinal joints.

b.	Weld all transverse jOints and reinforcing angles.

c.	Do not cross-break bottom panels of duct.

d.	Include all code (local and State) grease duct fire wrap or enclosures.

B.	Air Terminal Units:

1.	Single Duct, Variable Air Volume Terminal Units:

a.	Manufacturer:

1)	Titus Model DESV-3000 or approved equal.

b.	Casing: Minimum 22 gage galvanized steel, internally lined with 1 H thick dual density glass fiber insulation that complies with UL 181, NFPA 90A, and ASTM G21 and G22.

1)	Casing Air Leakage: Not more than 2% at 3" w.G. static pressure.

c.	Damper: Heavy gage steel with shaft rotating in Delrin or bronze oilite self-lubricating bearings.

1)	Shaft shall be clearly marked on end to indicate damper position.

2)	Damper shall have mechanical stops to prevent overstroking, and synthetic seal to limit close-off air leakage to maximum of 3% at 3" W.G. static pressure.

3)	Terminal units shall be capable of normal operation at minimum of 0.5" total pressure.

d.	Due to building capacity and systems, use or reuse of installed building VAV's must be coordinated with Chief Engineer.

e.	Provide 5 feet minimum acoustically lined (1" duct liner) plenum downstream of all VAV terminal units.

2.	Actuators and Controls: Provide digital electronic actuators, flow analyzers and controls as required.

3.
Communication wiring to be routed to match existing. All new VAV terminal unit installations require a connection to an existing or new LAN trunk as well as a control power circuit. Field verify existing conditions and design to meet Tenant requirements.

4.
Reheat Coils: Reheat coils shall be made of seamless copper tube with aluminum fins mechanically bonded to coils and shall be rated for required working pressure at floor on which they are installed. Minimum 2 row coil is required at exterior zones and 1 row coil at interior zones.

5.	Install to meet manufacturer's recommendations.

C.	Air Outlets:

1.	Supply Air Outlets:

a.	New air outlets shall be 24" by 24" perforated drop face ceiling diffusers with round neck Titus PSS-DF or equal for building standard tee ceiling system.

b.	Wall mounted shall be Titus 300 RL Series

c.	Duct mounted exposed shall be Titus S300 Series, double deflection

d.	Interior of diffuser to be black.

e.	Auditorium supply air outlets shall be Seiho Model NT.

2.	Return Air Outlets:

a.	New return air outlets shall be 24" by 24" perforated drop face ceiling grille with 22" by 22" neck Titus PXP-DF tee ceiling system.

b.	New linear slot diffusers shall be Titus FlowBar with 1" slol.

c.	New and reused perforated face grilles shall be provided with flex ducl.

d.	Duct mounted exposed shall be Titus S300 Series, double deflection

e.	Interior of diffuser to be black.

3.	Kitchen Air Outlets:

a.	New supply, return and exhaust air outlets located within kitchen area shall be constructed of aluminum of same types as noted above.

D.	Duct Specialties:

1.	Flexible duct connections are to be Vent-Glas by Vent-Fabrics, Inc. Install at AC units or ceiling fans to maintain not less than 2" metal to metal separation.

2.	Duct Access Doors are to have Ruskin/Model ADH 22.

3.	Concealed Damper Regulators are to be Ventlock Model 677 with miter gears and rod attachment, as required.

E.	Dampers:

1.	Balancing Dampers shall be as follows:

a.	Provide single or mUlti-blade balancing dampers constructed per SMACNAIASHRAE recommendations.

b.	Provide hand locking quadrant and install where required for proper operation. Provide ribbon at each damper for easy identification.

2.	Fire Dampers to be UL listed and California State Fire Marshal approved and shall comply with the latest UL and Fire Marshal testing criteria.

a.	For supply Air, Fire Damper shall be Ruskin DIBD2 style B or approved equal.

b.	For Return Air, Fire Damper shall be Ruskin DIBD2 style A or approved equal.

3.	Combination Fire/Smoke Dampers (FSD) are to be as follOWS:

a.	California Fire Marshal approved, UL listed per UL 555 and UL 555S leakage Class I and 350F elevated temperature rating.

b.	Heavy 13 gauge equivalent frame construction.

c.	Low pressure drop airfoil blades.

d.	Firestat.

e.	Damper etectric actuator, power open -fail close type, heavy duty, low noise and non-stall type.

f.	Manufacturers: 1) For supply air, Ruskin FSD60 or approved equal. 2) For return air, Ruskin FSD36 or approved equal.

g.	FSD shall be installed with remote position indicating contacts wired to report back to Life Safety Panel if damper affects floor pressurization.

F.	Water Source Heat Pump Units:

1.	Manufacturer:

a.	Carrier 50 PSH premium efficiency model with ECM motor or approved equal.

b.	Or Building Approved model.

2.	Units shall be horizontal mounted, suitable for 277V/1 Phase.

3.	Factory assembled packages to be completely piped, wired and charged with refrigerant requiring only power, control, and piping connections.

a.	Provide slow-closing automatic isolation valve interlocked to the unit's compressor to close when compressor is off.

b.	Unit shall include a sound insulating liner around entire unit with 1 'h inch thick sectional panels for access. To meet all codes for fire rating.

4.	Ratings: UL Listed, ARI certified.

5.	Sound Power Levels: Selected to conform to ASHRAE guidelines for office occupancy.

6.
Where secondary drain pan is provided, route drain to conspicuous location. Pipe primary drain to nearest condensate drain riser, coordinate routing with Chief Engineer or designee. Provide condensate pump for primary drain and condensate overflow switch kit as part of manufacturer's package when location of unit does not allow proper drainage to Risers.

a.	Coordinate pump location with Chief Engineer or designee.

b.	Overflow secondary drain shall be white with escutcheon where it penetrates ceiling.

G.	Fans: Cook, Greenheck, or Penn ceiling exhaust fans with ECM.

1.	Sound power levels shall be selected to conform to ASHRAE guidelines for office occupancy.

2.	Kitchen Hood Exhaust: UL 762 listed for grease removal. Provide drain connection with grease trap and vented roof curb.

H.	Pipe and Pipe Fittings: Piping shall conform to ASTM and be free of defects. Pipes and pipe fittings shall be manufactured domestically.

1.	For Condenser and Heating Water Use: Type "L" hard drawn pressure pipe copper with 95/5 or other lead free solder and wrought copper fittings.

2.	For Condensate Drain Pipe Use: Copper type M, ASTM B88, wrought copper fittings, soldered joints.

I.	Valve and Piping Specialties

1.	Dielectric Nipples and Unions:

a.	Minimum 6 inch long brass nipple; or

b.	EPCO Model FX or approved equal, rated for minimum 210 OF temperature.

2.	Valves: The use of gate valves is not permitted.

a.	Manufacturers: 1) NIBCO. 2) Crane. 3) Stockham. 4) Grinnell.

b.	Hand valves 1/2" through 2" are to be full port ball valve, threaded, 2-1/2" and above are to be butterfly, lug type with infinite throttling and memory stop handle.

c.	Balance valves 1/2" through 2" are to be Ball valves, 2-1/2" and above are to be plug valves.

d.	Flow Balancing Device is to be Bell & Gossett or Building Standard circuit setter. (Pressure rating as required.)

e.	Condenser water loop shall be equipped with Griswold or equal pressure independent flow control valves.

f.	For Temperature and Pressure Test Station use Peterson Engineering Company,1/.," or y," MPT "Pete's Plug" with solid brass fitting cap. (Pressure rating as required.)

g.	Air Vents are to be (e.g. Lunkenheimer #1778 -3/8") or Building Standard manual. (Pressure rating as required.)

h.	Strainers are to be (e.g. Muessco, Armstrong "Y") or Building Standard pattern with blow-off hose valve and hose adapter. (Pressure rating as required.) Provide at open condenser water supplies only.

J.	Flow and Energy Meters:

1.	Flow and energy meters shall be connected to the BEMS far continuous monitoring with local LED readout.

2.	Metering shall include:

a.	Condenser water at each take off from the building tenant condenser water loop at each floor.

b.	Domestic water meter, provided and installed by the Plumbing subcontractor and connected to the BEMS by the HVAC subcontractor.

3.	Flow and Energy meters shall be E-Man and D-Mon only.

K.	Pipe and Ductwork Insulation:

1.	General: Comply with Title 24 regulations.

2.	Manufacturers:

a.	Owens-Corning Fiberglass.

b.	Knauf.

c.	Manville.

d.	Certain-Teed.

3.	Ductwork Insulation: Glass fiber, flexible, non-combustible blanket with vapor barrier jacket bonded to aluminized foil.

4.	Ductwork Liner: Glass fiber liner, flexible, non-combustible blanket with permacote coating, ASTM G21 and G22.

5.	Pipe: Fiberglass, rigid and pre-molded, non-combustible, with all-service jacket with self sealing longitudinal laps and butt strips.

6.	Pipe Insulation Protection Shield: Waterproofed hydrous calcium silicate insulation impregnated with silicon solution, incased in a 360 degree, 18 gauge by 6" long galvanized sheet metal shield.

L.	Identification:

1.	Self-Adhesive Markers: W. H. Brady Co. or Westline products.

2.	Semi-Rigid Plastic Markers: Seton Name Plate Company.

3.	Or Building Approved model.

PART 3· EXECUTION
3.1     CONSTRUCTION PHASE REQUIREMENTS

A.
Submit manufacturer's certified construction and performance data and installation shop drawings for equipment and systems to the Contractor. Submittals shall be reviewed and stamped by the Engineer of Record prior to submitting. The Architect and their Consultants will not review these submittals or accept responsibility for their accuracy or appropriateness; responsibility rests solely with the Subcontractor.

B.
The Engineer of Record shall review shop drawing submittals and provide appropriate stamp for compliance with the Contract Documents, coordination with all construction disciplines, accuracy of technical and dimensional data, and acceptability of the proposed manufacturer, as appropriate, prior to transmitting the shop drawings to the Contractor in accordance with the submittal schedule.

C.	Attend regularly scheduled construction coordination meetings and other meetings as requested by the Contractor.

D.
The Engineer of Record shall perform periodic site observations, at a minimum of once a month, and prepare a status of installation report, including deficiencies with respect to the Contract Documents. These site observations shall be performed in the presence of the Architect and/or the Tenants representatives, at their discretion.

E.	Provide a written description of all observed field coordination problems, along with proposed resolutions, to the Contractor.

F.	The Project Architect and the Tenant may perform additional periodic observations, which may generate deficiency comments. Respond to these published deficiency lists within a two week period.

G.	The Engineer of Record shall perform final punchlists and submit copies to the Contractor.

H.
Perform all system tests required by regulatory or code agencies in the presence of the appropriate local regulatory authorities, the Contractor and the Tenant. Correct all deficiencies and repeat tests, as necessary, to the satisfaction of the regulatory authorities. Tests with regulatory authorities shall be scheduled two weeks in advance.

3.2	COORDINATION

A.
Coordinate work with related trades and furnish, in writing, any information necessary to permit the work of related trades to be installed satisfactorily and with the least possible conflict or delay. Changes required in the work of any Subcontractor caused by the Subcontractor's neglect to coordinate its work shall be made at no additional cost to the Tenant.

B.
Work shall conform to the requirements shown on the Architectural and Structural drawings. Investigate the structural and finish conditions affecting the work and arrange the work accordingly. Check space requirements with other trades to insure that all material can be installed and/or concealed within the space allotted.

C.
A fixed sequence of installation is required to expeditiously and properly install the complete systems. Coordinate, stage, and schedule work with other trades in accordance with the construction schedule.

D.	Consult with other trades regarding eqUipment so that, wherever possible, motors, motor controls, pumps and valves are of the same manufacturer.

E.
Furnish and set sleeves for passage of pipes, ducts and conduits through structural masonry and concrete walls, roofs and floors and elsewhere as will be required for the proper protection of each pipe and duct passing through building surfaces.

F.	Install firestopping around all pipes, conduits, ducts, etc. which pass through rated walls, partitions and floors in strict accordance with the manufacturers published approval listing and rating.

G.	Provide detailed information on openings and holes required in structural elements and pre-cast panels or components for mechanical work.

H.	Provide required structural or architectural supports and hangers for ductwork, piping and equipment, designed so a!; not to exceed allowable loadings of structures.

I.
Examine and compare the Contract Drawings and Specifications with the drawings and specifications of other trades, report and discrepancies between them to the Architect and obtain written instructions for changes necessary in the work. Install and coordinate the work in cooperation with other related trades. Before installation, make proper provisions to avoid interferences.

J.
Wherever the work is of sufficient complexity, prepare additional detail drawings to scale to coordinate the work with the work of other trades. Detailed work shall be clearly identified on the Drawings as to the area to which it applies. Submit these drawings to the Architect for review. At completion include a set of these drawings with each set of record drawings.

K.
Install mechanical work to permit removal (without damage to other parts) of hydronic coils, heat exchanger, boiler or chiller tube bundles, heat exchanger plates, controls, fan shafts and wheels, smoke detectors, filters, belt guards, sheaves and drives, and any other parts requiring periodic replacement or maintenance. Arrange pipes, ducts, and equipment to permit access to valves, cocks, traps, starters, motors, and control components, and to clear the openings of swinging doors and access panels.

L.
Changes in the cross-sectional dimensions of ductwork are permissible when required to meet job conditions. Maintain at least the same equivalent cross-sectional duct area in accordance with the latest edition of the ASHRAE Guide. Secure the approval of the Architect prior to fabrication of ductwork requiring these changes.

M.	Provide access panels in equipment, ducts, etc., as required for inspection and maintenance of concealed or internal equipment, dampers, plenums, smoke detectors, humidifiers, controls, etc.

N.	In cases of doubt as to the Work intended, or in the event of need for explanation thereof, request supplementary instructions from the Architect.

O.
The Subcontractor shall be responsible for advising the Contractor of concrete work associated with the installation of the mechanical work. This work shall include equipment bases and concrete curbs around equipment rooms and floor penetrations as required. The Contractor shall provide the aforementioned concrete work.

P.
Where cutting, channeling, chasing or drilling of floors, walls, partitions, ceilings or other surfaces is necessary for the proper installation, support or anchorage of piping or other equipment, layout the work carefully in advance. Repair any damage to the building, piping, equipment or defaced finish plaster, woodwork, metalwork, etc., using skilled tradespeople of the trades required at no additional cost to the Tenant.

3.3	FEES AND PERMITS

A.	Pay all required fees and obtain all required permits related to the mechanical installation.

B.	Pay royalties or fees required in connection with the use of patented devices and systems.

C.	Provide controlled inspection where required by authorities having jurisdiction or by these specifications.

3.4	EXAMINATION OF SITE

A.	Prior to the submitting of bid proposal, visit the project site and become familiar with all conditions affecting the proposed installation and make provisions as to the cost thereof.

B.
The Contract Documents do not make representations regarding the character or extent of the subsoils, water levels, existing structural, mechanical and electrical installations, above or below ground, or other sub-surface conditions which may be encountered during the work. Evaluate existing conditions which may affect methods or cost of performing the work, based on examination of the site or other information. Failure to examine the Drawings or other information does not relieve the Contractor of responsibility for satisfactory completion of the work.

C.
The following existing conditions are noted to highlight some of the insignificant existing conditions that the Subcontractor shall note and make provisions for in the bid. This is not an all inclusive list; other existing conditions shall be noted by the Subcontractor and provided for in the bid.

3.5	EQUIPMENT PAD AND ANCHOR BOLTS

A.
Provide concrete pads under all floor mounted mechanical equipment. This includes electrical components, equipment mounted on legs and pipe support stands. Equipment pads shall conform to the shape of the piece of equipment it serves with a minimum 2 inch margin around the equipment and supports. Pads shall be a minimum or 4 inches high and made of a minimum 28 day, 2500 psi concrete reinforced with 6 inch x 6 inch 6/6 gauge welded wire mesh. Trowel tops and sides of pad to smooth finishes, equal to those of the floors, with all external corners bullnosed to a 3/4 inch radius.

B.
Provide galvanized anchor bolts for all equipment placed on concrete equipment pads, inertia blocks, or on concrete slabs. Provide bolts of the size and number recommended by the manufacturer of the eqUipment and locate by means of suitable templates. Equipment installed on vibration isolators shall be secured. Secure the isolator to the floor, pad, or support as recommended by the vibration isolation and seismic restraint manufacturer.

C.
Where equipment is mounted on gypsum board partitions, the mounting screws will pass through the gypsum board and be securely attached to the partition studs. As an alternative, the mounting screws may pass through the gypsum board and be securely attached to 6 inch square, 18 gauge galvanized metal backplates which are attached to the gypsum board with an approved non-flammable adhesive. Toggle bolts installed in gypsum board partitions are not acceptable.

3.6	CONTINUANCE OF EXISTING SERVICES

A.	EXisting mechanical services not specifically indicated to be removed or altered shall remain as they presently exist.

B.
Where existing services interfere with new construction, alter or reroute such existing equipment to facilitate new construction after obtaining written permission from the Architect. Notify in writing giving two weeks advance notice of planned alteration prior to altering any existing condition is required.

C.
Preserve continuity of service of existing facilities (related to damage or alteration due to new construction). Unauthorized alteration to existing equipment shall be corrected without additional cost to the Tenant.

3.7	DEMOLITION

A.	Remove, relocate, and reroute existing mechanical equipment to facilitate new construction or remodeling work.

B.	Examine the site to observe and note existing conditions prior to submitting a bid.

C.	Scheduled demolition in advance. Schedule work to avoid disruption of normal operations.

D.
Mechanical equipment to be removed that is in good working order shall be carefully removed and offered to the Tenant. Items rejected by the Tenant shall be removed from the project site and properly disposed of.

3.8	CLEANING

A.
After completion of work and prior to final acceptance, thoroughly clean all parts of the work, remove all debris and surplus equipment, touch up paint or regalvanize damaged finishes, and leave installation in "as new" condition, ready for use.

3.9	EQUIPMENT AND MATERIAL PROTECTION

A.	Protect the work, equipment, and material of other trades from damage by work or workers of this trade, and correct damage caused without additional cost to the Tenant.

3.10	RECORD DRAWINGS

A.	Maintain on a daily basis at the project site a complete set of Record Drawings, reflecting an accurate dimensional record of deviations between work shown on Drawings and that actually installed.

B.
Record dimensions clearly and 'accurately to delineate the work as installed; suitably identify locations of all equipment by at least two dimensions to permanent structures. In addition, mark the Record Drawings to show the precise location of concealed work and equipment, including concealed or embedded piping and valves and all changes and deviations in the mechanical work from that shown on the Contract Documents. This requirement shall not be construed as authorization to make changes in the layout or work.

C.
Upon completion of the installation obtain from the Architect a complete set of CAD files with professional's seal and firm name removed. In a neat and accurate manner, provide a complete record of all revisions of the original drawings, as actually installed. The cost for CAD files and for making required changes shall be included in the Contract.

D.	Mark Record Drawings on the front lower right hand corner with a rubber stamp that states the following:
"RECORD DRAWINGS" (3/8 inch high letters).
To be used for recording Field Deviations and Dimensional Data Only (5/16 inch high levers),
3.11     OPERATING INSTRUCTIONS

A.
Instruct Tenant's operating personnel in proper starting sequences, operation, shutdown, general maintenance and preventative maintenance procedures for all systems. Instruction and training to consist of a minimum of two (2) four hour sessions.

3.12	OPERATING AND MAINTENANCE MANUALS

A.	Provide maintenance manuals (minimum three (3) copies in three-ring binders) consisting of the following as minimum requirements:

1.	Manufacturer's certified performance and construction data on all items of equipment.

2.	Operating and maintenance instructions.

3.	Service and installation instructions.

4.	Wiring and control diagrams.

3.13	INSTALLATION

A.
Duct Installation: Install ductwork and dampers according to SMACNA standards. Ductwork shall be routed as tight to structure as possible. Provide ribbon at each manual balancing damper for easy identification.

1.	Provide supports and seismic bracing per latest SMACNA Manual "Guidelines for Seismic Restraints of Mechanical Systems".

2.	Fire dampers and Fire/Smoke dampers shall be installed according to State Fire Marshal and City of San Francisco Fire Marshal and exactly as tested by UL to develop fire ratings.

a.	Provide 18" by 12" minimum access doors in ductwork and furring.

3.	Internal linings, flex ducts and adhesives shall be labeled in accordance with UL 181 Standard for Safety.

4.	Provide return air grilles to allow free passage of return air above ceiling to mechanical room or return air shaft.

5.	Provide return air openings using acoustically lined (1" duct liner) transfer air boots with ends turned up (with Fire Dampers, Fire/Smoke dampers, if required) in Tenant demising partitions.

6.
Install air system to conform to ASH RAE recommended noise criteria for private offices. Noise criteria shall be based upon finishes of actual furnishings in Tenant space (partition, floor, furniture type).

7.	Maximum flexible duct length shall be 6'-0" and no more than one radius 90" elbow shall be allowed. Flexible duct is only permitted for end runs.

8.	Extend make up air ducts for electrical rooms if required so that they are open to the return air plenum inside the tenant space.

9.
Extend make up air duct from restrooms so that it is tied to interior VAV box and a return grill inside tenant space. Balance distribution of air so that it does not create an excessive negative pressure condition in public restrooms.

10.	Kitchen Hood Exhaust Duct:

a.	Installation shall be in accordance with latest versions of State Mechanical Code, NFPA, and City of San Francisco requirements.

b.	Provide access doors at each change in direction and at intervals to provide for adequate inspection and cleaning.

c.	Slope duct minimum 1/4" per foot down toward hood. For horizontal duct exceeding 75 feet in length, slope duct a minimum 1" per foot down toward hood or an approved grease reservoir.

d.	Duct from point of penetration of ceiling, wall or floor to outside air shall have a fire-rated enclosure or rated duct wrap.

e.	Seal duct enclosure around duct and vent to outside through weather protected openings where required.

B.	Piping Installation: Piping, joints, valves, piping specialties, pump casings, AC unit coils, etc. shall be suitable for the building pressure zone at floor on which they are installed.

1.	Contractor is to use superstrut or Grinnell hangers and structural attachments. Install properly braced for seismic restraint and spaced as follows:

a.	1/2" -6" for 5'-3/8" minimum rod size.

b.	1" -1 1/4" for 6'-3/8" minimum rod size.

c.	1 1/2" - 2" for 8'-3/8" minimum rod size.

d.	2 1/2" -3" for8'-1/2" minimum rod size.

2.	Use cadmium plated or galvanized hangers, attachments, rods, nuts, bolts, etc.

3.	Do not burn or weld structural members without Chief Engineer's approval.

4.
Provide galvanized steel sleeves when pipes pass through fire rated partitions, walls, floors, concrete slabs. Sleeves shall be 2" larger than the pipe and extend 2" above floor slabs. Seal openings and gaps in piping as follows:

a.	On Non-rated Walls seal annular space with fiberglass.

b.	On Fire Walls use U.B.C. approved and U. L. listed fire safing sealants.

C.	Duct and Piping Insulation: Owens Corning, Mansville, or CertainTeed.

1.	Insulate ductwork in accordance with Title 24 requirements.

2.	Provide acoustical 1 " lining as required to meet NC levels.

3.	Insulate condensate drain lines with 1" pre-molded fiberglass with ASJ.

4.	Insulate heating water pipes in accordance with Title 24 requirements.

D.	AC Unit and Heat Pump Installation:

1.	Air conditioning units and heat pumps shall be installed above non-critical areas and above readily accessible ceilings (storage rooms, etc.).

2.	Provide adequate access for filter removal, inspection of moving parts, and controls.

3.	AC units and heat pumps shall be supported with vibration isolation hangers and shall be seismically braced.

4.	Pipe condensate drain line, with vent, to nearest condensate riser as directed by . Chief Engineer or designee. Do not trap pumped condensate lines.

5.	All Supplemental HVAC and/or heat pump shall be metered separately for 24/7 operation.

E.	Access Requirements: Provide and coordinate installation of access panels required for maintenance and inspection of all valves, dampers and equipment (including base building).

1.	Provide access panels for all items of equipment.

2.	Coordinate exact location and type of access door/panel with Chief Engineer.

3.	Color code with building standard color labels all HVAC access location ceiling tiles.

F.	Controls:

1.	Air conditioning units and heat pumps shall be started/stopped by building standard programmable thermostats provided by installing contractor.

2.	VAV terminal units shall be controlled by ALC DOC to match existing.

a.	Locate thermostats 4'-0" above finished floor.

b.	Coordinate thermostat location with Chief Engineer or designee.

c.
When terminal units are added or relocated, communication trunk and control wiring will be rerouted to match existing installation (atop branch duct, back to medium pressure loop and back out to new branch). No spider webbing is allowed.

d.	Control Power to be fed from transformer panel at electrical closet. Limit of six (6) VAV controllers per transformer. Match existing installation.

e.	Consult with engineering Department for clarification. Failure to match building standard installation will result in rewiring at contractor's expense.

3.	Select control valves for VAV terminal units based upon 2 psi maximum pressure drop available for branch piping at branch tees.

4.	Duct smoke detectors shall be supplied and wired by Division 16 and installed by Division 15. Coordinate installation and connection with Life Safety System representative and Division 16.

a.
AC units and heat pumps handling more than 2,000 elm or more shall have a smoke detector in supply air duct. Upon smoke detection, smoke detector shall turn AC unit or heat pump off and annunciate at fire alarm panel.

5.	New fire/smoke dampers shall not interfere with Life/Safety Smoke Control System Operation.

G.	Inspection by Engineering Department: Contractor shall notify Landlord in writing at least one week in advance of completion of construction.

1.
A walk-through and punch list shall be scheduled for Chief Engineer to review installation for conformance with approved construction documents and Tenant Construction Standards Prior to ceiling close.

3.14 ADJUSTING AND BALANCING

A.	Testing and balancing shall be performed by an independent third party balancing contractor and shall be in accordance with AABC and NEBB Standards.

1.	Balancing contractor shall bring equipment including hand tools, ladders, hardware, and software, and make connections to properly balance electronic VA V controls.

2.	Balancing contractor to check in the Chief Engineer prior to commencing any balance work.

3.	Balancing contractor shall also coordinate with Chief Engineer to enter set points and balancing values into Building Energy Management System (BEMS).

4.	Balancing contractor to notify BEMS contractor that values are entered and complete so that changes can be backed up and saved permanently.

B.
After systems are complete and operating, Contractor shall submit to Chief Engineer preliminary air and water balancing report indicating CFM and GPM at connections to the base building systems, and gross CFM and GPM at main duct branches, reheat coils, AC units, and heat pumps.

1.	Quantities shall be marked on reduced size Construction Document Drawing. At Chief Engineer's request, Contractor shall submit other preliminary measurements required.

C.	Before final air and water balancing, Mechanical Contractor shall complete following tasks:

1.	Complete water pressure testing for leakage.

2.	Complete all "punch list" items.

a.	Install dampers and other balancing devices.

b.	Check AC units, heat pumps, and VAV terminal units.

c.	Set manual balancing dampers, valves, and balancing valves at 100%, open position. Verify combination fire/smoke and fire dampers to be open.

d.	Clean ducts and install filters.

e.	Calibrate control systems.
3.Balance air to following tolerance:
a.Each Outlet: ±10%
b.Each system: ±10% of system CFM.

4.	Balance water systems.

a.	Hot water: not required since 2-way valve systems are self-balancing. However, provide flow readings at all hearing coils from circuit-setters.

b.	Condenser water: not required since flow limiting valves are provided. However, measure differential pressure across flow limiting valve to ensure it is within design range of valve.

5.
Upon completion of balancing of new work and existing portions of system, provide to Chief Engineer a copy of handwritten test data to be used for final report. Copy is to be delivered to Chief Engineer prior to Balancing Contractor leaving premises.

a.
Balancing Contractor is to review report with Engineeri.ng Department representative and point out discrepancies found while conducting test and balance. Copy is to be delivered to Chief Engineer prior to Balancing Contractor leaving premises.

b.	Work to be accomplished per above criteria and MBC and NEBB Standards.

6.
Upon satisfactory completion of balance and operation test, submit two sets of reports and one pdf copy to Chief Engineer on final readings (bound 8-112" by 11" AABC format). Balance report is to include, but not be limited to:

a.	Variable air volume box address for reference.

b.	Detailed readings for each outlet for each VAV balanced, including design and actual readings (both minimum and maximum).

c.	The size and flow coefficient of each VAV box.

d.	Where applicable, heating hot water flow and discharge air temperature at maximum heating.

e.	Floor plan of space balanced showing box and outlet locations.

D.	Identification

1.
Equipment Identification: Identify AC units, heat pumps, exhaust fans and other mechanical equipment by attachment of approved nameplates with respective functional names and symbols as used in Drawings and Schedules.

a.	Coordinate identification (tags and nomenclature) with Chief Engineer.

2.	Variable Air Volume Boxes Identification: Use building standard tagging scheme.

a.	Coordinate identification numbers with Chief Engineer or designee for new and relocated VAV boxes.

3.	Piping Identification: Identify content and direction of pipelines and branches (except hose in accessible spaces).

a.	Use either self-adhesive markers or semi-rigid plastic (snap-on) markers equal to "Setmark" pipe markers.

b.	Apply legends, bands and arrows at inteNals of not over 50 feet.

c.	Apply within 5 feet of each side of wall, slab and ceiling penetrations and within 5 feet of valves and changes in direction.

d.	Coordinate identification (colors and nomenclature) with Chief Engineer

3.15     BEMS INTERFACE

A.	Building Energy Management System (BEMS) contractor shall commission all Terminal boxes and other related equipment included in Tenant Construction.

1.
Upon completion of air and water balance, BEMS technicianwill conduct upload from all new Controllers to the Main Control Module (MCM) so that entered data is backed up and reloadable in case of TEC failure or memory loss.

2.
BEMS technician will check communication to all new equipment and verify proper application, operation and equipment designation number. BEMS addresses for Controllers are to match number assignment on the field and field labels.

3.	A floor graphic interface shall be amended or developed showing area serviced by new equipment on the floor in which it is located. Match design of existing BEMS graphics.

a.	Use architectural CAD drawing of Tenant Construction Space as a background.

b.	Floor graphic shall have a link back to the Main Directory Graphic at upper left corner.

c.	Floor graphic shall have links to a graphic for each controller on the floor. All Controller links are to be labeled to match equipment designation number.

d.	Use contrasting colors to beUer depict demarcation lines for each area served on floor by Controllers.

e.	Graphics interface to be completed and operational by Tenant move-in date.

f.	Coordinate access to BEMS front end and graphics installation with Building Chief Engineer or designee.

g.	Add VAV boxes and AC/HP units to summary graphics screen with all currently listed operation parameters.

4.	Confirmation and calibration of flow and energy meters.

Appendix A: Mechanical System Narrative

4. Confirmation and calibration of flow and energy meters.

**4.01 – AC UNIT/HEAT PUMP INSTALLATION DETAIL**

FLOOR SLAB
CWS
CWR
BV
PP
O.C.

**4.01 - AC UNIT/HEAT PUMP INSTALLATION DETAIL**

NOTE: ALL SUPPORT COMPONENT SIZES AND MINIMUM BOLT EMBEDMENT SHALL BE BY MANUFACTURERS INSTRUCTIONS OR CALCULATED BY A REGISTERED STRUCTURAL ENGINEER BASED ON UNIT WEIGHT.

① HILTI KWIK-BOLT
② UNISTRUT OR "L" ANGLE IRON
③ MASON VIBRATION ISOLATORS
④ "Z" SHAPED BRACKET
⑤ SEISMIC BRACE CABLE (TENSION CABLE ONLY TO REMOVE SLACK)(TYPICAL OF 4)
⑥ U-BOLT CLIPS
⑦ THREADED ROD (TYPICAL OF 4)
⑧ CONDENSATE PUMP
⑨ P.P. - PETE'S PLUG
⑩ B.V. - BALL VALVE
⑪ AIR VENTS AT SUPPLY AND RETURN HIGH POINTS
⑫ STRAINER WITH BLOWDOWN VALVE AND HOSE ADAPTER WITH CAP

**END OF SECTION**

HVAC-30

Page 30 of 30

Lighting Control System

Appendix B: Lighting Control System Page 1 of 16

Wiring Diagram #2
LC-2R
BALLAST #2
LC-2R
BALLAST #1
Wiring Diagram #1
LC-1R
LC-1R
BALLAST
Wiring Diagram #3
LC-1RD
LC-1RD
BALLAST (0-10VDC DIMMING)
Wiring Diagram
BALLAST
Diag. 56A
The wiring diagram that appears above is for the lamp type denoted by the asterisk (*)
Wiring Diagram
BALLAST
The wiring diagram that appears above is for the lamp type denoted by the asterisk (*)
Wiring Diagram
Wiring Diagram #2
PHOTOCELL WIRING
Junction Box
Wiring Diagram #1
OCCUPANCY SENSOR WIRING
SOM
TYPICAL OFFICE LEVEL LIGHTING PLAN

Appendix B. Lighting Control System Page 2 of 16

SOM
TYPICAL OFFICE LEVEL
LIGHTING CONTROLS
ONE-LINE DIAGRAM
01
02

Appendix B: Lighting Control System Page 3 of 16

SOM
Francis Krahe & Associates Inc.
TYPICAL OFFICE LEVEL LAYOUT - T24 CONTROLS NARRATIVE
CONTINUOUS DAYLIGHT DIMMING
CONTINUOUS DAYLIGHT DIMMING
AUTOMATIC SHUTOFF
AUTOMATIC SHUTOFF AND STEP DIMMING
LOCAL MULTISCENE CONTROL
TYPICAL OFFICE LEVEL
LIGHTING CONTROLS
PROPOSED CONTROLS

Appendix B: Lighting Control System Page 4 of 16

SOM
Francis Krahe & Associates Inc.
TYPICAL OFFICE LEVEL
TITLE 24 PLAN
REQUIRED CONTROLS
PRIMARY SIDELIT AREA
SECONDARY SIDELIT AREA
PRIMARY SIDELIT AREA
PRIMARY SIDELIT AREA

Appendix B: Lighting Control System Page 5 of 16

# Web-based Management Software

System Savings
$1,803.53
12882.33 kWh
3.381 CO2
Energy History
Comparisons
Week to Date
23.79
Last Week Total
22.74
Today So Far
29.26
Yesterday Total
7.95
Today So Far
29.26
Last Full Total
585.97

The Adura dashboard displays monetary savings, carbon emissions reduction and kWh saved

The Adura Wireless Lighting Control System includes a user-friendly web-based application that enables facility managers to control lights for advanced energy efficiency.

Adura's application grants the user significant management over lighting, allowing building owners and facility managers to drastically reduce energy costs, optimize work settings and improve the environment by reducing carbon emissions.

The application provides dynamic facility-wide data monitoring and system management tools. Turn lights off, schedule lights for increased efficiency, configure load-abatement strategies for demand response events and respond to maintenance alerts--right from your computer screen.

## ADURA APPLICATION FEATURES

- Dashboard provides graphical and immediate feedback on energy savings for an entire system or a specific area
- Historical dashboard available to view energy consumption over time
- Displays comparative energy trending and reporting data
- View energy consumption on sub locations, such as a specific office or floor
- Simple and flexible schedule management of lights, individually or facility-wide
- Ability to change occupancy sensor time delays
- Personal control of work area
- Instantaneous on, off or dimming of individual lights or group of lights
- Create and schedule load-abatement strategies to participate in demand response events
- Maintenance notifications for lamps and ballasts
- Convenient online access
- Data updates from Gateways are encrypted using Secure Sockets Layer (HTTPS/SSL). Restrict data access for any user account as needed

TECHNICAL

ADURA TECHNOLOGIES

WWW.ADURATECH.COM

Appendix B: Lighting Control System Page 6 of 16

Adura includes AutoDR functionality and is OpenADR compliant. Within the Adura Application, users have the ability to quickly create demand response events to immediately lower power consumption. By reducing energy usage during peak loads, businesses avoid high energy costs and qualify for rebates and incentives.

Currently, the Adura application is available as Software as a Service (SaaS), which eliminates the burden of installation, operation and maintenance. A SaaS offering reduces the high cost and maintenance of licensed software solutions. Customers still have complete control over their highly secure data without the need for local IT support.

## ABOUT ADURA TECHNOLOGIES

Adura Technologies™ provides the most cost-effective enterprise lighting energy management solution that enables our customers' commercial facilities to be "best in class."

- **Most cost-effective:** Utilizing wireless technology platform and distributed controls technology, providing the most cost-effective solution from design, installation, commissioning and reconfiguration through life cycle management.
- **Energy management solution:** Distributed control system to monitor and control energy and carbon usage for energy savings, load curtailment and environmental responsibility.
- **Best in class:** Solution that meets or exceeds government and private standards for energy efficiency and carbon reduction.

ADURA TECHNOLOGIES 22 Fourth St, 10th Floor, San Francisco, CA 94103
1-888-828-8281 / www.aduratech.com

Copyright 2011 Adura Technologies, Inc. All rights reserved. Adura, the Adura logo and all other Adura company, product and service names and slogans are trademarks of Adura Technologies, Inc. Other names and marks are the property of their respective owners.

JUNE 2011 / 110513

Appendix B: Lighting Control System Page 7 of 16

# Wireless Light Controllers

## *Linear Fixture Application*

ADURA

Adura's wireless Light Controller product family combines stand-alone intelligence with wireless intelligent network communication. The Light Controller makes it cost-effective to control individual fixtures or small groups of fixtures. Lights are on at the desired level when needed and off when not needed.

The Light Controller is the point of control for a flexible wireless network in which lights can be easily configured to respond to one or multiple priorities. The device achieves energy savings not previously possible with control restricted to electrical circuits.

The Light Controller incorporates wireless RF technology using the ZigBee® standard for fail-safe communication. By forming a self-healing, adaptive mesh network that maintains connectivity, communication is assured even in difficult environments.

### Available Models

| Catalog Number | Description | Number of Relays | Dimming (0-10VDC) |
|---|---|---|---|
| LC-1R | Light Controller, Single Relay | One | No |
| LC-2R | Light Controller, Two Relay - allows sequenced control of two ballasts or a bi-level ballast | Two | No |
| LC-1RD | Light Controller, Single Relay With Dimming - provides dimming and on/off control to 0-10 VDC dimming ballasts (5 ballasts maximum) | One | Yes |

### ADURA LIGHT CONTROLLER FEATURES

- Individually addressed
- Microcontroller with real time clock responds to the highest priority command
- Automatic schedules are downloaded and saved in the Light Controllers
- Monitors/measures energy consumption of controlled lighting
- Non-volatile memory retains information during power failures
- Slim profile design for easy mounting within the ballast cavity of lighting fixtures
- Integrated internal antenna
- UL 916 listed
- Compliant with FCC Part 15
- 5 year warranty

TECHNICAL

WWW.ADURATECH.COM

ADURA® TECHNOLOGIES

Appendix B: Lighting Control System Page 8 of 16

### Dimensions

## ABOUT ADURA TECHNOLOGIES

Adura Technologies™ provides the most cost-effective enterprise lighting energy management solution that enables our customers' commercial facilities to be "best in class."

- **Most cost-effective:** Utilizing wireless technology platform and distributed controls technology, providing the most cost-effective solution from design, installation, commissioning and reconfiguration through life cycle management.
- **Energy management solution:** Distributed control system to monitor and control energy and carbon usage for energy savings, load curtailment and environmental responsibility.
- **Best in class:** Solution that meets or exceeds government and private standards for energy efficiency and carbon reduction.

### Wiring Diagram

LC-1R

LC-1R
BALLAST
EXISTING WIRING
120VAC/277VAC
N
BLACK
WHITE
BLUE
H
N

LC-2R

BALLAST #2
LC-2R
BALLAST #1
EXISTING WIRING
120VAC/277VAC
N
WHITE
BLACK
RED
BLUE
H
N

LC-1RD

LC-1RD
BALLAST (0-10VDC DIMMING)
EXISTING WIRING
120VAC/277VAC
N
LOW VOLTAGE (MUST BE TREATED AS CLASS 1 WIRING)
GRAY
VIOLET
BLACK
WHITE
H
N

### Specifications

| | | | |
|---|---|---|---|
| Input Voltage | 120/277 VAC | Voltage measurement | 2% accuracy full scale |
| Input Frequency | 60 Hz | Current measurement | 2% accuracy full scale |
| Relay | Normally open, SPST, zero crossing control | Operating Environment | -4° to 158° F (-20° to 70° C) |
| Max Switched Current | 5A Ballast/ 5A Tungsten | Memory | Configuration programming stored in non-volatile memory |
| Enclosure | Recyclable plastic | Wires | 24" long, rated for 600 VAC, 18 AWG |
| Radio Frequency | 2.4 GHz | Mounting | Magnets or screws inside a UL-rated fixture or enclosure rated for the application |
| RF Transmission Output Power (Average) | +12 dBm | | |

ADURA TECHNOLOGIES 22 Fourth St, 10th Floor, San Francisco, CA 94103
1-888-828-8281 / www.aduratech.com

Copyright 2011 Adura Technologies, Inc. All rights reserved. Adura, the Adura logo and all other Adura company, product and service names and slogans are trademarks of Adura Technologies, Inc. Other names and marks are the property of their respective owners.

JUNE 2011 / 110516

Appendix B: Lighting Control System Page 9 of 16

# Wireless Light Controllers

## *Outlet Box Application*

ADURA

### ADURA LIGHT CONTROLLER FEATURES

- Individually addressed
- Microcontroller with real time clock responds to the highest priority command
- Automatic schedules are downloaded and saved in the Light Controllers
- Monitors/measures energy consumption of controlled lighting
- Non-volatile memory retains information during power failures
- Integrated internal antenna
- UL 916 and 2043 listed
- Compliant with FCC Part 15
- 5 year warranty

TECHNICAL

Adura's wireless Light Controller product family combines stand-alone intelligence with wireless intelligent network communication. The Light Controller makes it cost-effective to control individual fixtures or small groups of fixtures. Lights are on at the desired level when needed and off when not needed.

The Light Controller is the point of control for a flexible wireless network in which lights can be easily configured to respond to one or multiple priorities. The device achieves energy savings not previously possible with control restricted to electrical circuits.

The Light Controller incorporates wireless RF technology using the ZigBee® standard for fail-safe communication. By forming a self-healing, adaptive mesh network that maintains connectivity, communication is assured even in difficult environments.

### Available Models

| Catalog Number | Description | Number of Relays | Dimming (0-10VDC) |
|---|---|---|---|
| LC-KO-1R | Light Controller, Single Relay | One | No |
| LC-KO-2R | Light Controller, Two Relay - allows sequenced control of two ballasts or a bi-level ballast | Two | No |
| LC-KO-1RD | Light Controller, Single Relay With Dimming - provides dimming and on/off control to 0-10 VDC dimming ballasts (5 ballasts maximum) | One | Yes (5 ballast maximum) |

ADURA TECHNOLOGIES

WWW.ADURATECH.COM

Appendix B: Lighting Control System Page 10 of 16

## Dimensions

## ABOUT ADURA TECHNOLOGIES

Adura Technologies™ provides the most cost-effective enterprise lighting energy management solution that enables our customers' commercial facilities to be "best in class."

- **Most cost-effective:** Utilizing wireless technology platform and distributed controls technology, providing the most cost-effective solution from design, installation, commissioning and reconfiguration through life cycle management.
- **Energy management solution:** Distributed control system to monitor and control energy and carbon usage for energy savings, load curtailment and environmental responsibility.
- **Best in class:** Solution that meets or exceeds government and private standards for energy efficiency and carbon reduction.

## Wiring Diagram

### LC-KO-1R

### LC-KO-2R

### LC-KO-1RD

## Specifications

| | | | |
|---|---|---|---|
| Input Voltage | 120/277 VAC | Voltage measurement | 2% accuracy full scale |
| Input Frequency | 60 Hz | Current measurement | 2% accuracy full scale |
| Relay(s) | Normally open, SPST, zero crossing control | Operating Environment | -4 to 158 deg F (-20 to 70 deg C) |
| Max Switched Current (each relay) | 5A Ballast/ 5A Tungsten | Memory | Configuration programming stored in non-volatile memory |
| Enclosure | Recyclable plastic | Wires | 12" long, rated for 600 VAC, 18 AWG |
| Radio Frequency | 2.4 GHz | Mounting | Mounts into a 1/2" knockout on an electrical box. Secures with supplied lock nut. |
| RF Transmission Output Power (Average) | +12 dBm | | |

ADURA TECHNOLOGIES 22 Fourth St, 10th Floor, San Francisco, CA 94103
1-888-828-8281 / www.aduratech.com

Copyright 2011 Adura Technologies, Inc. All rights reserved. Adura, the Adura logo and all other Adura company, product and service names and slogans are trademarks of Adura Technologies, Inc. Other names and marks are the property of their respective owners.

JUNE 2011 / 110527

Appendix B: Lighting Control System Page 11 of 16

# Sensor Interface

ADURA

Adura's Sensor Interface adds wireless capability to industry standard low voltage occupancy sensors and photo sensors. This provides flexible control zoning and the ability to incorporate multiple control strategies in a cost-effective manner. Occupancy sensing and daylighting can be combined with other control strategies, such as smart scheduling, demand response and wall control.

Installation, setup, programming and maintenance are simple. The Sensor Interface snaps into an electrical junction box and includes LEDs to indicate sensor status as feedback during installation. Setup is completed by creating lighting control zones and applying control strategies, using Adura System Designer.

The Sensor Interface incorporates wireless RF technology using the ZigBee® standard for fail-safe communication. By forming a self-healing, adaptive mesh network that maintains connectivity, communication is assured even in difficult environments.

### Available Models

| Catalog Number | Description |
|---|---|
| SI-2C | Sensor Interface - 2 Input Channels |

## ADURA SENSOR INTERFACE FEATURES

- Connects to occupancy sensors, taking advantage of an existing investment while transitioning to Adura's more adaptable lighting control system
- Two independent channels to monitor multiple standard occupancy sensors or photo sensors
- Interfaces with commercially available low voltage occupancy sensors (ultrasonic, PIR or dual technology), as well as photocells (0 - 10 VDC)
- Transmits data from the occupancy and photo sensors onto Adura's wireless network
- Non-volatile memory for sensor settings
- Inputs are protected against over-voltage and surges
- Powered by a Class 2 power supply, such as a 24 VDC power pack
- Suitable for mounting on an electrical junction box
- UL 2043 (plenum rated) listed
- Compliant with FCC Part 15
- 5 year warranty

TECHNICAL

ADURA TECHNOLOGIES

WWW.ADURATECH.COM

Appendix B: Lighting Control System Page 12 of 16

## Dimensions

1 1/2"
2 1/2"
1"
3 1/4"

LEDs
Green: Channel 1
Yellow: Channel 2
Steady: Contact closure (motion detected)
Blinking: 0 - 10VDC signal (photocell)

## ABOUT ADURA TECHNOLOGIES

Adura Technologies™ provides the most cost-effective enterprise lighting energy management solution that enables our customers' commercial facilities to be "best in class."

- **Most cost-effective:** Utilizing wireless technology platform and distributed controls technology, providing the most cost-effective solution from design, installation, commissioning and reconfiguration through life cycle management.
- **Energy management solution:** Distributed control system to monitor and control energy and carbon usage for energy savings, load curtailment and environmental responsibility.
- **Best in class:** Solution that meets or exceeds government and private standards for energy efficiency and carbon reduction.

## Wiring Diagrams

### Occupancy Sensor

Channel 1 Signal
GREEN LED
Sensor Interface
YELLOW
BLUE
RED
BLACK
DISCONNECT AND CAP EXISTING WIRE
Class 2 Power Supply
Junction Box
Power Pack
BLUE
RED (+24 VDC)
BLACK (Return)
BLUE (Signal)
RED (+24 VDC)
BLACK (Return)
Occupancy Sensor
Unswitched lighting circuit (120V or 277V)
N
L
Typical wire colors. Verify actual wire colors with installed occupancy sensor.
DISCONNECT LIGHTING LOAD FROM POWER PACK RELAY AND CONNECT LIGHTING LOAD TO HOT WIRE
To Lighting Load
DISCONNECT AND SECURE RELAY LEADS

### Photocell

Channel 2 Signal
YELLOW LED
Sensor Interface
YELLOW
BLUE
RED
BLACK
(0-10VDC Signal)
Photocell
BLUE
RED (+24 VDC)
BLACK (Return)
RED (+24 VDC)
BLACK (Return)
Power Pack
Unswitched lighting circuit (120V or 277V)
N
L
Junction Box
Class 2 Power Supply
DISCONNECT AND SECURE RELAY LEADS

### Specifications

| | | | |
|---|---|---|---|
| Input Voltage | 15 - 30VDC | Enclosure | Recyclable plastic |
| Power Consumption | 11 mA | Operating Environment | 40 to 140 deg F, dry location or 4 to 60 deg C |
| Sensor Input Channels | 0 - 30VDC | Memory | Configuration programming stored in non-volatile memory |
| Radio Frequency | 2.4 GHz | Wires | 9" 600 VAC plenum rated, 18 AWG solid conductors |
| RF Transmission Output Power (Average) | +12 dBm | Mounting | Magnets or screws inside a UL-rated fixture or enclosure rated for the application |

ADURA TECHNOLOGIES
22 Fourth St, 10th Floor, San Francisco, CA 94103
1-888-828-8281 / www.aduratech.com

Copyright 2011 Adura Technologies, Inc. All rights reserved. Adura, the Adura logo and all other Adura company, product and service names and slogans are trademarks of Adura Technologies, Inc. Other names and marks are the property of their respective owners.

JUNE 2011 / 110513

Appendix B: Lighting Control System Page 13 of 16

# Wireless Wall Control Interface

Adura's wireless Wall Control Interface replaces conventional wall switches with a smart switch solution that provides simple on/off control, scene control and continuous dimming. The solution gives the occupant the ability to control lights to a level that is appropriate to the situation.

The Wall Control Interface works in conjunction with a wall switch by transmitting the occupant's requests wirelessly to the Adura network. During work hours, light levels can be manually adjusted up or down. During a demand response event, the occupant can still adjust lights within a reduced range.

For facility managers, this device provides ultimate flexibility. Zoning is no longer limited to existing wiring. Individual fixtures can be easily assigned or removed for wall switch control. All operating parameters of the switch are easily modifiable by Web-based tools.

The Wall Control Interface incorporates wireless RF technology using the ZigBee® standard for fail-safe communication. By forming a self-healing, adaptive mesh network that maintains connectivity, communication is assured even in difficult environments.

ADURA

## ADURA WALL CONTROL INTERFACE FEATURES

- Replaces line voltage wall switches to enable integration with multiple lighting control strategies
- Enables multi-level control without adding new wires
- Controlled lights can be added or removed without the need for new wiring
- Programmable for continuous dimming, scene control and adjusting light levels
- UL listed
- Compliant with FCC Part 15
- 5 year warranty

TECHNICAL

## EXAMPLES OF APPLICATIONS

- Office Buildings
- Retail Facilities
- Warehouses
- Schools (K-12)
- Campuses
- Parking Garages

## Available Models

| Catalog Number | Description |
|---|---|
| WCI | Wall Control Interface |
| WCI Kit-I | Kit with WCI and ivory decorator switch |
| WCI Kit-W | Kit with WCI and white decorator switch |

WWW.ADURATECH.COM

ADURA® TECHNOLOGIES

Appendix B: Lighting Control System Page 14 of 16

## ABOUT ADURA TECHNOLOGIES

Adura Technologies™ provides the most cost-effective enterprise lighting energy management solution that enables our customers' commercial facilities to be "best in class."

- **Most cost-effective:** Utilizing wireless technology platform and distributed controls technology, providing the most cost-effective solution from design, installation, commissioning and reconfiguration through life cycle management.
- **Energy management solution:** Distributed control system to monitor and control energy and carbon usage for energy savings, load curtailment and environmental responsibility.
- **Best in class:** Solution that meets or exceeds government and private standards for energy efficiency and carbon reduction.

### Wiring Diagram

WHEN REPLACING AN EXISTING WALL SWITCH, CONNECT THE LINE AND LOAD TOGETHER. SWITCHING IS NOW PERFORMED BY ADURA'S LIGHT CONTROLLERS.
GROUND
GREEN
120 OR 277 VAC
LINE
LOAD
BLACK
BLACK
Wall Control Interface
Wall Switch
GREEN
BLACK
GRAY (COMMON)
YELLOW (BOTTOM PRESS ON SWITCH)
BLUE (TOP PRESS ON SWITCH)

### Dimensions

2.5"
1.5"

1"
1.125"

### Specifications

| | | | |
|---|---|---|---|
| Input Voltage | 120/277 VAC | Enclosure | Recyclable plastic |
| Power Consumption | 0.5 mA | Operating Environment | 40° to 140° F, dry location or 4° to 60° C |
| Radio Frequency | 2.4 GHz | Memory | Configuration programming stored in non-volatile memory |
| RF Transmission Output Power (Average) | +5 dBm | Wires | 9" 600 VAC plenum rated, 18 AWG solid conductors |
| Input Frequency | 60 Hz | Mounting | Magnets or screws inside a UL-rated fixture or enclosure rated for the application |

ADURA TECHNOLOGIES 22 Fourth St, 10th Floor, San Francisco, CA 94103
1-888-828-8281 / www.aduratech.com

Copyright 2011 Adura Technologies, Inc. All rights reserved. Adura, the Adura logo and all other Adura company, product and service names and slogans are trademarks of Adura Technologies, Inc. Other names and marks are the property of their respective owners.

JUNE 2011 / 110516

Appendix B: Lighting Control System Page 15 of 16

# Wireless Gateway

The Wireless Gateway provides the bridge between Adura's wireless control network and the Adura Enterprise servers. The Adura system can then be accessed through the Adura web-based application. The Wireless Gateway optimizes network performance and provides a secure channel of communication with the wireless control network. The Gateway restricts inbound messages for increased network security. Signals that do not conform to Adura's protocol are rejected.

Adura's Gateway uses secure data transmission on both the wired network and the wireless network. When communicating with the Enterprise Servers over the wire, the Gateway exchanges messages using HTTPS, encrypting a message prior to transmission and decrypting it upon arrival. The wireless ZigBee® network employs 128-bit Advanced Encryption Standard (AES).

**Typical floor or area**

2.4 GHz Secure ZigBee® Wireless Mesh Network
Adura's Wireless Light Controller
Additional floors or areas
Adura's Wireless Gateway
Adura Database
Client Firewall
256-bit unique access key encrypted over SSL
Building Network
Internet
Adura Web Services
Application-level security encrypted over SSL
Facility Management

## AVAILABLE MODELS

| Catalog Number | Description |
|---|---|
| GW | Wireless Gateway |
| GW - 802.3 | 802.3af adapter for PoE |

## ADURA WIRELESS GATEWAY FEATURES

- Buffers data to ensure information integrity when exchanging data with the Enterprise Server and retains data to prevent data loss in the event of temporary outage
- Designed for high throughput and quick response time
- 10/100 Ethernet port RJ-45 connector for connection to wired network
- Powered from any standard wall outlet or power over Ethernet (PoE)
- Optional IEEE 802.3af PoE adapter for use with standard PoE switches
- LED indicators show status of Gateway and communication
- Compliant with FCC Part 15
- 5 year warranty

TECHNICAL

ADURA TECHNOLOGIES

WWW.ADURATECH.COM

Appendix B: Lighting Control System Page 16 of 16

## ABOUT ADURA TECHNOLOGIES

Adura Technologies™ provides the most cost-effective enterprise lighting energy management solution that enables our customers' commercial facilities to be "best in class."

- **Most cost-effective:** Utilizing wireless technology platform and distributed controls technology, providing the most cost-effective solution from design, installation, commissioning and reconfiguration through life cycle management.
- **Energy management solution:** Distributed control system to monitor and control energy and carbon usage for energy savings, load curtailment and environmental responsibility.
- **Best in class:** Solution that meets or exceeds government and private standards for energy efficiency and carbon reduction.

## Powering Options

### Option A

Use when selected Gateway location is in close proximity to a wall outlet.

Standard CAT5 Cable
(7' patch cable supplied with Gateway)
Gateway
Building Network (Ethernet)
Wall Transformer (Supplied with Gateway)
Max distance to outlet is 4'

### Option B

Use when selected Gateway location is remote from a wall outlet.

Standard CAT5 Cable
(Max distance is 100'. Not supplied)
Gateway
Passive PoE
Max distance to outlet is 4'
PoE
LAN
Wall Transformer (Supplied with Gateway)
Building Network (Ethernet)
Standard CAT5 Cable (7' patch cable supplied with Gateway)
Passive PoE Injector (Supplied with Gateway)

### Option C

Use when PoE-enabled centralized switch (802.3af enabled) has been enabled.

Standard CAT5 Cable
(7' patch cable supplied with Gateway)
Gateway
Connected to POE Switch (802.3af)
Passive PoE
Standard CAT5 Cable (Max distance is 300'. Not supplied)
802.3af Adapter (Optional part to be ordered separately)

### Dimensions and Mounting Hardware

ANT
ETH
DC
1 2 3
COM

LED 1: Green blinking = normal operation
LED 2: Off = normal operation
LED 3: Green blinking = RF communication

### Specifications

| | |
|---|---|
| Input Power | 12-18 VDC. 6 watts peak.<br>120 VAC with AC wall adapter (supplied) or PoE (see options) |
| RF Transmission Ouput Power (Average) | +18 dBm |
| Radio Frequency | 2.4 GHz |
| Operating Environment | 32° to 95° F, dry location (For parking garages, mount inside a non-metallic waterproof enclosure) |
| Relative Humidity Range | 5% to 95%, non-condensing |
| Weight | 1 pound |
| Mounting | Supplied with two brackets for wall mounting |

ADURA TECHNOLOGIES
22 Fourth St, 10th Floor, San Francisco, CA 94103
1-888-828-8281 / www.aduratech.com

Copyright 2011 Adura Technologies, Inc. All rights reserved. Adura, the Adura logo and all other Adura company, product and service names and slogans are trademarks of Adura Technologies, Inc. Other names and marks are the property of their respective owners.

JUNE 2011 / 110513

Light Fixture Cutsheets

Appendix C: Light Fixture Cutsheets Page 1 of 9

# wave 2x2 RECESSED T-Bar & Drywall T5 14W LAMPING

SHOWN WITH VL optic

## ● PROJECT INFORMATION

Project: 680 FOLSOM

Type: FL

Notes: ADVANCE MARK 7 DIMMING BALLAST IN ALL FIXTURES WITHIN 15' OF PERIMETER

REVIT files are available for download at www.axislighting.com

## ● PRODUCT ORDERING CODE

| product id | center optic | lamp | lamp config. | finish | voltage | ballast | circuits | mounting | other | controls | custom |
|---|---|---|---|---|---|---|---|---|---|---|---|
| WA22 | VL | T5 | 2 | W | UNV | D-ADV7 | 1 | | | | |

- **product id:** WA22 2'x2'
- **center optic:** VL VL optic; MS micro slots
- **lamp:** T5 14W
- **lamp config.:** 1 lamp; 2 lamps; 3 lamps
- **finish:** W white; C custom (describe below)
- **voltage:** UNV; 120; 277
- **ballast:** ERS rapid start; D dimming (specify); T step dimming; M+ master; S+ satellite
- **circuits:** 1 one circuit; 2 two circuits; +E em. circuit
- **mounting:** TB9 T-bar 9/16"; TB15 T-bar 15/16"; TG9 Tegular 9/16"; TG15 Tegular 15/16"; ST screw slot T-bar; DF drywall flanged
- **other:** B# batt.pack (specify); F fuse; AR air return; CP chicago plenum; FW6 flex whip 6'; FW12 flex whip 12'
- **controls:** DS daylight; OS occ.; DS+OS daylight+occ.; DOS daylight&occ.
  - See Integrated Controls Guide for further details.
- **custom:** C custom (describe below)

Dimming Ballast, Battery Pack and Integrated Control Details:

Custom Description:

Specification sheets for other lamping are available for download at www.axislighting.com

## ● DIMENSIONS

### SECTION VIEW

3 7/8"
23 7/8"
24"

Between T-bar Centers

### SIDE VIEW

23 15/16"
3 7/8"
23 7/8"
24"

Between T-bar Centers

## ● LAMPING CONFIGURATIONS

1 T5

2 T5

3 T5

Page: 1 / 4

FILE NAME:WA22.T5.SPEC July 19, 2011

Product design and development is an ongoing process at Axis Lighting. We reserve the right to change specifications. Contact Axis for the latest product information.

ÉCLAIRAGE axis LIGHTING
1.800.263.AXIS
[T] 514.948.6272
[F] 514.948.6271
www.axislighting.com

c UL us

© 2010 Axis Lighting Inc.

Appendix C: Light Fixture Cutsheets Page 2 of 9

# wave 2x2 RECESSED T-Bar & Drywall T5 14W LAMPING

## CEILING SYSTEM

### T-BAR STYLE MOUNTING

(TB9)
9/16"
9/16" T-BAR
(TB15)
15/16"
15/16" T-BAR
(TG9)
5/16"
9/16"
9/16" TEGULAR
(TG15)
5/16"
15/16"
15/16" TEGULAR
(ST)
5/16"
9/16"
SCREW SLOT

### DRYWALL WITH FLANGE KIT (DF)

WITH WOOD FRAME
WITHOUT WOOD FRAME

DRYWALL MOUNTING KIT

25 3/16"
25 3/16"

FIXTURE DIMENSIONS
23 3/8"/23 3/8"

CUT HOLE DIMENSIONS
24 7/16"/24 7/16"

Installation sheets for all mounting options are available at: www.axislighting.com

## CONSTRUCTION

| | |
|---|---|
| Housing | Die formed cold rolled sheet steel (20 gauge) |
| Central Lens Housing | Extruded aluminum (0.060" nominal) |
| Reflectors | Die formed cold rolled sheet steel (22 gauge) |
| Interior Brackets | Die formed cold rolled sheet steel (20 gauge) |
| Drywall Flange Kit | Extruded aluminum (0.060" nominal) |

## WEIGHT

| | |
|---|---|
| Standard | 18.2 lbs / 8.3 Kg |
| Drywall with Kit | 20.2 lbs / 9.2 Kg |

## APPROVALS

Certified to UL and CUL standards
Chicago Plenum Certified (CCEA)
Meets NYC requirements

## OPTICAL SYSTEM

WAVE optical system includes two side lenses and one center lens. Center lens has an extruded aluminum frame and can be opened to replace the lamps. Side lenses are 0.08" PMMA satin blend.

There are three available options for center lens:

| | |
|---|---|
| VL optic: | PMMA Precision formed microconical structure (VL Optic) 92 percent transmissive that cuts off glare above 55 degrees. |
| SATIN: | PMMA blend satin lens (0.12" nominal) 68% transmissive. |
| MICRO SLOTS: | The Micro Slots (MS) diffuser consists of a steel micro-slotted grid backed with a translucent frosted acrylic overlay. |

## FINISH

**Highly reflective, matte powder coat white paint** for high efficiency. Matte texture to diffuse glare and lamp image on the surface within the optical chamber exterior. Custom finishes are also available.

## ELECTRICAL

| | |
|---|---|
| Ballast | Electronic Rapid Start, Dimming (0-10V, Line, Step, EcoSystem, DALI) With preinstalled ballast disconnect as per NEC & CEC |
| Emergency | Emergency battery pack or emergency circuit |
| Voltage | 120V, 277V, 347V, UNV |

## STANDARD AND END MOUNT POWER FEED

Knockouts for BX cable connection are provided both on the top and on the ends of the luminaire. This allows for an end mount power feed solution if it is required.
(BX CABLE BY OTHER)

PLATE WITH KNOCKOUTS
TOP VIEW
END VIEW
KNOCKOUTS

## MASTER / SATELLITE CONFIGURATION

Master / Satellite configuration allows the satellite luminaire to share a ballast and power supply with the master luminaire.

BALLAST

(BX CABLE BY OTHER)

Check Master/Satellite Installation Guide file DIA-PO-WA.MS.INST for details.

## AIR RETURN

The air return (AR) option consists of discrete slots along the sides of the luminaire. These slots allow air to exhaust into the plenum and eliminate the need for unsightly air return grilles, and create a clean and well organized ceiling.

Page: 2 / 4

FILE NAME:WA22.T5.SPEC July 19, 2011

Product design and development is an ongoing process at Axis Lighting. We reserve the right to change specifications. Contact Axis for the latest product information.

ÉCLAIRAGE axis LIGHTING
1.800.263.AXIS
[T] 514.948.6272
[F] 514.948.6271
www.axislighting.com

© 2010 Axis Lighting Inc.

Appendix C: Light Fixture Cutsheets Page 3 of 9

# wave 2x2 RECESSED T-Bar & Drywall T5 14W LAMPING

## ● INTEGRATED CONTROL OPTIONS

WAVE luminaires allow the use of integrated controls such as daylight sensors (DS), occupancy sensors (OS), individual daylight sensors and occupancy sensors (DS+OS), and combination daylight/occupancy sensors (DOS). These options can be seamlessly integrated into our luminaires. The control system could be used to optimize the lighting of the space by reducing energy consumption through daylight harvesting and occupancy, thereby improving the overall interior environment and allowing for LEED credits.

IC CONTROL SENSORS

- Consult factory for other options.
- Refer to IC brochure for more information.

| SENSORS | BRAND | Model | TYPE | CODE | COMPATIBLE DIMMING BALLAST |
|---|---|---|---|---|---|
| Daylight Sensor (DS) | Lutron | EC-DIR-WH | Daylight | LD | EcoSystem |
| | Wattstopper | FD-301 | Daylight | WD | 0-10V |
| | Philips | Luxsense | Daylight | PL | 0-10V |
| Occupancy Sensor (OS) | Wattstopper | FS-205 | PIR Occupancy | WP1 | Programmed Rapid Start |
| | | FS-355 | PIR Occupancy | WP2 | Programmed Rapid Start |
| | | FS-155 | PIR Occupancy | WP3 | Programmed Rapid Start |
| | | FS-505 | Ultrasonic Occupancy | WU1 | Programmed Rapid Start |
| | | FS-505C | Ultrasonic Occupancy | WU2 | Programmed Rapid Start |
| | | FM-105 | High Frequency Occupancy | WH | Programmed Rapid Start |
| Daylight & Occupancy Sensors (DOS) | Philips | Actilume | Daylight & PIR Occupancy | PA | DALI or 0-10V |

## ● PHOTOMETRIC DATA

### T5 14W

with VLoptic™

### PHOTOMETRIC CURVE

48
96
193
289
385
90°
75°
60°
45°
30°
0°
90°
15°
0°
15°

Test Lamp: 1xF14T5
IES FILE:WA22-VL-T5-1.ies

**Efficiency: 86.9%**

### CANDELA DISTRIBUTION

| Vertical Angle | Horizontal Angles 0 | 22.5 | 45 | 67.5 | 90 | Zonal Lumens |
|---|---|---|---|---|---|---|
| 0 | 429 | 429 | 429 | 429 | 429 | |
| 5 | 427 | 433 | 427 | 428 | 417 | 23 |
| 15 | 412 | 418 | 425 | 424 | 422 | 100 |
| 25 | 395 | 399 | 410 | 413 | 411 | 172 |
| 35 | 350 | 358 | 369 | 382 | 387 | 223 |
| 45 | 276 | 294 | 303 | 312 | 306 | 237 |
| 55 | 178 | 184 | 204 | 206 | 208 | 193 |
| 65 | 102 | 106 | 113 | 127 | 137 | 131 |
| 75 | 43 | 46 | 56 | 64 | 66 | 72 |
| 85 | 8 | 9 | 10 | 10 | 9 | 21 |
| 90 | 1 | 1 | 1 | 1 | 1 | |

### LUMINANCE DATA (CD/M²)

| Vertical Angle | Horizontal Angles 0 | 45 | 90 |
|---|---|---|---|
| 45 | 901 | 933 | 1000 |
| 55 | 676 | 714 | 790 |
| 65 | 476 | 476 | 642 |
| 75 | 277 | 307 | 418 |
| 85 | 81 | 86 | 98 |

### COEFFICIENTS OF UTILIZATION (%)

| Ceiling | 80 | | | | 70 | | | | 50 | | |
|---|---|---|---|---|---|---|---|---|---|---|---|
| Wall | 70 | 50 | 30 | 10 | 70 | 50 | 30 | 10 | 50 | 30 | 10 |
| 0 | 103 | 103 | 103 | 103 | 101 | 101 | 101 | 101 | 97 | 97 | 97 |
| 1 | 95 | 92 | 88 | 85 | 93 | 90 | 87 | 84 | 86 | 83 | 81 |
| 2 | 87 | 81 | 75 | 70 | 85 | 79 | 74 | 70 | 76 | 72 | 68 |
| 3 | 80 | 71 | 64 | 59 | 78 | 70 | 64 | 59 | 67 | 62 | 58 |
| 4 | 73 | 63 | 56 | 51 | 71 | 62 | 55 | 50 | 60 | 54 | 49 |
| 5 | 68 | 57 | 49 | 44 | 66 | 56 | 49 | 43 | 54 | 48 | 43 |
| 6 | 62 | 51 | 44 | 38 | 61 | 50 | 43 | 38 | 49 | 43 | 38 |
| 7 | 58 | 47 | 39 | 34 | 56 | 46 | 39 | 34 | 45 | 38 | 34 |
| 8 | 54 | 42 | 35 | 30 | 53 | 42 | 35 | 30 | 41 | 34 | 30 |
| 9 | 50 | 39 | 32 | 27 | 49 | 38 | 32 | 27 | 38 | 31 | 27 |
| 10 | 47 | 36 | 29 | 25 | 46 | 36 | 29 | 25 | 35 | 29 | 25 |

Based on floor reflectance of 20

ⓘ All IES files are available for download at: www.axislighting.com

Page: 3 / 4

FILE NAME:WA22.T5.SPEC July 19, 2011

ÉCLAIRAGE axis LIGHTING
1.800.263.AXIS
[T] 514.948.6272
[F] 514.948.6271
www.axislighting.com

c UL us

Product design and development is an ongoing process at Axis Lighting. We reserve the right to change specifications. Contact Axis for the latest product information.

© 2010 Axis Lighting Inc.

Appendix C: Light Fixture Cutsheets Page 4 of 9

# wave 2x2 RECESSED T-Bar & Drywall T5 14W LAMPING

## PHOTOMETRIC DATA

### 2 T5 14W

with VL optic™

### PHOTOMETRIC CURVE

90°
75°
60°
45°
30°
93
186
372
559
745
0°
90°
15°
0°
15°

Test Lamp: 2xF14T5
IES FILE:WA22-VL-T5-2.ies

**Efficiency: 85.4%**

### CANDELA DISTRIBUTION

| Vertical Angle | Horizontal Angles 0 | 22.5 | 45 | 67.5 | 90 | Zonal Lumens |
|---|---|---|---|---|---|---|
| 0 | 829 | 829 | 829 | 829 | 829 | |
| 5 | 813 | 833 | 825 | 837 | 831 | 45 |
| 15 | 820 | 822 | 826 | 830 | 828 | 196 |
| 25 | 769 | 777 | 802 | 796 | 795 | 334 |
| 35 | 694 | 697 | 716 | 727 | 724 | 432 |
| 45 | 547 | 554 | 588 | 613 | 616 | 457 |
| 55 | 347 | 365 | 402 | 433 | 443 | 385 |
| 65 | 196 | 209 | 243 | 263 | 268 | 268 |
| 75 | 88 | 94 | 112 | 130 | 132 | 146 |
| 85 | 16 | 17 | 20 | 21 | 20 | 43 |
| 90 | 2 | 2 | 2 | 2 | 2 | |

### LUMINANCE DATA (CD/M²)

| Vertical Angle | Horizontal Angles 0 | 45 | 90 |
|---|---|---|---|
| 45 | 1787 | 1811 | 2013 |
| 55 | 1315 | 1408 | 1677 |
| 65 | 920 | 1021 | 1255 |
| 75 | 564 | 615 | 838 |
| 85 | 168 | 166 | 205 |

### COEFFICIENTS OF UTILIZATION (%)

| Ceiling | 80 | | | | 70 | | | | 50 | | |
|---|---|---|---|---|---|---|---|---|---|---|---|
| Wall | 70 | 50 | 30 | 10 | 70 | 50 | 30 | 10 | 50 | 30 | 10 |
| 0 | 102 | 102 | 102 | 102 | 99 | 99 | 99 | 99 | 95 | 95 | 95 |
| 1 | 94 | 90 | 87 | 84 | 91 | 88 | 85 | 82 | 84 | 82 | 80 |
| 2 | 86 | 79 | 74 | 69 | 84 | 77 | 72 | 68 | 74 | 70 | 67 |
| 3 | 78 | 70 | 63 | 58 | 76 | 69 | 62 | 57 | 66 | 61 | 56 |
| 4 | 72 | 62 | 55 | 49 | 70 | 61 | 54 | 49 | 59 | 53 | 48 |
| 5 | 66 | 56 | 48 | 43 | 65 | 55 | 48 | 42 | 53 | 47 | 42 |
| 6 | 61 | 50 | 43 | 37 | 60 | 49 | 42 | 37 | 48 | 42 | 37 |
| 7 | 57 | 46 | 38 | 33 | 55 | 45 | 38 | 33 | 44 | 37 | 33 |
| 8 | 53 | 42 | 34 | 30 | 52 | 41 | 34 | 29 | 40 | 34 | 29 |
| 9 | 49 | 38 | 31 | 27 | 48 | 38 | 31 | 26 | 37 | 31 | 26 |
| 10 | 46 | 35 | 29 | 24 | 45 | 35 | 28 | 24 | 34 | 28 | 24 |

Based on floor reflectance of 20

### 3 T5 14W

with VL optic™

### PHOTOMETRIC CURVE

90°
75°
60°
45°
30°
139
278
555
833
1110
0°
90°
15°
0°
15°

Test Lamp: 3xF14T5
IES FILE:WA22-VL-T5-3.ies

**Efficiency: 82.7%**

### CANDELA DISTRIBUTION

| Vertical Angle | Horizontal Angles 0 | 22.5 | 45 | 67.5 | 90 | Zonal Lumens |
|---|---|---|---|---|---|---|
| 0 | 1217 | 1217 | 1217 | 1217 | 1217 | |
| 5 | 1236 | 1224 | 1219 | 1208 | 1249 | 66 |
| 15 | 1187 | 1190 | 1192 | 1193 | 1196 | 284 |
| 25 | 1112 | 1130 | 1157 | 1160 | 1170 | 488 |
| 35 | 1011 | 1021 | 1050 | 1077 | 1084 | 633 |
| 45 | 797 | 821 | 868 | 901 | 903 | 675 |
| 55 | 506 | 533 | 582 | 621 | 622 | 559 |
| 65 | 283 | 304 | 341 | 361 | 378 | 379 |
| 75 | 120 | 132 | 157 | 180 | 180 | 204 |
| 85 | 22 | 26 | 30 | 29 | 28 | 61 |
| 90 | 2 | 2 | 2 | 2 | 2 | |

### LUMINANCE DATA (CD/M²)

| Vertical Angle | Horizontal Angles 0 | 45 | 90 |
|---|---|---|---|
| 45 | 2606 | 2673 | 2950 |
| 55 | 1917 | 2038 | 2356 |
| 65 | 1326 | 1434 | 1766 |
| 75 | 767 | 861 | 1145 |
| 85 | 235 | 243 | 296 |

### COEFFICIENTS OF UTILIZATION (%)

| Ceiling | 80 | | | | 70 | | | | 50 | | |
|---|---|---|---|---|---|---|---|---|---|---|---|
| Wall | 70 | 50 | 30 | 10 | 70 | 50 | 30 | 10 | 50 | 30 | 10 |
| 0 | 98 | 98 | 98 | 98 | 96 | 96 | 96 | 96 | 92 | 92 | 92 |
| 1 | 91 | 87 | 84 | 81 | 89 | 85 | 82 | 80 | 82 | 79 | 77 |
| 2 | 83 | 77 | 71 | 67 | 81 | 75 | 70 | 66 | 72 | 68 | 65 |
| 3 | 76 | 68 | 61 | 56 | 74 | 66 | 60 | 56 | 64 | 59 | 55 |
| 4 | 70 | 60 | 53 | 48 | 68 | 59 | 53 | 48 | 57 | 51 | 47 |
| 5 | 64 | 54 | 47 | 42 | 63 | 53 | 46 | 41 | 51 | 45 | 41 |
| 6 | 59 | 49 | 42 | 36 | 58 | 48 | 41 | 36 | 46 | 40 | 36 |
| 7 | 55 | 44 | 37 | 32 | 54 | 44 | 37 | 32 | 42 | 36 | 32 |
| 8 | 51 | 40 | 33 | 29 | 50 | 40 | 33 | 29 | 39 | 33 | 28 |
| 9 | 48 | 37 | 30 | 26 | 47 | 37 | 30 | 26 | 36 | 30 | 26 |
| 10 | 45 | 34 | 28 | 23 | 44 | 34 | 28 | 23 | 33 | 27 | 23 |

Based on floor reflectance of 20

All IES files are available for download at www.axislighting.com

Page: 4 / 4

FILE NAME:WA22.T5.SPEC July 19, 2011

Product design and development is an ongoing process at Axis Lighting. We reserve the right to change specifications. Contact Axis for the latest product information.

ÉCLAIRAGE axis LIGHTING
1.800.263.AXIS
[T] 514.948.6272
[F] 514.948.6271
www.axislighting.com

c UL us

© 2010 Axis Lighting Inc.

Appendix C: Light Fixture Cutsheets Page 5 of 9

# Shine™

Recessed

2'x2'

2 T5

airwave™ RESPONSE®

LEDALITE

| | |
|---|---|
| Project Name | 680 FOLSOM |
| Spec Type | FL - ALTERNATE A |
| Notes | ADVANCE MARK 7 BALLAST IN ALL FIXTURES WITHIN 15' OF PERIMETER |

## Order Guide

Some combinations of product options may not be available. Consult factory for assistance with your specification.

| 3322 | D1 | ST | F214 | - | - | - | - |
|---|---|---|---|---|---|---|---|
| **Product Series & Size** | **Version** | **Configuration** | **Lamping** | **Housing** | **Wiring** | **Voltage** | **Ballast** |
| Shine 2'x2' | D1 Standard T-Grid<br>A1 Air Return on Standard T-Grid | ST Standalone<br>CR Continuous Row | 2 T5 (14W) | S Standard (22ga.)<br>N New York (20ga.)<br>C Chicago Plenum | 1 1 cct<br>2 2 cct<br>5 1 cct w/ Battery Pack<br>7 1 cct Dimming | 1 120V<br>2 277V<br>3 347V | E Standard Ballast |
| | See details on next page | | | | Consult website for complete list of standard wiring options | | Consult website for ballast manufacturer information |

## Upgrades & Accessories

Please indicate with check mark.

- ☐ Lamps Included
- ☐ Lamps Included & Installed
- ☐ Job Pack
- ☐ Flex Whip
- ☐ Drywall Kit

Not available in continuous row
Can be mounted to wood frame or with hanger wire
Wood Frame
Hanger Wire

- ☐ Response Daylight: For details visit www.ledalite.com/response

Cross Section

4-3/8"
23-13/16"

Side View

24"
4-3/8"
23-11/16"

Filename 3322xxxxF214.pdf Rev 1

© 2010 Ledalite Phone: 604.888.6811 Fax: 800.665.5332 Web: www.ledalite.com

PHILIPS

Ledalite is a Philips group brand

Appendix C: Light Fixture Cutsheets Page 7 of 9

# ALTER HIGH EFFICIENCY QHE2GPFOP224 OR 334

Page 1 of 2

## 2' X 2' RECESSED DIRECT/INDIRECT FLUORESCENT 2 OR 3 LAMP, T5 5-1/2" DEEP MICROPERFORATED MESH LAMP SHIELD, STATIC

### Features

- Efficiency 68.6% (2 lamp T5HO).
- Swing down microperforated lamp shield for easy relamping and maintenance.
- Alter soft white film on inside of mesh conceals lamp image and provide balance between reflected light and direct light.
- Fully recessed luminaire and lamp compartment.
- 95% Reflective Alter soft white paint finish.
- Specular interior reflector.
- One piece body for easy installation.
- Exclusive socket locks lamp into place.
- Easy access to ballast through lamp compartment.
- Fits standard T-Grid ceilings.

### Mounting Methods / Features

Ceiling compatibility

Suited to standard exposed T-grid ceilings

Suited to standard exposed Slot T-grid ceilings

Microperforated mesh lamp shield

### Dimensions

5 1/2" (140mm)
24" (610mm)
5 1/2" (140mm)
24" (610mm)
23 13/16"(605mm)
7 3/8" (187mm)
10 1/8" (257mm)
23 13/16" (605mm)

| **Job Information** | **Type:** FL ALT B |
|---|---|
| **Job Name:** 680 FOLSOM | |
| **Cat. No.:** | |
| **Lamp(s):** (2) 14W T5 | |
| **Volts/Ballast:** ADVANCE MARK7 | |

ALL FIXTURES WITHIN 15' OF PERIMETER

Lightolier a Genlyte Thomas Company
Technical Information: (978) 657-7600 – (978) 658-0595
631 Airport Road, Fall River, MA 02720 – (508) 679-8131
C.F.I. Division of Canlyte, Inc.
525 Education Road, Cornwall, Ontario, Canada K6H 6C7 – (613) 938-6221
We reserve the right to change details of design, materials and finish.
© 2004 Genlyte Thomas Group LLC (Lightolier Division)
Section 5 / Folio L10-27
A0902

LIGHTOLIER

Appendix C: Light Fixture Cutsheets Page 6 of 9

# Shine™

Recessed
2'x2'
2 T5

## Photometry

### Report Summary

**Report #** 9901776
**Filename** 3322D1F214.ies
**Efficiency** 77.5%

**Spacing Criteria** 1.2 @ 0° along
1.26 @ 90° across

Meets RP-1-04 recommendations for VDT-Normal spaces

### Candela Distribution

| Vertical Angle | Horizontal Angle 0 | 22.5 | 45 | 67.5 | 90 | Zonal Lumens |
|---|---|---|---|---|---|---|
| 0 | 804 | 804 | 804 | 804 | 804 | |
| 5 | 799 | 800 | 800 | 802 | 801 | 77 |
| 15 | 768 | 770 | 768 | 778 | 774 | 218 |
| 25 | 701 | 710 | 706 | 719 | 713 | 326 |
| 35 | 601 | 619 | 617 | 643 | 647 | 390 |
| 45 | 474 | 492 | 503 | 547 | 545 | 395 |
| 55 | 334 | 352 | 365 | 408 | 403 | 334 |
| 65 | 201 | 217 | 223 | 247 | 238 | 226 |
| 75 | 92 | 99 | 96 | 108 | 103 | 108 |
| 85 | 14 | 17 | 14 | 17 | 11 | 20 |
| 90 | 0 | 0 | 0 | 0 | 0 | |

180
135
135
90
90
45
45
0
900 cd
0
45
90

### Coefficients of Utilization (%)

| Ceiling: | 80 | | | | 70 | | | 50 | | | 0 |
|---|---|---|---|---|---|---|---|---|---|---|---|
| Wall: | 70 | 50 | 30 | 10 | 70 | 50 | 30 | 50 | 30 | 10 | 0 |
| 0 RCR | 92 | 92 | 92 | 92 | 90 | 90 | 90 | 86 | 86 | 86 | 77 |
| 1 | 85 | 81 | 78 | 75 | 83 | 79 | 77 | 76 | 74 | 72 | 66 |
| 2 | 77 | 71 | 66 | 62 | 75 | 70 | 65 | 67 | 63 | 60 | 56 |
| 3 | 71 | 63 | 57 | 52 | 69 | 62 | 56 | 59 | 55 | 51 | 47 |
| 4 | 65 | 56 | 49 | 44 | 63 | 55 | 49 | 53 | 48 | 43 | 41 |
| 5 | 60 | 50 | 43 | 38 | 58 | 49 | 43 | 47 | 42 | 38 | 35 |
| 6 | 55 | 45 | 38 | 33 | 54 | 44 | 38 | 43 | 37 | 33 | 31 |
| 7 | 51 | 41 | 34 | 30 | 50 | 40 | 34 | 39 | 33 | 29 | 27 |
| 8 | 48 | 37 | 31 | 26 | 46 | 37 | 31 | 36 | 30 | 26 | 24 |
| 9 | 44 | 34 | 28 | 24 | 43 | 34 | 28 | 33 | 27 | 23 | 22 |
| 10 | 42 | 32 | 25 | 21 | 41 | 31 | 25 | 30 | 25 | 21 | 20 |

Based on a floor reflectance of 0.2

### Avg. Luminance (cd/m²)

| Vertical Angle | Horizontal Angle 0 | 45 | 90 |
|---|---|---|---|
| 55 | 1700 | 1858 | 2051 |
| 65 | 1398 | 1540 | 1644 |
| 75 | 1038 | 1083 | 1162 |
| 85 | 469 | 489 | 368 |

IES files for this and other photometric options can be downloaded online at www.ledalite.com

## Additional Information

### Mounting

Integrates with most common T-bar ceiling types.

Flat T-Grid

Option D1 works with 9/16" and 15/16" flat T-grid ceilings.

Slot T-Grid

D1 can also be used with slot T-grid ceilings, but it will not sit flush with the bottom of the T-bar.

### Ceiling Types

Integrated mounting tabs can be field-adjusted to various T-bar ceiling heights for fastening directly to the T-bar grid and/or tied-off to the building structure.

1" T-bar height
1-1/2" T-bar height
1-11/16" T-bar height

### Air Return

The air return version features slotted vents along the sides of the fixture. As a result, the installation method of the air return version is different to the standard version, and the fixture cannot be installed in continuous rows.

## Specifications

Due to continuing product improvements, Ledalite reserves the right to change specifications without notice.

**Housing**
Die-formed, post-painted, 22 gauge cold-rolled steel (New York City version is 20 gauge). Wire entrances are positioned on the side of the housing to allow easy wiring access for the installer. Multiple wire entrances are available on top or side to allow continuous row mounting of fixtures. Maintenance can be performed from below the ceiling without tools. No hardware is visible.

**Weight**
Maximum 23 lbs.

**Optical System**
Optical system consists of highly reflective painted interior reflectors and three flat acrylic lenses with 95% transmittance.

**Mounting**
Fixture is compatible with most ceiling types. Option D1 works with 9/16" and 15/16" standard T-grid ceiling systems. D1 can be used with slot T-grid ceiling systems but fixture will be slightly regressed above the T-bar. Integrated tabs are provided for different T-grid heights. Optional drywall kit is available for non-accessible ceilings.

**Ballast**
Electronic. Supplied with pre-installed ballast disconnects as per national electric codes.

**Wiring**
Fixtures are factory pre-wired and tested for all circuits and emergency battery packs; all leads pulled to a side access with cover plate. Optional armored cable flex whips are supplied in 6' lengths for 1x4, 2x2 and 2x4 fixtures. Armored cable flex connectors are supplied in 9' lengths for optional master/satellite configurations.

**Air Return**
Air return option available in 2'x2' and 2'x4' sizes. Perforated air return side rails are finished in black.

**Approvals**
Certified to UL & CSA Standards. City of Chicago Approved CCEA (housing option C). Designed to comply with NYC code requirements (Housing Option N).

**Finish**
Housing and Frame: Post-painted, high quality powder coat. Available in white.

Filename 3322xxxxF214.pdf Rev 1

© 2010 Ledalite Phone: 604.888.6811 Fax: 800.665.5332 Web: www.ledalite.com

Appendix C: Light Fixture Cutsheets Page 8 of 9

# ALTER HIGH EFFICIENCY QHE2GPFOP224 OR 334

Page 2 of 2

## 2' X 2' RECESSED DIRECT/INDIRECT FLUORESCENT 2 OR 3 LAMP, T5 5-1/2" DEEP MICROPERFORATED MESH LAMP SHIELD, STATIC

Model No. : QHE2GPFOP224120PG

## Photometry

CERTIFIED TEST REPORT NO. LSCA267
COMPUTED BY LSC PROGRAM **TEST-LITE**

LIGHTOLIER-CFI 2X2 RECESSED LUMINAIRE CAT. NO. QHE2GPFOP22412OPG
WHITE REFLECTOR, SILVER BALLAST COVER, PERF. LAMP SHIELD WITH OVERLAY
TWO 24W T5 HO FLUORESCENT LAMPS. LUMEN RATING = 1760 LMS.
ONE UNIVERSAL TRIAD 120-277V 1 OR 2-LAMP ELECTRONIC BALLASTS NO. B224PUNV-C

ACROSS
45
ALONG

CANDLEPOWER SUMMARY

| ANGLE | ALONG | 22.5 | 45 | 67.5 | ACROSS | OUTPUT LUMENS |
|---|---|---|---|---|---|---|
| 0 | 817 | 817 | 817 | 817 | 817 | |
| 5 | 803 | 814 | 805 | 806 | 811 | 78 |
| 10 | 796 | 795 | 798 | 801 | 809 | |
| 15 | 782 | 778 | 788 | 783 | 795 | 223 |
| 20 | 767 | 756 | 761 | 775 | 777 | |
| 25 | 742 | 733 | 739 | 751 | 756 | 330 |
| 30 | 696 | 685 | 704 | 722 | 731 | |
| 35 | 616 | 634 | 666 | 683 | 692 | 414 |
| 40 | 574 | 593 | 619 | 645 | 670 | |
| 45 | 511 | 530 | 569 | 606 | 620 | 436 |
| 50 | 440 | 466 | 518 | 556 | 579 | |
| 55 | 377 | 402 | 464 | 504 | 526 | 406 |
| 60 | 308 | 339 | 400 | 444 | 485 | |
| 65 | 242 | 273 | 338 | 361 | 369 | 314 |
| 70 | 175 | 212 | 253 | 269 | 267 | |
| 75 | 124 | 141 | 161 | 166 | 168 | 166 |
| 80 | 65 | 76 | 92 | 103 | 97 | |
| 85 | 21 | 33 | 32 | 35 | 35 | 39 |
| 90 | 0 | 0 | 0 | 0 | 3 | |

ZONAL LUMENS AND PERCENTAGES

| ZONE | LUMENS | % LAMP | %LUMINAIRE |
|---|---|---|---|
| 0-30 | 637 | 18.10 | 26.42 |
| 0-40 | 1051 | 29.87 | 43.55 |
| 0-60 | 1895 | 53.86 | 78.53 |
| 0-90 | 2414 | 68.59 | 100.00 |
| 40-90 | 1362 | 38.72 | 56.45 |
| 60-90 | 518 | 14.74 | 21.49 |
| 90-180 | 0 | .00 | .00 |
| 0-180 | 2414 | 68.59 | 100.00 |

** EFFICIENCY = 68.6% **

LUMINANCE SUMMARY-CD. / SQ. M.

PAINT REFLECTANCE = .93 C/MH = 1.3
SC(ALONG) = 1.2, SC(ACROSS) = 1.3

| ANGLE | ALONG | 45 | ACROSS |
|---|---|---|---|
| 45 | 2118 | 2367 | 2578 |
| 55 | 1923 | 2377 | 2495 |
| 65 | 1674 | 2253 | 2366 |
| 75 | 1405 | 1826 | 1903 |
| 85 | 792 | 1066 | 1109 |

CERTIFIED BY:

DATE: APR 27, 2004

PREPARED FOR:
LIGHTOLIER-CFI
CORNWALL, ONTARIO

TESTED ACCORDING TO IES PROCEDURES. TEST DISTANCE EXCEEDS FIVE TIMES THE GREATEST LUMINOUS OPENING OF LUMINAIRE.

LIGHTING SCIENCES CANADA LTD.
440 PHILLIP ST., UNIT 19
WATERLOO, ONTARIO

CERTIFIED TEST REPORT NO. LSCA267
COMPUTED BY LSC PROGRAM **TEST-LITE**

LIGHTOLIER-CFI 2X2 RECESSED LUMINAIRE CAT. NO. QHE2GPFOP22412OPG
WHITE REFLECTOR, SILVER BALLAST COVER, PERF. LAMP SHIELD WITH OVERLAY
TWO 24W T5 HO FLUORESCENT LAMPS. LUMEN RATING = 1760 LMS.
ONE UNIVERSAL TRIAD 120-277V 1 OR 2-LAMP ELECTRONIC BALLASTS NO. B224PUNV-C

COEFFICIENTS OF UTILIZATION

ZONAL CAVITY METHOD

EFFECTIVE FLOOR CAVITY REFLECTANCE = .20

| CC | 80 | | | | 70 | | | | 50 | | | 30 | | | 10 | | | 0 |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| WALL | 70 | 50 | 30 | 10 | 70 | 50 | 30 | 10 | 50 | 30 | 10 | 50 | 30 | 10 | 50 | 30 | 10 | 0 |
| RCR | | | | | | | | | | | | | | | | | | |
| 0 | .82 | .82 | .82 | .82 | .80 | .80 | .80 | .80 | .76 | .76 | .76 | .73 | .73 | .73 | .70 | .70 | .70 | .69 |
| 1 | .78 | .73 | .69 | .67 | .75 | .71 | .68 | .66 | .68 | .66 | .64 | .65 | .63 | .62 | .63 | .61 | .60 | .59 |
| 2 | .69 | .63 | .58 | .55 | .67 | .62 | .58 | .54 | .59 | .56 | .53 | .57 | .55 | .52 | .55 | .53 | .51 | .49 |
| 3 | .63 | .56 | .51 | .46 | .61 | .55 | .50 | .46 | .53 | .49 | .45 | .51 | .47 | .44 | .49 | .46 | .44 | .42 |
| 4 | .58 | .52 | .44 | .39 | .56 | .49 | .43 | .39 | .47 | .42 | .38 | .45 | .41 | .38 | .44 | .40 | .38 | .36 |
| 5 | .53 | .44 | .38 | .33 | .51 | .43 | .37 | .33 | .41 | .36 | .33 | .40 | .36 | .33 | .39 | .35 | .32 | .30 |
| 6 | .48 | .39 | .33 | .29 | .47 | .38 | .33 | .28 | .37 | .32 | .28 | .36 | .31 | .28 | .35 | .31 | .28 | .26 |
| 7 | .45 | .35 | .29 | .25 | .43 | .35 | .29 | .25 | .33 | .28 | .25 | .32 | .28 | .24 | .32 | .27 | .24 | .23 |
| 8 | .41 | .31 | .26 | .21 | .40 | .31 | .25 | .21 | .30 | .25 | .21 | .29 | .24 | .21 | .28 | .24 | .21 | .20 |
| 9 | .38 | .28 | .22 | .18 | .37 | .28 | .23 | .18 | .27 | .22 | .18 | .26 | .21 | .18 | .25 | .21 | .18 | .17 |
| 10 | .35 | .26 | .20 | .16 | .34 | .25 | .20 | .16 | .25 | .20 | .16 | .24 | .19 | .16 | .23 | .19 | .16 | .15 |

DETERMINED IN ACCORDANCE WITH CURRENT IES PUBLISHED PROCEDURES
LUMINAIRE INPUT WATTS = 50.7
LABORATORY RESULT MAY NOT BE REPRESENTATIVE OF FIELD PERFORMANCE.
BALLAST FACTORS HAVE NOT BEEN APPLIED.

## Ordering Information

Explanation of Catalogue Number Example: QHE2GPFOP224120PG

QHE | 2 | G | [ ] | OP | 2 | 24 | [ ] | [ ] | [ ]

- **QHE — QUALITY HIGH EFFICIENCY**: Recessed direct indirect soft light high efficiency optical system
- **2 — FIXTURE WIDTH**: 2'
- **G — CEILING TYPE**: Standard exposed T-grid ceilings
- **LAMP SHIELD**: PF = Microperforated
- **OP — LAMP SHIELD DETAIL**: OP = One piece (no center slot)
- **2 — LAMP QUANTITY**: 2, 3
- **24 — LAMP/FIXTURE LENGTH (NOMINAL 20")**: 14 = 14W T5; 24 = 24W T5HO
- **VOLTAGE**: 120V, 277V, 347V
- **BALLAST**: PG = Electronic linear T5, Pro S
- **OPTIONS**: R = Radio Interference Filter; O = Emergency Lighting System (for Canada); N = Emergency Lighting System (for U.S.)

## SPECIFICATIONS

**MATERIALS:** One piece chassis constructed from die formed 20 gauge cold rolled steels. Reflectors – 95% reflectance baked white acrylic matte paint finish. Specular aluminum interior reflector. Soft white acrylic film on inside of lamp shield conceals lamp image.

**FINISH:** Chassis exterior – phosphate undercoating, baked white acrylic matte paint finish.

**ELECTRICAL:** Rapid start HPF, thermally protected class "P" ballast (Bi-tube type). If K.Os are within 3" of ballast use wire suitable for at least 90C.

**LABELS:** Listed by CSA, UL

| Job Information | Type: FL ALT B |
|---|---|

**Lightolier a Genlyte Thomas Company**
Technical Information: (978) 657-7600 - (978) 658-0595
631 Airport Road, Fall River, MA 02720 - (508) 679-8131
C.F.I. Division of Canlyte, Inc.
525 Education Road, Cornwall, Ontario, Canada K6H 6C7 - (613) 938-6221
We reserve the right to change details of design, materials and finish.
© 2004 Genlyte Thomas Group LLC (Lightolier Division)
Section 5 / Folio L10-27
A0902

LIGHTOLIER®

TYPICAL OFFICE LEVEL LAYOUT - PERIMETER OPTION 01

650 FOLSOM STREET
50 HAWTHORNE STREET

Hawthorne Folsom Place LLC
c/o TMG Partners
100 Bush Street, Suite 2600
San Francisco, CA 94104

SOM
Skidmore, Owings & Merrill LLP
One Front Street
Suite 2400
San Francisco, CA 94111

Francis Krahe
& Associates Inc.
Architectural Lighting Design

TYPICAL OFFICE LEVEL
LIGHTING PLAN

Simplex Fire Protection Cutsheets

Appendix D: Simplex Fire Protection Cutsheets Page 1 of 36

**Simplex**

*UL, ULC, CSFM Listed; FM Approved; MEA (NYC) Acceptance**

# True*Alarm*® Analog Sensing

## In-Duct Mounting of the 4098-9714 TrueAlarm Photoelectric Smoke Sensor

## Features

**Install the model 4098-9714 TrueAlarm analog photoelectric sensor directly inside air ducts** :**

- Accommodates duct airflow from 35 to 600 ft/min (11 to 183 m/min), providing HVAC duct smoke sensing where sampling tube designs are not appropriate
- For applications with controlled dust and humidity
- Standard models are for rectangular ducts from 6" (152 mm) square to 36" (914 mm) square
- Optional adapters allow use with round ducts of 6" or 8" (203 mm) in diameter
- TrueAlarm analog communications can be either IDNet™ or MAPNET II® format†
- Model 4098-9714 sensor is required and ordered separately

**Red alarm LED indicator in housing:**

- Visible through transparent housing cover
- Pulsing indicates power-on, steady on indicates alarm or trouble as indicated at the fire alarm control panel

**Model 4098-9750 provides two-wire operation (no relay output)**

**Model 4098-9751 provides a local relay:**

- Relay operation is programmable from fire alarm control panel and is rated: 1 A @ 28 VDC, power limited; or 1/2 A @ 120 VAC, non-power limited
- 24 VDC power is supplied by fire alarm system (4-wire operation)

**Options:**

- Adapters for 6" or 8" round ducts
- Remote Test Station (2098-9806)
- Remote LED Alarm Indicator (2098-9808)

**UL listed to Standard 268A**

> ** Please note that smoke detection in air ducts is intended to notify of the presence of smoke *in the duct.* It is not intended to, and will not, replace smoke detection requirements for open areas or other non-duct applications.

* This product has been approved by the California State Fire Marshal (CSFM) pursuant to Section 13144.1 of the California Health and Safety Code. See CSFM Listing 3240-0026:220 for allowable values and/or conditions concerning material presented in this document. It is subject to re-examination, revision, and possible cancellation. ULC listed models are designated with a "C" suffix such as 4098-9750C. Accepted for use – City of New York Department of Buildings – MEA35-93E. Additional listings may be applicable; contact your local Simplex product supplier for the latest status.

† TrueAlarm analog sensors are protected by one or more of the following U.S. Patents: 5,155,468; 5,173,683; 5,400,014; 5,543,777; 5,710,541; D383,407; D388,352; D392,573. IDNet and MAPNET II addressable communications designs are protected by one or more of the following U.S. Patents: 4,796,025; 5,966,002; and 6,034,601.

In-Duct Housing with 4098-9714 Sensor (mounted in 8" square duct for reference)

## Description

**HVAC air ducts** in buildings supply fresh air and exhaust stale air. Depending on the overall fire detection requirements, smoke detection may be required in the air ducts. For applications where sampling tube type duct detection is not appropriate due to low air velocity or small duct size, Simplex® model 4098-9750 and 4098-9751 housings can be used to install the Simplex model 4098-9714 TrueAlarm analog sensor directly in the duct. (Refer to data sheet S4098-0030 for smoke sensor housings with sampling tubes.)

**Application.** These housings mount a spot-type smoke sensor directly into the duct airflow. Proper application requires controlled dust and humidity.

> **Please note** that in the event of loss of duct airflow, the 4098-9714 sensor will sense smoke IF the smoke reaches the sensor. However, with no duct airflow, smoke may not reach the sensor depending on the location of the smoke source relative to the sensor.

**TrueAlarm Operation.** Placing a 4098-9714 sensor in an air duct provides the high reliability performance of TrueAlarm analog sensing featuring: programmable sensitivity, consistent accuracy, environmental compensation, status testing, and monitoring of sensor dirt accumulation. These housings digitally communicate their analog sensor information to the fire alarm control panel using either IDNet or MAPNET II two-wire communications.

**Relay Model.** Model 4098-9751 provides a relay that can be programmed to track the local sensor's operation or can be independently controlled by the fire alarm control panel to perform fire response actions such as fan shutdown and damper control.

S4098-0021-6 6/2009

Appendix D: Simplex Fire Protection Cutsheets Page 2 of 36

## In-Duct Sensor Selection Chart

| Model | Description | | Compatibility |
|---|---|---|---|
| 4098-9750 | In-Duct Sensor Housing with beige mounting box, (requires 4098-9714 sensor) | without relay | Simplex 4010, 4020, 4100/4100U, 4120, and 2120 CDT configured for MAPNET II TrueAlarm communications |
| 4098-9751 | | with relay | Simplex 4010, 4020, 4100/4100U, 4120, (not compatible with 2120 CDT) |
| 4098-9714 | Photoelectric Sensor Head | | Ordered separately, **required** for 4098-9750 or 4098-9751 |
| **In-Duct Sensor Options**, ordered separately as required, compatible with both 4098-9750 and 4098-9751 | | | |
| 4098-9819 | Adapter for 6" (152 mm) round duct, beige | | |
| 4098-9824 | Adapter for 8" (203 mm) round duct, beige | | |
| 2098-9806 | Remote Test Station mounted on single gang stainless steel plate | | |
| 2098-9808 | Remote LED Alarm Indicator mounted on single gang stainless steel plate | | |

## Rectangular Duct Mounting Reference

In-Duct sensor access requires wiring with flexible conduit (supplied separately)
Sensor base (supplied)
8 Inch square duct (shown for reference)
External mounting box 7-1/4" H x 7-1/8" W x 2" D (184 mm x 181 mm x 51 mm)
Sensor head 4098-9714 (ordered separately)
Transparent housing cover allows viewing of status LEDs
Gasket (supplied)
Gasket (supplied)
5-1/4" (133 mm)

### Mounting Notes for both Square and Round Duct Applications:

1. Reference drawings are shown mounted to the side of the duct. Where appropriate, top mounting may be acceptable. Contact your local Simplex product supplier for assistance.
2. The 4098-9750 and 4098-9751 In-Duct assemblies include sensor base assembly, mounting box and cover, and mounting gaskets. The 4098-9714 sensor head is ordered separately.
3. Templates are supplied for duct cutout size and location. Refer to installation instructions 574-711 for additional information.
4. Adapters for 6" or 8" round duct applications are ordered separately.

S4098-0021-6 6/2009

2

Appendix D: Simplex Fire Protection Cutsheets Page 3 of 36

## Round Duct Mounting Reference

In-Duct sensor access requires
wiring with flexible conduit
(supplied separately)
4098-9824
8" Adapter
Gasket
(supplied)
Gasket
(supplied)
8 inch air duct
(shown for reference)
External mounting box
7-1/4" H x 7-1/8" W x 2" D
(184 mm x 181 mm x 51 mm)
Sensor head
4098-9714
(ordered separately)
Transparent housing cover
allows viewing of status LEDs
Sensor base
(supplied)
3/4"
(19 mm)
4-3/8"
(111 mm)

## Remote Indicator Options

**2098-9806, Remote Test Station** (below), provides a remote red LED status indicator and a remote test key switch mounted on a single gang stainless steel plate. Turning the test switch to "TEST" will initiate an alarm and allow the resulting system responses to be verified.

ALARM
TEST
NORM
Simplex

2098-9806 Remote Test Station

**2098-9808, Remote LED Alarm Indicator** (below), provides a remote Red LED status indicator mounted on a single gang stainless steel plate.

ALARM
Simplex

2098-9808 Remote LED Alarm Indicator

**Remote Indicator Mounting.** Both the 2098-9806 and 2098-9808 Remote status indicators mount in standard single gang boxes, 2" W x 3" H (51 mm x 76 mm) with a minimum depth of 2", supplied separately.

S4098-0021-6 6/2009

3

Appendix D: Simplex Fire Protection Cutsheets Page 4 of 36

## Location Reference

### Duct Sensor Location Considerations:

1. Proper duct smoke detection location must ensure adequate airflow within the duct housing.
2. The recommended air velocity range for these in-duct sensors is 35 to 600 ft/min (11 to 183 m/min).
3. To avoid air turbulence, a location of six duct widths downstream from bends or inlets is desirable. Ensure accessibility for test and service.
4. Proper Locations: downstream side of filters to detect fires in the filters; in return ducts, ahead of mixing areas; upstream of air humidifier and cooling coil.
5. Other locations may be required for proper duct smoke detection depending on duct access, system design, and duct airflow testing. Contact your local Simplex product supplier for assistance.

### Locations to Avoid:

1. Where dampers closed for comfort control would interfere with airflow.
2. Next to outside air inlets (unless the intent is to monitor smoke entry from that area).
3. In return air damper branch ducts and mixing areas where airflow may be restricted.

**Additional Information.** Refer to NFPA 90A, *Standard for the Installation of Air Conditioning and Ventilating Systems*; NFPA 72®, the *National Fire Alarm Code*®; and the *NEMA Guide for Proper Use of Smoke Detectors in Duct Applications*, and Installation Instructions 574-711.

## In-Duct Sensor Location Reference

Exhaust Damper
Sensor OK
Exhaust
Return Air
Do not locate sensor here
Return air damper
Fresh air
Supply Air
Do not locate sensor here
Filter bank
Sensor OK

Bend or other obstruction
6 Duct widths desirable
Top mount, if appropriate
Return air inlet
6 Duct widths desirable

## Specifications

| | | |
|---|---|---|
| Recommended Air Velocity Range | 35-600 ft/min (11 to 183 m/min) | NOTE: See application discussion on page 1. |
| UL Listed Air Velocity Range | 0-2000 ft/min (0-610 m/min) | |
| Data Communications | IDNet or MAPNET II format, auto-selected, 1 address per housing | |
| Remote LED Current | 0.6 mA, no impact to alarm current | |
| UL Listed Temperature Range | 32° to 100° F (0° to 38° C) | |
| Operating Temperature Range | 15° to 122° F (-9° to 50° C) | |
| Humidity Range | 10% to 90% RH from 32° F to 122° F (0° C to +50° C) | |
| Wiring Connections | Terminal blocks for wire size 18 to 14 AWG (0.82 mm² to 2.08 mm²) | |
| Dimensions | Refer to round and square duct mounting diagrams | |
| **Relay Power (4098-9751 only)** | | |
| Voltage | 18 to 32 VDC | |
| Standby Current | 240 µA @ 24 VDC | |
| Alarm Current | 30 mA @ 24 VDC | |
| Power Limited Contact Rating | Single form "C", 1 A @ 28 VDC (for suppressed loads) | |
| Non-Power Limited Contact Rating | Single form "C", 1/2 A @ 120 VAC, resistive (for suppressed loads) | |

*Tyco is a registered trademark of Tyco International Services GmbH and is used under license. Simplex, the Simplex logo, TrueAlarm, IDNet, and MAPNET II are trademarks of Tyco International Ltd. and its affiliates and are used under license. NFPA 72 and National Fire Alarm Code are trademarks of the National Fire Protection Association (NFPA).*

S4098-0021-6 6/2009

Simplex

*Tyco Safety Products Westminster • Westminster, MA • 01441-0001 • USA*
*www.tycosafetyproducts-usa-wm.com*

*© 2009 Tyco Safety Products Westminster. All rights reserved. All specifications and other information shown were current as of document revision date and are subject to change without notice.*

Appendix D: Simplex Fire Protection Cutsheets    Page 5 of 36

**Simplex**

# True*Alarm* Analog Sensing

## TrueAlarm Analog Sensors – Photoelectric, Ionization, and Heat; Standard Bases and Accessories

*UL, ULC, CSFM Listed; FM Approved; MEA (NYC) Acceptance**

## Features

**TrueAlarm analog sensing provides:**

- Digital transmission of analog sensor values via IDNet or MAPNET II two-wire communications

**For use with the following Simplex® products:**

- 4100ES, 4100U, 4010ES, and 4010 Series control panels; and 4008 Series control panels with reduced feature set (refer to data sheet S4008-0001 for details)
- 4020, 4100, and 4120 Series control panels, Universal Transponders and 2120 TrueAlarm CDTs equipped for MAPNET II operation

**Fire alarm control panel provides:**

- Peak value logging allowing accurate analysis of each sensor for individual sensitivity selection
- Sensitivity monitoring satisfying NFPA 72 sensitivity testing requirements; automatic individual sensor calibration check verifies sensor integrity
- Automatic environmental compensation, multi-stage alarm operation, and display of sensitivity directly in percent per foot
- Ability to display and print detailed sensor information in plain English language

**Photoelectric smoke sensors provide:**

- Seven levels of sensitivity from 0.2% to 3.7%

**Heat sensors provide:**

- Fixed temperature sensing
- Rate-of-rise temperature sensing
- Utility temperature sensing

**Ionization smoke sensors provide:**

- Three levels of sensitivity; 0.5%, 0.9%, and 1.3%

**General features:**

- UL listed to Standard 268
- Louvered smoke sensor design enhances smoke capture by directing flow to chamber; entrance areas are minimally visible when ceiling mounted
- Designed for EMI compatibility
- Magnetic test feature is provided
- Optional accessories include remote LED alarm indicator and output relays

**Additional base reference:**

- For isolator bases, refer to data sheet S4098-0025
- For sounder bases, refer to data sheet S4098-0028
- For photo/heat sensors, refer to data sheet S4098-0024 (single address) and S4098-0033 (dual address)

* These products have been approved by the California State Fire Marshal (CSFM) pursuant to Section 13144.1 of the California Health and Safety Code. See CSFM Listings 7272-0026:218, 7271-0026:231, 7270-0026:216, and 7300-0026:217 for allowable values and/or conditions concerning material presented in this document. It is subject to re-examination, revision, and possible cancellation. Accepted for use – City of New York Department of Buildings – MEA35-93E. Additional listings may be applicable, contact your local Simplex product supplier for the latest status. Listings and approvals under Simplex Time Recorder Co. are the property of Tyco Fire Protection Products.

4098-9714 TrueAlarm Photoelectric Sensor Mounted in Base

## Description

**Digital Communication of Analog Sensing.** TrueAlarm analog sensors provide an analog measurement digitally communicated to the host control panel using Simplex addressable communications. At the control panel, the data is analyzed and an average value is determined and stored. An alarm or other abnormal condition is determined by comparing the sensor's present value against its average value and time.

**Intelligent Data Evaluation.** Monitoring each sensor's average value provides a continuously shifting reference point. This software filtering process compensates for environmental factors (dust, dirt, etc.) and component aging, providing an accurate reference for evaluating new activity. With this filtering, there is a significant reduction in the probability of false or nuisance alarms caused by shifts in sensitivity, either up or down.

**Control Panel Selection.** Peak activity per sensor is stored to assist in evaluating specific locations. The alarm set point for each TrueAlarm sensor is determined at the host control panel, selectable as more or less sensitive as the individual application requires.

**Timed/Multi-Stage Selection.** Sensor alarm set points can be programmed for timed automatic sensitivity selection (such as more sensitive at night, less sensitive during day). Control panel programming can also provide multi-stage operation per sensor. For example, a 0.2% level may cause a warning to prompt investigation while a 2.5% level may initiate an alarm.

**Sensor Alarm and Trouble LED Indication.** Each sensor base's LED pulses to indicate communications with the panel. If the control panel determines a sensor is in alarm, or is dirty or has some other type of trouble, the details are annunciated at the control panel and that sensor base's LED will be turned on steadily. During a system alarm, the control panel will control the LEDs such that an LED indicating a trouble will return to pulsing to help identify the alarmed sensors.

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Appendix D: Simplex Fire Protection Cutsheets Page 6 of 36

# True*Alarm* Sensor Bases and Accessories

## Sensor Base Features

**Base mounted address selection:**

- Address remains with its programmed location
- Accessible from front (DIP switch under sensor)

**General features:**

- Automatic identification provides default sensitivity when substituting sensor types
- Integral red LED for power-on (pulsing), or alarm or trouble (steady on)
- Locking anti-tamper design mounts on standard outlet box
- Magnetically operated functional test

## Sensor Bases

**4098-9792, Standard sensor base**

**4098-9789, Sensor base with wired connections for:**

- 2098-9808 Remote LED alarm indicator **or** 4098-9822 relay (unsupervised)

**4098-9791, Sensor base with supervised relay driver output** (not compatible with 2120 CDT):

- Relay operation is programmable and can be manually operated from control panel
- Use with remote mount 2098-9737 relay
- Also includes wired connections for remote LED alarm indicator or 4098-9822 relay

## Sensor Base Options

**2098-9737, Remote or local mount supervised relay:**

- DPDT contacts for resistive/suppressed loads, power limited rating of 3 A @ 28 VDC; non-power limited rating of 3 A @ 120 VAC (requires external 24 VDC coil power)

**4098-9822, LED Annunciation Relay:**

- Activates when base LED is on steady, indicating local alarm or trouble
- DPDT contacts for resistive/suppressed loads, power limited rating of 2 A @ 28 VDC; non-power limited rating of 1/2 A @ 120 VAC, (requires external 24 VDC coil power)

**4098-9832, Adapter plate:**

- Required for surface or semi-flush mounting to 4" square electrical box and for surface mounting to 4" octagonal box
- Can be used for cosmetic retrofitting to existing 6-3/8" diameter base product

**2098-9808, Remote red LED Alarm Indicator:**

- Mounts on single gang box (shown in illustration to right)

ALARM
Simplex

## Description

TrueAlarm sensor bases contain integral addressable electronics that constantly monitor the status of the detachable photoelectric, ionization, or heat sensors. Each sensor's output is digitized and transmitted to the system fire alarm control panel every four seconds.

Since TrueAlarm sensors use the same base, different sensor types can be easily interchanged to meet specific location requirements. This feature also allows intentional sensor substitution during building construction. When conditions are temporarily dusty, instead of covering the smoke sensors (causing them to be disabled), heat sensors may be installed without reprogramming the control panel. Although the control panel will indicate an incorrect sensor type, the heat sensor will operate at a default sensitivity providing heat detection for building protection at that location.

## Mounting Reference

**Electrical Box Requirements:** (boxes are by others)

Without relay: 4" octagonal or 4" square, 1-1/2" deep; single gang, 2" deep

With relay : 4" octagonal or 4" square, 1-1/2" deep, with 1-1/2" extension ring

4" (102 mm) Square Box
4" (102 mm) Octagonal Box
Surface mount reference
1-1/2" (38 mm) minimum box depth
Flush mount reference, mount even with final surface, or with up to 1/4" (6.4 mm) maximum recess

**2098-9737 Relay** (mounts in base electrical box or remotely)

**4098-9822 Relay** (mounts in base electrical box)

Relay Size: 2-1/2" X 1-1/2" X 1" (3.75 cubic inches) (64 mm X 38 mm X 25.4 mm)

**NOTE:** Review total wire count, wire size, and accessories being wired to determine required box volume.

6-3/8" (162 mm)
1/4" (6.4 mm)

**4098-9832 Adapter Plate**, required for mounting to surface mounted boxes and 4" square flush box

4-7/8" (124 mm)
15/16" (24 mm)

**TrueAlarm Bases**
4098-9789, -9791, & -9792

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Appendix D: Simplex Fire Protection Cutsheets Page 7 of 36

# True*Alarm* Sensors

## Features

**Sealed against rear air flow entry**

**Interchangeable mounting**

**EMI/RFI shielded electronics**

**Heat sensors:**

- Selectable rate compensated, fixed temperature sensing with or without rate-of-rise operation
- Rated spacing distance between sensors:

| Fixed Temp. Setting | UL & ULC Spacing | FM Spacing, Either Fixed Temperature Setting |
|---|---|---|
| 135° F (57.2° C) | 60 ft x 60 ft (18.3 m) | 20 ft x 20 ft (6.1 m) for fixed temperature only; RTI = Quick |
| 155° F (68° C) | 40 ft x 40 ft (12.2 m) | 50 ft x 50 ft (15.2 m) for fixed temperature with either rate-of-rise selection; RTI = Ultra Fast |

**Smoke Sensors:**

- Photoelectric or ionization technology sensing
- 360° smoke entry for optimum response
- Built-in insect screens

## 4098-9733 Heat Sensor

TrueAlarm heat sensors are self-restoring and provide rate compensated, fixed temperature sensing, selectable with or without rate-of-rise temperature sensing. Due to its small thermal mass, the sensor accurately and quickly measures the local temperature for analysis at the fire alarm control panel.

Rate-of-rise temperature detection is selectable at the control panel for either 15° F (8.3° C) or 20° F (11.1° C) per minute. Fixed temperature sensing is independent of rate-of-rise sensing and programmable to operate at 135° F (57.2° C) or 155° F (68° C). In a slow developing fire, the temperature may not increase rapidly enough to operate the rate-of-rise feature. However, an alarm will be initiated when the temperature reaches its rated fixed temperature setting.

TrueAlarm heat sensors can be programmed as a utility device to monitor for temperature extremes in the range from 32° F to 155° F (0° C to 68° C). This feature can provide freeze warnings or alert to HVAC system problems. *Refer to specific panels for availability.*

4-7/8" (124 mm)
LED status indicator
2-3/8" (60 mm)

4098-9733 Heat Sensor with Base

**<u>WARNING</u>: In most fires, hazardous levels of smoke and toxic gas can build up before a heat detection device would initiate an alarm. In cases where Life Safety is a factor, the use of smoke detection is highly recommended.**

## 4098-9714 Photoelectric Sensor

TrueAlarm photoelectric sensors use a stable, pulsed infrared LED light source and a silicon photodiode receiver to provide consistent and accurate low power smoke sensing. Seven levels of sensitivity are available for each individual sensor, ranging from 0.2% to 3.7% per foot of smoke obscuration. Sensitivity is selected and monitored at the fire alarm control panel.

The sensor head design provides 360° smoke entry for optimum response to smoke from any direction. Due to its photoelectric operation, air velocity is not normally a factor, except for impact on area smoke flow.

4-7/8" (124 mm)
LED status indicator
2-1/8" (54 mm)

4098-9714 Photoelectric Sensor with Base

## 4098-9717 Ionization Sensor

TrueAlarm Ionization sensors use a single radioactive source with an outer sampling ionization chamber and an inner reference ionization chamber to provide stable operation under fluctuations in environmental conditions such as temperature and humidity. Smoke and invisible combustion gases can freely penetrate the outer chamber. With both chambers ionized by a small radioactive source [Am 241 (Americium)], a very small current flows in the circuit. The presence of particles of combustion will cause a change in the voltage ratio between chambers. This difference is measured by the electronics in the sensor base and digitally transmitted back to the control panel for processing.

Three levels of sensitivity are available for each ionization sensor: 0.5, 0.9, and 1.3% per foot of smoke obscuration.

4-7/8" (124 mm)
LED status indicator
2-1/8" (54 mm)

4098-9717 Ionization Sensor with Base

## Application Reference

Sensor locations should be determined only after careful consideration of the physical layout and contents of the area to be protected. Refer to NFPA 72, the *National Fire Alarm and Signaling Code*. On smooth ceilings, smoke sensor spacing of 30 ft (9.1 m) may be used as a guide. For detailed application information, refer to *4098 Detectors, Sensors, and Bases Application Manual* (574-709).

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Appendix D: Simplex Fire Protection Cutsheets Page 8 of 36

## TrueAlarm Analog Sensing Product Selection Chart

### TrueAlarm Sensor Bases

(Refer to Application Manual 574-709 and Installation Instructions 574-707 for additional information)

| Model | Description | Compatibility | Mounting Requirements |
|---|---|---|---|
| 4098-9792 | Standard Sensor Base, no options | Sensors 4098-9714, -9733, & -9717 | 4" octagonal or 4" square box, 1-1/2" min. depth; or single gang box, 2" min. depth |
| 4098-9789 | Sensor Base with connections for Remote LED Alarm Indicator **or** Unsupervised Relay | Sensors 4098-9714, -9733, & -9717<br>2098-9808 remote LED alarm indicator or 4098-9822 relay | 4" octagonal or 4" square box<br>**Note:** Box depth requirements depend on total wire count and wire size, refer to accessories list below for reference. |
| 4098-9791** | Sensor Base with connections for **Supervised** Remote Relay and connections for Remote Alarm Indicator **or** Unsupervised Relay | Sensors 4098-9714, -9733, & -9717<br>2098-9737 remote relay (supervised)<br>2098-9808 remote alarm indicator or 4098-9822 relay (unsupervised) | ** **NOTE:** 4098-9791 is NOT compatible with the 2120 CDT |

### TrueAlarm Sensors

| Model | Description | Compatibility | Mounting Requirements |
|---|---|---|---|
| 4098-9714 | Photoelectric Smoke Sensor | Bases 4098-9792, 4098-9789, and 4098-9791 | Refer to base requirements |
| 4098-9717 | Ionization Smoke Sensor | | |
| 4098-9733 | Heat Sensor | | |

### TrueAlarm Sensor/Base Accessories

| Model | Description | Compatibility | Mounting Requirements |
|---|---|---|---|
| 2098-9737 | Supervised Relay, mounts remote or in base electrical box | For use with 4098-9791 base | **Remote Mounting** requires 4" octagonal or 4" square box, 1-1/2" minimum depth<br>**Base Mounting** requires 4" octagonal box, 2-1/8" deep with 1-1/2" extension ring |
| 2098-9808 | Remote Red LED Alarm Indicator on single gang stainless steel plate | Bases 4098-9789 and 4098-9791 | Single gang box, 1-1/2" minimum depth |
| 4098-9822 | Relay, tracks base LED status (unsupervised, mounts only in base electrical box) | | 4" octagonal box, 2-1/8" deep with 1-1/2" extension ring |
| 4098-9832 | Adapter Plate | Bases 4098-9792, -9789, & -9791 | **Required** for surface or semi-flush mounted 4" square box and for surface mounted 4" octagonal box |

## Specifications

| | | |
|---|---|---|
| **General Operating Specifications** | | |
| Communications and Sensor Supervisory Power | | MAPNET II or IDNet, auto-select, 24-40 VDC w/data, 400 μA typical, 1 address per base |
| Communications Connections | | Screw terminals for in/out wiring, 18 to 14 AWG (0.82 $mm^2$ to 2.08 $mm^2$) |
| Remote LED Alarm Indicator Current | | 1 mA typical, no impact to alarm current |
| Remote LED Alarm Indicator and Relay Connections | | Color coded wire leads, 18 AWG (0.82 $mm^2$ ) |
| UL Listed Temperature Range | | 32° to 100° F (0° to 38° C) |
| Operating Temperature Range | with 4098-9717 or 4098 -9733 | 32° to 122° F (0° to 50° C) |
| | with 4098-9714 | 15° to 122° F (-9° to 50° C) |
| Humidity Range | | 10 to 95% RH |
| Smoke Sensor Ambient Ratings | 4098-9714, Photoelectric Sensor | Air velocity = 0-4000 ft/min (0-1220 m/min) |
| | 4098-9717, Ionization Sensor | Air velocity = 0-200 ft/min (0-61 m/min); Altitude is up to 8000 ft (2.4 km) |
| Housing Color | | Frost White |
| **4098-9791 Base With Supervised Remote Relay 2098-9737** (see page 2 for contact ratings) | | |
| Externally Supplied Relay Coil Voltage | | 18-32 VDC (nominal 24 VDC) |
| Supervisory Current | | 270 μA, from 24 VDC supply |
| Alarm Current with 2098-9737 Relay | | 28 mA, from 24 VDC supply |
| **4098-9822 Unsupervised Relay, Requirements for Bases 4098-9789 and 4098-9791** (see page 2 for contact ratings) | | |
| Externally Supplied Relay Coil Voltage | | 18-32 VDC (nominal 24 VDC) |
| Supervisory Current | | Supplied from communications |
| Alarm Current | | 13 mA from separate 24 VDC supply |

*TYCO, SIMPLEX, and the product names listed in this material are marks and/or registered marks. Unauthorized use is strictly prohibited. NFPA 72 and National Fire Alarm and Signaling Code are trademarks of the National Fire Protection Association (NFPA).*

S4098-0019-13 10/2011

Simplex
*Tyco Fire Protection Products • Westminster, MA • 01441-0001 • USA*
www.simplexgrinnell.com

*All specifications and other information shown were current as of document revision date and are subject to change without notice.*
*© 2011 Tyco Fire Protection Products. All rights reserved.*

Appendix D: Simplex Fire Protection Cutsheets Page 9 of 36

**Simplex**

*UL, ULC, CSFM Listed; FM Approved;*
*MEA (NYC) Acceptance**

# True*Alarm* Analog Sensing

## In-Duct Mounting of the 4098-9714 TrueAlarm Photoelectric Smoke Sensor

## Features

### Install the model 4098-9714 TrueAlarm analog photoelectric sensor directly inside air ducts** :

- Accommodates duct airflow from 0 to 4000 ft/min (0 to 1220 m/min), providing HVAC duct smoke sensing where sampling tube designs are not appropriate
- For applications with controlled dust and humidity
- Standard models are for rectangular ducts from 6" (152 mm) square to 36" (914 mm) square
- Optional adapters allow use with round ducts of 6", 8" (203 mm), 10" (254 mm) or 12" (305 mm) in diameter
- TrueAlarm analog communications can be either IDNet or MAPNET II format
- Model 4098-9714 sensor is required and ordered separately

### Red alarm LED indicator in housing:

- Visible through transparent housing cover
- Pulsing indicates power-on, steady on indicates alarm or trouble as indicated at the fire alarm control panel

### Model 4098-9750 provides two-wire operation (no relay output)

### Model 4098-9751 provides a local relay:

- Relay operation is programmable from fire alarm control panel and is rated: 1 A @ 28 VDC, power limited; or 1/2 A @ 120 VAC, non-power limited
- 24 VDC power is supplied by fire alarm system (4-wire operation)

### Options:

- Adapters for 6", 8", 10" or 12" round ducts
- Remote Test Station (2098-9806)
- Remote LED Alarm Indicator (2098-9808)

### UL listed to Standard 268A

** Please note that smoke detection in air ducts is intended to notify of the presence of smoke *in the duct*. It is not intended to, and will not, replace smoke detection requirements for open areas or other non-duct applications.

* This product has been approved by the California State Fire Marshal (CSFM) pursuant to Section 13144.1 of the California Health and Safety Code. See CSFM Listing 3240-0026:220 for allowable values and/or conditions concerning material presented in this document. It is subject to re-examination, revision, and possible cancellation. ULC listed models are designated with a "C" suffix such as 4098-9750C. Accepted for use – City of New York Department of Buildings – MEA35-93E. Additional listings may be applicable; contact your local Simplex product supplier for the latest status. Listings and approvals under Simplex Time Recorder Co. are the property of Tyco Fire Protection Products.

In-Duct Housing with 4098-9714 Sensor
(mounted in 8" square duct for reference)

## Description

**HVAC air ducts** in buildings supply fresh air and exhaust stale air. Depending on the overall fire detection requirements, smoke detection may be required in the air ducts. For applications where sampling tube type duct detection is not appropriate due to low air velocity or small duct size, Simplex® model 4098-9750 and 4098-9751 housings can be used to install the Simplex model 4098-9714 TrueAlarm analog sensor directly in the duct. (Refer to data sheet S4098-0030 for smoke sensor housings with sampling tubes.)

**Application.** These housings mount a spot-type smoke sensor directly into the duct airflow. Proper application requires controlled dust and humidity.

**Please note** that in the event of loss of duct airflow, the 4098-9714 sensor will sense smoke IF the smoke reaches the sensor. However, with no duct airflow, smoke may not reach the sensor depending on the location of the smoke source relative to the sensor.

**TrueAlarm Operation.** Placing a 4098-9714 sensor in an air duct provides the high reliability performance of TrueAlarm analog sensing featuring: programmable sensitivity, consistent accuracy, environmental compensation, status testing, and monitoring of sensor dirt accumulation. These housings digitally communicate their analog sensor information to the fire alarm control panel using either IDNet or MAPNET II two-wire communications.

**Relay Model.** Model 4098-9751 provides a relay that can be programmed to track the local sensor's operation or can be independently controlled by the fire alarm control panel to perform fire response actions such as fan shutdown and damper control.

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Appendix D: Simplex Fire Protection Cutsheets Page 10 of 36

## In-Duct Sensor Selection Chart

| Model | Description | | Compatibility |
|---|---|---|---|
| 4098-9750 | In-Duct Sensor Housing with beige mounting box, (requires 4098-9714 sensor) | without relay | Simplex 4100ES, 4100U, 4010ES, 4010, 4020, 4100, 4120, and 2120 CDT configured for MAPNET II TrueAlarm communications |
| 4098-9751 | | with relay | Simplex 4100ES, 4100U, 4010ES, 4010, 4020, 4100, and 4120 (not compatible with 2120 CDT) |
| 4098-9714 | Photoelectric Sensor Head | | Ordered separately, required for 4098-9750 or 4098-9751 |

**In-Duct Sensor Options**, ordered separately as required, compatible with both 4098-9750 and 4098-9751

| | |
|---|---|
| 4098-9819 | Adapter for 6" (152 mm) round duct, beige |
| 4098-9824 | Adapter for 8" (203 mm) round duct, beige |
| 4098-9852 | Adapter for 10" (254 mm) round duct, beige |
| 4098-9853 | Adapter for 12" (305 mm) round duct, beige |
| 2098-9806 | Remote Test Station mounted on single gang stainless steel plate |
| 2098-9808 | Remote LED Alarm Indicator mounted on single gang stainless steel plate |

## Rectangular Duct Mounting Reference

In-Duct sensor access requires wiring with flexible conduit (supplied separately)
Sensor base (supplied)
8 inch square duct (shown for reference)
External mounting box 7-1/4" H x 7-1/8" W x 2" D (184 mm x 181 mm x 51 mm)
Sensor head 4098-9714 (ordered separately)
Transparent housing cover allows viewing of status LEDs
Gasket (supplied)
Gasket (supplied)
5-1/4" (133 mm)

### Mounting Notes for both Square and Round Duct Applications:

1. Reference drawings are shown mounted to the side of the duct. Where appropriate, top mounting may be acceptable. Contact your local Simplex product supplier for assistance.
2. The 4098-9750 and 4098-9751 In-Duct assemblies include sensor base assembly, mounting box and cover, and mounting gaskets. The 4098-9714 sensor head is ordered separately.
3. Templates are supplied for duct cutout size and location. Refer to installation instructions 574-711 for additional information.
4. Adapters for 6", 8", 10", or 12" round duct applications are ordered separately.

2

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Appendix D: Simplex Fire Protection Cutsheets Page 11 of 36

## Round Duct Mounting Reference

In-Duct sensor access requires
wiring with flexible conduit
(supplied separately)
4098-9824
8" Adapter
Gasket
(supplied)
Gasket
(supplied)
External mounting box
7-1/4" H x 7-1/8" W x 2" D
(184 mm x 181 mm x 51 mm)
8 Inch air duct
(shown for reference)
Sensor head
4098-9714
(ordered separately)
Transparent housing cover
allows viewing of status LEDs
Sensor base
(supplied)
3/4"
(19 mm)
4-3/8"
(111 mm)

## Remote Indicator Options

**2098-9806, Remote Test Station** (below), provides a remote red LED status indicator and a remote test key switch mounted on a single gang stainless steel plate. Turning the test switch to "TEST" will initiate an alarm and allow the resulting system responses to be verified.

ALARM
TEST
NORM
Simplex

2098-9806 Remote Test Station

**2098-9808, Remote LED Alarm Indicator** (below), provides a remote Red LED status indicator mounted on a single gang stainless steel plate.

ALARM
Simplex

2098-9808 Remote LED Alarm Indicator

**Remote Indicator Mounting.** Both the 2098-9806 and 2098-9808 Remote status indicators mount in standard single gang boxes, 2" W x 3" H (51 mm x 76 mm) with a minimum depth of 2", supplied separately.

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## Location Reference

### Duct Sensor Location Considerations:

1. Proper duct smoke detection location must ensure adequate airflow within the duct housing.
2. The recommended air velocity range for these in-duct sensors is 35 to 600 ft/min (11 to 183 m/min).
3. To avoid air turbulence, a location of six duct widths downstream from bends or inlets is desirable. Ensure accessibility for test and service.
4. Proper Locations: downstream side of filters to detect fires in the filters; in return ducts, ahead of mixing areas; upstream of air humidifier and cooling coil.
5. Other locations may be required for proper duct smoke detection depending on duct access, system design, and duct airflow testing. Contact your local Simplex product supplier for assistance.

### Locations to Avoid:

1. Where dampers closed for comfort control would interfere with airflow.
2. Next to outside air inlets (unless the intent is to monitor smoke entry from that area).
3. In return air damper branch ducts and mixing areas where airflow may be restricted.

**Additional Information.** Refer to NFPA 90A, *Standard for the Installation of Air Conditioning and Ventilating Systems*; NFPA 72, the *National Fire Alarm and Signaling Code*; and the *NEMA Guide for Proper Use of Smoke Detectors in Duct Applications*, and Installation Instructions 574-711.

## In-Duct Sensor Location Reference

Exhaust Damper
Sensor OK
Exhaust
Return Air
Do not locate sensor here
Return air damper
Fresh air
Supply Air
Do not locate sensor here
Filter bank
Sensor OK

Bend or other obstruction
6 Duct widths desirable
Top mount, if appropriate
Return air Inlet
6 Duct widths desirable

## Specifications

| | | |
|---|---|---|
| Recommended Air Velocity Range | 35-600 ft/min (11 to 183 m/min) | NOTE: See application discussion on page 1. |
| UL Listed Air Velocity Range | 0-4000 ft/min (0-1220 m/min) with a min. sensor sensitivity of 3.0% per ft<br>0-2000 ft/min (0-610 m/min) with a min. sensor sensitivity of 3.7% per ft | |
| Data Communications | IDNet or MAPNET II format, auto-selected, 1 address per housing | |
| Remote LED Current | 0.6 mA, no impact to alarm current | |
| UL Listed Temperature Range | 32° to 100° F (0° to 38° C) | |
| Operating Temperature Range | 15° to 122° F (-9° to 50° C) | |
| Humidity Range | 10% to 90% RH from 32° F to 122° F (0° C to +50° C) | |
| Wiring Connections | Terminal blocks for wire size 18 to 14 AWG (0.82 $mm^2$ to 2.08 $mm^2$ ) | |
| Dimensions | Refer to round and square duct mounting diagrams | |
| **Relay Power (4098-9751 only)** | | |
| Voltage | 18 to 32 VDC | |
| Standby Current | 240 µA @ 24 VDC | |
| Alarm Current | 30 mA @ 24 VDC | |
| Power Limited Contact Rating | Single form "C", 1 A @ 28 VDC (for suppressed loads) | |
| Non-Power Limited Contact Rating | Single form "C", 1/2 A @ 120 VAC, resistive (for suppressed loads) | |

*TYCO, SIMPLEX, and the product names listed in this material are marks and/or registered marks. Unauthorized use is strictly prohibited. NFPA 72 and National Fire Alarm and Signaling Code are trademarks of the National Fire Protection Association (NFPA).*

Simplex
Tyco Fire Protection Products • Westminster, MA • 01441-0001 • USA
www.simplexgrinnell.com
S4098-0021-7 10/2011

*© 2011 Tyco Fire Protection Products. All rights reserved. All specifications and other information shown were current as of document revision date and are subject to change without notice.*

Appendix D: Simplex Fire Protection Cutsheets Page 13 of 36

**Simplex**

# TrueAlarm® Analog Sensing

*UL, ULC, CSFM Listed; FM Approved; MEA (NYC) Acceptance**

## Addressable Duct Sensor Housings with TrueAlarm Photoelectric Sensor; Available with Multiple Relay Control

## Features

**Compact air duct sensor housing with clear cover to monitor for the presence of smoke****

**Includes factory installed TrueAlarm photoelectric smoke sensor and features:**

- Individual sensor information processed by the host control panel to determine sensor status
- Digital transmission of analog sensor values via IDNet™ or MAPNET II®, 2-wire communications†
- Programmable sensitivity, consistent accuracy, environmental compensation, status testing, and monitoring of sensor dirt accumulation

**Model 4098-9755:**

- Basic duct sensor housing (no relay output) powered by IDNet/MAPNET II communications

**Model 4098-9756:**

- Duct sensor housing with supervised output for multiple remote relays; requires separate 24 VDC; includes one relay
- Relay output is under panel control
- At the panel, relay output can be activated manually or in response to a separate alarm or other input

**General features:**

- UL listed to Standard 268A
- Clear cover allows visual inspection
- Test ports provide functional smoke testing access with cover in place
- Mounts to rectangular ducts or round ducts; minimum size is 8" (203 mm) square or 18" (457 mm) diameter
- Magnetic test feature for alarm initiation at housing
- Optional weatherproof enclosure is available separately (refer to data sheet S4098-0032)

**Diagnostic LEDs (on interface board):**

- Red Alarm/Trouble LED for sensor status and communications polling display
- Yellow LED for open or shorted trouble indication of supervised relay control (4098-9756 only)

**Sampling tubes (ordered separately):**

- Available in multiple lengths to match duct size
- Installed and serviced with housing in place

**Remote module options (ordered separately):**

- Remote red status/alarm LED (2098-9808)
- Remote test station with LED (2098-9806)
- 4098-9843 remote relays (refer to page 2 for details)

* These products have been approved by the California State Fire Marshal (CSFM) pursuant to Section 13144.1 of the California Health and Safety Code. See CSFM Listing 3240-0026.241 for allowable values and/or conditions concerning material presented in this document. It is subject to re-examination, revision, and possible cancellation. Accepted for use – City of New York Department of Buildings – MEA35-93E. Additional listings may be applicable; contact your local Simplex product supplier for the latest status. Listings and approvals under Simplex Time Recorder Co. are the property of Tyco Safety Products Westminster.

Duct Sensor Housing, Front and Bottom View

2098-9808 2098-9806

Remote Status/Alarm Indicator and Test Station

## Introduction

**Operation.** Simplex® compact air duct smoke sensor housings provide TrueAlarm operation for the detection of smoke in air conditioning or ventilating ducts. Sampling tubes are installed into the duct allowing air to be directed to the smoke sensor mounted in the housing.

## TrueAlarm Sensor Operation

**Digital Communication of Analog Sensing.** Analog information from the sensor is digitally communicated to the control panel where it is analyzed. Sensor input is stored and tracked as an average value with an alarm or abnormal condition being determined by comparing the sensor's present value against its average.

**Intelligent Data Evaluation.** Monitoring each photoelectric sensor's average value provides a software filtering process that compensates for environmental factors (dust, dirt, etc.) and component aging, providing an accurate reference for evaluating new activity. The result is a significant reduction in the probability of false or nuisance alarms caused by shifts in sensitivity, either up or down.

** Please note that smoke detection in air ducts is intended to provide notification of the presence of smoke *in the duct*. It is not intended to, and will not, replace smoke detection requirements for open areas or other non-duct applications.

† TrueAlarm sensors and IDNet and MAPNET II communications are protected by one or more of the following U.S. Patents: 5,155,468; 5,173,683; 5,543,777; 5,400,014; 5,543,777; 5,710,541; D383,407; D388,352; D392,573; 4,796,025.

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Appendix D: Simplex Fire Protection Cutsheets Page 14 of 36

## TrueAlarm Sensor Operation *(Continued)*

**Control Panel Selection.** Peak activity per sensor is stored to assist in evaluating specific locations. The alarm set point for each sensor is determined at the control panel, selectable as the individual application requires.

**Sensor Status LED.** Each sensor housing's red status LED (located on the electrical interface board) pulses to indicate communications with the panel. If the control panel determines that a sensor is in alarm, or that it is dirty or has some other type of trouble, the details are annunciated at the control panel and that sensor housing's status LED will be turned on steadily. During a system alarm, the control panel will control the LEDs such that an LED indicating a trouble will return to pulsing to help identify any alarmed sensors. (Remote Status/Alarm LEDs track the operation of the sensor housing LED.)

## Photoelectric Sensing

TrueAlarm photoelectric sensors use a stable, pulsed infrared LED light source and a silicon photodiode receiver to provide consistent and accurate low power smoke sensing.

## Photoelectric Sensing *(Continued)*

Typically duct sensor applications require less sensitive settings (such as 2.5% per foot obscuration) due to the ducts being a relative dirty environment. However, the standard seven levels of TrueAlarm sensor sensitivity are available for each individual sensor, ranging from 0.2% to 3.7% per foot of smoke obscuration. Sensitivity is selected and monitored at the fire alarm control panel.

## Fire Alarm Control Panel Features

- Individual smoke sensitivity selection
- Sensitivity monitoring that satisfies NFPA 72 sensitivity testing requirements
- Peak value logging allows accurate analysis for sensitivity selection
- Automatic, once per minute individual sensor calibration check verifies sensor integrity
- Automatic environmental compensation
- Smoke sensitivity is displayed in percent per foot
- Ability to display and print detailed sensor information in plain English language
- Relays of model 4098-9756 are under panel control for ON, OFF, or override

## Duct Sensor Selection Chart

### Duct Smoke Sensor Housing with Photoelectric Sensor*

| Model | Description | Compatibility |
|---|---|---|
| 4098-9755 | Basic Duct Sensor Housing; operating power is supplied by either IDNet or MAPNET II communications (no relay output) | Simplex fire alarm control panel models 4008, 4010, 4100U, and legacy products 4020, 4100/4100+, and 4120. Also 2120 CDT if configured for MAPNET II, TrueAlarm operation |
| 4098-9756 | Duct Sensor Housing with supervised multiple relay output, requires separate 24 VDC fire alarm power and 4081-9008 end-of-line resistor harness; includes one 4098-9843 relay | Same as above except relay operation is not compatible with 2120 CDT; Relay output is for up to 15 total 4098-9843 Relays (additional relays are ordered separately) |

### Remote LED Indicator and Test Station, Select One if Required

| Model | Description | Compatibility | Mounting |
|---|---|---|---|
| 2098-9808 | Red LED status indicator on single-gang stainless steel plate | 4098-9755<br>4098-9756 | Use single gang box, 3" H x 2" W x 2" D (76 mm x 51 mm x 51 mm) |
| 2098-9806 | Test Station with keyswitch and red LED status indicator, on single-gang stainless steel plate; (turning switch to "TEST" initiates alarm for system testing) | | |

### Epoxy Encapsulated Remote Relay and End-of-Line Resistor

| Model | Description | Compatibility | Location |
|---|---|---|---|
| 4098-9843 | Relay; single Form C (7 A @ 120 VAC); refer to pages 3 and 4 for additional relay information; one included with 4098-9756; wiring is 18 AWG (0.82 mm$^2$) color coded wire leads | 4098-9756 only; connect up to 15 | Locate relays within 3 ft (1 m) of device being controlled per NFPA 72 |
| 4081-9008 | End-of-Line Resistor Harness; 10 kΩ, 1/2 W; (ref. 733-894); required to supervise remote relay coil connection | 4098-9756 | At last relay location |

* Each duct housing includes an internally mounted model 4098-9714 TrueAlarm photoelectric sensor and an exhaust tube. A correctly sized sampling tube (ordered per application) is required, refer to chart below.

## Sampling Tube Selection Chart, Ordered Separately Per Duct Width, Select One

| Overall Duct Width | Tube Required | Suggested Cut Length |
|---|---|---|
| 12" (305 mm) | 2098-9796 | 1/2" (12.7 mm) longer than duct width |
| 13" to 23" (330 mm to 584 mm) | 2098-9804 | 1/2" (12.7 mm) longer than duct width |
| 24" to 46" (610 mm to 1168 mm) | 2098-9797 | 2" (51 mm) longer than duct width |
| 46" to 71" (1168 mm to 1803 mm) | 2098-9798 | 2" (51 mm) longer than duct width |
| 71" to 95" (1803 mm to 2413 mm) | 2098-9799 | 2" (51 mm) longer than duct width |

2 S4098-0030-7 3/2011

Appendix D: Simplex Fire Protection Cutsheets Page 15 of 36

## Duct Sensor Housing Detail Reference

**NOTE:** Refer to Installation Instructions 574-776 for additional installation detail and maintenance information.

11-3/8" (289 mm)
Exhaust tube access hole
Conduit (by others)
4098-9714 Smoke sensor, mounted in special interface base (supplied)
Metal plate with dual holes for 3/4" (19 mm) conduit, plug supplied for unused hole
6-3/4" (171 mm)
Front View
Yellow LED, relay control trouble indicator (4098-9756 only)
Sampling tube access hole
Red sensor status LED
Side of duct
Wiring terminals
Stationary baffle (built-in)
Captive fastening screws (4)
Magnetic test area
NOTE: Orientation shown is for reference only, refer to General Location Notes and End View illustration below for alternate mounting reference.

Transparent cover
Gasketed sensor area
3-3/8" (86 mm)
Bottom view
Duct wall
13/16" (21 mm)
Exhaust tube (supplied)
Test ports (2) provided for measuring airflow and for aerosol injection
Sampling tube, ordered separately per duct width
Gaskets (supplied)

4098-9843 Remote Relay
(7 A @ 120 VAC, for use with 4098-9756 only)
NOTE: Mount in separate electrical box within 3 ft (1 m) of device being controlled per NFPA 72
1-3/16" (30 mm)
1-1/2" (38 mm)
13/16" (21 mm)

Square duct reference outline
Alternate location (if appropriate)
18" Round duct outline (minimum diameter)
Sampling tube, keyed for proper hole alignment with holes facing into airflow (template is provided for proper tube installation). (Housing is shown as position 2 per note 2 below.)
Duct housing
End View with Ducts and Tubes
Exhaust tube
8" Square duct outline (minimum width)

**General Location Notes:**

1. Testing performed under the auspices of the Fire Detection Institute (FDI) recommended when sampling tubes are not located vertically, that they be positioned horizontally in the upper half of the duct to account for possible stratification.
2. Three duct side mounting options are available as shown below. Mount housing at 90° to airflow for all orientations. Arrows indicate allowed airflow directions.

①
②
③

S4098-0030-7 3/2011

3

Appendix D: Simplex Fire Protection Cutsheets Page 16 of 36

## Duct Sensor Location Reference

Exhaust Damper
Sensor OK
Exhaust
Return Air
Do not locate sensor here
Return air damper
Fresh air
Supply Air
Do not locate sensor here
Filter bank
Sensor OK
Bend or other obstruction
Top mount, if appropriate
Return air inlet
6 Duct widths desirable
6 Duct widths desirable

**Additional Information.** Refer to NFPA 90A, *Standard for the Installation of Air Conditioning and Ventilating Systems*; NFPA 72®, the *National Fire Alarm Code*®; and the *NEMA Guide for Proper Use of Smoke Detectors in Duct Applications*, and Installation Instructions 574-776.

### Duct Sensor Location Considerations:

1. Proper duct smoke detection location must ensure adequate airflow within the duct housing.
2. Duct air velocity rating is 300 to 4000 ft/min (91 to 1220 m/min). Pressure differential between intake and exhaust tubes is required to be between 0.015 to 1.55 inches of water (0.381 to 39.37 mm).
3. To avoid air turbulence, a location of six duct widths downstream from bends or inlets is desirable. Ensure accessibility for test and service.
4. Proper Locations: downstream side of filters to detect fires in the filters; in return ducts, ahead of mixing areas; upstream of air humidifier and cooling coil.
5. Other locations and orientations may be required for proper duct smoke detection depending on duct access, system design, and duct airflow testing. Contact your local Simplex product supplier for assistance.

### Locations to Avoid:

1. Where dampers closed for comfort control would interfere with airflow.
2. Next to outside air inlets (unless the intent is to monitor smoke entry from that area).
3. In return air damper branch ducts and mixing areas where airflow may be restricted.

## Specifications

| | |
|---|---|
| **General Mechanical and Environmental** | |
| Air Velocity Range (linear ft/min) | 300 to 4000 ft/min (91 to 1220 m/min) |
| Sensor Sensitivity Range | 0.2% to 3.7% per foot of obscuration, selectable at host control panel |
| UL Listed Temperature Range | 32° F to 100° F (0° C to 38° C) |
| Operating Temperature Range | 32° F to 122° F (0° C to 50° C) |
| Storage Temperature Range | 0° F to 140° F (-18° C to 60° C) |
| Humidity Range | 10% to 95% RH, non-condensing |
| Wiring Connections | Terminal blocks, 18 to 12 AWG (0.82 $mm^2$ to 3.31 $mm^2$) |
| Housing Color | Black base with clear cover |
| **Remote Status/Alarm LED and Test Station with Remote Status/Alarm LED** | |
| Remote Alarm LED Current | 1.2 mA, no impact to 24 VDC alarm current (2098-9808 or 2098-9806) |
| Test Station Keyswitch Current | 3.3 mA, no impact to 24 VDC alarm current (2098-9806) |
| Remote Alarm LED and Test Station Distance | 250 ft (76 m) maximum |
| **Addressable Operation** | |
| Data Communications | IDNet or MAPNET II communications, auto-select, one address per housing; provides operating power to model 4098-9755 |
| **Model 4098-9756 with Supervised Multiple Relay Control, Requires Separate Fused 24 VDC from Fire Alarm Power Supply** | |
| Input Voltage | 18-32 VDC (24 VDC nominal) |
| Standby Current | 3 mA @ 24 VDC |
| Alarm Current | 15 mA @ 24 VDC; add 15 mA for each 4098-9843 relay |
| Supervised Remote Relay Control Output | For use with 4098-9843 relay only, quantity of 15 maximum; distance of 500 ft (152 m) maximum; requires 4081-9008 (ref. 733-894) 10 kΩ, 1/2 W end-of-line resistor |
| **4098-9843 Relay Output Ratings, Single Form C, use with Model 4098-9756 Only** | |
| Coil Current | 15 mA @ 24 VDC, up to 15 maximum per relay control output |
| Relay Contacts | 7 A at 0.35 PF @ 28 VDC & 120 VAC; 250 µA @ 5 VDC |
| Location Distance | 500 ft (152 m) maximum to relay coils; locate relays within 3 ft (1 m) of device being controlled per NFPA 72 |

*Tyco, Simplex, the Simplex logo, TrueAlarm, IDNet, and MAPNET II are trademarks of Tyco International Services AG or its affiliates in the U.S. and/or other countries. NFPA 72 and National Fire Alarm Code are registered trademarks of the National Fire Protection Association (NFPA).*

Simplex
Tyco Safety Products Westminster • Westminster, MA • 01441-0001 • USA
www.tycosafetyproducts-usa-wm.com
S4098-0030-7 3/2011

*© 2009 Tyco Safety Products Westminster. All rights reserved. All specifications and other information shown were current as of document revision date and are subject to change without notice.*

Appendix D: Simplex Fire Protection Cutsheets Page 17 of 36

**Simplex**

# Multi-Application Peripherals

## Audible Notification Appliances
## Speakers, 25 or 70.7 VRMS, Wall or Ceiling Mount

*UL, ULC, CSFM Listed; FM Approved; MEA (NYC) Acceptance**

## Features

**Fire alarm speakers with models for ceiling or wall mount:**

- Four inch cone (102 mm) provides high quality tone and voice reproduction
- Multi-tapped design provides output power of 1/4, 1/2, 1, or 2 W with either 25 or 70.7 VRMS input
- In/out wiring terminals for 18 AWG to 12 AWG
- Mounts to 4" square outlet box, 1-1/2" deep with 1-1/2" deep box extension
- Capacitor input for connection to supervised notification appliance circuits
- Rugged, high impact, flame retardant thermoplastic housings
- UL listed to Standard 1480
- ULC listed to Standard S541, refer to page 4 for required minimum wattage tap per housing type

**Rectangular housing models feature:**

- Appearance that complements TrueAlert® strobes and speaker/strobes
- Red or white housings with "FIRE" lettering for surface or semi-flush wall mount
- Optional matching adapter skirts for covering surface mounted electrical boxes*
- Optional red wire guard

**Round housing models feature:**

- Off-white color (no lettering) for flush mount on ceiling or wall
- Compatible with optional tile bridge 2905-9946

## Introduction

Simplex® 4902 Series speakers provide high quality sound for emergency fire alarm use as well as for background music. The moisture-repellent speaker is designed for smooth frequency response with minimal distortion.

The multi-tapped speaker transformer accommodates either 25 or 70.7 VRMS and provides an output of from 1/4 to 2 W to provide flexibility for satisfying the requirements of the installed conditions.

Rectangular housing models are for surface or semi-flush wall mount applications. Round housing models are typically for ceiling applications but can be wall mounted if desired. The rectangular housing speakers are designed to compliment the TrueAlert family of strobes and speaker/strobes, providing conventional, non-addressable speaker operation.

* Refer to page 2 for guard and adapter skirt listing. This product has been approved by the California State Fire Marshal (CSFM) pursuant to Section 13144.1 of the California Health and Safety Code. See CSFM Listing 7320-0026:242 for allowable values and/or conditions concerning material presented in this document. It is subject to re-examination, revision, and possible cancellation. Additional listings may be applicable; contact your local Simplex product supplier for the latest status. Listings and approvals under Simplex Time Recorder Co. are the property of Tyco Safety Products Westminster.

FIRE

Rectangular Wall Mount Speakers are Available as Red with White "Fire" Lettering and White with Red "Fire" Lettering

Round Speakers are Available in Off-White (no lettering)

## Specifications

| | | |
|---|---|---|
| **Dimensions, Rectangular Wall Mount Housings** | | |
| Housing Dimensions | | 5-1/8" H x 5" W x 1-1/2" D (130 mm x 127 mm x 38 mm) |
| Depth into Box | | 2-3/4" (70 mm) |
| **Dimensions, Round Housings** | | |
| Housing Dimensions | | 7-1/2" Diameter, 1/2" D (191 mm x 13 mm) |
| Depth into Box | | 2-3/4" (70 mm) |
| **General Specifications** | | |
| Input Voltage | | 25 or 70.7 VRMS |
| Power Taps | | 1/4, 1/2, 1, and 2 W |
| Input Terminal Ratings | | 18 to 12 AWG (0.82 mm² to 3.31 mm²) |
| Frequency Response | Fire Alarm | 400 to 4000 Hz |
| | General Signaling | 125 to 12 kHz |
| Sound Output | | See information on page 4 |
| Temperature Range | | 32° to 100° F (0° to 38° C) |
| Humidity Range | | 10% to 95% RH from 32° to 122° F (0° to 50° C) |

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Appendix D: Simplex Fire Protection Cutsheets Page 18 of 36

## Product Selection

### Speakers

| Model* | Description | | Dimensions |
|---|---|---|---|
| 4902-9716 (CA) | Rectangular housing, wall mount speaker | Red with white "FIRE" lettering | 5-1/8" H x 5" W x 1-1/2" D (130 mm x 127 mm x 38 mm) |
| 4902-9717 (CA) | | White with red "FIRE" lettering | |
| 4902-9721 (CA) | Round housing speaker, ceiling or wall mount | Off-white (no lettering) | 7-1/2" Diameter x 1/2" D (191 mm x 13 mm) |

* ULC listed model are designated with a CA suffix (4902-9716CA). Refer to Installation Instructions 574-765 for non-suffix model numbers and to Installation Instructions 579-324 for CA suffix model numbers.

### Mounting Adapters

| Model | Description | | | Dimensions |
|---|---|---|---|---|
| 4905-9941 | Red | Surface mount adapter skirt; (*not ULC listed*) | Use to cover surface mounted 1-1/2" deep box with 1-1/2" deep extension external to wall (see diagram on page 3) | 5-3/8" H x 5-1/4" W x 3-3/16" D (136 mm x 133 mm x 81 mm) Total surface depth with speaker = 4-5/8" (117 mm) |
| 4905-9942 | White | | | |
| 2905-9946 | Tile bridge for 4902-9721 Speaker | | | See diagram on page 3 |
| 4905-9931 | Adapter Plate, red, for mounting to 2975-9145 box (typically for retrofit, may be mounted vertical or horizontal) | | | 8-5/16" x 5-3/4" x 0.060" Thick (211 mm x 146 mm x 1.5 mm) |
| 2975-9145 | Red mounting box, requires Adapter Plate 4905-9931 | | | 7-7/8" x 5-1/8" x 2-3/4" D (200 mm x 130 mm x 70 mm) |

### Covers and Guard

| Model | Description | | Dimensions |
|---|---|---|---|
| 4905-9988 | Red speaker cover with white "FIRE" lettering | Interchangeable with TrueAlert horns | 5-1/8" H x 5" W x 1-1/2" D (130 mm x 127 mm x 38 mm) |
| 4905-9989 | White speaker cover with red "FIRE" lettering | | |
| 4905-9999 | Red wire guard with mounting plate; compatible with semi-flush or surface mounted boxes; for use with 4" square electrical box mounting hole patterns only (UL listed by Space Age Electronics Inc.) | | 6-1/16" H x 6-1/16" W x 3-1/8" D (154 mm x 154 mm x 79 mm) |

## Wall Mount Speakers, Installation Reference

Mounting requires a 4" (102 mm) square box, 1-1/2" (38 mm) deep, with a 4" box extension, 1-1/2" deep, by others
Speaker assembly
Wiring input terminals and speaker tap selection are accessible from rear of speaker housing
Transparent speaker housing
Removable cover (tool required)
FIRE

2

S4902-0003-6 9/2009

Appendix D: Simplex Fire Protection Cutsheets Page 19 of 36

## Round Speaker Installation Reference (typically ceiling mount, can be wall mounted)

4" square, 1-1/2" deep box
with 1-1/2" extension (by others)
Wiring input terminals and speaker
tap selection are accessible from
rear of speaker housing
Front View

## 2905-9946 Tile Bridge Dimensions

3-3/4" (95 mm) square
cutout, centered on plate
0.024" thick sheet
metal, folded with
1/2" lip each side
1/2"
(13 mm)
1/4" diameter (6 mm)
holes, 4 places
13-3/8"
(340 mm)
6-11/16"
(170 mm)
23-11/16" (602 mm)

## Surface Mounted Speaker Reference (Adapter Skirts are *Not ULC listed*)

4" (102 mm) square box, 1-1/2" (38 mm) deep
with conduit shown for reference
4" (102 mm) square box
extension, 1-1/2" (38 mm) deep
Optional 4905-9999 Wire Guard
Speaker
assembly
Surface mount adapter skirt, 3-3/16" deep:
4905-9941, Red; 4905-9942, White
Conduit knockouts are
provided on all four sides
Wall surface

3

S4902-0003-6 9/2009

Appendix D: Simplex Fire Protection Cutsheets Page 20 of 36

## Speaker Sound Output Specifications

**Sound Output Ratings @ 10 ft (~3 m) per UL 1480 Reverberant Chamber Testing**

| Model | Type | Input Voltage | Selected Tap 1/4 W | 1/2 W | 1 W | 2 W |
|---|---|---|---|---|---|---|
| 4902-9716<br>4902-9717 | Rectangular Housing | 25 VRMS | 80 dBA | 83 dBA | 85 dBA | 88 dBA |
| | | 70.7 VRMS | 79 dBA | 82 dBA | 85 dBA | 88 dBA |
| 4902-9721 | Round Housing | 25 or 70.7 VRMS | 79 dBA | 82 dBA | 85 dBA | 88 dBA |

**Sound Output Ratings @ 3 m (~10 ft) per ULC S541 Anechoic Chamber Testing**

| Model | Type | Input Voltage | Selected Tap 1/4 W | 1/2 W | 1 W* (see note) | 2 W* (see note) |
|---|---|---|---|---|---|---|
| 4902-9716CA<br>4902-9717CA | Rectangular Housing* | 25 VRMS or 70.7 VRMS | 77 dBA | 80 dBA | 83 dBA | 86 dBA |
| 4902-9721CA | Round Housing* | 25 VRMS or 70.7 VRMS | 79 dBA | 82 dBA | 85 dBA | 89 dBA |

* NOTE: ULC Fire Alarm applications require use of 1 W or 2 W tap for Round Housing speakers; and 2 W tap for Rectangular Housing speakers.

**Speaker Polar Dispersion Reference (per ULC S541 Anechoic Chamber Testing)**

| Attenuation | Angle |
|---|---|
| -3 dB | 30° off-axis |
| -6 dB | 55° off-axis |

## 4905-9931 Adapter Plate Installation Reference

4905-9931 Adapter Plate
4905-9999 Optional Wire Guard (shown here for reference only, can be used on other mounting options)
2975-9145 Box
FIRE
Speaker assembly
4905-9931 Adapter Plate

Tyco is a registered trademark of Tyco International Services GmbH and is used under license. Simplex, the Simplex logo, and TrueAlert are trademarks of Tyco International Ltd. and its affiliates and are used under license.

Simplex
Tyco Safety Products Westminster • Westminster, MA • 01441-0001 • USA
www.tycosafetyproducts-usa-wm.com
S4902-0003-6 9/2009

All specifications and other information shown were current as of document revision date and are subject to change without notice.
© 2009 Tyco Safety Products Westminster. All rights reserved.

Appendix D: Simplex Fire Protection Cutsheets    Page 21 of 36

**Simplex**

# True*Alert*® Multi-Candela Notification Appliances

*UL, ULC, CSFM Listed; FM Approved; MEA (NYC) Acceptance**

Visible Notification Appliances with Synchronized Flash; Non-Addressable, Smart*Sync*™ Operation Compatible

## Features

**Visible only (V/O) 24 VDC notification appliances with high output xenon strobe, available for wall or ceiling mount:**

- Intensity is selectable as 15, 30, 75, or 110 candela with visible selection jumper secured behind strobe housing
- Operation is compatible with ADA requirements (refer to important installation information on page 3)
- Polarized input allows connection to compatible reverse polarity, supervised notification appliance circuit (NAC)
- Regulated circuit design ensures consistent flash output and provides controlled inrush current
- Rugged, high impact, flame retardant thermoplastic housings are available in red or white with clear lens
- Listed to UL 1971 and ULC S526

**Strobes provide synchronized flash for use with:**

- 4006, 4008, 4010, and 4100U Series fire alarm control panels with NACs selected to provide strobe synchronization or SmartSync two-wire control**
- 4009 IDNet™ NAC Extenders
- Separate strobe Synchronization Modules that are available for Class B or Class A operation
- Separate SmartSync Control Modules (SCMs) that provide Class B or Class A output from conventional NAC inputs

**Strobe housings provides flexible, easy, and convenient semi-flush or surface wall mounting:**

- Rear of housing does not extend into box
- Wall mount strobes easily mount to single gang, double gang, or 4-inch square outlet box
- Ceiling mount strobes mount to single gang boxes

**Wall mount strobe features:**

- Wiring terminals are accessible from the front of the housing providing easy access for installation, inspection, and testing
- Covers are available separately to convert housing color

**Optional adapters and wire guards:**

- Wall mount strobe adapters are available to cover surface mounted electrical boxes and to adapt to Simplex® 2975-9145 boxes
- UL listed red wire guards are available for wall or ceiling mount strobes*

* Refer to page 2 for guard listing. This product has been approved by the California State Fire Marshal (CSFM) pursuant to Section 13144.1 of the California Health and Safety Code. See CSFM Listing 7125-0026:316 for allowable values and/or conditions concerning material presented in this document. It is subject to re-examination, revision, and possible cancellation. Refer to page 2 for listing status of wire guards. Additional listings may be applicable; contact your local Simplex product supplier for the latest status. Listings and approvals under Simplex Time Recorder Co. are the property of Tyco Safety Products Westminster.

FIRE
FIRE

Wall Mount Strobes

FIRE
FIRE

Ceiling Mount Strobes

## Description

**Multi-Candela TrueAlert synchronized strobes** provide convenient installation to standard electrical boxes. The enclosure designs are both impact and vandal resistant and provide a convenient strobe intensity selection. Since each model can be selected for intensity output, on-site model inventory is minimized and changes encountered during construction can be easily accommodated.

**Wall mount** strobe housings are a one-piece assembly (including lens) that mounts to a single or double gang, or 4" square standard electrical box. The cover can be quickly removed (a tool is required) and covers are available separately for color conversion.

**Ceiling mount** strobes install using standard single gang electrical boxes. Color choice is determined by model number.

## Strobe Intensity Selection

During installation, a selection plug at the back of the housing determines the desired strobe intensity. An attached flag with black letters on a highly visible yellow background allows the selected intensity to be seen at the side of the strobe lens.

## Strobe Application Reference

Proper selection of visible notification is dependent on occupancy, location, local codes, and proper applications of: the *National Fire Alarm Code* (NFPA 72), ANSI A117.1; the appropriate model building code: BOCA, ICBO, or SBCCI; and the application guidelines of the Americans with Disabilities Act (ADA).

** Simplex multi-candela SmartSync two-wire horn/strobe appliance operation is protected under one or more of the following U.S. Patent Numbers: 5,559,492; 5,622,427; 5,865,527; 5,886,620; 6,281,789; 6,954,137; 7,005,971; and 7,006,003.

S4906-0001-4 9/2009

Appendix D: Simplex Fire Protection Cutsheets Page 22 of 36

## Synchronized Strobes

**Multiple Strobes.** When multiple strobes and their reflections can be seen from one location, synchronized flashes reduce the probability of photo-sensitive reactions as well as the annoyance and possible distraction of random flashing. These multi-candela strobes are synchronized over a two-wire circuit when connected to compatible NACs, to compatible Synchronized Flash Modules, or to SmartSync Control Modules.

## SmartSync Two-Wire Control

Some applications desire the audible notification appliances to be capable of being silenced before the alarm condition is reset (on-until-silenced) while the visible notification appliances are kept activated until the alarm condition is reset (on-until-reset). SmartSync operation mode provides this function using a single circuit (two-wire operation).

## SmartSync Control Sources

**SmartSync two-wire control is available from:**

- 4006, 4008, 4100U, and 4010 Fire Alarm Control Panels (refer to individual product data sheets for more information)
- 4009 IDNet NAC Extenders (refer to data sheet S4009-0002)
- SmartSync Control Module (SCM) Model 4905-9938 (refer to data sheet S4905-0003)

**Additional SmartSync** compatible notification appliances include separate horns and combination horn/strobe notification appliances.

## Product Selection

### Multi-Candela Visible Notification Appliances (Strobes)

| Model | Mounting | Housing Color | "FIRE" Lettering | Description |
|---|---|---|---|---|
| 4906-9101 | Wall | Red | White | Multi-candela strobe with intensity selectable as: 15, 30, 75, or 110 candela; synchronized flash rate; SmartSync two-wire control compatible |
| 4906-9103 | | White | Red | |
| 4906-9102 | Ceiling | Red | White | |
| 4906-9104 | | White | Red | |

### Wall Mount Strobe Adapters

| Model | Description | | Dimensions |
|---|---|---|---|
| 4905-9937 | Red | Surface Mount Adapter Skirt; use to cover 1-1/2" (38 mm) deep surface mounted boxes | 5-3/8" H x 5-1/4" W x 1-5/8" D (136 mm x 133 mm x 41 mm) Total depth with strobe = 4-3/8" (111 mm) |
| 4905-9940 | White | | |
| 4905-9931 | Red Adapter Plate for mounting to Simplex 2975-9145 box (typically for retrofit, may be mounted vertical or horizontal) | | 8-5/16" x 5-3/4" x 0.060" Thick (211 mm x 146 mm x 1.5 mm) |
| 2975-9145 | Red Mounting Box, requires Adapter Plate 4905-9931 | | 7-7/8" x 5-1/8" x 2-3/4" D (200 mm x 130 mm x 70 mm) |

### Ceiling Mount Strobe Adapter

| Model | Description | Dimensions |
|---|---|---|
| 4905-9910 | Surface Mount Adapter Plate; zinc plated; **required for mounting to handy box; not needed when using 4905-9926 guard** | 4-7/8" x 3-1/8" x 0.060" D (124 mm x 79 mm x 1.5) |

### Synchronization Modules (refer to data sheet S4905-0003 for additional information)

| Model | Description | | Dimensions |
|---|---|---|---|
| 4905-9914 | Class B | Synchronized Flash Module; epoxy encapsulated with in/out 18 AWG (0.82 mm$^2$) wire leads, rated for 2 A NAC, requires 5 mA for power | 1-3/8" x 2-7/16" x 13/16" (35 mm x 62 mm x 20 mm) |
| 4905-9922 | Class A | | |
| 4905-9938 | SmartSync Control Module with Class B or Class A output; mounts in 4" (102 mm) square box | | 4" x 4-1/8" x 1-1/4" D (102 mm x 105 mm x 32 mm) |

### Replacement Covers and Guards

| Model | Description | | Dimensions |
|---|---|---|---|
| 4905-9992 | Red cover with white "FIRE" lettering | For Wall mount strobes | 5-1/8" H x 5" W x 1-1/2" D (130 mm x 127 mm x 38 mm) |
| 4905-9993 | White cover with red "FIRE" lettering | | |
| 4905-9961* | Wall mount | Red wire guard with mounting plate, compatible with semi-flush or surface mounted boxes | 6-1/16" H x 6-1/16" W x 3-1/8" D (154 mm x 154 mm x 79 mm) |
| 4905-9926* | Ceiling mount | | 6-1/8" x 4-3/8" x 2-7/8" deep (156 mm x 111 mm x 73 mm) |

* UL listed by Space Age Electronics Inc.

2

S4906-0001-4 9/2009

Appendix D: Simplex Fire Protection Cutsheets Page 23 of 36

## Strobe Specifications

### Wall Mount or Ceiling Mount, Common Specifications

| | | | | | | |
|---|---|---|---|---|---|---|
| Rated Voltage Range | | Regulated 24 VDC; see Note 1 below | | | | |
| Flash Rate | | 1 Hz | | | | |
| Synchronized NAC Loading | | Up to 35 synchronized strobes maximum per NAC | | | | |
| Temperature Range | | 32° to 122° F (0° to 50° C) | | | | |
| Humidity Range | | 10% to 93%, non-condensing at 100° F (38° C) | | | | |
| Connections | | Terminal blocks for 18 AWG to 12 AWG (0.82 mm² to 3.31 mm²); two wires per terminal for in/out wiring | | | | |
| **Wall Mount** | Housing Dimensions (with lens) | 5-1/8" H x 5" W x 2-3/4" D (130 mm x 127 mm x 70 mm) | | | | |
| | | **15 cd** | **30 cd** | **75 cd** | **110 cd** | |
| | Maximum RMS Current Rating per Strobe Setting (see Note 2 below) | **60 mA** | **94 mA** | **186 mA** | **252 mA** | |
| | Reference RMS Currents at other voltages — 18 VDC | 53 mA | 84 mA | 165 mA | 224 mA | |
| | Reference RMS Currents at other voltages — 24 VDC | 40 mA | 63 mA | 124 mA | 168 mA | |
| **Ceiling Mount** | Housing Dimensions (with lens) | 4-3/4" L x 2-5/16" W x 2-5/8" D (121 mm x 75 mm x 67 mm) | | | | |
| | | **15 cd** | **30 cd** | **75 cd** | **110 cd** | |
| | Maximum RMS Current Rating per Strobe Setting (see Note 2 below) | **75 mA** | **125 mA** | **233 mA** | **316 mA** | |
| | Reference RMS Currents at other voltages — 18 VDC | 67 mA | 111 mA | 207 mA | 281 mA | |
| | Reference RMS Currents at other voltages — 24 VDC | 50 mA | 83 mA | 155 mA | 211 mA | |

**NOTES:**

1. "Regulated 24 VDC" refers to the voltage range of 16 to 33 VDC per UL Standard 1971, *Signaling Devices for the Hearing Impaired*, changes effective May 1, 2004. This voltage range is the absolute operating range. Operation outside of this range may cause permanent damage to the strobe. Please note that 16 VDC is the lowest operating voltage that is allowed at the last appliance on the NAC under worst case conditions.
2. The maximum RMS current listed is the device nameplate rating. Strobe designs are constant wattage and the maximum RMS current rating occurs at the lowest allowable operating voltage. (RMS is root mean square and refers to the effective value of a varying current waveform.)

## Installation Reference, Surface or Semi-Flush Wall Mounting

Mounting is compatible with single gang, double gang, and 4" (102 mm) square boxes, 1-1/2" (38 mm) deep, by others
Wiring access hole
Wiring terminals
THIS END UP
Mounting Holes:
4" square (4)
Single gang (2)
Double gang (3)
FIRE
Transparent housing and lens assembly
Intensity selection plug, accessible only from rear of housing; factory setting is 15 cd
110
75
15
Strobe intensity viewing slot
Removable cover (tool required)

IMPORTANT! WALL MOUNT INSTALLATION HEIGHT REFERENCE
Bottom of lens is either even with, or slightly above bottom of compatible boxes
Electrical box outline
NFPA 72 requires that the entire lens be not less than 80" and not greater than 96" above the finished floor
80" (2.03 m) minimum

3

S4906-0001-4 9/2009

Appendix D: Simplex Fire Protection Cutsheets Page 24 of 36

## Ceiling Mount Strobe Installation Reference

Single gang box (Wiremold V5744S) 2-1/4" (57 mm) deep, supplied by others
Handy box, 1-1/2" ( 38 mm) deep (RACO 650 or equal) or single gang box, 2-1/2" (64 mm) deep (RACO 519 or equal) supplied by others
Also can be attached to boxes mounted to drop ceiling T-bar with clips (ERICO No. 512 or equal)
4905-9910 Adapter Plate, required for surface mount with handy box unless using the 4905-9926 wire guard
FIRE
Ceiling mount strobe
Optional 4905-9926 wire guard with mounting plate
Strobe intensity viewing slot
75
30
15
Intensity selection plug, accessible only from rear of lens housing; factory setting is 15 cd

## Wall Mount Installation Reference; Adapter Plate, Guard, and Adapter Skirt

2975-9145 Box
FIRE
4905-9931 Adapter Plate
4905-9961 Optional Wire Guard (shown here for reference only, can be used on other mounting options)
4905-9931 Adapter Plate

Surface Mounting Reference with Optional Adapter Skirt and Optional Wire Guard
Surface mount conduit and box shown for reference
4" (102 mm) square box profile, 1-1/2" (38 mm) deep
Optional 4905-9961 Wire Guard
Strobe
Optional Surface Mount Adapter Skirt, 1-1/2" deep: 4905-9937, Red; 4905-9940, White (conduit knockouts are provided on all four sides)

*Tyco is a registered trademark of Tyco International Services GmbH and is used under license. Simplex, the Simplex logo, IDNet, TrueAlert, and SmartSync are trademarks of Tyco International Ltd. and its affiliates and are used under license. NFPA 72 and National Fire Alarm Code are registered trademarks of the National Fire Protection Association (NFPA).*

Simplex

*Tyco Safety Products Westminster • Westminster, MA • 01441-0001 • USA*

*www.tycosafetyproducts-usa-wm.com*

S4906-0001-4 9/2009

*© 2009 Tyco Safety Products Westminster. All rights reserved. All specifications and other information shown were current as of document revision date and are subject to change without notice.*

Appendix D: Simplex Fire Protection Cutsheets Page 25 of 36

Simplex

# TrueAlert® Multi-Candela Notification Appliances

*UL, ULC, CSFM Listed; FM Approved; MEA (NYC) Acceptance**

## Visible Notification Appliances with Synchronized Flash; Non-Addressable, SmartSync™ Operation Compatible

## Features

**Visible only (V/O) 24 VDC notification appliances with high output xenon strobe, available for wall or ceiling mount:**

- Intensity is selectable as 15, 30, 75, or 110 candela with visible selection jumper secured behind strobe housing
- Operation is compatible with ADA requirements (refer to important installation information on page 3)
- Polarized input allows connection to compatible reverse polarity, supervised notification appliance circuit (NAC)
- Regulated circuit design ensures consistent flash output and provides controlled inrush current
- Rugged, high impact, flame retardant thermoplastic housings are available in red or white with clear lens
- Listed to UL 1971 and ULC S526

**Strobes provide synchronized flash for use with:**

- 4006, 4008, 4010, and 4100U Series fire alarm control panels with NACs selected to provide strobe synchronization or SmartSync two-wire control**
- 4009 IDNet™ NAC Extenders
- Separate strobe Synchronization Modules that are available for Class B or Class A operation
- Separate SmartSync Control Modules (SCMs) that provide Class B or Class A output from conventional NAC inputs

**Strobe housings provides flexible, easy, and convenient semi-flush or surface wall mounting:**

- Rear of housing does not extend into box
- Wall mount strobes easily mount to single gang, double gang, or 4-inch square outlet box
- Ceiling mount strobes mount to single gang boxes

**Wall mount strobe features:**

- Wiring terminals are accessible from the front of the housing providing easy access for installation, inspection, and testing
- Covers are available separately to convert housing color

**Optional adapters and wire guards:**

- Wall mount strobe adapters are available to cover surface mounted electrical boxes and to adapt to Simplex® 2975-9145 boxes
- UL listed red wire guards are available for wall or ceiling mount strobes*

* Refer to page 2 for guard listing. This product has been approved by the California State Fire Marshal (CSFM) pursuant to Section 13144.1 of the California Health and Safety Code. See CSFM Listing 7125-0026:316 for allowable values and/or conditions concerning material presented in this document. It is subject to re-examination, revision, and possible cancellation. Refer to page 2 for listing status of wire guards. Additional listings may be applicable; contact your local Simplex product supplier for the latest status. Listings and approvals under Simplex Time Recorder Co. are the property of Tyco Safety Products Westminster.

FIRE
FIRE

Wall Mount Strobes

FIRE
FIRE

Ceiling Mount Strobes

## Description

**Multi-Candela TrueAlert synchronized strobes** provide convenient installation to standard electrical boxes. The enclosure designs are both impact and vandal resistant and provide a convenient strobe intensity selection. Since each model can be selected for intensity output, on-site model inventory is minimized and changes encountered during construction can be easily accommodated.

**Wall mount** strobe housings are a one-piece assembly (including lens) that mounts to a single or double gang, or 4" square standard electrical box. The cover can be quickly removed (a tool is required) and covers are available separately for color conversion.

**Ceiling mount** strobes install using standard single gang electrical boxes. Color choice is determined by model number.

## Strobe Intensity Selection

During installation, a selection plug at the back of the housing determines the desired strobe intensity. An attached flag with black letters on a highly visible yellow background allows the selected intensity to be seen at the side of the strobe lens.

## Strobe Application Reference

Proper selection of visible notification is dependent on occupancy, location, local codes, and proper applications of: the *National Fire Alarm Code* (NFPA 72), ANSI A117.1; the appropriate model building code: BOCA, ICBO, or SBCCI; and the application guidelines of the Americans with Disabilities Act (ADA).

** Simplex multi-candela SmartSync two wire horn/strobe appliance operation is protected under one or more of the following U.S. Patent Numbers: 5,559,492; 5,622,427; 5,865,527; 5,886,620; 6,281,789; 6,954,137; 7,005,971; and 7,006,003.

S4906-0001-4 9/2009

Appendix D: Simplex Fire Protection Cutsheets Page 26 of 36

## Synchronized Strobes

**Multiple Strobes.** When multiple strobes and their reflections can be seen from one location, synchronized flashes reduce the probability of photo-sensitive reactions as well as the annoyance and possible distraction of random flashing. These multi-candela strobes are synchronized over a two-wire circuit when connected to compatible NACs, to compatible Synchronized Flash Modules, or to SmartSync Control Modules.

## SmartSync Two-Wire Control

Some applications desire the audible notification appliances to be capable of being silenced before the alarm condition is reset (on-until-silenced) while the visible notification appliances are kept activated until the alarm condition is reset (on-until-reset). SmartSync operation mode provides this function using a single circuit (two-wire operation).

## SmartSync Control Sources

**SmartSync two-wire control is available from:**

- 4006, 4008, 4100U, and 4010 Fire Alarm Control Panels (refer to individual product data sheets for more information)
- 4009 IDNet NAC Extenders (refer to data sheet S4009-0002)
- SmartSync Control Module (SCM) Model 4905-9938 (refer to data sheet S4905-0003)

**Additional SmartSync** compatible notification appliances include separate horns and combination horn/strobe notification appliances.

## Product Selection

### Multi-Candela Visible Notification Appliances (Strobes)

| Model | Mounting | Housing Color | "FIRE" Lettering | Description |
|---|---|---|---|---|
| 4906-9101 | Wall | Red | White | Multi-candela strobe with intensity selectable as: 15, 30, 75, or 110 candela; synchronized flash rate; SmartSync two-wire control compatible |
| 4906-9103 | | White | Red | |
| 4906-9102 | Ceiling | Red | White | |
| 4906-9104 | | White | Red | |

### Wall Mount Strobe Adapters

| Model | Description | | Dimensions |
|---|---|---|---|
| 4905-9937 | Red | Surface Mount Adapter Skirt; use to cover 1-1/2" (38 mm) deep surface mounted boxes | 5-3/8" H x 5-1/4" W x 1-5/8" D (136 mm x 133 mm x 41 mm) Total depth with strobe = 4-3/8" (111 mm) |
| 4905-9940 | White | | |
| 4905-9931 | Red Adapter Plate for mounting to Simplex 2975-9145 box (typically for retrofit, may be mounted vertical or horizontal) | | 8-5/16" x 5-3/4" x 0.060" Thick (211 mm x 146 mm x 1.5 mm) |
| 2975-9145 | Red Mounting Box, requires Adapter Plate 4905-9931 | | 7-7/8" x 5-1/8" x 2-3/4" D (200 mm x 130 mm x 70 mm) |

### Ceiling Mount Strobe Adapter

| Model | Description | Dimensions |
|---|---|---|
| 4905-9910 | Surface Mount Adapter Plate; zinc plated; **required for mounting to handy box; not needed when using 4905-9926 guard** | 4-7/8" x 3-1/8" x 0.060" D (124 mm x 79 mm x 1.5) |

### Synchronization Modules (refer to data sheet S4905-0003 for additional information)

| Model | Description | | Dimensions |
|---|---|---|---|
| 4905-9914 | Class B | Synchronized Flash Module; epoxy encapsulated with in/out 18 AWG (0.82 $mm^2$) wire leads, rated for 2 A NAC, requires 5 mA for power | 1-3/8" x 2-7/16" x 13/16" (35 mm x 62 mm x 20 mm) |
| 4905-9922 | Class A | | |
| 4905-9938 | SmartSync Control Module with Class B or Class A output; mounts in 4" (102 mm) square box | | 4" x 4-1/8" x 1-1/4" D (102 mm x 105 mm x 32 mm) |

### Replacement Covers and Guards

| Model | Description | | Dimensions |
|---|---|---|---|
| 4905-9992 | Red cover with white "FIRE" lettering | For Wall mount strobes | 5-1/8" H x 5" W x 1-1/2" D (130 mm x 127 mm x 38 mm) |
| 4905-9993 | White cover with red "FIRE" lettering | | |
| 4905-9961* | Wall mount | Red wire guard with mounting plate, compatible with semi-flush or surface mounted boxes | 6-1/16" H x 6-1/16" W x 3-1/8" D (154 mm x 154 mm x 79 mm) |
| 4905-9926* | Ceiling mount | | 6-1/8" x 4-3/8" x 2-7/8" deep (156 mm x 111 mm x 73 mm) |

* UL listed by Space Age Electronics Inc.

2 S4906-0001-4 9/2009

Appendix D: Simplex Fire Protection Cutsheets Page 27 of 36

## Strobe Specifications

### Wall Mount or Ceiling Mount, Common Specifications

| | | | | | | |
|---|---|---|---|---|---|---|
| Rated Voltage Range | | | Regulated 24 VDC; see Note 1 below | | | |
| Flash Rate | | | 1 Hz | | | |
| Synchronized NAC Loading | | | Up to 35 synchronized strobes maximum per NAC | | | |
| Temperature Range | | | 32° to 122° F (0° to 50° C) | | | |
| Humidity Range | | | 10% to 93%, non-condensing at 100° F (38° C) | | | |
| Connections | | | Terminal blocks for 18 AWG to 12 AWG (0.82 mm² to 3.31 mm²); two wires per terminal for in/out wiring | | | |
| **Wall Mount** | Housing Dimensions (with lens) | | 5-1/8" H x 5" W x 2-3/4" D (130 mm x 127 mm x 70 mm) | | | |
| | Maximum RMS Current Rating per Strobe Setting (see Note 2 below) | | **15 cd** | **30 cd** | **75 cd** | **110 cd** |
| | | | **60 mA** | **94 mA** | **186 mA** | **252 mA** |
| | Reference RMS Currents at other voltages | 18 VDC | 53 mA | 84 mA | 165 mA | 224 mA |
| | | 24 VDC | 40 mA | 63 mA | 124 mA | 168 mA |
| **Ceiling Mount** | Housing Dimensions (with lens) | | 4-3/4" L x 2-5/16" W x 2-5/8" D (121 mm x 75 mm x 67 mm) | | | |
| | Maximum RMS Current Rating per Strobe Setting (see Note 2 below) | | **15 cd** | **30 cd** | **75 cd** | **110 cd** |
| | | | **75 mA** | **125 mA** | **233 mA** | **316 mA** |
| | Reference RMS Currents at other voltages | 18 VDC | 67 mA | 111 mA | 207 mA | 281 mA |
| | | 24 VDC | 50 mA | 83 mA | 155 mA | 211 mA |

**NOTES:**

1. "Regulated 24 VDC" refers to the voltage range of 16 to 33 VDC per UL Standard 1971, *Signaling Devices for the Hearing Impaired*, changes effective May 1, 2004. This voltage range is the absolute operating range. Operation outside of this range may cause permanent damage to the strobe. Please note that 16 VDC is the lowest operating voltage that is allowed at the last appliance on the NAC under worst case conditions.
2. The maximum RMS current listed is the device nameplate rating. Strobe designs are constant wattage and the maximum RMS current rating occurs at the lowest allowable operating voltage. (RMS is root mean square and refers to the effective value of a varying current waveform.)

## Installation Reference, Surface or Semi-Flush Wall Mounting

Mounting is compatible with single gang, double gang, and 4" (102 mm) square boxes, 1-1/2" (38 mm) deep, by others
Wiring access hole
Wiring terminals
THIS END UP
Mounting Holes:
4" square (4)
Single gang (2)
Double gang (3)
FIRE
Transparent housing and lens assembly
Intensity selection plug, accessible only from rear of housing; factory setting is 15 cd
110
75
15
Removable cover (tool required)
Strobe intensity viewing slot

IMPORTANT! WALL MOUNT INSTALLATION HEIGHT REFERENCE
Bottom of lens is either even with, or slightly above bottom of compatible boxes
Electrical box outline
NFPA 72 requires that the entire lens be not less than 80" and not greater than 96" above the finished floor
80" (2.03 m) minimum

3
S4906-0001-4 9/2009

Appendix D: Simplex Fire Protection Cutsheets Page 28 of 36

## Ceiling Mount Strobe Installation Reference

Single gang box (Wiremold V5744S) 2-1/4" (57 mm) deep, supplied by others
Handy box, 1-1/2" ( 38 mm) deep (RACO 650 or equal) or single gang box, 2-1/2" (64 mm) deep (RACO 519 or equal) supplied by others
Also can be attached to boxes mounted to drop ceiling T-bar with clips (ERICO No. 512 or equal)
4905-9910 Adapter Plate, required for surface mount with handy box unless using the 4905-9926 wire guard
Ceiling mount strobe
Optional 4905-9926 wire guard with mounting plate
FIRE
Strobe intensity viewing slot
Intensity selection plug, accessible only from rear of lens housing; factory setting is 15 cd

## Wall Mount Installation Reference; Adapter Plate, Guard, and Adapter Skirt

2975-9145 Box
FIRE
4905-9931 Adapter Plate
4905-9961 Optional Wire Guard (shown here for reference only, can be used on other mounting options)
4905-9931 Adapter Plate

Surface Mounting Reference with Optional Adapter Skirt and Optional Wire Guard
Surface mount conduit and box shown for reference
4" (102 mm) square box profile, 1-1/2" (38 mm) deep
Optional 4905-9961 Wire Guard
Strobe
Optional Surface Mount Adapter Skirt, 1-1/2" deep: 4905-9937, Red; 4905-9940, White (conduit knockouts are provided on all four sides)

*Tyco is a registered trademark of Tyco International Services GmbH and is used under license. Simplex, the Simplex logo, IDNet, TrueAlert, and SmartSync are trademarks of Tyco International Ltd. and its affiliates and are used under license. NFPA 72 and National Fire Alarm Code are registered trademarks of the National Fire Protection Association (NFPA).*

Simplex Tyco Safety Products Westminster • Westminster, MA • 01441-0001 • USA S4906-0001-4 9/2009
www.tycosafetyproducts-usa-wm.com

*© 2009 Tyco Safety Products Westminster. All rights reserved. All specifications and other information shown were current as of document revision date and are subject to change without notice.*

Appendix D: Simplex Fire Protection Cutsheets Page 29 of 36

**Simplex**

*UL, ULC, CSFM Listed;*
*FM Approved**

# True*Alert*® Multi-Candela Notification Appliances

## Weatherproof Notification Appliances (non-addressable) Wall Mount Visible Only (V/O) and Audible/Visible (A/V)

### Features

**Weatherproof 24 VDC notification appliances for extended temperature and extended humidity operation:**

- NEMA 3R rated enclosure with ratings for indoor or outdoor applications
- Rugged, high impact, flame retardant thermoplastic housings are available in red or white with clear lens
- Red housings are for indoor or outdoor applications and provide UV light stable color
- White housings are for indoor applications with limited UV light exposure
- Mounting is to matching weatherproof boxes (required), ordered separately
- Wiring terminals are accessible from the front of the housing providing easy access for installation, inspection, and testing

**Agency listings reference:**

- UL listed to Standard 1638 for outdoor applications with strobe rated at 75 cd (WP75)
- UL listed to Standard 1971 for indoor applications with strobe intensity selectable as 15, 60, or 75 candela; indoor applications are compatible with ADA requirements (refer to important installation information on page 4)
- Separate models are ULC listed to Standard S526 (strobes) and S525 (horns) for outdoor applications with strobe intensity selectable as 5, 20, or 30 candela (available in red only)

**Operation details:**

- A visible intensity selection jumper is secured behind the strobe housing
- Polarized input allows connection to compatible reverse polarity, supervised notification appliance circuit (NAC)
- Regulated circuit design ensures consistent flash output and provides controlled inrush current
- A/V appliances have an efficient electronic horn

**Synchronized strobe compatibility:**

- Simplex® fire alarm control panels and NAC Extenders when selected to provide strobe synchronization or SmartSync™ two-wire control**
- Separate strobe Synchronization Modules or SmartSync Control Modules (SCMs) that convert conventional NAC inputs to a Smartsync output

**SmartSync two-wire operation provides:**

- Horns controlled separately from strobes on the same two-wire circuit, activated as Temporal pattern, March Time pattern (at 60 BPM), or on continuously

FIRE
FIRE
FIRE
FIRE

Weatherproof A/V (top) and Strobe (middle), side view of A/V on Weatherproof Mounting Boxes (bottom)

### Description

**Weatherproof multi-candela TrueAlert appliances** provide V/O and A/V SmartSync operation for indoor and outdoor, extended temperature and extended humidity applications. The enclosures are impact and vandal resistant and provide a convenient strobe intensity selection. Since each model can be selected for intensity output, on-site model inventory is minimized and changes encountered during construction can be easily accommodated.

### Strobe Intensity Selection

During installation, a selection plug at the back of the housing determines the desired strobe intensity. An attached flag with black letters on a yellow background allows the selected intensity to be seen at the side of the strobe lens.

* This product has been approved by the California State Fire Marshal (CSFM) pursuant to Section 13144.1 of the California Health and Safety Code. See CSFM Listing 7125-0026:331 for allowable values and/or conditions concerning material presented in this document. It is subject to re-examination, revision, and possible cancellation. Additional listings may be applicable; contact your local Simplex product supplier for the latest status. Listings and approvals under Simplex Time Recorder Co. are the property of Tyco Safety Products Westminster.

** Simplex multi-candela SmartSync two-wire horn/strobe appliance operation is protected under one or more of the following U.S. Patent Numbers: 5,559,492; 5,622,427; 5,865,527; 5,886,620; 6,281,789; 6,954,137; 7,005,971; and 7,006,003.

S4906-0010-2 12/2009

Appendix D: Simplex Fire Protection Cutsheets Page 30 of 36

## Strobe Application Reference

Proper selection of weatherproof notification is dependent on occupancy, location, local codes, and proper applications of: the *National Fire Alarm Code* (NFPA 72), ANSI A117.1; the appropriate model building code: BOCA, ICBO, or SBCCI; and the application guidelines of the Americans with Disabilities Act (ADA). Requirements may differ from indoor appliance applications, contact your local authority having jurisdiction (AHJ) to assist in determining requirements.

## SmartSync Two-Wire Control

SmartSync operation mode allows a two-wire circuit to provide the ability to activate both the horn and strobe on the same NAC and then allow the horn to be silenced while the strobe remains flashing. The horn operates as "on-until-silenced" while the strobe operation is "on-until-reset."

## SmartSync Control Sources

**SmartSync two-wire control is available from:**

- 4006, 4008, 4100U, and 4010 Fire Alarm Control Panels (refer to individual product data sheets for more information)
- 4009 IDNet NAC Extenders (refer to data sheet S4009-0002)
- SmartSync Control Module (SCM) Model 4905-9938 (refer to data sheet S4905-0003)
- Additional SmartSync compatible notification appliances include separate horns and combination horn/strobe notification appliances.

## Product Selection

**UL Listed TrueAlert Weatherproof Multi-Candela Notification Appliances**

| Model | Type | Housing | "FIRE" Lettering | Description | UL 1971 Intensity Rating | UL 1638 Intensity Rating |
|---|---|---|---|---|---|---|
| 4906-9105 | Strobe (V/O) | Red | White | UL listed weatherproof appliance with multi-candela strobe; requires weatherproof box below | 15, 60, or 75 cd | 75 cd (setting WP75) |
| 4906-9106 | | White | Red | | | |
| 4906-9131 | Horn/Strobe (A/V) | Red | White | | | |
| 4906-9132 | | White | Red | | | |

**ULC Listed TrueAlert Weatherproof Multi-Candela Notification Appliances**

| Model | Type | Housing | "FIRE" Lettering | Description | ULC Intensity Ratings |
|---|---|---|---|---|---|
| 4906-9113 | Strobe (V/O) | Red | White | ULC listed weatherproof appliance with multi-candela strobe; requires weatherproof box below | 5, 20, or 30 cd |
| 4906-9143 | Horn/Strobe (A/V) | | | | |

**Wall Mount Weatherproof Boxes (Required)**

| Model | Description | | Dimensions |
|---|---|---|---|
| 4905-9828 | Red | Surface Mount Weatherproof Mounting boxes | 5-1/2" H x 6-1/8" W x 1-5/8" D (140 mm x 156 mm x 41 mm) |
| 4905-9829 | White | | |

**Aftermarket Red Bilingual (French/English) Covers** (for field installation)

| Model | Description | |
|---|---|---|
| 4905-9832 | Red strobe (V/O) cover | White "FEU/FIRE" lettering |
| 4905-9833 | Red horn/strobe (A/V) cover | |

**Synchronization Module Reference** (refer to data sheet S4905-0003 for additional information)

| Model | Description | | Dimensions |
|---|---|---|---|
| 4905-9914 | Class B | Synchronized Flash Module; epoxy encapsulated with in/out 18 AWG (0.82 mm$^2$) wire leads, rated for 2 A NAC, requires 10 mA for power | 1-3/8" x 2-7/16" x 13/16" (35 mm x 62 mm x 20 mm) |
| 4905-9922 | Class A | | |
| 4905-9938 | SmartSync Control Module with Class B or Class A output; mounts in 4" (102 mm) square box | | 4" x 4-1/8" x 1-1/4" D (102 mm x 105 mm x 32 mm) |

2 S4906-0010-2 12/2009

Appendix D: Simplex Fire Protection Cutsheets Page 31 of 36

## Specifications

| | | |
|---|---|---|
| Rated Voltage Range | | Regulated 24 VDC; see Note 1 below |
| Flash Rate | | 1 Hz; Up to 24 synchronized strobes maximum per NAC |
| Temperature Range | UL 1971 Listed Rating | 32° to 122° F (0° to 50° C); selectable 15/30/75 cd |
| | UL 1638 Listed Rating | -31°F to 150°F (-35° C to 66°C); 75 cd rating |
| | ULC S526 & S525 Listed Rating | -40°F to 150°F (-40° C to 66°C); 5/20/30 cd rating |
| Humidity Range | UL 1971 Listed Rating | 10% to 93%, at 100° F (38° C) |
| | UL 1638, ULC S526, & ULC S525 | up to 98%, at 104 °F (40° C) |
| Wiring Connections | | Terminal blocks for 18 AWG to 12 AWG (0.82 mm² to 3.31 mm²); two wires per terminal for in/out wiring |

### Horn Output; Models 4906-9131, 4906-9132, & 4906-9143; UL & ULC Ratings as noted

| | | 16 VDC | | 24 VDC | | 33 VDC | |
|---|---|---|---|---|---|---|---|
| Output Sound Characteristics | | 2400 to 3700 Hz sweep, modulated at 120 Hz rate | | | | | |
| Horn Output Ratings @ 10 ft (3 m) (see Note 2) | Voltage | 16 VDC | | 24 VDC | | 33 VDC | |
| | Sound Type (see Note 2) | Steady | Coded | Steady | Coded | Steady | Coded |
| | UL 464 Reverberant Chamber | 80 dBA | 76 dBA | 83 dBA | 79 dBA | 86 dBA | 81 dBA |
| | ULC S525 Anechoic Chamber | 96 dBA | 96 dBA | 99 dBA | 99 dBA | 101 dBA | 101 dBA |

### Maximum RMS Current Ratings (see Note 3 below)

| Model | Intensity Selection/Temperature | UL 1971 Ratings (32° F to 122° F) 15 cd | 60 cd | 75 cd | UL 1638 Ratings 75 cd (WP75) 32° F to 150°F (0° C to 66°C) | -31° F to below 32°F (-35° C to 0° C) |
|---|---|---|---|---|---|---|
| V/O Models 4906-9105 & 4906-9106 | | 77 mA | 192 mA | 231 mA | 189 mA | 273 mA |
| A/V Models 4906-9131 & 4906-9132 | | 91 mA | 204 mA | 249 mA | 205 mA | 277 mA |

| Model | ULC S526/S525 Ratings per Intensity Selection 5 cd | 20 cd | 30 cd |
|---|---|---|---|
| V/O Model 4906-9113 | 115 mA | 270 mA | 295 mA |
| A/V Model 4906-9143 | 125 mA | 275 mA | 322 mA |

**NOTES:**

1. "Regulated 24 VDC" refers to the voltage range of 16 to 33 VDC per UL 1971 and UL 1638. This voltage range is the absolute operating range. Operation outside of this range may cause permanent damage to the strobe. Please note that 16 VDC is the lowest operating voltage that is allowed at the last appliance on the NAC under worst case conditions.
2. Coded values are typical of the output measured with a Temporal coded or a March Time coded pulse and with a sound level meter reading on a "fast" setting. Under the same test conditions, coded horn output "peak" sound level readings are typically 4 dBA higher. Anechoic horn output ratings are typically more representative of actual installed sound output
3. Currents of A/Vs are with horn on steady. The maximum RMS current listed is the device nameplate rating. Strobe designs are constant wattage and the maximum RMS current rating occurs at the lowest allowable operating voltage. (RMS is root mean square and refers to the effective value of a varying current waveform.)

## Dimension and Optional Cover Reference

5-3/8" (137 mm)
FIRE
5-9/16" (141 mm) between mounting holes
6-1/8" (156 mm)
4-11/32" (110 mm) total depth
1-21/32" (42 mm)
5-17/32" (140 mm) total height
4-1/2" (114 mm)
Optional Bilingual Covers (field installed)
FEU/FIRE
4905-9832
Strobe Cover (red)
FEU/FIRE
4905-9833
A/V Cover (red)

3

S4906-0010-2 12/2009

Appendix D: Simplex Fire Protection Cutsheets Page 32 of 36

## Weatherproof Appliance Installation Reference

**NOTE:** For detailed installation information, refer to Installation Instructions 579-857 for UL listed products, and Installation Instructions 579-885 for ULC listed products.

Perimeter gasket, pre-installed
Knockouts top, bottom, sides, and back; 5 total
Cover to mounting box mounting screws (3)
Weatherproof mounting box (required): 4905-9828, Red; 4905-9829, White
Housing (A/V shown)
Strobe intensity viewing slot
Housing to mounting box screws (2)
Intensity selection plug, accessible only from rear of housing:
WP75
75
60
UL Listed Models:
Models 4906-9105, 4906-9106, 4906-9131, and 4906-9132 ; factory setting is WP75, the UL 1638, 75 cd rating
Three (3) cover attachment tabs located bottom, left and right side
30
20
5
ULC Listed Models:
Models 4906-9113, 4906-9143 ; factory setting is 30 cd
FIRE
Standard cover (A/V shown)
Internal cover gasket is pre-installed

### IMPORTANT! INDOOR WALL MOUNT INSTALLATION HEIGHT REFERENCE

NFPA 72 requires that the entire lens be not less than 80" and not greater than 96" above the finished floor
81" (2.06 m) minimum to mounting tabs

| Polar Light Dispersion Reference, Each Intensity Selection; Percent of Rated Light Output at 77° F (25° C) | | | | | |
|---|---|---|---|---|---|
| Vertical Dispersion | | | Horizontal Dispersion | | |
| Angle Below Axis | UL 1971 Minimum | Typical Output | Angle from Axis | UL 1971 Minimum | Typical Output |
| 0 | 100% | 322% | 0 | 100% | 320% |
| 5 | 90% | 217% | ±5 | 90% | 214% |
| 10 | 90% | 166% | ±10 | 90% | 177% |
| 15 | 90% | 179% | ±15 | 90% | 175% |
| 20 | 90% | 210% | ±20 | 90% | 174% |
| 25 | 90% | 184% | ±25 | 90% | 170% |
| 30 | 90% | 149% | ±30 | 75% | 168% |
| 35 | 65% | 172% | ±35 | 75% | 157% |
| 40 | 46% | 189% | ±40 | 75% | 151% |
| 45 | 34% | 203% | ±45 | 75% | 138% |
| 50 | 27% | 152% | ±50 | 55% | 130% |
| 55 | 22% | 166% | ±55 | 45% | 121% |
| 60 | 18% | 166% | ±60 | 40% | 117% |
| 65 | 16% | 164% | ±65 | 35% | 109% |
| 70 | 15% | 163% | ±70 | 35% | 105% |
| 75 | 13% | 159% | ±75 | 30% | 98% |
| 80 | 12% | 138% | ±80 | 30% | 90% |
| 85 | 12% | 113% | ±85 | 25% | 78% |
| 90 | 12% | 88% | ±90 | 25% | 67% |

#### Horizontal Dispersion

top
-6 dB left side
-6 dB right side
-6 dB @85°
-3 dB @75°
-3 dB @65°
on-axis (0°) rated output

#### Vertical Dispersion

-9 dB top
-6 dB @75°
-3 dB @60°
on-axis (0°) rated output
minimal loss
-1 dB bottom

**A/V Sound Dispersion per ULC S525 (anechoic testing performed at 3 m (10 ft)**

| WP75 Intensity Selection Light Output Reference | | | | | |
|---|---|---|---|---|---|
| Angle | On-Axis | Vertical, Below Axis | | Horizontal, Left/Right of Axis | |
| | 0° | 45° | 90° | 45° | 90° |
| UL 1638 Minimum Candela Rating (over temperature range) | 75 | 35 | 10 | 32 | 15 |
| Typical Candela at 77° F (25° C) | 215 | 103 | 24 | 94 | 39 |

*Tyco is a registered trademark of Tyco International Services GmbH and is used under license. Simplex, the Simplex logo, IDNet, TrueAlert, and SmartSync are trademarks of Tyco International Ltd. and its affiliates and are used under license. NFPA 72 and National Fire Alarm Code are registered trademarks of the National Fire Protection Association (NFPA).*

S4906-0010-2 12/2009

Simplex
Tyco Safety Products Westminster • Westminster, MA • 01441-0001 • USA
www.tycosafetyproducts-usa-wm.com

© 2009 Tyco Safety Products Westminster. All rights reserved. All specifications and other information shown were current as of document revision date and are subject to change without notice.

Appendix D: Simplex Fire Protection Cutsheets Page 33 of 36

**Simplex**

# True*Alert*® Multi-Candela Notification Appliances

*UL, ULC, CSFM Listed; FM Approved; MEA (NYC) Acceptance**

Visible Notification Appliances with Speaker and Multi-Candela Strobe; Non-Addressable

## Features

**Speaker/visible (S/V) notification appliances with multi-tapped speaker and multi-tapped high intensity xenon strobe with synchronized flash:**

- Rugged, high impact, flame retardant thermoplastic housings are available for wall or ceiling mount
- Operation is compatible with ADA requirements (refer to important wall mount installation information on page 4)

**Wall mount S/V features:**

- Housings are available in red or white with clear lens with contrasting white or red "FIRE" lettering
- Covers are available separately to convert housing color

**Ceiling mount S/V features:**

- Housing is white with clear lens
- Red "FIRE" lettering is printed on two sides

**Audible notification appliance (speaker):**

- High quality voice and tone reproduction with taps for 1/4, 1/2, 1, or 2 W, at 25 or 70.7 VRMS
- Capacitor input for connection to supervised notification appliance circuits
- Speakers are wired separately from strobe wiring
- UL listed to Standard 1480

**Visible notification appliance (strobe):**

- 24 VDC xenon strobe; intensity is selectable as 15, 30, 75, or 110 candela with visible selection jumper secured behind strobe housing
- Strobes are activated from NACs selected to provide Simplex® strobe synchronization signals or from separate strobe Synchronization Modules that are available for Class B or Class A operation**
- Regulated circuit design ensures consistent flash output and provides controlled inrush current
- UL listed to Standard 1971

**Options for wall mounted S/Vs:**

- Red or white adapters to cover surface mounted electrical boxes
- Red adapter for mounting to Simplex 2975-9145 boxes
- Red wire guard

* Refer to page 2 for listing status of wire guards. This product has been approved by the California State Fire Marshal (CSFM) pursuant to Section 13144.1 of the California Health and Safety Code. See CSFM Listing 7320-0026:247 for allowable values and/or conditions concerning material presented in this document. It is subject to re-examination, revision, and possible cancellation. Accepted for use – City of New York Department of Buildings – MEA35-93E. Additional listings may be applicable; contact your local Simplex product supplier for the latest status. Listings and approvals under Simplex Time Recorder Co. are the property of Tyco Safety Products Westminster.

** Simplex two-wire strobe synchronization operation is protected by U.S. patent Nos. 5,559,492; 5,886,620; 6,741,164; and 6,954,137.

FIRE
FIRE
FIRE

Wall and Ceiling Mount S/Vs

## Description

**Multi-Candela TrueAlert S/Vs with speaker and synchronized strobe** provide convenient installation to standard electrical boxes with extensions. The enclosure designs are both impact and vandal resistant and provide a convenient strobe intensity selection. Since each model can be selected for strobe intensity output, on-site model inventory is minimized and changes encountered during construction can be easily accommodated.

**Wall mount** S/V housings are a one-piece assembly (including lens) that mounts to a 4" square electrical box with extension (see details on page 4). The cover can be quickly removed (a tool is required) and covers are available separately for color conversion.

**Ceiling mount** S/Vs also install using 4" electrical boxes with an extension (see details on page 4).

## Strobe Intensity Selection

During installation, a selection plug at the back of the housing determines the desired strobe intensity. An attached flag with black letters on a highly visible yellow background allows the selected intensity to be seen at the side of the strobe lens.

S4906-0003-6 2/2010

Appendix D: Simplex Fire Protection Cutsheets Page 34 of 36

## Synchronized Strobes

**Multiple Strobes.** When multiple strobes and their reflections can be seen from one location, synchronized flashes reduce the probability of photo-sensitive reactions as well as the annoyance and possible distraction of random flashing. The multi-candela strobes of these S/Vs are activated by NACs that provide the Simplex synchronization format. For additional information, refer to data sheet S4905-0003.

## Strobe Application Selection

Proper selection of visible notification is dependent on occupancy, location, local codes, and proper applications of: the *National Fire Alarm Code* (NFPA 72), ANSI A117.1; the appropriate model building code: BOCA, ICBO, or SBCCI; and the application guidelines of the Americans with Disabilities Act (ADA).

## Product Selection

### Wall Mount Multi-Candela S/Vs

| Model | Housing Color | "FIRE" Lettering | Description | Housing Dimensions with Lens |
|---|---|---|---|---|
| 4906-9151 | Red | White | Multi-tapped Speaker with Multi-Candela Synchronized Strobe; strobe intensity selectable as: 15, 30, 75, or 110 candela | 7-1/4" H x 5" W x 2-5/8" D (184 mm x 127 mm x 67 mm) |
| 4906-9153 | White | Red | | |

### Ceiling Mount Multi-Candela S/V

| Model | Housing Color | "FIRE" Lettering | Description | Dimensions |
|---|---|---|---|---|
| 4906-9154 | White | Red | Multi-tapped Speaker with Multi-Candela Synchronized Strobe; strobe intensity selectable as: 15, 30, 75, or 110 candela | Housing = 7-1/2" (191 mm) diameter, 1/2" (13 mm) deep<br>Strobe lens protrusion = 2-5/8" (67 mm) above speaker housing<br>Depth into box = 2-3/4" (70 mm) |

### Wall Mount S/V Adapters

| Model | Description | | Dimensions |
|---|---|---|---|
| 4905-9946 | Surface mount red adapter skirt | Required when mounting to surface mounted electrical box, 4" square, 1-1/2" deep with 1-1/2" deep extension | 7-3/4" H x 5-3/8" W x 3-3/16" D (197 mm x 137 mm x 81 mm) depth with S/V = 5-7/8" (149 mm) |
| 4905-9947 | Surface mount white adapter skirt | | |
| 4905-9903 | Adapter Plate, red, required to mount S/V on 2975-9145 | | 8-5/16" H x 5-3/4" W x 0.060" Thick (211 mm x 146 mm x 1.5 mm) |
| 2975-9145 | Mounting box, red, for surface or flush mount, requires adapter plate 4905-9903 (this box may be available for retrofit applications) | | 7-7/8" H x 5-1/8" W x 2-3/4" D (200 mm x 130 mm x 70 mm) |

### Wall Mount S/V Replacement Covers

| Model | Description | Dimensions |
|---|---|---|
| 4905-9996 | Red S/V cover with white "FIRE" lettering | 7-1/4" H x 5" W x 1-3/8" D (184 mm x 127 mm x 35 mm) |
| 4905-9997 | White S/V cover with red "FIRE" lettering | |

### Synchronized Flash Control Modules

| Model | Description | | Dimensions |
|---|---|---|---|
| 4905-9914* | Synchronized Flash Module, Class B (Style Y) operation | Epoxy encapsulated with in/out 18 AWG (0.82 mm2) wire leads, rated for 2 A NAC, requires 5 mA for power | 1-3/8" W x 2-7/16" L x 13/16" H (35 mm x 62 mm x 20 mm) |
| 4905-9922* | Synchronized Flash Module, Class A (Style Z) operation | | |

### Wall Mount S/V Wire Guard

| Model | Description | Dimensions |
|---|---|---|
| 4905-9998 | Wire guard with mounting plate, red, compatible with surface and semi-flush boxes (UL listed by Space Age Electronics Inc.) | 8-3/8" H x 6-1/16" W x 3-1/4" D (213 mm x 154 mm x 79 mm) |

### Ceiling Mount Tile Bridge

| Model | Description | Dimensions |
|---|---|---|
| 2905-9946 | Tile Bridge | See diagram on page 4 |

* Refer to data sheet S4905-0003 for additional flash control module information

S4906-0003-6 2/2010

2

Appendix D: Simplex Fire Protection Cutsheets Page 35 of 36

## S/V Specifications

| | | | | | |
|---|---|---|---|---|---|
| **Common Specifications** | | | | | |
| Environmental; Temperature and Humidity | | 32° to 122° F (0° to 50° C); 10% to 93%, non-condensing at 100° F (38° C) | | | |
| Connections | | Terminal blocks for 18 AWG to 12 AWG (0.82 mm² to 3.31 mm²); two wires per terminal for in/out wiring | | | |
| **Speaker Specifications** | | | | | |
| Input Voltage | | 25 or 70.7 VRMS, see Note 1 below | | | |
| Power Taps | | 1/4, 1/2, 1, and 2 W | | | |
| Frequency Response | Fire Alarm | 400 to 4000 Hz | | | |
| | General Signaling | 125 to 12 kHz | | | |
| Speaker Output Ratings @ 10 ft (3 m) (see Note 1 below) | Wattage Tap | **1/4 W** | **1/2 W** | **1 W** | **2 W** |
| | Reverberant Chamber, UL 1480Test | 76 dBA | 79 dBA | 82 dBA | 85 dBA |
| | Anechoic Chamber, 1 kHz Input, On-Axis | 87 dBA | 90 dBA | 93 dBA | 96 dBA |
| **Strobe Specifications** | | | | | |
| Rated Voltage Range | UL Listed Rating | Regulated 24 VDC; see Note 2 below | | | |
| | ULC Listed Rating | 20 VDC to 30 VDC per ULC S526-M878 | | | |
| Flash Rate and Synchronized NAC Loading | | 1 Hz; with up to 35 synchronized strobes maximum per NAC | | | |
| **Wall Mount** — Housing Dimensions (with lens) | | 7-1/4" H x 5" W x 2-5/8" D (184 mm x 127 mm x 67 mm) | | | |
| **Wall Mount** — Maximum RMS Current Rating per Strobe Setting (see Note 3 below) | | **15 cd** | **30 cd** | **75 cd** | **110 cd** |
| | | **60 mA** | **94 mA** | **186 mA** | **252 mA** |
| **Wall Mount** — Reference RMS Currents at other voltages | 18 VDC | 53 mA | 84 mA | 165 mA | 224 mA |
| | 24 VDC | 40 mA | 63 mA | 124 mA | 168 mA |
| **Ceiling Mount** — Housing Dimensions | | Speaker housing = 7-1/2" (191 mm) diameter, 1/2" deep (13 mm); lens protrusion above speaker housing = 2-5/8" (67 mm); depth into box = 2-3/4" (70 mm) | | | |
| **Ceiling Mount** — Maximum RMS Current Rating per Strobe Setting (see Note 3 below) | | **15 cd** | **30 cd** | **75 cd** | **110 cd** |
| | | **75 mA** | **125 mA** | **233 mA** | **316 mA** |
| **Ceiling Mount** — Reference RMS Currents at other voltages | 18 VDC | 67 mA | 111 mA | 207 mA | 281 mA |
| | 24 VDC | 50 mA | 83 mA | 155 mA | 211 mA |

**NOTES:**

1. Speakers are for connection to conventional fire alarm audio circuits. Anechoic speaker output ratings are typically more representative of actual installed sound output.
2. "Regulated 24 VDC" refers to the voltage range of 16 to 33 VDC per UL Standard 1971, *Signaling Devices for the Hearing Impaired*, changes effective May 1, 2004. This voltage range is the absolute operating range. Operation outside of this range may cause permanent damage to the appliance. Please note that 16 VDC is the lowest operating voltage that is allowed at the last appliance on the NAC under worst case conditions.
3. The maximum RMS strobe current listed is the device nameplate rating. Strobe designs are constant wattage and the maximum RMS current rating occurs at the lowest allowable operating voltage. (RMS is root mean square and refers to the effective value of a varying current waveform.)

## Speaker Directional Characteristics

Sound Pressure Level (dB) at 10 ft (3 m)
85
84
83
82
81
80
79
78
77
76
75
90 80 70 60 50 40 30 20 10 0 10 20 30 40 50 60 70 80 90
Angular Displacement (Degrees) on Horizontal Axis
2kHz
4kHz

S4906-0003-6 2/2010

3

Appendix D: Simplex Fire Protection Cutsheets Page 36 of 36

## Ceiling Mount S/V Installation Reference and Tile Bridge Dimensions

4" (102 mm) square, 1-1/2" (38 mm) deep box with 1-1/2" extension (by others)
Wiring input terminals and speaker tap selection are accessible from rear of speaker housing
FIRE
Strobe intensity viewing slot
Intensity selection plug, accessible only from rear of lens housing; factory setting is 15 cd

1/2" (13 mm)
2905-9946 Tile Bridge
0.024" thick sheet metal, folded with 1/2" lip each side
3-3/4" (95 mm) square cutout, centered on plate
23-11/16" (602 mm)
1/4" diameter (6 mm) holes, 4 places
6-11/16" (170 mm)
13-3/8" (340 mm)

## Wall Mount Installation Reference

Mounting to 2975-9145 Box
2975-9145 Box
4905-9903 Adapter Plate
Standard Electrical Box Mounting
4" (102 mm) square box, 1-1/2" (38 mm) deep, with a 4" square box extension, 1-1/2" deep, by others
Wiring input terminals and speaker tap selection are accessible from rear
Speaker assembly
Strobe assembly
Removable cover (tool required)
FIRE
Transparent housing and lens assembly
Intensity selection plug, accessible only from rear of housing; factory setting is 15 cd
Strobe intensity viewing slot

IMPORTANT ! INSTALLATION MOUNTING HEIGHT REFERENCE
2975-9145 box outline
4" square box outline
4" (102 mm)
1-1/2" (38 mm)
82" (2.1 m) minimum
78-1/2" (2 m) minimum
NFPA 72 requires that the entire lens be not less than 80" and not greater than 96" above the finished floor.

Surface Mounting Reference Showing Optional Wire Guard
Surface mount conduit and box shown for reference
4" (102 mm) square box profile, 1-1/2" (38 mm) deep with 1-1/2" extension
Optional 4905-9998 Wire Guard
S/V
Surface mount adapter skirt, 3-3/16" (81 mm) deep, required for this mounting method: 4905-9946, Red; 4905-9947, White (conduit knockouts are provided on all four sides)

*Tyco is a registered trademark of Tyco International Services GMBH and is used under license. Simplex, the Simplex logo, and TrueAlert are trademarks of Tyco International Ltd. and its affiliates and are used under license. NFPA 72 and National Fire Alarm Code are registered trademarks of the National Fire Protection Association (NFPA).*

S4906-0003-6 2/2010

*Tyco Safety Products Westminster • Westminster, MA • 01441-0001 • USA*
*www.tycosafetyproducts-usa-wm.com*

**Simplex**

*© 2010 Tyco Safety Products Westminster. All rights reserved. All specifications and other information shown were current as of document revision date and are subject to change without notice.*

LEED Overview

Appendix E: LEED Overview

LEED
By selecting a project that is LEED Certified a tenant can utilize SS Credit 1 -Site
Selection LEED CI -Commercial Interiors -and get the points allotted for that credit.
Tenant shall contact Building Management to obtain a copy or the LEED Certificate.
Following these pages is a summary of the LEED credits that are being submitted to the USGBC for the
Base Building.
Base Building LEED Credit Summary:
A. Sustainable Sites

1.	SS Prerequisite: Construction Activity Pollution Prevention
The project is located in downtown San Francisco, bounded by Third Street, Folsom Street, Hawthorne Street, Kaplan Lane and Clementina Street. The project will rehabilitate two of the existing buildings for commercial office use. The proposed erosion control measures for the project site include but are not limited to installing fiber rolls along the site perimeter, placing sediment barriers around each of the existing catch basins to minimize the sediment runoff, properly storing and handling waste and toxic materials, cleaning truck tires prior to exiting the site, and preventing chemicals from contaminating the site and surface waters.

In addition, the erosion control measures specify maintenance guidelines and inspection schedules to ensure that these measures are enforced and functioning properly. These standards are in conformance with local City of San Francisco standards.

2.	SS 1.0: Site Selection
This project is an urban infill site in downtown San Francisco and is not built upon prime farmland, on previously undeveloped land, on land identified as habitat, within 100 feet of any wetlands, or on public parkland. Documentation will show site location and image of existing building.

3.	SS 2.0: Development Density and Community Connectivity
The building being renovated is on a previously developed site close to the center of downtown San Francisco. Our documentation for this credit will show a density much greater than 60,000 sq. It. per acre net. In fact, the surrounding density is at least twice this number, which will be supported using the exemplary performance "double density" credit calculations allowed by CIR for this credit.

4.	SS 3.0: Brownfield Redevelopment
The LEED-CS 2.0 reference guide under SS Credit Brownfield Redevelopment lists Option 1 as:

Option 1: The project site was determined contaminated by means of an ASTM E1903-97 Phase II Environmental Site Assessment or a local Voluntary Cleanup Program.

Our project includes a local voluntary cleanup program to remediate all asbestos, lead paint, and PCBs in the existing structures. A February 2007 survey by the project environmental consultant identified extensive asbestos, lead paint, and PCB's which have subsequently been remediated at a cost of $5,015, 190.00. Documentation of the local program requirements and procedures and all remediation methods will be submitted with the credit submittal.

5.	SS 4.1: Alternative Transportation: Public Transportation Access
The project site is located within 1/2 mile of two public transit systems: the San Francisco Municipal Railway (MUNI) light rail system on Market Street and the Bay Area Rapid Transit (BART) underground rail system, also at Market Stree!. Also, a bus stop for several MUNI bus lines is located at the site.

6.	SS 4.3: Alternative Transportation: Fuel Efficient Vehicles
Seven (7) parking spaces will be set aside in "preferred" locations for low-emitting and fuel-efficient vehicles. This number is 5% of the total number of parking spaces provided-139 spaces.

7.	SS 4.4: Alternative Transportation: Parking Capacity
This project is providing no new parking. There currently exist 139 parking spaces, the exact number that will be provided in the renovated building basement parking area.

8.	SS 5.2: Site Development: Maximize Open Space
The project will follow the requirements of Option 3 for this credit since a zoning ordinance exists but there is no requirement for open space. The total project site area within the LEED boundary area is 69, 032 sq. ft. The total open space, both vegetated and hardscape, is 20,648 sq ft. and the building footprint is 48,384 sq ft. The vegetated area is 6,484 sq. ft. Since the project will earn SS Credit 2, pedestrian-oriented hardscape area may be counted toward the 20% requirement. The calculated percentage is 20,648/69,032 X 100% = 29.9%, with the vegetated area equal to 6,484120,648 X 100% = 31.4%. This meets the Option 3 requirement of a minimum of 20% eligible open space, of which a minimum of 25% is vegetated.

9.	SS 7.1: Heat Island Effect: Non-Roof
This project will utilize Option 2 for this credit. All parking is located underground.

10.	SS 7.2: Heat Island Effect: Roof
This project will utilize Option 1 for this credit. The entire roof area of both buildings being renovated, including penthouse roofs, will be covered with a new flat (low sloping) roof. The roofing materials will have an SRI of at least 78.

11.	SS 8.0: Light Pol/ution Reduction
All lighting is controlled by photosensors to shed loads in response to available daylight. All non-emergency interior lighting with a direct line of sight to any openings in the envelope will have its input power reduced by a minimum of 50% between 11:00 p.m. and 5:00 a.m. Exterior lighting will follow the requirements of Zone LZ4 (High for major city centers) and supporting calculations will demonstrate this.

12.	SS 9.0: Tenant Design &Construction Guidelines
The architects, Skidmore Owings & Merrill, will provide the owner, TMG Partners, with a document that can be copied for use by tenants. This document will provide the tenant with the necessary information to conform to the intentions and requirements of the sustainable design aspects of the building. The document will also assist the tenant by supplying design and construction guidelines to obtain a LEED-CI certification, should that be desired.

A. Water Efficiency

1.	WE 1.1: Water Efficient Landscaping: 50% Reduction
The design utilizes an irrigation controller which irrigates automatically based upon local weather data received on a daily basis. This controller receives a local ET (Evapotranspiration) rate download via satellite, and then calculates the new run times for each zone daily based on this ET rate. This is highly efficient because it irrigates for a duration long enough to replace the amount of ET from the previous day. The irrigation system uses drip and bubbler irrigation throughout rather than spray irrigation which increases efficiency. The plant materials have been classified as low water using plants throughout which reduce irrigation requirements. The combination of these design components will achieve the total 50% reduction.

2.	WE 3.1 & 3.2: Water Use Reduction
We anticipate the total water consumption of the project to be reduced by 45%, through the use of dual-flush water closets, low-flow urinals, and sensor-activated lavatories. This represents approximately 1.1 million gallons of water saved each year.
B. Energy and Atmosphere

1.	EA Prerequisite 1: Basic Commissioning
A Commissioning Authority has been selected in the design development phase that is independent of the project's design and project management. The agent shall:
•Complete the Owner's Project Requirements and Basis of Design,
•Ensure Commissioning requirements are incorporated into the construction documents Develop and implement a Commissioning plan
•Verify the installation and performance of the installed systems
•Complete a summary Commissioning report

The systems for be commissioned are the HVAC equipment and controls, lighting and controls, and domestic hot water systems.

2.	EA Prerequisite 2: Minimum Energy Performance
An eQuest energy model has been developed to simulate the energy performance of the building and proposed systems. The model results demonstrate compliance with the performance approach of ASHRAE Standard 90.1-2004.

3.	EA Prerequisite 3: Fundamental Refrigerant Management
None of the HVAC equipment for this project will use any CFC based refrigerants.

4.	EA 1.0: Optimize Energy Performance
The proposed systems for the building have been selected and the energy performance has been simulated using the eQuest energy model that was created to demonstrate minimum energy performance. The energy model results indicate an energy cost savings of 13%, which corresponds to 6 LEED points. Note that this project is using the EAc1 existing building percentages, not new construction percentages to determine the total number of EAc1 points achieved.

5.	EA 3.0: Enhanced Commissioning
A Commissioning Authority has been selected in the design development phase that is independent of the project's design and project management. The Commissioning Authority shall:
•Conduct a commissioning design review of the Owner's Project Requirements (OPR), Basis of Design (BOD), and design documents prior to the mid-construction documents phase.
•Back-check the review comments in the subsequent design submission.
•Review contractor submittals applicable to systems being commissioned for compliance with the OPR and BOD. This review shall be concurrent with AlE reviews and submitted Develop a systems manual that provides future operating staff the information needed to understand and optimally operate the commissioned systems.
•Verify that the requirements for training operating personnel and building occupants are completed.
•Review building operation within 10 months after substantial completion with O&M staff and occupants and will include a plan for resolution of outstanding commissioning-related issues.

6.	EA 4.0: Enhanced Refrigerant Management
The refrigerant for the main cooling equipment shall be R-134a. A calculation had been performed using the LEED online template to demonstrate that the chillers comply with this credit.

7.	EA 6.0: Green Power
Green energy certificates will be purchased by TMG Partners for 35% of the building's core and shell electrical consumption for two years, pending quotes from three green power providers.

C. Materials and Resources
1. MR Prerequisite: Storage & Col/ection of Recyclables
The city of San Francisco's recycling program requires that plastic, metals, paper, cardboard and glass to be collected together. The design of the building have provides space in the loading dock area for separated handling of general trash and the co-mingled recyclables.

1.	MR 1.1 & 1.2: Building Reuse: Maintain 50% of Existing Wal/s, Floors & Roof
The portion of the project at 680 Folsom St. involves the addition of two floors, a new glass and aluminum skin and a new seismic upgrade of the core including new sheer walls. Beyond these additions, the majority of the existing beams, columns, decks and floor slabs will remain. The portion of the project at 50 Hawthorne st. will reuse close to all of the existing structure and fagade. We anticipate the Total Percentage of Reuse to be 69%.

2.	MR 2.1 & 2.2: Construction Waste Management: 75% Diversion
Given the tight site constraints, Plant will employ a commingled waste management approach, with selected source separation for target materials such as steel, misc. metal, wood and cardboard, as appropriate. Plant has and will contract with waste service providers that will accept commingled waste and then take it to a sorting station for diversion from landfill.
By source separating select materials that typically achieve 90-100% diversion like the existing precast concrete wall panels, we will be able to ensure overall waste diversion exceeds 75%. Plant will require the waste service provider to furnish a monthly waste diversion summary to track our compliance with MR 2.2 as the job progresses. We will track waste diversion by weight.

3.	MR 4.1: Recycled Content
Based on our estimated calculations and using round numbers, the total building cost will be $81.8 million. Therefore, the default materials cost is $36.8 million, and the combined recycled content of major materials is worth $4.4 million. This is based mostly on the expected recycled content and cost of concrete, structural steel, metal decking, glass and aluminum curtain walls, insulation and gypsum board. The expected recycled content is 11.9%.

4.	MR 6.0: Certified Wood
All wood doors (the primary wood on the project) will be FSC certified, bringing the percentage of certified wood to almost 100%. The project will use a minimum of 50 % of wood-based materials and products, which are certified in accordance with the FSC's Principles and Criteria. The specifications will identify which products will be required to comply with the FSC certifications, and only manufacturers that can supply certified wood for those products shall be considered.

D. Indoor Environmental Quality

1.	EQ Prerequisite 1: Minimum IAQ Performance
The building's systems have been designed to provide outdoor air quality rates exceeding the requirements of ASHRAE Standard 62.1-2004.

2.	EQ 1.0: Outdoor Air Delivery Monitoring
Permanent monitoring equipment will be installed on all outdoor intakes to measure the outdoor air quality and send an alarm via the Building Management System (BMS) to the building operator in the event the conditions deviate from the set point by 10% or more. Flow grid air volume monitoring equipment and all accessories and controls wiring will be provided.

3.	EQ 3.0: Construction IAQ Management Plan
Plant will require compliance with SMACNA IAQ strategies and appropriate protection of absorptive materials from moisture intrusion in the Instructions to Bidders and Subcontracts. The five SMACNA strategies include: Source Control, Pathway Interruption, HVAC Protection, Housekeeping, and Scheduling. The general contractor will photo-document SMACNA compliance and provide a minimum of 18 photographs (at least 6 photos taken on three different occasions). The general contractor will identify the respective SMACNA approach used in each of the 18 photographs to be used for LEED compliance. We will not be using the mechanical system during construction and so MERV 8 filters will not be required to achieve this credit.

4.	EQ 4.3: Low-Emitting Materials: Carpet
The product will use low-emitting materials in all Carpet Systems

5.	EQ 5.0: Indoor Chemical and Po/lutant Source Control
The project will install permanent walk-off grilles at the two main lobby entrances. From the parking area at the basement level, a walk-off grille will be provided at the vestibule to the elevator. From the loading dock a walk-off mat will be provided into the circulation space for back-of-house. The building owner will provide an executed copy of a minimum 2-year service contraCt for bi-weekly mat service cleaning and replacement.
The basement parking areas and all janitors' closets containing chemicals will be exhausted to create negative pressure in those spaces with respect to adjacent occupied areas. The base building air handling systems will employ air filtration media that has a MERV of 13 or better.

6.	EQ 7.0: Thermal Comfort
The HVAC systems and building envelope have been designed to comply with the requirements of ASH RAE Standard 55-2004. The design set points are 75 F and 70F for summer and winter, respectively. Although not actively controlled, the systems will be capable of maintaining space humidity levels between 30 and 60% relative humidity. The allowable air speed in the space will be established using Figure 5.2.4.2 from ASHRAE Standard 55-2004. Selection of the envelope and internal shading devices has been performed to ensure the mean radiant temperature of the space will be within the acceptable range.

7.	EQ B.2: Daylight and Views: 90% of Spaces
The building has full height glazing at the whole perimeter. The typical office layout we propose consists primarily of open office, complemented with some offices and meeting rooms on the inner ring. As tested with this layout on a typical floor plate, this gives extensive views to the outside for more than 90% of the locations within the floor. Typical sections drawings will demonstrate this as part of the calculations for this credit.
F. Innovation & Design Process
The project will submit the following four innovation points:

1.	ID 1.1: Exemplary Pel10rmance on Water Use Reduction
We will substantially exceed the requirements of WE 3.1 and 3.2, by designing the system to reduce the total water consumption of the project by 45%.

2.	ID 1.2: Green Housekeeping
Green Cleaning Program: Building management intends to adopt a green cleaning policy. The green cleaning policy will include the use of sustainable cleaning systems, sustainable cleaning products, chemical concentrates and dilution systems, programs for the proper training of maintenance personnel, hand soaps not containing antimicrobial agents excepts where required by code, and cleaning equipment that reduces impacts on IAQ. The policy will be specifically included as requirements in the janitorial contract for the building. 100% of all bldg spaces including all tenant leased spaces will fall under this program and it will be included in the tenant lease requirements.

3.	ID 1.3: Materials Savings in Seismic Retrofit
Structural Design Innovation to Dramatically Reduce Material and Associated Embodied Energy.
680 Folsom is an existing 13 story steel frame building buitt in 1962. The building is being "recycled" and renovated by adding two stories vertically. We will use a new type of seismic retrofit system, "post tensioned shear walls", which will require much less concrete and steel to produce the required seismic strengthening as conventional systems. Not only is there a significant savings of material, but the associated embodied energy and C02 impact is greatly reduced.

4.	ID 1.4: Double Density for SS2,0
As noted in the narrative for SS-2.0, the location of the project site in the downtown area of San Francisco results in a very high development density for the site. Preliminary calculations and determinations from a variety of sources show that the double density will be easily achieved.

5.	ID 2.0: LEED Accredited Professional
Skidmore, Owings & Merrill LLP has team members assigned to this project who are LEED Accredited Professionals and are managing the LEED certification process.